UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
(Rule 14a-101)
SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934
Filed by the Registrant ☑
Filed by a Party other than the Registrant ☐
Check the appropriate box:

☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☑	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material under Rule 14a-12

SilverBow Resources, Inc.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check all boxes that apply):
☐	No fee required.
☑	Fee paid previously with preliminary materials.
☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11

May 9, 2022
Dear SilverBow Resources, Inc. Shareholder:
You are invited to attend the Special Meeting of the shareholders of SilverBow Resources, Inc. (“SilverBow”) to be held virtually on Tuesday, June 21, 2022 at 11:00 a.m. (Central Time) (the “Special Meeting”). At the Special Meeting, our shareholders will be asked to approve the issuance of shares of common stock, par value $0.01 per share, of SilverBow (the “Common Stock”), upon the consummation of the transactions contemplated by the Purchase and Sale Agreement, dated as of April 13, 2022 (the “Agreement”), by and among Sundance Energy, Inc., a Colorado corporation (“Sundance”), Armadillo E&P, Inc., a Delaware corporation (“Armadillo”), SEA Eagle Ford, LLC, a Texas limited liability company (“SEA” and together with Sundance and Armadillo, collectively, “Sellers” and each a “Seller”), and SilverBow Resources Operating, LLC (“Buyer”) and SilverBow (together with Buyer, the “Buyer Parties”), pursuant to which Buyer will acquire, directly or indirectly, all of Sellers’ right, title and interest in certain oil and gas properties and related assets located in Atascosa, La Salle, Live Oak and McMullen Counties, Texas (the “Transaction”). Buyer, SilverBow and Sellers may be referred to collectively as the “Parties” or individually as a “Party.” We refer to the proposal to approve the issuance of the shares of Common Stock in the Transaction, in accordance with the requirements of the applicable listing rules of the New York Stock Exchange, as the “Share Issuance Proposal.”
After careful consideration, the board of directors of SilverBow (the “SilverBow Board”) has unanimously determined that the Agreement and the transactions contemplated thereby, including the Transaction and the issuance of the shares of Common Stock in the Transaction, are advisable and in the best interests of SilverBow and its shareholders. The SilverBow Board unanimously recommends that SilverBow shareholders vote “FOR” the Share Issuance Proposal at the Special Meeting.
Based on the 30-day volume weighted average price of the Common Stock as of April 8, 2022, the total consideration for the Transaction under the Agreement is approximately $354,000,000, comprising (i) $225,000,000 in cash, subject to customary adjustments (the “Cash Consideration”), and (ii) 4,148,472 shares of Common Stock. Based upon the closing price of Common Stock of $34.83 on May 5, 2022, the total value of the consideration payable in the Transaction is approximately $369,000,000. Sellers may also receive up to $15,000,000 in contingent cash consideration based on crude price levels in 2022 and 2023. Subject to obtaining SilverBow shareholder approval of the Share Issuance Proposal, and satisfying certain other closing conditions, it is anticipated that the Transaction will be completed in June or July of 2022. This proxy statement provides you with detailed information about Sellers, Buyer Parties, the Transaction and the Agreement. Please give all of the information in this proxy statement your careful attention. Please pay particular attention to the section entitled “Risk Factors” beginning on page 14 for a discussion of the risks related to the Transaction and SilverBow following completion of the Transaction.
The Special Meeting will be conducted entirely on a virtual platform as further described in this proxy statement. Your vote is important to us, and whether or not you can virtually attend our Special Meeting, we urge you to review the accompanying materials, vote and submit your proxy as promptly as possible to ensure the presence of a quorum for the Special Meeting.
On behalf of the SilverBow Board, thank you for your support and trust as a shareholder of SilverBow.

Sincerely,
/s/ Sean C. Woolverton
Chief Executive Officer and Director

NOTICE OF SPECIAL MEETING OF SHAREHOLDERS
To be held Tuesday, June 21, 2022

A Special Meeting of shareholders of SILVERBOW RESOURCES, INC. (“SilverBow”) will be held virtually on Tuesday, June 21, 2022 at 11:00 a.m. (Central Time) (the “Special Meeting”). The Special Meeting will be virtual via a live webcast at www.virtualshareholdermeeting.com/SBOW2022SM; there will be no physical meeting location. Even though our meeting is being held virtually, shareholders will still have the ability to listen to, participate in, vote their shares and submit questions electronically during the Special Meeting. The Special Meeting will be held to approve the issuance of shares of common stock, par value $0.01 per share, of SilverBow (the “Common Stock”), upon the consummation of the transactions contemplated by the Purchase and Sale Agreement, dated as of April 13, 2022 (the “Agreement”), by and among Sundance Energy, Inc. (“Sundance”), Armadillo E&P, Inc. (“Armadillo”) and SEA Eagle Ford, LLC (“SEA” and together with Sundance and Armadillo, collectively, “Sellers” and each a “Seller”), and SilverBow Resources Operating, LLC (“Buyer”) and SilverBow (together with Buyer, the “Buyer Parties”), pursuant to which Buyer will acquire, directly or indirectly, all of Sellers’ right, title and interest in certain oil and gas properties and related assets located in Atascosa, La Salle, Live Oak and McMullen Counties, Texas (the “Transaction”). We refer to the proposal to approve the issuance of the shares of Common Stock in the Transaction, in accordance with the requirements of the applicable listing rules of the New York Stock Exchange, as the “Share Issuance Proposal.” The board of directors of SilverBow (the “SilverBow Board”), by unanimous vote, recommends that you vote “FOR” the Share Issuance Proposal.
A record of shareholders has been taken as of the close of business on May 2, 2022, and only shareholders of record at that time will be entitled to vote on the proposal up for approval at the Special Meeting, or any adjournment or postponement thereof. A complete list of shareholders will be available commencing June 10, 2022, and may be inspected during normal business hours by contacting our Investor Relations Department at 920 Memorial City Way, Suite 850, Houston, Texas 77024; by telephone at (281) 874-2700 or (888) 991-SBOW; or by email to info@sbow.com. This list will also be available online through the virtual Special Meeting platform during the meeting.

By Order of the Board of Directors,
/s/ Christopher M. Abundis
Executive Vice President, Chief Financial Officer, General Counsel and Secretary
May 9, 2022

Your Vote Is Important!

Whether or not you plan to virtually attend the Special Meeting, we urge you to vote and submit your proxy as promptly as possible to ensure the presence of a quorum for the Special Meeting. For additional instructions on voting your shares, please refer to the proxy materials.
Important Notice Regarding the Availability of Proxy Materials for the
Shareholder Meeting to Be Held On Tuesday, June 21, 2022
Your proxy card or voting instruction form will contain instructions on how to view our proxy materials for the Special Meeting on the internet. This proxy statement and SilverBow’s annual report to shareholders on Form 10-K are available at www.sbow.com.

TABLE OF CONTENTS

Page
PROXY STATEMENT	1
SUMMARY	7
RISK FACTORS	15
FORWARD-LOOKING STATEMENTS	19
THE SILVERBOW SPECIAL MEETING	21
THE TRANSACTION	24
THE AGREEMENT	43
THE REGISTRATION RIGHTS AGREEMENT	50
DESCRIPTION OF SILVERBOW CAPITAL STOCK	51
PRINCIPAL SHAREHOLDERS OF SILVERBOW AFTER THE TRANSACTION	56
MARKET PRICE AND DIVIDEND INFORMATION	56
UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION	57
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT OF SILVERBOW	70
ADDITIONAL INFORMATION	72
SHAREHOLDER PROPOSALS	73
INCORPORATION BY REFERENCE	74
ANNEX A - PURCHASE AND SALE AGREEMENT	A-1
ANNEX B - FINANCIAL STATEMENTS OF SUNDANCE ENERGY INC. AND ITS CONSOLIDATED SUBSIDIARIES, DESCRIPTION OF BUSINESS OF SUNDANCE ENERGY INC. AND ITS CONSOLIDATED SUBSIDIARIES (UNAUDITED) AND MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS (UNAUDITED)
B-1
ANNEX C - FAIRNESS OPINION OF BARCLAYS CAPITAL INC.	C-1
ANNEX D - VOTING AGREEMENT	D-1
ANNEX E - FORM OF REGISTRATION RIGHTS AGREEMENT	E-1

SILVERBOW RESOURCES, INC.
920 Memorial City Way, Suite 850
Houston, Texas 77024
(281) 874-2700
PROXY STATEMENT
for the
2022 SPECIAL MEETING OF SHAREHOLDERS
Solicitation
These proxy materials are being made available to the shareholders of SilverBow Resources, Inc. (“SilverBow,” “we” or “us”) beginning on or about May 9, 2022. The Board of Directors (the “SilverBow Board”) of SilverBow is soliciting your proxy to vote your shares of common stock, par value $0.01 per share, of SilverBow (the “Common Stock”) for the proposal up for approval at the virtual Special Meeting of shareholders (the “Special Meeting”). The Special Meeting will be held virtually at www.virtualshareholdermeeting.com/SBOW2022SM, on Tuesday, June 21, 2022 at 11:00 a.m. (Central Time). Holders of shares on May 2, 2022, the record date, are entitled to Notice (as defined below) and to vote at the Special Meeting or any adjournment thereof.
The SilverBow Board is soliciting proxies to give all shareholders the opportunity to vote on the matters that will be presented for approval at the Special Meeting. This proxy statement provides you with the information on these matters to assist you in voting your shares.
Attending the Special Meeting
To attend the Special Meeting, vote your shares and submit questions during the Special Meeting, visit www.virtualshareholdermeeting.com/SBOW2022SM and enter the control number included in your Notice of Internet Availability of Proxy Materials (“Notice”), voting instruction form or proxy card, or as otherwise provided to you by your broker, trustee or other nominee, as described below. Online access to the webcast will open approximately 15 minutes prior to the start of the Special Meeting.
If you are a registered holder, to attend the virtual meeting, vote your shares and submit questions during the meeting, you will need to have the 16-digit control number included in the Notice or the proxy card which you received. If you are a beneficial owner (shares held in street name) and your voting instruction form or Notice indicates that you may vote those shares through http://www.proxyvote.com website, then you may attend the virtual meeting, vote your shares and submit questions during the meeting using the 16-digit control number included on that instruction form or Notice. Otherwise, beneficial owners should contact their broker, trustee or other nominee (preferably at least five days before the Special Meeting) and obtain a “legal proxy” in order to be able to attend the virtual meeting, vote their shares and submit questions during the meeting.
We will endeavor to answer as many questions submitted by shareholders as time permits. We reserve the right to exclude or edit questions regarding topics that are unrelated or irrelevant to SilverBow’s business, related to nonpublic information of SilverBow, in furtherance of a shareholder’s personal interests or grievances, disrespectful or derogatory, or not a matter of interest to shareholders generally. If we receive substantially similar questions, we may group such questions together and provide a single response to avoid repetition.
Transaction and Voting Information
The following section provides answers to frequently asked questions about the Transaction and the Special Meeting. This section, however, only provides summary information. SilverBow urges you to carefully read the remainder of this proxy statement, including the annexes to this proxy statement, because the information in this section does not provide all of the information that might be important to you regarding the Transaction and the other matters being considered at the Special Meeting.
What is the Transaction?
Under the terms and subject to the conditions set forth in the Agreement, at closing, Buyer will acquire all of Sellers’ right, title and interest (the “Conveyed Interests”) in certain oil and gas properties and related assets

Proxy Statement	SilverBow Resources, Inc. | 1

located in Atascosa, La Salle, Live Oak and McMullen Counties, Texas and contracts as specified in the Agreement in exchange for total consideration (based on the 30-day volume weighted average price of the Common Stock as of April 8, 2022) of approximately $354,000,000, comprising (a) $225,000,000 in cash, subject to customary adjustments, and (b) 4,148,472 shares of Common Stock. Sellers may also receive up to $15,000,000 in contingent cash consideration based on crude price levels in 2022 and 2023.
What are the assets acquired in connection with the Transaction?
Buyer is acquiring 39,000 net acres in Atascosa, La Salle, McMullen and Live Oak counties, Texas with January 2022 net production of 11,100 Boe/d (84% liquids, 65% oil) from 239 gross wells.
Did SilverBow obtain new financing in connection with the Transaction or otherwise modify the terms of its existing sources of financing?
SilverBow plans to finance the Cash Consideration with borrowings under its revolving credit facility and cash on hand. As of the day of the Agreement, SilverBow’s borrowing base under its Credit Agreement was $525 million. Although unnecessary to fund the Transaction, SilverBow expects an increase in its Borrowing Base upon closing of the Transaction due to the increase in size of its oil and gas reserves.
What am I being asked to vote on?
The listing requirements of the New York Stock Exchange (the “NYSE”) require shareholder approval of certain issuances of our Common Stock equal to 20% or more of the then-outstanding voting power or then-outstanding number of shares of Common Stock. Because the shares of Common Stock being issued in the Transaction account for 24.6% of the outstanding number of shares of Common Stock as of April 13, 2022, we are asking for your vote in this matter and approval of the Share Issuance Proposal.
What is the SilverBow Board’s recommendation on how I should vote my shares?
The SilverBow Board recommends that you vote your shares “FOR” the Share Issuance Proposal.
What is required to consummate the Transaction?
For SilverBow to consummate the Transaction, SilverBow shareholders must approve the Share Issuance Proposal. The affirmative vote of the holders of a majority of the shares of Common Stock present in person or represented by proxy and entitled to vote at the Special Meeting, assuming a quorum is present, is required for the approval of the proposal. For more information, please see the sections entitled “The Special Meeting – Record Date, Quorum, Voting Requirements and Outstanding Shares.”
In addition to the requirement of obtaining such shareholder approval, each of the other closing conditions set forth in the Agreement must be satisfied or waived. For a more complete description of the closing conditions under the Agreement, please see the section entitled “The Agreement – Conditions Precedent to the Transaction.”
When does SilverBow expect to complete the Transaction?
Sellers and Buyer Parties are working to complete the Transaction as soon as reasonably possible. Sellers and Buyer Parties must first obtain the necessary approvals, including the approval of SilverBow’s shareholders of the Share Issuance Proposal, and satisfy the other closing conditions described in the Agreement. There can be no assurance as to whether all the conditions to the Transaction will be met, nor any prediction of the exact timing of the completion of the Transaction. It is possible Sellers and Buyer Parties will not complete the Transaction. SilverBow currently expects to complete the Transaction in June or July of 2022.
What are the material U.S. federal income tax consequences of the Transaction to me?
SilverBow shareholders will not exchange or surrender their shares of Common Stock in the Transaction or receive any separate consideration in the Transaction. Accordingly, SilverBow shareholders (excluding any of Sellers who also own Common Stock) will not recognize gain or loss as a result of the Transaction.
What risks should I consider in deciding whether to vote in favor of the proposal?
You should carefully review the section of this proxy statement entitled “Risk Factors,” which sets forth certain risks and uncertainties related to the Transaction and risks and uncertainties to which SilverBow’s business will be subject after the Transaction if it is completed.

2 | SilverBow Resources, Inc.	Proxy Statement

You may also obtain additional information about Sellers in documents SilverBow files with the U.S. Securities and Exchange Commission (“SEC”). See the section entitled “Additional Information.”
What is a proxy?
A proxy is your legal designation of another person or persons (the “proxy” or “proxies”) to vote on your behalf. By voting your shares as instructed in the materials you received, you are giving the designated proxies appointed by the SilverBow Board the authority to vote your shares in the manner you indicate on the accompanying proxy card.
We encourage you to read this proxy statement carefully, as it contains important information about the Share Issuance Proposal and the Special Meeting. Your vote is important. You do not need to attend the Special Meeting in person to vote. We encourage you to vote as soon as possible.
Who are the proxies appointed by the SilverBow Board of Directors for the Special Meeting?
The following officers of SilverBow have been appointed to act as proxies for SilverBow with respect to shares of our issued and outstanding Common Stock at the Special Meeting:

Sean C. Woolverton	Chief Executive Officer
Christopher M. Abundis	Executive Vice President, Chief Financial Officer, General Counsel and Secretary
Steven W. Adam	Executive Vice President and Chief Operating Officer

Who is qualified to vote?
You are qualified to receive Notice and to vote for the proposal up for approval at our Special Meeting if you own shares of Common Stock as of the close of business on our record date of May 2, 2022.
How many shares of Common Stock are entitled to vote for the proposal up for approval at the Special Meeting?
As of May 2, 2022, our record date, there were 16,850,478 shares of Common Stock issued, outstanding and entitled to vote for the proposal up for approval at the Special Meeting. Each share of Common Stock is entitled to one vote on each matter presented.
How can I participate in the virtual Special Meeting?
The Special Meeting will be conducted completely virtually via a live webcast at www.virtualshareholdermeeting.com/SBOW2022SM; there will be no physical meeting location. The virtual Special Meeting is expected to begin promptly at 11:00 a.m. (Central Time). Even though our meeting is being held virtually, shareholders will still have the ability to listen to, participate in, vote their shares and submit questions electronically during our virtual Special Meeting through the electronic platform. A “general questions” support line will be available the day of the meeting at www.virtualshareholdermeeting.com/SBOW2022SM, along with the Rules of Conduct for the meeting to ensure the meeting is informative and orderly.
What is the difference between holding shares as a shareholder of record and as a beneficial owner?
Many of our shareholders hold their shares through a broker, trustee or other nominee rather than having the shares of Common Stock registered directly in their own name. There are some distinctions between shares held of record and those owned beneficially that are summarized below.
Shareholder of Record - If your shares are registered directly in your name with our transfer agent, you are the shareholder of record of the shares of Common Stock. As the shareholder of record, you have the right to grant a proxy to vote your shares to SilverBow or another person, or to vote your shares online during the virtual Special Meeting.
Beneficial Owner - If your shares are held through a broker, trustee or other nominee, it is likely that they are registered in the name of the nominee and you are the beneficial owner of shares held in “street name.” As the beneficial owner of shares held for your account, you have the right to direct the registered holder to vote your shares as you instruct. Your broker, trustee or other nominee has provided a voting instruction card for you to use in directing how your shares are to be voted. As a beneficial owner, you also have the right to vote your shares

Proxy Statement	SilverBow Resources, Inc. | 3

online during the virtual Special Meeting. If you have any questions about your control number or how to obtain one, please contact the broker, trustee or other nominee that holds your shares.
How do I vote for the proposal up for approval at the Special Meeting?
Prior to the virtual Special Meeting, if you are a shareholder of record, you may vote using any of the following methods:
Via the Internet - You may vote by proxy via the internet by following the instructions provided in the Notice or proxy card accompanying the proxy materials you received. To vote via the internet prior to the virtual Special Meeting, please visit www.proxyvote.com and have your proxy card in hand, including the 16-digit control number, when you log onto the website.
By Telephone - Shareholders who have received printed copies of the proxy materials may vote by proxy by calling the number found on the proxy card accompanying the proxy materials you received. Please have the proxy card in hand when you call.
By Mail - Shareholders who have received printed copies of the proxy materials may vote by proxy by completing the proxy card accompanying the proxy materials you received by mail and returning it in the envelope provided.
If you are a beneficial owner whose shares are held in “street name,” you should refer to the instructions provided by the broker, trustee or other nominee that holds your shares.
During the virtual Special Meeting, you may vote using the following method:
Via the Internet - You may vote by proxy via the internet at the virtual Special Meeting by following the instructions provided in your Notice, voting instruction form or proxy card. To vote via the internet during the virtual Special Meeting, please visit the Special Meeting webcast at www.virtualshareholdermeeting.com/SBOW2022SM on Tuesday, June 21, 2022 at 11:00 a.m. (Central Time) and enter in the control number included in your Notice, voting instruction form or proxy card, or otherwise provided to you by your broker, trustee or other nominee, as described above, when you log onto the website.
What are other considerations in voting my shares?
In order to ensure that all votes are received, SilverBow recommends that you vote your shares in advance of the Special Meeting. This way your vote will be counted whether or not you later decide to electronically attend the meeting.
What is householding?
We follow an SEC-approved procedure known as “householding.” Under this procedure, only one copy of the proxy statement is being delivered to shareholders residing at the same address, unless the shareholders have notified SilverBow of their desire to receive multiple copies. This allows us to reduce the environmental impact of printing and providing proxy materials and associated printing and mailing costs.
If you received a householded mailing and would like additional copies of the proxy statement mailed to you, please contact Broadridge Financial Solutions, Inc. (“Broadridge”) by telephone at 1-800-579-1639, or by email at sendmaterial@proxyvote.com and include your control number in the subject line. Broadridge will promptly deliver any additional copies requested. If you would like to enroll in or withdraw from householding, please contact SilverBow’s transfer agent, American Stock Transfer & Trust Company (if you hold your shares “of record”) at 6201 15th Avenue, Brooklyn, New York 11219, help@astfinancial.com or 1-800-937-5449, or the broker, trustee or other nominee through which you hold your shares.
Householding is limited to accounts within the same bank or brokerage firm. Therefore, if you have accounts containing Common Stock at more than one brokerage firm, you may receive a copy of the proxy statement from each firm.

4 | SilverBow Resources, Inc.	Proxy Statement

How will my shares be voted if I do not specify how they should be voted?
If you vote by proxy, the individuals named on the proxy card (your “proxies”) will vote your shares in the manner you indicate. If you sign and return the proxy card without indicating your instructions, your shares will be voted “FOR” the proposal.
What is a quorum?
The holders of a majority of the voting power of the outstanding shares of Common Stock of SilverBow entitled to vote for the Share Issuance Proposal, either virtually represented by attendance at the meeting or represented by proxy, shall constitute a quorum for the Special Meeting. Abstentions are deemed as “present” during the Special Meeting and are counted for quorum purposes.
Can I change my vote after I have voted?
You may revoke your proxy and change your vote at any time before the final vote during the virtual Special Meeting. If you submit a vote and wish to change it prior to the Special Meeting, you may vote again via the internet or by telephone before the date and time that internet and telephone voting is no longer available, as set forth on your Notice, voting instruction form or proxy card. Only your latest internet or telephone proxy submitted prior to the Special Meeting will be counted. You may also change your vote by signing and returning a new proxy card or voting instruction form with a new date. You may also change your vote by attending the virtual Special Meeting and voting online during the meeting. If you are a beneficial owner, you should refer to any instructions provided by the broker, trustee or other nominee who holds your shares on how to revoke your proxy or change your vote.
What vote is required to approve the proposal? How are abstentions and broker non-votes treated?
Approval of the Share Issuance Proposal will require the affirmative vote of the holders of a majority of the shares of Common Stock present virtually or represented by proxy and entitled to vote at the Special Meeting, assuming a quorum is present.
Brokers who hold shares in “street name” for customers are required to vote those shares as the customers instruct. Under applicable rules, brokers are permitted to vote on “routine” matters even if they have not received voting instructions from their customers, but they are not permitted to vote on “non-routine” matters absent specific voting instructions from their customers. A “broker non-vote” occurs when a broker holds shares for a customer, which are present at the meeting, but lacks discretionary voting power with respect to a particular proposal because the customer has not given the broker instructions regarding how to vote those shares. The Share Issuance Proposal is considered a “non-routine” matter and consequently, brokers may not vote uninstructed shares on these proposals. Broker non-votes will not be considered present for quorum purposes and will not be entitled to vote on the Share Issuance Proposal. Abstentions shall be treated as present for purposes of determining the presence or absence of a quorum and will have the same effect as a vote against the matter.
Who pays the cost of this proxy solicitation?
The cost of preparing, printing and mailing the proxy materials and soliciting proxies is paid for by SilverBow. SilverBow will also request brokerage firms, banks, nominees, custodians and fiduciaries to forward proxy materials to the beneficial owners of shares of Common Stock as of the record date and will reimburse these entities for the costs of forwarding the proxy materials in accordance with customary practice. Your cooperation in promptly voting your shares will help to avoid additional expense.
Will Sellers be able to trade the shares of Common Stock that they receive in the Transaction?
The shares of Common Stock that Sellers receive in the Transaction will be “restricted securities” under state and federal securities laws and may not be sold, transferred, offered for sale, pledged, hypothecated, or otherwise disposed of without registration under the Securities Act of 1933, as amended (the “Securities Act”), and any applicable foreign and state securities laws, except under an exemption from such registration under the Securities Act and such laws. Pursuant to the terms of the Agreement, at the closing of the Transaction, SilverBow and Sellers or their designees will enter into a registration rights agreement (the “Registration Rights Agreement”) relating to the shares of Common Stock being issued in the Transaction. The Registration Rights Agreement provides that, within five business days after the closing date of the Transaction, SilverBow will prepare and file a

Proxy Statement	SilverBow Resources, Inc. | 5

registration statement to permit the public resale of the shares of Common Stock being issued in the Transaction. SilverBow has agreed to use commercially reasonable efforts to cause the registration statement to be continuously effective from and after the date it is first declared or becomes effective until all of the shares of Common Stock covered by the registration statement have been sold; provided that SilverBow’s obligations under the Registration Rights Agreement will terminate after two years if the shares of Common Stock covered by the registration statement can be sold without volume limitations or other restrictions under an exemption from registration. See “The Registration Rights Agreement.”
Is this proxy statement the only way the proxies are being solicited?
In addition to this solicitation by the SilverBow Board, employees of SilverBow may solicit proxies in person or by mail, delivery service or telephone without additional compensation. SilverBow has retained Alliance Advisors, LLC (“Alliance Advisors”) to act as a proxy solicitor in conjunction with the Special Meeting and to perform proxy watch services which includes monitoring and reporting on voting for the Special Meeting. SilverBow has agreed to pay this firm between $7,500 to $9,500, plus reasonable out-of-pocket expenses, for such proxy solicitation and watch services.

6 | SilverBow Resources, Inc.	Proxy Statement

SUMMARY
This summary highlights selected information from this proxy statement and may not contain all of the information that is important to you. To understand the Agreement and the Share Issuance Proposal more fully, you should carefully read this entire proxy statement, including its annexes. The Agreement is attached as Annex A to this proxy statement. We encourage you to read the Agreement completely, as it, and not this summary, is the legal document that governs the Transaction. You may obtain the information incorporated by reference in this proxy statement without charge by following the instructions under Additional Information beginning on page 72.
The Companies and Other Parties to the Agreement
SilverBow Resources, Inc.
SilverBow is an independent oil and gas company headquartered in Houston, Texas. SilverBow, originally founded in 1979 through its operating subsidiary, was organized as a Delaware corporation in 2016. SilverBow’s strategy is focused on acquiring and developing assets in the Eagle Ford Shale and Austin Chalk located in South Texas where SilverBow has assembled approximately 132,000 net acres across six operating areas. SilverBow’s acreage position in each of its operating areas is highly contiguous and designed for optimal and efficient horizontal well development.
The mailing address of SilverBow’s principal executive offices is 920 Memorial City Way, Suite 850, Houston, Texas 77024, and the telephone number of SilverBow’s principal executive offices is (281) 874-2700.
Sundance Energy, Inc.
Sundance Energy, Inc. (“Sundance”), a Colorado corporation, is a privately-held, onshore independent oil and natural gas company focused on the development, production and exploration of large, repeatable resource plays in North America. Its operations consist primarily of drilling and production from unconventional horizontal wells targeting the Eagle Ford formation in South Texas. For more information about Sundance’s business and operations and certain historical financial statements, please read Annex B to this proxy statement.
Armadillo E&P, Inc.
Armadillo E&P, Inc. (“Armadillo”) is an affiliate of Sundance.
SEA Eagle Ford, LLC
SEA Eagle Ford, LLC (“SEA”) is an affiliate of Sundance.
Summary of the Transaction
Under the terms and subject to the conditions set forth in the Agreement, at closing, SilverBow will acquire all of Sellers’ right, title and interest in certain oil and gas properties and related assets and contracts located in Atascosa, La Salle, Live Oak and McMullen Counties, Texas. Based on the 30-day volume weighted average price of the Common Stock as of April 8, 2022, the total consideration for the Transaction under the Agreement is approximately $354,000,000, comprising (i) $225,000,000 in cash, subject to customary adjustments, and (ii) 4,148,472 shares of Common Stock. Sellers may also receive up to $15,000,000 in contingent cash consideration based on crude price levels in 2022 and 2023. Upon closing of the Transaction, current SilverBow shareholders (after giving effect to the issuance of 1,300,000 shares of Common Stock expected to be issued pursuant to the Purchase and Sale Agreement between SilverBow and SandPoint Operating, LLC, dated as of April 13, 2022) will own approximately 81.4% of the outstanding shares of Common Stock and Sellers will own approximately 18.6% of the outstanding shares of Common Stock.
A copy of the Agreement is attached as Annex A to this proxy statement and is incorporated by reference herein. You are encouraged to read the Agreement in its entirety because it is the legal document that governs the Transaction. For a more complete discussion of the Transaction, see the sections entitled “The Transaction” and “The Agreement.”
The Special Meeting
The Special Meeting will be held will be held on Tuesday, June 21, 2022 at 11:00 a.m. (Central Time) virtually via a live webcast at www.virtualshareholdermeeting.com/SBOW2022SM; there will be no physical

Proxy Statement	SilverBow Resources, Inc. | 7

meeting location. Even though our meeting is being held virtually, shareholders will still have the ability to listen to, participate in, vote their shares and submit questions electronically during the Special Meeting. At the Special Meeting, and any adjournments or postponements thereof, SilverBow shareholders will be asked to consider and vote on the Share Issuance Proposal.
The SilverBow Board has fixed the close of business on May 2, 2022 as the record date for determination of SilverBow shareholders entitled to Notice and to vote at the Special Meeting and any adjournment or postponement thereof. The affirmative vote of the holders of a majority of the shares of Common Stock present virtually or represented by proxy and entitled to vote at the Special Meeting, assuming a quorum is present, is required for the approval of the Share Issuance Proposal. As of the close of business on the record date for the Special Meeting, there were 16,850,478 shares of Common Stock outstanding.
As of the close of business on the record date for the Special Meeting, directors and executive officers of SilverBow and their affiliates were entitled to vote 676,250 shares of Common Stock, or approximately 4% of the shares of Common Stock outstanding, excluding the shares of Common Stock covered by the Voting Agreement described below. SilverBow currently expects that SilverBow’s directors and executive officers will vote their shares in favor of the Share Issuance Proposal, although none of them individually has entered into any agreement obligating them to do so.
Agreement with SilverBow Shareholder
Concurrently with the execution of the Agreement, SilverBow entered into a voting agreement (the “Voting Agreement”) with SVMF 71 LLC (“SVMF 71”), an entity indirectly managed by Strategic Value Partners, LLC (“SVP”), pursuant to which SVMF 71 has agreed, among other matters and upon the terms and subject to the conditions set forth in the Voting Agreement, to vote all of its shares of Common Stock in favor of the Share Issuance Proposal and the other actions contemplated by the Agreement. As of April 14, 2022, SVMF 71 held 4,476,462 shares of Common Stock in the aggregate, or approximately 26.6% of the voting power of SilverBow. The Voting Agreement is attached to this proxy statement as Annex D.
Recommendation of the SilverBow Board
After careful consideration, the SilverBow Board has unanimously determined that the Agreement and the transactions contemplated thereby, including the Transaction and the issuance of the shares of Common Stock in the Transaction, are advisable and in the best interests of SilverBow and its shareholders. The SilverBow Board unanimously recommends that SilverBow shareholders vote “FOR” the Share Issuance Proposal at the Special Meeting.
For a more complete discussion of the recommendation, see “The Transaction – Reasons for the Transaction.”
Opinion of SilverBow’s Financial Advisor
SilverBow engaged Barclays Capital Inc. (“Barclays”) to act as its financial advisor with respect to the Transaction, pursuant to an engagement letter dated December 7, 2021. On April 11, 2022, Barclays rendered its oral opinion (which was subsequently confirmed in writing) to the SilverBow Board that, as of such date, from a financial point of view, and based upon and subject to the qualifications, limitations and assumptions stated in its opinion, the consideration to be paid by Buyer in the Transaction is fair to SilverBow.
The full text of Barclays’ written opinion is attached as Annex C to this proxy statement. Barclays’ written opinion sets forth, among other things, the assumptions made, procedures followed, factors considered and limitations upon the review undertaken by Barclays in rendering its opinion. You are encouraged to read the opinion carefully in its entirety.
Barclays’ opinion, the issuance of which was approved by Barclays’ Valuation and Fairness Opinion Committee, is addressed to the SilverBow Board, addresses only the fairness, from a financial point of view, of the consideration to be paid by Buyer in the Transaction and does not constitute a recommendation to any shareholder of SilverBow as to how such shareholder should vote with respect to the Transaction or any other matter. The terms of the Transaction were determined through arm’s-length negotiations between Sundance and SilverBow and were unanimously approved by the SilverBow Board. Barclays did not recommend any specific form of consideration to SilverBow or that any specific form of consideration constituted the only appropriate consideration for the Transaction. Barclays was not requested to address, and its opinion does not in any manner

8 | SilverBow Resources, Inc.	Proxy Statement

address, SilverBow’s underlying business decision to proceed with or effect the Transaction, the likelihood of the consummation of the Transaction, or the relative merits of the Transaction as compared to any other transaction in which SilverBow may engage. In addition, Barclays expressed no opinion on, and its opinion does not in any manner address, the fairness of the amount or the nature of any compensation to any officers, directors or employees of any parties to the Transaction, or any class of such persons, relative to the consideration to be offered to the shareholders of SilverBow in the Transaction. No limitations were imposed by the SilverBow Board upon Barclays with respect to the investigations made or procedures followed by it in rendering its opinion. For a more complete discussion of Barclays’ opinion, see the section entitled “The Transaction – Opinion of SilverBow’s Financial Advisor” and see the written opinion of Barclays attached as Annex C.
Material U.S. Federal Income Tax Considerations
SilverBow shareholders will not exchange or surrender their shares of Common Stock in the Transaction or receive any separate consideration in the Transaction. Accordingly, SilverBow shareholders (excluding any of Sellers who also own Common Stock) will not recognize gain or loss as a result of the Transaction.
Overview of the Agreement
Conditions to Completion of the Transaction
As more fully described in this proxy statement and in the Agreement, each Party’s obligation to consummate the Transaction depends on a number of conditions being satisfied (or, if permitted by applicable law, waived), including, among others:

•	approval of the Share Issuance Proposal by SilverBow shareholders;
•	the aggregate value of any title and environmental defects and the allocated value attributable to assets subject to unobtained preferential purchase rights and certain consents related to the assets being transferred being less than $48 million;
•	material performance by the other party of all of the obligations, agreements and covenants of the Agreement to be performed at or prior to the closing of the Transaction; and
•	the accuracy of representations and warranties made by the other Party in the Agreement (subject generally to a material adverse effect standard, with different standards applicable to certain representations and warranties).
For a more complete discussion of the conditions to completion of the Transaction, see the section entitled “The Agreement – Conditions Precedent to the Transaction.”
Termination of the Agreement
The Agreement may, by notice in writing given prior to the closing of the Transaction, be terminated on the earliest of any of the following, among other events:

•	by mutual written consent of SilverBow, on the one hand, and Sellers, on the other hand;
•	by either Sellers or Buyer Parties, if the Transaction is not consummated by September 2, 2022 or such later date as mutually agreed to by the Parties to the Agreement;
•	by Buyer Parties, on the one hand, or Sellers, on the other hand, if the Share Issuance Proposal is not approved by SilverBow’s shareholders at the Special Meeting or at any adjournment or postponement thereof at which a vote on the Share Issuance Proposal is taken;
•	by Sellers prior to the Special Meeting if the SilverBow Board has changed its recommendation to approve the Share Issuance Proposal; or
•	by Buyer Parties, on the one hand, or Sellers, on the other hand, if certain conditions to closing have not been satisfied by the other Party following notice and a cure period.
Upon termination in certain circumstances, a party may be entitled to liquidated damages or specific performance. For a more complete discussion of the Agreement, see the section entitled “The Agreement.”
Overview of the Registration Rights Agreement
At the closing, SilverBow will enter into the Registration Rights Agreement with Sellers or their designees (referred to as the “Restricted Shareholders”) receiving Common Stock in the Transaction in order to have the shares of Common Stock being issued in the Transaction included in a Form S-3. For a more detailed discussion

Proxy Statement	SilverBow Resources, Inc. | 9

of the Registration Rights Agreement, see the section entitled “The Registration Rights Agreement.” The Registration Rights Agreement is attached as Annex E to this proxy statement.
The Registration Rights Agreement provides that, within five business days after the closing date of the Transaction, SilverBow will prepare and file a shelf registration statement under the Securities Act covering the public offering of the shares of Common Stock issued in the Transaction and held by the Restricted Shareholders. SilverBow has agreed to use commercially reasonable efforts to cause the registration statement to be declared effective as soon as reasonably practicable after filing. SilverBow has agreed to cause the registration statement to be continuously effective from and after the date it is first declared or becomes effective until all of the shares of Common Stock covered by the registration statement have been sold; provided that SilverBow’s obligations under the Registration Rights Agreement will terminate after two years if the shares of Common Stock covered by the registration statement can be sold without volume limitations or other restrictions under an exemption from registration.
For a more complete discussion of the Registration Rights Agreement, see the section entitled “The Registration Rights Agreement.”
Expected Timing of the Transaction
SilverBow currently expects the closing of the Transaction to occur in June or July of 2022. However, as the Transaction is subject to the satisfaction or waiver of conditions described in the Agreement, it is possible that factors outside the control of SilverBow and Sellers could result in the Transaction being completed at an earlier time, a later time or not at all.
Accounting Treatment
In accordance with accounting principles generally accepted in the United States (“GAAP”), SilverBow expects to account for the Transaction as an asset acquisition under accounting principles generally accepted in the United States of America, as the assets and operations acquired in the Transaction do not meet the definition of a business under the FASB Accounting Standards Codification Topic 805, Business Combinations (referred to as “ASC 805”), since substantially all of the fair value of the assets acquired are concentrated in a single asset group. For a more detailed discussion of the accounting treatment of the Transaction, see the section entitled “The Transaction – Anticipated Accounting Treatment.”
Regulatory Approvals
The completion of the Transaction is subject to approval for listing of the shares of Common Stock to be issued in the Transaction on the NYSE, subject to official notice of issuance.

10 | SilverBow Resources, Inc.	Proxy Statement

Selected Historical Financial Data of SilverBow
The following information has been derived from SilverBow’s audited consolidated financial statements as of and for each of the years in the two-year period ended December 31, 2021. The following information is only a summary and does not provide all of the information contained in SilverBow’s financial statements. The historical financial information presented below should be read in conjunction with SilverBow’s consolidated financial statements and accompanying notes and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” included in SilverBow’s Annual Report and incorporated by reference in this proxy statement.

	Year Ended December 31,
(in thousands)	2021	2020
Revenues:
Natural gas, NGL and oil revenue	$407,200	$177,386

Operating expenses:
General and administrative, net	21,799	22,608
Depreciation, depletion, and amortization	68,629	64,564
Accretion of asset retirement obligations	306	354
Lease operating expense	27,206	21,360
Workovers	514	8
Transportation and gas processing	24,145	20,649
Severance and other taxes	19,307	10,514
Write-down of oil and gas properties	—	355,948
	161,906	496,005

Operating income (loss)	245,294	(318,619)
Interest expense, net	(29,129)	(31,228)
Gain (loss) on derivatives	(123,018)	61,304
Other expense, net	10	72
Income (loss) before income taxes	93,157	(288,471)
Provision (benefit) before income taxes	6,398	20,911
Net income (loss)	$86,759	$(309,382)

Net cash provided by operating activities	$215,726	$165,212
Net cash provided by (used in) investing activities	$(186,456)	$(115,331)
Net cash provided by (used in) financing activities	$(30,267)	$(49,121)

Capitalization
Total long-term debt	$372,825	$424,905
Total equity	292,532	91,033
Total capitalization	$665,357	$515,938
Total assets	$819,454	$583,135

Proxy Statement	SilverBow Resources, Inc. | 11

Selected Historical Financial Data of Sundance and its Consolidated Subsidiaries
The following information as of December 31, 2021 and 2020, and for each of the years in the two-year period ended December 31, 2021, has been derived from Sundance’s audited consolidated financial statements and accompanying notes contained in this proxy statement, which include the accounts of Sundance and its consolidated subsidiaries, including, SEA Eagle Ford, LLC, and Armadillo E&P, Inc. (as well as Sundance Energy Australia Limited and New Standard Energy PEL570 Limited, through January 2021, at which time they were dissolved). On April 19, 2021, Sundance and its consolidated subsidiaries satisfied all conditions required for effectiveness of their Joint Prepackaged Plan of Reorganization for Sundance Energy Inc. and its Affiliate Debtors under Chapter 11 of the Bankruptcy Code and emerged from Chapter 11 on April 23, 2021. References to “Successor” refer to Sundance and its consolidated subsidiaries and their financial position and results of operations after the Emergence Date. References to “Predecessor” refer to Sundance and its consolidated subsidiaries and their financial position and results of operations on or before the Emergence Date.

12 | SilverBow Resources, Inc.	Proxy Statement

	Successor	Predecessor
(in thousands)	For the Period April 23 through December 31, 2021	For the Period January 1 through April 22, 2021	Year ended December 31, 2020

Revenues:
Natural gas, NGL and oil revenue	$83,796	$34,812	$91,812
Operating expenses:
Lease operating and workover expense	22,849	9,794	25,206
Gathering, processing and transportation expense	15,416	2,761	20,341
Production taxes	5,614	2,369	5,442
Exploration expense	—	10	193
Depreciation, depletion and amortization expense	29,937	12,774	79,582
Impairment expense	—	—	331,877
General and administrative expense	5,899	10,770	22,141
Loss (gain) on commodity derivative financial instruments	28,140	15,546	(52,232)
Other expense (income), net	988	546	(2,784)
	108,843	54,570	429,766

Operating loss	(25,047)	(19,758)	(337,954)
Interest expense	(6,281)	(14,508)	(39,509)
Reorganization items, net	(556)	50,738	—
Realized foreign currency loss	—	(673)	—
Income (loss) before income taxes	(31,884)	15,799	(377,463)
Provision (benefit) before income taxes	—	(222)	(7,001)
Net income (loss)	$(31,884)	$16,021	$(370,462)

Net cash provided by (used in) operating activities	$(888)	$3,399	$33,051
Net cash used in investing activities	$(20,117)	$(3,844)	$(54,461)
Net cash provided by financing activities	$4,139	$16,724	$14,277

	Successor		Predecessor
	December 31, 2021		December 31, 2020
Capitalization
Long-term debt	$103,032		$—
Long-term debt — current portion	7,500		375,115
Total equity (deficit)	143,921		(16,746)
Total capitalization	$254,453		$358,369
Total assets	$347,635		$415,939

Proxy Statement	SilverBow Resources, Inc. | 13

Selected Unaudited Pro Forma Condensed Combined Financial Information
The following table presents summary unaudited pro forma condensed combined financial information about SilverBow’s financial condition and results of operations on a pro forma basis giving effect to the Transaction and, as applicable, the previously announced and closed acquisition from Teal Natural Resources, LLC and Castlerock Production, LLC (collectively, “Teal” and “Teal Transaction”), in which SilverBow acquired oil and gas assets in the Eagle Ford, as set forth in the unaudited pro forma financial statements.

The summary unaudited pro forma condensed combined financial information is derived from, and should be read in conjunction with, SilverBow’s consolidated financial statements and related notes incorporated by reference in this proxy statement, and the consolidated financial statements and related notes of Sundance included within this proxy statement and financial statements and related notes for the assets acquired in the Teal Transaction incorporated by reference in this proxy statement, together with the more detailed information as set forth in the unaudited pro forma financial statements and related notes included in this proxy statement. The summary unaudited pro forma condensed combined financial information set forth below has been presented for informational purposes only and is not necessarily indicative of what the combined financial condition or results of operations actually would have been had the applicable transaction been completed as of the dates indicated. In addition, the summary unaudited pro forma condensed combined financial information presented below does not purport to project the combined financial condition or operating results for any future period. Future results may vary significantly from the results reflected because of various factors, including those discussed in the section entitled “Forward-Looking Statements” included elsewhere in this proxy statement. The following selected unaudited pro forma condensed combined consolidated financial information should be read in conjunction with the section entitled “Unaudited Pro Forma Condensed Combined Financial Information” and related notes included in this proxy statement.

(in thousands)	Year Ended December 31, 2021
Unaudited Pro Forma Condensed Combined Statement of Operations:
Revenue	$556,989
Net income	$41,609

(in thousands)	As of December 31, 2021
Unaudited Pro Forma Condensed Combined Balance Sheet (at end of period):
Cash and cash equivalents	$621
Total assets	$1,233,431
Total debt	$585,325
Total stockholders' equity	$457,271

14 | SilverBow Resources, Inc.	Proxy Statement

RISK FACTORS
In addition to the other information contained or incorporated by reference in this proxy statement, including the matters addressed in the section of this proxy statement entitled “Forward-Looking Statements,” shareholders should carefully consider the risks described below relating to the Transaction and SilverBow following the Transaction. The risks and uncertainties described below are not the only ones SilverBow faces. Additional risks and uncertainties not presently known to SilverBow or that SilverBow currently considers immaterial may also impair SilverBow’s operations. If any of the following risks actually occur, SilverBow’s business, financial conditions and/or results of operations could be materially adversely affected, the trading price of the Common Stock could decline and a shareholder could lose all or part of his or her investment.
Risks Related to the Proposed Acquisition
There is no assurance as to when or if the Transaction will be completed. Failure to obtain required approvals necessary to satisfy closing conditions may delay or prevent completion of the Transaction.
The completion of the Transaction is subject to a number of closing conditions, some of which are out of SilverBow’s control, including the following:

•	approval of the Share Issuance Proposal by SilverBow shareholders;
•	the aggregate value of any title and environmental defects, and the allocated value attributable to assets subject to unobtained preferential purchase rights and certain consents related to the assets being transferred being less than $48 million;
•	material performance by the other Party of all of the obligations, agreements and covenants of the Agreement to be performed at or prior to the closing of the Transaction; and
•	the accuracy of representations and warranties made by the other Party in the Agreement (subject generally to a material adverse effect standard, with different standards applicable to certain representations and warranties).
For a more complete summary of the conditions that must be satisfied or waived prior to closing of the Transaction, see the section entitled “The Agreement – Conditions Precedent to the Transaction.”
SilverBow cannot be certain that its shareholders will approve the Share Issuance Proposal. SilverBow also cannot be certain when it and Sellers will be able to satisfy the other closing conditions or whether those closing conditions will be satisfied. If any of these conditions are not satisfied or waived prior to September 2, 2022, it is possible that the Agreement may be terminated. Although Sellers and Buyer Parties have agreed in the Agreement to use commercially reasonable efforts, subject to certain limitations, to complete the Transaction, these and other conditions to the completion of the Transaction may fail to be satisfied.
Current SilverBow shareholders will have a reduced ownership and voting interest in SilverBow after the Transaction and will exercise less influence over management.
The consideration for the Transaction payable at closing will include 4,148,472 shares of Common Stock. Upon closing of the Transaction, current SilverBow shareholders (after giving effect to the issuance of 1,300,000 shares of Common Stock expected to be issued pursuant to the Purchase and Sale Agreement between SilverBow and SandPoint Operating, LLC, dated as of April 13, 2022) will own approximately 81.4% of the outstanding shares of Common Stock and Sellers will own approximately 18.6% of the outstanding shares of Common Stock. Accordingly, the issuance of SilverBow shares to Sellers’ shareholders in the Transaction will reduce the relative voting power of current SilverBow shareholders. Consequently, SilverBow shareholders as a group will have less influence over the management and policies of SilverBow after the Transaction than prior to the Transaction.
Because the Transaction will be completed after the date of the Special Meeting, at the time of the Special Meeting, you may not know the exact value of the SilverBow shares that Sellers’ shareholders will receive upon completion of the Transaction.
The number of SilverBow shares to be issued in the Transaction is fixed and will not be adjusted for changes in SilverBow’s share price. Changes in the price of the Common Stock before the closing of the Transaction will affect the market value of the consideration that Sellers will receive at the closing. The price of the Common Stock at the closing of the Transaction may vary from its price on the date the Agreement was executed, on the date of this proxy statement and on the date of the Special Meeting. As a result, the value represented by

Proxy Statement	SilverBow Resources, Inc. | 15

the SilverBow shares to be issued, and therefore the total amount of the consideration to be paid, will also vary. These variations could result from changes in the business, operations or prospects of SilverBow before or following the Transaction, regulatory considerations, general market and economic conditions and other factors both within and beyond the control of Sellers or SilverBow. The Transaction may be completed significantly after the date of the Special Meeting. Therefore, at the time of the Special Meeting, SilverBow shareholders will not know with certainty the value of the SilverBow shares that will be issued upon closing of the Transaction.
The pendency of the Transaction could have an adverse effect on the trading price of the Common Stock and the business, financial condition, results of operations or business prospects for SilverBow and/or Sellers.
The pendency of the Transaction could disrupt SilverBow’s or Sellers’ businesses in the following ways, including:

•	third parties may seek to terminate or renegotiate their relationships with SilverBow or Sellers, or may delay or defer certain business decisions, as a result of the Transaction, whether pursuant to the terms of their existing agreements with SilverBow or Sellers or otherwise;
•	the attention of the SilverBow and Sellers’ management may be directed toward completion of the Transaction and related matters and may be diverted from the day-to-day business operations of their respective companies, including from other opportunities that otherwise might be beneficial to SilverBow and Sellers; and
•	the Agreement restricts SilverBow and Sellers from taking certain specified actions while the Transaction is pending without first obtaining written consent of the other Party, which may restrict SilverBow or Sellers from pursuing otherwise attractive business opportunities and making other changes to their businesses before completion of the Transaction or termination of the Agreement.
Should they occur, any of these matters could adversely affect the trading price of the Common Stock or harm the financial condition, results of operations or business prospects of SilverBow and/or Sellers.
Failure to complete the Transaction could negatively impact SilverBow’s share price and future business and financial results.
If the Transaction is not completed, SilverBow’s ongoing business may be adversely affected, and SilverBow may be subject to several risks, including the following:

•	having to pay certain costs relating to the Transaction, such as legal, accounting, financial advisor and other fees and expenses and, in certain circumstances, liquidated damages;
•	a potential decline in the price of the Common Stock to the extent that the current market price reflects a market assumption that the Transaction will be completed;
•	reputational harm due to the adverse perception of any failure to successfully complete the Transaction; and
•	having had the focus of the management of SilverBow on the Transaction instead of on pursuing other opportunities that could have been beneficial to SilverBow.
SilverBow has incurred and will continue to incur significant transaction costs in connection with the Transaction.
SilverBow expects to incur a number of nonrecurring transaction-related costs associated with completing the Transaction, combining the operations of the two organizations and achieving desired synergies. These fees and costs will be substantial. Nonrecurring transaction costs include, but are not limited to, fees paid to financial, legal and accounting advisors, filing fees and printing costs. Additional unanticipated costs may be incurred in the integration of Sellers’ and SilverBow’s businesses. There can be no assurance that the elimination of certain duplicative costs, as well as the realization of other efficiencies related to the integration of the two businesses, will offset the incremental transaction-related costs over time.
SilverBow’s financial estimates are based on various assumptions that may not be realized.

The financial estimates set forth in the forecasts for SilverBow, Sundance and SilverBow pro forma for the Transaction, included under the section “The Transaction – Unaudited Financial Projections of SilverBow,” were based on assumptions of, and information available to, the management of SilverBow when prepared and these estimates and assumptions are subject to uncertainties, many of which are beyond SilverBow’s control and may

16 | SilverBow Resources, Inc.	Proxy Statement

not be realized. Many factors mentioned in this proxy statement, including the risks outlined in this “Risk Factors” section and the events or circumstances described under “Forward-Looking Statements,” will be important in determining SilverBow’s future results. As a result of these contingencies, actual future results may vary materially from SilverBow’s estimates. In view of these uncertainties, the inclusion of financial estimates in this proxy statement is not and should not be viewed as a representation that the forecasted results will necessarily reflect actual future results.
These financial estimates were not prepared with a view toward public disclosure, and such financial estimates were not prepared with a view toward compliance with published guidelines of any regulatory or professional body. Further, any forward-looking statement speaks only as of the date on which it is made, and SilverBow undertakes no obligation, other than as required by applicable law, to update the financial estimates herein to reflect events or circumstances after the date those financial estimates were prepared or to reflect the occurrence of anticipated or unanticipated events or circumstances.
The financial estimates included in this proxy statement have been prepared by, and are the responsibility of, SilverBow. Moreover, neither SilverBow’s independent accountants, nor any other independent accountants, have compiled, examined or performed any procedures with respect to the prospective financial information presented for SilverBow, Sundance and SilverBow pro forma for the Transaction contained herein, nor have they expressed any opinion or any other form of assurance on such information or achievability thereof, and, accordingly, such independent accountants assume no responsibility for, and disclaim any association with, SilverBow’s prospective financial information. The reports of such independent accountants included or incorporated by reference herein, as applicable, relate exclusively to the historical financial information of the entities named in those reports and do not cover any other information in this proxy statement and should not be read to do so. See “The Transaction – Unaudited Financial Projections of SilverBow” for more information.
The opinion obtained by the SilverBow Board from Barclays does not and will not reflect changes in circumstances after the date of such opinion.
On April 11, 2022, Barclays delivered an oral opinion (which was subsequently confirmed in writing) to the SilverBow Board that, as of the date of such opinion, from a financial point of view, and based upon and subject to the qualifications, limitations and assumptions stated in its opinion, the consideration to be paid by Buyer in the Transaction is fair to SilverBow. Changes in the operations and prospects of SilverBow or Sellers, general market and economic conditions and other factors that may be beyond the control of SilverBow and Sellers, and on which the opinion of Barclays was based, may alter the value of SilverBow or Sellers or the price of the Common Stock by the time the Transaction is completed. SilverBow has not obtained, and does not expect to request, an updated opinion from Barclays. Barclays’ opinion does not speak to the time when the Transaction will be completed or to any date other than the date of such opinion. As a result, the opinion does not and will not address the fairness, from a financial point of view, of the consideration to be paid by Buyer in the Transaction pursuant to the Agreement at the time the Transaction is completed or at any time other than the date the written opinion was delivered. For a more complete description of the opinion that the SilverBow Board received from its financial advisor and a summary of the material financial analyses it provided to the SilverBow Board in connection with rendering such opinion, please refer to “The Transaction – Opinion of SilverBow’s Financial Advisor” and the full text of such written opinion included as Annex C to this proxy statement.
Risks Related to SilverBow Following the Transaction
The pro forma financial statements included in this proxy statement are based on various assumptions that may not prove to be correct, and they are presented for illustrative purposes only and may not be an indication of SilverBow’s financial condition or results of operations following the Transaction.
The pro forma financial statements contained in this proxy statement are based on various adjustments, assumptions and preliminary estimates and may not be an indication of SilverBow’s financial condition or results of operations following the Transaction for several reasons. See “Unaudited Pro Forma Condensed Combined Financial Information.” The actual financial condition and results of operations of SilverBow following the Transaction may not be consistent with, or evident from, these pro forma financial statements. In addition, the assumptions used in preparing the pro forma financial information may not prove to be accurate, and other factors may affect SilverBow’s financial condition or results of operations following the Transaction. Any potential decline in SilverBow’s financial condition or results of operations may cause significant variations in the price of the Common Stock.

Proxy Statement	SilverBow Resources, Inc. | 17

The failure to integrate successfully the assets acquired in the Transaction into SilverBow’s business in the expected timeframe would adversely affect SilverBow’s future results following the completion of the Transaction.
The success of the Transaction will depend, in large part, on the ability of SilverBow following the completion of the Transaction to realize the anticipated benefits, including operating synergies, from the acquired assets. SilverBow must successfully integrate the properties and assets into SilverBow’s business. This integration will be complex and time-consuming, and significant management attention and resources will be required to integrate the property and assets. Delays in this process could adversely affect SilverBow’s business, financial results, financial condition and share price following the Transaction.
Potential difficulties that may be encountered in the integration process include potential unknown liabilities and unforeseen expenses, delays or regulatory conditions associated with the Transaction and performance shortfalls at one or both of the companies as a result of the diversion of management’s attention caused by completing the Transaction. Even if SilverBow was able to integrate the assets successfully, there can be no assurance that this integration will result in the realization of the full benefits of synergies and operational efficiencies that may be possible from this integration and that these benefits will be achieved within a reasonable period of time.
The trading price of the Common Stock after the Transaction may be affected by factors different from those affecting the price of the Common Stock before the Transaction.
The results of operations of SilverBow, as well as the trading price of the Common Stock, after the Transaction may be affected by factors different from those currently affecting SilverBow’s results of operations and the trading price of the Common Stock. These factors include:

•	a greater number of shares of Common Stock outstanding as compared to the number of currently outstanding shares of Common Stock;
•	different shareholders; and
•	different assets and capital structure.
Accordingly, the historical trading prices and financial results of SilverBow may not be indicative of future trading prices of the Common Stock after the Transaction.
SilverBow’s future results will suffer if it does not effectively manage its expanded operations following the Transaction.
Following the Transaction, the size of SilverBow’s business will be larger than its current business. SilverBow’s future success depends, in part, upon its ability to manage this expanded business, which will pose substantial challenges for the management of SilverBow, including challenges related to the management and monitoring of new operations and associated increased costs and complexity. SilverBow can offer no assurance that it will be successful or will realize the benefits currently anticipated to result from the Transaction.
Other Risks Related to the Combined Company
In addition to the foregoing risks, SilverBow is, and will continue to be, subject to the risks described in SilverBow’s Annual Report on Form 10-K for the year ended December 31, 2021 (the “Annual Report”) and subsequently filed Quarterly Reports on Form 10-Q. All such reports are or will be filed with the SEC and are incorporated by reference in this proxy statement. See the section entitled “Additional Information.”

18 | SilverBow Resources, Inc.	Proxy Statement

FORWARD-LOOKING STATEMENTS
This proxy statement includes forward-looking statements intended to qualify for the safe harbors from liability established by the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act, and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). These forward-looking statements are based on current expectations and assumptions and are subject to a number of risks and uncertainties, many of which are beyond our control. All statements, other than statements of historical fact included in this proxy statement, including those regarding our strategy, future operations, financial position, estimated production levels, expected oil and natural gas pricing, estimated oil and natural gas reserves or the present value thereof, reserve increases, capital expenditures, budget, projected costs, prospects, plans and objectives of management are forward-looking statements. Any statements about the benefits of the Transaction or projections regarding SilverBow’s future financial condition, results of operations and business are also forward-looking statements. Without limiting the generality of the preceding sentence, certain statements contained in the sections entitled “The Transaction – Background of the Transaction,” “The Transaction – Reasons for the Transaction,” “The Transaction – Unaudited Financial Projections of SilverBow” and “The Transaction – Opinion of SilverBow’s Financial Advisor” may also constitute forward-looking statements. When used in this proxy statement, the words “could,” “believe,” “anticipate,” “intend,” “estimate,” “budgeted,” “guidance,” “expect,” “may,” “continue,” “predict,” “potential,” “project” and similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain such identifying words.
Important factors that could cause actual results to differ materially from our expectations include, but are not limited to, the following risks and uncertainties:

•	the risk that the Transaction may not be completed in a timely manner or at all, which may adversely affect SilverBow’s business and the price of the Common Stock;
•	risks associated with the failure to satisfy the conditions to the consummation of the Transaction, including the approval of the Share Issuance Proposal by SilverBow’s shareholders;
•	risks associated with the ability of SilverBow to successfully integrate the assets acquired in the Transaction;
•	risks associated with the ability of SilverBow to implement its plans, forecasts and other expectations with respect to the assets acquired in the Transaction and to realize the anticipated synergies and cost savings in the time frame anticipated or at all;
•	risks associated with the occurrence of any event, change or other circumstance that could give rise to the termination of the Agreement;
•	risks associated with the effect of the announcement or pendency of the Transaction on SilverBow’s or Sellers’ business relationships, operating results and business generally;
•	risks related to diverting management’s attention from SilverBow’s ongoing business operations;
•	risks associated with any legal proceedings that may be instituted related to the Agreement or the Transaction;
•	the severity and duration of world health events, including the novel coronavirus (“COVID-19”), related economic repercussions, including disruptions in the oil and gas industry;
•	the impact of war, international hostilities and other geopolitical events that contribute to volatility of oil and gas prices and uncertainty in world markets, including the Russian invasion of Ukraine;
•	actions by the members of the Organization of the Petroleum Exporting Countries (“OPEC”) and Russia (together with OPEC and other allied producing countries) with respect to oil production levels and announcements of potential changes in such level;
•	operational challenges relating to COVID-19 and efforts to mitigate the spread of the virus, including logistical challenges, protecting the health and well-being of our employees, remote work arrangements, performance of contracts and supply chain disruptions;
•	shut-in and curtailment of production due to decreases in available storage capacity or other factors;
•	volatility in natural gas, oil and NGL prices;
•	future cash flow and their adequacy to maintain our ongoing operations;
•	liquidity, including our ability to satisfy our short- or long-term liquidity needs;
•	our borrowing capacity, future covenant compliance, cash flow and liquidity;
•	operating results;
•	asset disposition efforts or the timing or outcome thereof;

Proxy Statement	SilverBow Resources, Inc. | 19

•	ongoing and prospective joint ventures, their structures and substance, and the likelihood of their finalization or the timing thereof;
•	the amount, nature and timing of capital expenditures, including future development costs;
•	timing, cost and amount of future production of oil and natural gas;
•	impairments on our properties due to lower commodity prices;
•	availability of drilling and production equipment or availability of oil field labor;
•	availability, cost and terms of capital;
•	timing and successful drilling and completion of wells;
•	availability and cost for transportation of oil and natural gas;
•	costs of exploiting and developing our properties and conducting other operations;
•	competition in the oil and natural gas industry;
•	general economic and political conditions;
•	opportunities to monetize assets;
•	our ability to execute on strategic initiatives;
•	effectiveness of our risk management activities including hedging strategy;
•	environmental liabilities;
•	counterparty credit risk;
•	governmental regulation and taxation of the oil and natural gas industry;
•	developments in world oil and natural gas markets and in oil and natural gas-producing countries; and
•	uncertainty regarding our future operating results; and other risks and uncertainties described in SilverBow’s public filings with the SEC, including its Annual Report.

Many of the foregoing risks and uncertainties, as well as risks and uncertainties that are currently unknown to us, are, and will be, exacerbated by COVID-19 and any consequent worsening of the global business and economic environment. New factors emerge from time to time, and it is not possible for us to predict all such factors. Should one or more of the risks or uncertainties described in this proxy statement occur, or should underlying assumptions prove incorrect, actual results and plans could differ materially from those expressed in any forward-looking statements.
All forward-looking statements speak only as of the date they are made. You should not place undue reliance on these forward-looking statements. Although we believe that our plans, intentions and expectations reflected in or suggested by the forward-looking statements we make in this proxy statement are reasonable, we can give no assurance that these plans, intentions or expectations will be achieved. We disclose important factors that could cause our actual results to differ materially from our expectations in this proxy statement and in Item 1A of our Annual Report. See the section entitled “Risk Factors.” These cautionary statements qualify all forward-looking statements attributable to us or persons acting on our behalf.
We undertake no obligation to publicly release the results of any revisions to any such forward-looking statements that may be made to reflect events or circumstances after the date of this proxy statement or to reflect the occurrence of unanticipated events.

20 | SilverBow Resources, Inc.	Proxy Statement

THE SILVERBOW SPECIAL MEETING
Date, Time and Place
The Special Meeting will be held on Tuesday, June 21, 2022 at 11:00 a.m. (Central Time). The Special Meeting will be virtual via a live webcast at www.virtualshareholdermeeting.com/SBOW2022SM; there will be no physical meeting location. Even though our meeting is being held virtually, shareholders will still have the ability to listen to, participate in, vote their shares and submit questions electronically during the Special Meeting.
Purpose of the Special Meeting
The purpose of the Special Meeting is to consider and vote on the Share Issuance Proposal. Under NYSE rules, as a company listed on the NYSE, SilverBow is required to obtain shareholder approval before the issuance of shares of Common Stock, or of securities convertible into or exercisable for shares of Common Stock, in connection with any transaction or series of related transactions if the number of shares of Common Stock to be issued is, or will be upon issuance, equal to or in excess of 20% of the number of shares of Common Stock outstanding before such issuance.
The aggregate number of shares of Common Stock to be issued in connection with the Transaction will exceed 20% of the shares of Common Stock outstanding before such issuance. For this reason, under the listing rules of the NYSE, SilverBow must obtain the approval of SilverBow shareholders for the issuance of the shares of Common Stock in the Transaction. Accordingly, SilverBow is asking its shareholders to approve the Share Issuance Proposal.
As of the date of this proxy statement, the SilverBow Board does not know of any business to be presented at the Special Meeting other than as set forth in the Notice accompanying this proxy statement. If any other matters should properly come before the Special Meeting, or any adjournment or postponement of the Special Meeting, it is intended that the shares of Common Stock represented by proxies will be voted with respect to such matters in accordance with the best judgment of the person(s) voting the proxies, pursuant to the discretionary authority granted to such person(s).
Recommendation of the SilverBow Board
After careful consideration, the SilverBow Board has unanimously determined that the Agreement and the transactions contemplated thereby, including the Transaction and the issuance of the shares of Common Stock in the Transaction, are advisable and in the best interests of SilverBow and its shareholders. The SilverBow Board unanimously recommends that SilverBow shareholders vote “FOR” the Share Issuance Proposal at the Special Meeting.
Record Date, Quorum, Voting Requirements and Outstanding Shares
The record date for determining persons entitled to receive Notice and vote at the Special Meeting is May 2, 2022. Only shareholders as of the close of business on the record date are entitled to receive Notice and vote at the Special Meeting, or any adjournment or postponement thereof, in the manner and subject to the procedures described in this proxy statement. The presence of shareholders, virtually or by proxy, holding at least a majority of the outstanding shares of Common Stock will be required to establish a quorum. The shareholders present virtually or by proxy at a duly called meeting at which a quorum is present may continue to transact business until adjournment, notwithstanding the withdrawal of enough shareholders to leave less than a quorum. Broker non-votes (i.e., shares held by a broker or nominee that are represented at the Special Meeting, but with respect to which such broker or nominee is not instructed to vote on a particular proposal and does not have discretionary voting power) will not be considered present for quorum purposes and will not be entitled to vote on the Share Issuance Proposal. Abstentions will be counted as present for purposes of determining whether there is a quorum and will have the same effect as votes against the Share Issuance Proposal.
To consummate the Transaction, SilverBow shareholders must approve the Share Issuance Proposal. The affirmative vote of the holders of a majority of the shares of Common Stock present virtually or represented by proxy and entitled to vote at the Special Meeting, assuming a quorum is present, is required for the approval of the proposal.
At the close of business on the record date, 16,850,478 shares of Common Stock were issued and outstanding.

Proxy Statement	SilverBow Resources, Inc. | 21

Each shareholder is entitled to one vote per Common Share held on all matters to come before the Special Meeting. Shares of Common Stock are the only securities of SilverBow which will have voting rights at the Special Meeting.
Voting by SilverBow’s Directors and Executive Officers
As of the close of business on the record date for the Special Meeting, directors and executive officers of SilverBow and their affiliates were entitled to vote 676,250 shares of Common Stock, or approximately 4% of the shares of Common Stock outstanding, excluding the shares of Common Stock covered by the Voting Agreement described below. SilverBow currently expects that SilverBow’s directors and executive officers will vote their shares in favor of the Share Issuance Proposal, although none of them individually has entered into any agreement obligating them to do so.
Voting Agreement
Concurrently with the execution of the Agreement, SilverBow entered into the Voting Agreement with SVMF 71, pursuant to which such shareholder has agreed, among other matters and upon the terms and subject to the conditions set forth in the Voting Agreement, to vote all of its shares of Common Stock in favor of the Share Issuance Proposal and the other actions contemplated by the Agreement. As of April 14, 2022, SVMF 71 held 4,476,462 shares of Common Stock in the aggregate, or approximately 26.6% of the voting power of SilverBow. Sellers are third party beneficiaries with respect to SVMF 71's obligations under the Voting Agreement. The Voting Agreement is attached to this proxy statement as Annex D.
The Voting Agreement will terminate upon the earliest to occur of:

•	the termination of the Agreement in accordance with its terms;
•	the consummation of the Transaction contemplated by the Agreement;
•	the date of any modification, waiver or amendment to the Agreement that increases the consideration payable thereunder or that would otherwise be adverse to SVMF 71; or
•	a change in recommendation by the SilverBow Board in accordance with the terms of the Agreement.
Voting by Proxy
Registered shareholders of SilverBow as of the close of business on the record date for the Special Meeting may vote by virtually attending the Special Meeting and voting in the meeting, or may authorize a proxy to vote by:

•	accessing the Internet website specified on the proxy card;
•	calling the toll-free number specified on the proxy card; or
•	signing and returning the proxy card in the postage-paid envelope provided.
A proxy card is being sent with this proxy statement to each shareholder of record as of the record date for the Special Meeting.
For shares held in “street name” through a stock brokerage account or through a bank or other nominee, holders should follow the voting instructions provided by the broker, bank or other nominee.
Revocation of Proxies
In addition to revocation in any other manner permitted by law, a SilverBow shareholder can revoke its proxy in one of the following ways:

•	filing a written revocation with the Corporate Secretary prior to the voting of such proxy;
•	giving a duly executed proxy bearing a later date; or
•	virtually attending the Special Meeting and voting at the meeting.

Attendance at the Special Meeting will not itself revoke a shareholder’s proxy.
If a SilverBow shareholder has instructed its broker to vote its shares, such shareholder must follow the broker’s procedure to change those instructions.

22 | SilverBow Resources, Inc.	Proxy Statement

Solicitation of Proxies
Proxies are being solicited by the SilverBow Board for use at the Special Meeting and any adjournment or postponement thereof. SilverBow is paying the costs of soliciting proxies. Upon request, SilverBow will reimburse brokers, banks, trusts and other nominees for reasonable expenses incurred by them in forwarding the proxy materials to beneficial owners of shares of the Common Stock.
In addition to soliciting proxies by mail, the SilverBow Board, SilverBow’s officers and employees, or its transfer agent, may solicit proxies on SilverBow’s behalf, personally or by telephone, and SilverBow has engaged a proxy solicitor to solicit proxies on its behalf by telephone and by other means. SilverBow expects the cost of Alliance Advisors, its proxy solicitor, to be between $7,500 and $9,500, plus reasonable, out-of-pocket expenses. A representative from Broadridge will serve as the inspector of election for the Special Meeting.

Proxy Statement	SilverBow Resources, Inc. | 23

THE TRANSACTION
This section and the section entitled “The Agreement” describe the background of the Transaction, including the Agreement. While SilverBow believes that these sections cover the material terms of the Transaction and the Agreement, they may not contain all of the information that is important to you. For a more complete understanding of the Transaction and the Agreement, you should read carefully this entire proxy statement, including the attached Annexes, and the other documents to which you are referred herein. See the section entitled “Additional Information.”
Background of the Transaction
The senior management of SilverBow and the SilverBow Board regularly review strategic opportunities to maximize shareholder value and further SilverBow’s strategic and operational objectives.
SilverBow is actively involved in acquisition and evaluation of oil and natural gas properties throughout the Eagle Ford Shale and Austin Chalk formations in South Texas. It conducts an on-going review of results in each area based on publicly available data and where available, company-specific data, in order to assess relative drilling economics and identify acquisition opportunities.
On June 5, 2020, SilverBow’s Chief Executive Officer, Sean Woolverton (“Mr. Woolverton”), and Sundance’s Chief Executive Officer, Eric McCrady (“Mr. McCrady”), conducted a phone conversation regarding a potential strategic business combination of SilverBow and Sundance. Shortly after the call, Sundance provided a mutual confidentiality agreement for SilverBow to sign (the “Confidentiality Agreement”).
Following June 5, 2020, SilverBow was invited by Sundance and its financial advisor to participate in a formal, marketed process regarding a potential strategic business combination with Sundance.
On June 11, 2020, SilverBow and Sundance entered into the Confidentiality Agreement.
Around June 18, 2020, SilverBow accessed the virtual data room created by Sundance (the “data room”) to evaluate the potential transaction and to begin performing diligence on Sundance and its assets.
On July 23, 2020, the SilverBow management team attended a question and answer session regarding contents of the data room with Sundance and its financial advisor.
On July 29, 2020, the SilverBow Board held a regular quarterly meeting with the SilverBow management team in attendance at which the SilverBow Board received information about a potential combination of SilverBow and Sundance from the SilverBow management team. The SilverBow Board instructed management to continue its diligence with respect to Sundance.
On August 4, 2020, the SilverBow Board held a meeting with representatives of SilverBow’s financial advisor and the SilverBow management team in attendance at which the SilverBow Board received additional information about a potential acquisition between SilverBow and Sundance from the SilverBow management team and a report on the diligence conducted. SilverBow’s financial advisor reviewed its preliminary financial analyses of the potential combination. Based upon such analysis and information, the SilverBow Board indicated support for the submission of a nonbinding proposal to acquire substantially all the assets of Sundance.
On August 6, 2020, by letter, SilverBow delivered to Sundance a nonbinding proposal to acquire substantially all the assets of Sundance in an at-the-market stock-for-stock transaction in which the common equity interest in Sundance was to be exchanged for Common Stock with a transaction enterprise value of $260 million.
On August 20, 2020, SilverBow was notified by representatives of its financial advisor that Sundance had received multiple competitive bids and wanted to continue discussions with SilverBow in addition to discussions with the other competitive bidders and requested to perform reverse due diligence on SilverBow.
On August 21, 2020, SilverBow and Sundance held an organizational call on Sundance’s reverse due diligence of SilverBow.
On September 10, 2020, representatives of SilverBow’s financial advisor received comments regarding the valuation in SilverBow’s nonbinding proposal.

24 | SilverBow Resources, Inc.	Proxy Statement

On September 16, 2020, representatives of SilverBow’s financial advisor received a process letter from Sundance’s financial advisor requesting final offers by September 24, 2020.
On September 23, 2020, the SilverBow Board held a meeting with representatives of SilverBow’s financial advisor and the SilverBow management team in attendance. Management provided an update on discussions with Sundance management. Representatives of SilverBow’s financial advisor reviewed its updated preliminary financial analyses of the potential combination, and the SilverBow Board indicated its support to submit a second nonbinding offer to Sundance.
On September 24, 2020, SilverBow delivered to Sundance a nonbinding proposal to acquire substantially all the assets of Sundance for an at-the-market stock-for-stock transaction for the common equity interest in Sundance in exchange for shares of Common Stock in SilverBow with a transaction enterprise value of $285 million.
On October 7, 2020, Sundance provided feedback to representatives of SilverBow’s financial advisor and management that the Sundance second lien group needed more time to evaluate the SilverBow offer.
On December 1, 2020, SilverBow’s financial advisor exited oil and gas investment banking and ceased to serve as SilverBow’s financial advisor.
On March 11, 2021, Sundance filed for bankruptcy protection under Chapter 11 of the U.S. Bankruptcy Code.
On April 23, 2021, Sundance exited bankruptcy as a reorganized company that was privately owned and not subject to SEC reporting obligations.
Following its exit from bankruptcy, Sundance optimized its staffing, streamlined its operations and commenced a new development program.
In July 2021, following a meeting of its board of directors, Sundance engaged Piper Sandler & Co. (“Piper Sandler”) and TD Securities (USA) LLC to explore the marketing of its assets.
On October 6, 2021, SilverBow was invited by Piper Sandler to participate in a marketed process conducted by Sundance to potentially sell substantially all the assets of the company.
On October 19, 2021, SilverBow and Sundance entered into an amendment to the Confidentiality Agreement dated June 11, 2020 to extend the term.
On October 26, 2021, the SilverBow Board held a regular quarterly meeting with the SilverBow management team in attendance at which the SilverBow Board received information from SilverBow management about the reopened marketed process being conducted by Sundance to potentially sell substantially all of the assets of the company.
On November 5, 2021, the data room was reopened, and SilverBow again began performing diligence on Sundance and its assets.
On November 16, 2021, Barclays Capital Inc. (“Barclays”), financial advisor to SilverBow, was granted access to the Sundance virtual data room and began due diligence.
On November 17, 2021, the SilverBow management team and representatives of Barclays met with representatives of Piper Sandler and Sundance management to discuss Sundance’s sale process and receive a presentation on Sundance’s business.
On December 6, 2021, SilverBow engaged Gibson, Dunn & Crutcher LLP (“Gibson Dunn”) to serve as counsel to SilverBow in connection with the Transaction.
On December 7, 2021, SilverBow and Barclays entered into an engagement letter to formally engage Barclays to act as its financial advisor with respect to the Transaction.
On December 13, 2021, the SilverBow Board held a meeting with the SilverBow management team and representatives of Barclays in attendance to discuss the proposed Transaction. Representatives of Barclays

Proxy Statement	SilverBow Resources, Inc. | 25

reviewed its preliminary financial analyses of the proposed Transaction. The SilverBow Board approved SilverBow submitting a nonbinding offer to Sundance.
On December 14, 2021, SilverBow delivered a nonbinding proposal to Sundance, including comments on Sundance’s auction draft of the Agreement. The nonbinding proposal included preliminary terms for the Transaction, including consideration of $225,000,000 in cash and $50,000,000 in shares of Common Stock. The proposal contemplated an underwritten high-yield bond offering by SilverBow to finance the Transaction and modifications to Sellers’ indemnity obligations, including the addition of a 12-month indemnity holdback for the amount of the deposit and expansion of the scope of claims for which Sellers will be required to indemnify Buyer, reduction of various materiality thresholds and caps, modifications to the description of the asset package, Sellers and Buyer representations and warranties and the pre-closing covenants of both parties. A portion of the Cash Consideration would be financed with a high-yield offering of senior notes by SilverBow.
On December 16, 2021, a call was held between the SilverBow management team and Piper Sandler to discuss Sundance’s response to SilverBow’s December 14, 2021 proposal.
On December 20, 2021, the SilverBow Board held a meeting with the SilverBow management team and representatives of Barclays in attendance at which the SilverBow management team provided an update on the potential Transaction, including that SilverBow had advanced to the second round of Sundance’s process. Representatives of Barclays reviewed its updated preliminary financial analyses of the proposed Transaction. The SilverBow Board also discussed the strategic rationale for the Transaction and approved the submission of a revised offer to Sundance.
On the same day, SilverBow delivered to Sundance a nonbinding proposal for the Transaction, including a purchase price of $330,000,000, consisting of $225,000,000 in cash, $85,000,000 in stock and a contingent payment of $20,000,000 based on commodity prices in 2022 and 2023.
On December 21, 2021, a call was held between the SilverBow management team and Piper Sandler on feedback from the board of directors of Sundance (the “Sundance Board”) regarding SilverBow’s December 20, 2021 proposal; during the call, Piper Sandler indicated Sundance’s preliminary acceptance of SilverBow’s offer, subject to further negotiation of certain terms.
On December 22, 2021, the SilverBow Board held a meeting with the SilverBow management team in attendance to discuss Sundance’s preliminary acceptance of SilverBow’s offer and the status of the documentation for the Transaction.
On December 28, 2021, Piper Sandler delivered Sellers’ counterproposal including two options to the SilverBow management team, including a revised draft of the Agreement and a proposal that Sellers would be offered a seat on the SilverBow Board. The counterproposal reflected two different options from Sundance with either a (i) a purchase price of $345,000,000, consisting of $225,000,000 in cash, $105,000,000 in equity, a covenant to assume Sellers’ hedges, and no contingent payment, or (ii) a purchase price of $355,000,000, consisting of $225,000,000 in cash, $95,000,000 in equity, no covenant to assume Sellers’ hedges and $35,000,000 contingent payment based on commodity prices. Under either option, the draft also included additional SilverBow covenants to address the issuance of shares and removed the indemnity holdback.
On December 30, 2021, the SilverBow Board held a meeting and the SilverBow management team and representatives of Barclays in attendance to discuss the counterproposal of Sundance, two options and updated financial and valuation information. Representatives of Barclays reviewed its updated preliminary financial analyses of the proposed Transaction. The SilverBow Board approved the submission of a revised, non-binding offer to Sundance.
On December 31, 2021, SilverBow delivered a revised proposal and a revised draft of the Agreement to Sellers which, among other things, included a proposed consideration mix of $225,000,000 in cash and $85,000,000 in stock, and increased the contingent payment to $25,000,000 based on commodity prices in 2022, 2023 and 2024. SilverBow also rejected Sellers’ board seat proposal, hedge assumption option and added a 90-day exclusivity period to continue the parties’ negotiations.
On January 4, 2022, a call was held between the SilverBow management team and Piper Sandler regarding feedback from the Sundance Board regarding SilverBow’s December 31, 2021 proposal.

26 | SilverBow Resources, Inc.	Proxy Statement

On January 8, 2022, SilverBow and representatives of Piper Sandler discussed the contingency payments, and representatives of Piper Sandler delivered a revised proposal and draft of the Agreements to SilverBow.
On January 11, 2022, the SilverBow Board held a meeting with the SilverBow management team in attendance to discuss Sundance’s counterproposal, including the proposed assumption of hedges. The SilverBow Board approved the submission of a revised, nonbinding offer to Sundance, that was provided through a revised draft of the Agreement and included consideration of $222,000,000 in cash and $95,000,000 in stock and a contingent payment of up to $15,000,000 based on commodity prices in 2022 and 2023, assumption of the hedge liability with a corresponding purchase price adjustment and the rejection of the Board representation proposal. Prior to the meeting, representatives of Barclays provided to the SilverBow management team and SilverBow Board its updated preliminary financial analyses of the proposed Transaction.
On January 14, 2022, SilverBow and Piper Sandler exchanged email communications on the status of SilverBow’s offer, and Piper Sandler communicated to Mr. Woolverton that the Sundance Board had agreed to proceed and to concede on its Board representation proposal.
On January 19, 2022, Piper Sandler, in-house lawyers of SilverBow and Sellers, Gibson Dunn and Kirkland & Ellis LLP (“Kirkland”), outside counsel for Sellers, held a telephonic meeting to introduce the outside counsel and in-house counsel of both parties.
On January 20, 2022, Kirkland and Gibson Dunn held a telephonic meeting to discuss the process for document progression and expected timing on various outstanding items. Kirkland later delivered Sellers’ revised draft of the Agreement to Gibson Dunn, which included an updated consideration mix of $221,600,000 in cash, $95,000,000 in shares of Common Stock and up to a $15,000,000 contingent payment. The draft also included Buyer’s assumption of the existing hedges of Sellers and a corresponding purchase price adjustment.
On January 23, 2022, Sellers’ in-house counsel provided Gibson Dunn with first drafts of Sellers’ property exhibits and disclosure schedules.
On January 26, 2022, Gibson Dunn delivered to Kirkland a revised draft of the Agreement, which contained, among other things, revisions based on Sellers’ disclosure schedules, and added covenants related to filing a proxy statement to obtain SilverBow shareholder approval, cooperation with respect to SilverBow’s financing plan and producing the financial statements required by SilverBow. Gibson Dunn also delivered to Kirkland an initial draft of the Registration Rights Agreement.
On January 31, 2022, SilverBow and Gibson Dunn held a telephonic meeting during which SilverBow provided information on the updated transaction structure, including a proposal to move $25,000,000 of consideration from equity to cash and a new financing plan that contemplated upsizing SilverBow’s second lien notes purchase agreement and no longer pursuing a high-yield bond offering. On the same date, Gibson Dunn contacted Kirkland to discuss related changes to be implemented in the draft of the Agreement.
On February 2, 2022, Kirkland delivered a revised draft of the Registration Rights Agreement.
On February 4, 2022, Kirkland delivered a revised draft of the Agreement, which contained, among other things, an acknowledgement that Sellers were reviewing the updated consideration mix and transaction structure.
On February 8, 2022, Gibson Dunn delivered a revised draft of the Agreement to Kirkland and an outline of the updated SilverBow plan to finance the Transaction by upsizing its second lien notes purchase agreement by $100,000,000 and upsizing its RBL credit facility to approximately $600,000,000 in connection with the upcoming borrowing base redetermination.
On February 10, 2022, the SilverBow Board held a meeting with the SilverBow management team in attendance to discuss the status of the Transaction, including the consideration mix and financing alternatives.
On February 14, 2022, Barclays provided SilverBow with materials disclosing certain relationships with SilverBow, Sundance and their respective affiliates and affiliates’ portfolio companies, as applicable.
On February 22, 2022, representatives of Barclays provided to the SilverBow management team and SilverBow Board its updated preliminary financial analyses of the proposed Transaction.

Proxy Statement	SilverBow Resources, Inc. | 27

On February 23, 2022, Mr. Woolverton and Mr. McCrady exchanged email communications regarding the status of the Transaction and feedback from the Sundance Board on valuation.
Also on February 23, 2022, the SilverBow Board held a regular quarterly meeting with the SilverBow management team in attendance at which it received an update on the status of the Transaction.
On February 25, 2022, Mr. Woolverton and Mr. McCrady exchanged email communications on the status of the Transaction, including that SilverBow had ceased working on the Transaction.
On March 10, 2022, March 18, 2022 and March 22, 2022, Mr. Woolverton and Mr. McCrady held phone calls on the status of the Transaction.
On March 23, 2022, Sundance submitted a counterproposal by email communications from Mr. McCrady to Mr. Woolverton, which included consideration of $225,000,000 in cash, 4,148,472 shares of Common Stock and contingent cash payments by SilverBow of up to $15,000,000 in aggregate based on crude prices in 2022 and 2023 and SilverBow’s assumption of Sellers’ hedge liability.
On March 24, 2022, SilverBow provided Gibson Dunn with updated terms for the Transaction that had been approved by Sellers’ board and that were being considered by the SilverBow Board. SilverBow also indicated that it would no longer seek to upsize its second lien notes purchase agreement.
On March 25, 2022, the SilverBow Board held a meeting with representatives of Barclays and the SilverBow management team and representatives of Barclays in attendance. Representatives of Barclays reviewed its updated preliminary financial analyses of the proposed Transaction.
On March 27, 2022, Barclays provided additional materials to the SilverBow management team in response to questions received at the SilverBow Board meeting.
On March 29, 2022, Gibson Dunn delivered a revised draft of the Agreement to Kirkland, which included implementation of the updated terms. From March 29, 2022 until the execution of the Agreement on April 13, 2022, outside counsel for the parties exchanged multiple drafts of the Agreement, the Registration Rights Agreement and other ancillary documents and negotiated outstanding items.
On March 31, 2022, Kirkland delivered a revised draft of the Agreement to Gibson Dunn, which included a reverse termination fee of 1.5% of the total purchase price that would be triggered by the failure of SilverBow to obtain the shareholder approval for the Transaction.
On April 6, 2022, Gibson Dunn delivered a revised draft of the Agreement to Kirkland, which included a reduced reverse termination fee of 1.0% of the total purchase price, triggered in the event the SilverBow Board changes its recommendation in favor of the Transaction prior to a Special Meeting, and a new termination fee of 1.0% of the total purchase price, payable to Buyer in the event Buyer terminates the Agreement based on Sellers breaching their representations, warranties or covenants under the Agreement.
On April 8, 2022, Sellers requested that SilverBow obtain and deliver a Voting Agreement from SVP, binding SVP to a vote in favor of the Transaction. On the same day, Kirkland delivered a revised draft of the Agreement to Gibson Dunn, which included additional triggers for the payment of varying amounts of reverse termination fees to Sellers and an increase to the accounting transition services fee.
Also on April 8, 2022, Barclays provided SilverBow with updated materials disclosing certain relationships with SilverBow, Sundance and their respective affiliates and affiliates’ portfolio companies, as applicable.
On April 9, 2022, Gibson Dunn delivered a revised draft of the Agreement to Kirkland that deleted the additional reverse termination fee triggers added in Kirkland’s April 8 draft of the Agreement and accepted Sellers’ proposal to increase the accounting transition services fee, which were agreed to in Kirkland’s revised draft of the Agreement delivered to Gibson Dunn on April 11, 2022.
On April 11, 2022, the SilverBow Board held a meeting with the SilverBow management team and representatives of Barclays in attendance. The SilverBow management team reviewed the financial terms of the Transaction, including the principal benefits of the Transaction. Representatives of Barclays reviewed its financial analyses of the proposed Transaction and rendered its oral opinion (which was subsequently confirmed in writing) to the SilverBow Board that, as of such date and based upon and subject to the qualifications, limitations and

28 | SilverBow Resources, Inc.	Proxy Statement

assumptions stated in its opinion, the consideration to be paid by Buyer in the Transaction is fair to SilverBow. Following further discussion regarding the Transaction, the SilverBow Board determined that the Transaction is advisable, fair to and in the best interests of SilverBow and its shareholders, and unanimously approved the Agreement and the associated agreements, and the transactions and agreements contemplated thereby (including the Transaction), and recommended approval of the issuance of the shares of Common Stock to the shareholders of SilverBow.
On April 11, 2022, Gibson Dunn delivered a draft of the Voting Agreement to Kirkland.
On April 13, 2022, the parties finalized and executed the Agreement and the Voting Agreement on the same day. The execution of the Agreement was publicly announced on the morning of April 14, 2022.
Reasons for the Transaction
By vote at a meeting held on April 11, 2022, the SilverBow Board unanimously determined that the Agreement and the transactions contemplated thereby, including the Transaction and the issuance of the shares of Common Stock in the Transaction, are advisable and in the best interests of SilverBow and its shareholders. The SilverBow Board unanimously recommends that SilverBow shareholders vote “FOR” the Share Issuance Proposal at the Special Meeting.
In evaluating the Transaction and the Agreement, the SilverBow Board consulted with the management of SilverBow and financial and legal advisors and, in reaching its decision to approve the Transaction and enter into the Agreement, the SilverBow Board considered a number of factors, including the following material factors which the SilverBow Board viewed as generally supporting its decision to approve the Transaction and the Agreement:

•	the SilverBow Board’s expectation that the Transaction would materially increase SilverBow’s production and proved developed reserves compared to SilverBow on a stand-alone basis;
•	the expected benefits associated with a large increase in inventory associated with the acquired assets, including the ability to drive synergies and optimize development plans;
•	the SilverBow Board’s belief that the Transaction would result in a meaningful increase in SilverBow’s free cash flow, compared to its operations on a stand-alone basis;
•	the terms of the Agreement, the Registration Rights Agreement, and the other agreements relating to the Transaction, including the respective representations, warranties, covenants and termination and indemnification rights of the Parties, and the fact that the terms of such agreements are favorable to SilverBow’s shareholders; and
•	the financial analyses reviewed and discussed with representatives of Barclays, as well as the oral opinion of Barclays rendered to the SilverBow Board on April 11, 2022, which opinion was subsequently confirmed by delivery of a written opinion to the effect that, based upon and subject to the qualifications, limitations and assumptions set forth therein, as of the date of such opinion, from a financial point of view, the consideration to be paid by Buyer in the Transaction is fair to SilverBow. For further discussion of Barclays’ opinion, see “– Opinion of SilverBow’s Financial Advisor” below.

In the course of its deliberations, the SilverBow Board also considered a variety of risks and other potentially negative factors concerning the Transaction, including the following:

•	the effect that the length of time from announcement of the Transaction until completion of the Transaction could have on the market price of Common Stock, SilverBow’s operating results and the relationship with SilverBow’s employees, shareholders, customers, suppliers, regulators and others who do business with SilverBow;
•	that the anticipated benefits of the Transaction may not be realized in full or in part or that the anticipated benefits may not be realized in the expected time frame;
•	that the attention of SilverBow’s senior management may be diverted from other strategic priorities to implement the Transaction and make arrangements for the integration of the acquired assets;
•	that the stock component of the consideration is fixed and will not fluctuate in the event that the market price of Common Stock changes between the date of the Agreement and the consummation of the Transaction;
•	the potential impact on the market price of the Common Stock as a result of the issuance of the stock component of the consideration;

Proxy Statement	SilverBow Resources, Inc. | 29

•	that forecasts of future financial results of SilverBow’s business after the Transaction are necessarily estimates based on assumptions and may vary significantly from future performance; and
•	other risks of the type and nature described under the section of this proxy statement entitled “Risk Factors.”
The foregoing discussion of the information and factors considered by the SilverBow Board is not meant to be exhaustive, but includes the material information, factors and analyses considered by the SilverBow Board in reaching its conclusions and recommendation in relation to the Transaction. The members of the SilverBow Board evaluated the various factors listed above in light of their knowledge of the business and the financial condition and prospects of SilverBow, taking into account the advice of SilverBow’s financial and legal advisors. In light of the variety of factors and amount of information that the SilverBow Board considered, the members of the SilverBow Board did not find it practicable to provide a specific assessment of, quantify or otherwise assign any relative weights to, the factors considered in determining their recommendation. Rather, the recommendation of the SilverBow Board was made after considering the totality of the information and factors involved. Individual members of the SilverBow Board may have ascribed different weight to different factors.
The foregoing discussion of the information and reasons considered by the SilverBow Board is forward-looking in nature. This information should be read in light of the reasons described under “Forward-Looking Statements.”
Unaudited Financial Projections of SilverBow
SilverBow does not as a matter of course publicly disclose forecasts as to future earnings and other financial performance beyond the current fiscal year, due to the unpredictability of the underlying assumptions and estimates. However, in connection with the due diligence review related to the Transaction, the management of SilverBow provided to Barclays, in connection with Barclays’ evaluation of the fairness, from a financial point of view, of the consideration payable in the Transaction, nonpublic, internal financial forecasts regarding each of SilverBow’s (including SilverBow’s forecasts pro forma for the Transaction) and Sellers’ anticipated future operations for the five fiscal years ending December 31, 2022 through 2026. The SilverBow Board considered these internal forecasts for purposes of evaluating the Transaction, and SilverBow has included a summary of these internal forecasts below to give SilverBow shareholders and investors access to certain nonpublic information that was furnished to its financial advisor.
SilverBow did not prepare these internal financial forecasts with a view toward public disclosure, nor were they prepared with a view toward compliance with published guidelines of the SEC, the guidelines established by the American Institute of Certified Public Accountants for preparation and presentation of financial forecasts, or GAAP. SilverBow is not including the summary of these internal financial forecasts below to influence your decision whether to vote for the Share Issuance Proposal and these internal forecasts do not give effect to the Transaction. Neither BDO USA, LLP, SilverBow’s independent accounting firm (“BDO USA”), Moss Adams LLP (“Moss Adams”) and Deloitte & Touche LLP ("Deloitte"), Sellers’ independent accounting firms for 2021 and 2020, respectively, nor any other independent accounting firm has examined, compiled or otherwise performed any procedures with respect to the prospective financial information contained in these financial forecasts and, accordingly, neither BDO USA, Moss Adams, Deloitte nor any other independent accounting firm has expressed any opinion or given any other form of assurance with respect thereto and no independent accounting firm assumes any responsibility for the prospective financial information. The BDO USA report incorporated by reference in this proxy statement and the Moss Adams report and Deloitte report attached to this proxy statement relate to the historical financial information of SilverBow and Sellers, respectively. Those reports do not extend to the financial forecasts and should not be read to do so.
SilverBow based these internal financial forecasts on numerous variables and assumptions (including, but not limited to, those related to industry performance and competition and general business, economic, market and financial conditions) that are inherently subjective and uncertain and are beyond the control of the management of SilverBow. Important factors that may affect actual results and cause these internal financial forecasts to not be achieved include, but are not limited to, risks and uncertainties relating to SilverBow’s business (including its ability to achieve strategic goals, objectives and targets over applicable periods) and Sellers’ business, industry performance, general business and economic conditions and other factors described in the “Risk Factors” section of SilverBow’s SEC filings incorporated by reference in this proxy statement as well as factors described in the “Risk Factors” and “Forward-Looking Statements” sections of this proxy statement. These internal financial forecasts also reflect assumptions as to certain business assumptions that are subject to change. As a result,

30 | SilverBow Resources, Inc.	Proxy Statement

actual results may differ materially from those contained in these internal financial forecasts. Accordingly, there can be no assurance that the forecasted results summarized below will be realized.
You should not regard the inclusion of a summary of these internal financial forecasts in this proxy statement as an indication that any of SilverBow, Sellers or their respective affiliates, advisors or representatives considered these internal financial forecasts to be predictive of actual future events, and these internal financial forecasts should not be relied upon as such. SilverBow, Sellers and their respective affiliates, advisors, officers, directors, partners and representatives can give you no assurance that projected results will be achieved and actual results could differ materially. Further, the inclusion of the financial forecasts in this proxy statement does not constitute an admission or representation by SilverBow or Sellers that this information is material. SilverBow, Sellers and their respective affiliates, advisors, officers, directors, partners and representatives undertake no obligation to update or otherwise revise or reconcile these internal financial forecasts. SilverBow, its affiliates, advisors, officers, directors, partners or representatives make no representation regarding SilverBow’s ultimate performance compared to the information contained in these internal financial forecasts or that the forecasted results will be achieved. Further, SilverBow has made no representation to Sellers, in the Agreement or otherwise, concerning these internal financial forecasts. SilverBow urges all shareholders to review SilverBow’s SEC filings for a description of SilverBow’s reported financial results.
The following forecasted financial information was prepared utilizing the following NYMEX strip pricing assumptions with respect to future commodity prices for crude oil and natural gas as of April 6, 2022:

	2022E (5/1 Effective Date)	2022E (Full Year)	2023E	2024E	2025E	2026E

NYMEX Strip Pricing (4/6/22)
WTI Oil ($/Bbl)	$95.32	$96.44	$85.96	$79.79	$75.00	$71.14
Henry Hub Natural Gas ($/MMBtu)	$6.09	$5.67	$4.78	$4.04	$4.01	$4.09
Note: “2022E (5/1 Effective Date)” represents NYMEX strip pricing average for months in 2022 after 5/1/22 effective date

The forecasts for standalone Sundance and SilverBow pro forma for the Transaction are based on SilverBow’s assumptions regarding current and prospective market conditions and its due diligence investigation of Sundance. The SilverBow management forecasts for standalone SilverBow, standalone Sundance and SilverBow pro forma for the Transaction also reflect SilverBow management’s expectations regarding, among other things, organic growth and the amounts and timing of related costs and potential economic returns; no unannounced acquisitions; outstanding debt during applicable periods; the availability and cost of capital; the cash flow from existing assets and business activities and the cash effect of income taxes; the level of production of crude oil and natural gas; and other general business, market and financial assumptions.

Prospective financial information regarding Sellers
($ in millions)	2022E	2023E	2024E	2025E	2026E

Daily Production (Mboe/d)	10.0	15.9	20.9	19.8	14.1
EBITDA[1]	$161	$264	$296	$250	$165
Cash Flow from Operations	$158	$261	$293	$250	$165
Unlevered Free Cash Flow[2]	$92	$135	$180	$172	$112
Note: Financials assume strip pricing as of 4/6/2022.
1 EBITDA, or Earnings before Interest, Taxes, Depreciation and Amortization, is calculated as earnings before interest, taxes, depreciation and amortization. EBITDA is a non-GAAP financial measure, as it excludes amounts, or is subject to adjustments that effectively exclude amounts, included in the most directly comparable measure calculated and presented in accordance with GAAP in financial statements. EBITDA is not in accordance with, or a substitute for, GAAP, and may be different from or inconsistent with non-GAAP financial measures used by other companies. EBITDA should not be considered in isolation or as a substitute for net income, operating income, cash flows from operating activities or any other measure of financial performance presented in accordance with GAAP or as a measure of a company’s profitability or liquidity.
2 Unlevered Free Cash Flow is calculated as EBITDA less capital expenditures and increase (decrease) in net working capital. This measure is not in accordance with, or a substitute for, GAAP, and may be different from or inconsistent with non-GAAP financial measures used by other companies. Unlevered Free Cash Flow should not be considered in isolation or as a substitute for cash flows from operating activities or any other measure of financial performance presented in accordance with GAAP or as a measure of a company’s profitability or liquidity.

Proxy Statement	SilverBow Resources, Inc. | 31

Prospective financial information regarding SilverBow
($ in millions)	2022E	2023E	2024E	2025E	2026E

Daily Production (Mboe/d)	43.6	56.5	65.4	73.9	71.5
EBITDA[1]	$397	$516	$551	$596	$587
Cash Flow from Operations	$377	$500	$536	$580	$573
Unlevered Free Cash Flow[2]	$237	$364	$381	$417	$413
Note: Financials assume strip pricing as of 4/6/2022.
1 EBITDA, or Earnings before Interest, Taxes, Depreciation and Amortization, is calculated as earnings before interest, taxes, depreciation and amortization. EBITDA is a non-GAAP financial measure, as it excludes amounts, or is subject to adjustments that effectively exclude amounts, included in the most directly comparable measure calculated and presented in accordance with GAAP in financial statements. EBITDA is not in accordance with, or a substitute for, GAAP, and may be different from or inconsistent with non-GAAP financial measures used by other companies. EBITDA should not be considered in isolation or as a substitute for net income, operating income, cash flows from operating activities or any other measure of financial performance presented in accordance with GAAP or as a measure of a company’s profitability or liquidity.
2 Unlevered Free Cash Flow is calculated as EBITDA less capital expenditures and increase (decrease) in net working capital. This measure is not in accordance with, or a substitute for, GAAP, and may be different from or inconsistent with non-GAAP financial measures used by other companies. Unlevered Free Cash Flow should not be considered in isolation or as a substitute for cash flows from operating activities or any other measure of financial performance presented in accordance with GAAP or as a measure of a company’s profitability or liquidity.

Prospective financial information regarding SilverBow Pro Forma for the Transaction
($ in millions)	2022E3	2023E	2024E	2025E	2026E

Daily Production (Mboe/d)	50.8	72.4	86.3	99.8	103.4
EBITDA[1]	$523	$797	$867	$922	$1,015
Cash Flow from Operations	$499	$780	$851	$906	$1,001
Unlevered Free Cash Flow[2]	$300	$508	$573	$559	$524

Note: Financials assume strip pricing as of 4/6/2022.
1 EBITDA, or Earnings before Interest, Taxes, Depreciation and Amortization, is calculated as earnings before interest, taxes, depreciation and amortization. EBITDA is a non-GAAP financial measure, as it excludes amounts, or is subject to adjustments that effectively exclude amounts, included in the most directly comparable measure calculated and presented in accordance with GAAP in financial statements. EBITDA is not in accordance with, or a substitute for, GAAP, and may be different from or inconsistent with non-GAAP financial measures used by other companies. EBITDA should not be considered in isolation or as a substitute for net income, operating income, cash flows from operating activities or any other measure of financial performance presented in accordance with GAAP or as a measure of a company’s profitability or liquidity.
2 Unlevered Free Cash Flow is calculated as EBITDA less capital expenditures and increase (decrease) in net working capital. This measure is not in accordance with, or a substitute for, GAAP, and may be different from or inconsistent with non-GAAP financial measures used by other companies. Unlevered Free Cash Flow should not be considered in isolation or as a substitute for cash flows from operating activities or any other measure of financial performance presented in accordance with GAAP or as a measure of a company’s profitability or liquidity.
3 2022E pro forma projections assume 5/1/2022 effective date.
Opinion of SilverBow’s Financial Advisor
SilverBow engaged Barclays to act as its financial advisor with respect to the Transaction, pursuant to an engagement letter dated December 7, 2021. On April 11, 2022, Barclays rendered its oral opinion (which was subsequently confirmed in writing) to the SilverBow Board that, as of such date, from a financial point of view, and based upon and subject to the qualifications, limitations and assumptions stated in its opinion, the consideration to be paid by Buyer in the Transaction is fair to SilverBow.
The full text of Barclays’ written opinion is attached as Annex C to this proxy statement. Barclays’ written opinion sets forth, among other things, the assumptions made, procedures followed, factors considered and limitations upon the review undertaken by Barclays in rendering its opinion. You are encouraged to read the opinion carefully in its entirety. The following is a summary of Barclays’ opinion and the methodology that Barclays used to render its opinion. This summary is qualified in its entirety by reference to the full text of the opinion.
Barclays’ opinion, the issuance of which was approved by Barclays’ Valuation and Fairness Opinion Committee, is addressed to the SilverBow Board, addresses only the fairness, from a financial point of view, of the consideration to be paid by Buyer in the Transaction and does not constitute a recommendation to any shareholder of SilverBow as to how such shareholder should vote with respect to the Transaction or any other matter. The terms of the Transaction were determined through arm’s-length negotiations between Sundance and SilverBow and were unanimously approved by the SilverBow Board. Barclays did not recommend any specific form of consideration to SilverBow or that any specific form of consideration constituted the only appropriate consideration for the Transaction. Barclays was not requested to address, and its opinion does not in any manner

32 | SilverBow Resources, Inc.	Proxy Statement

address, SilverBow’s underlying business decision to proceed with or effect the Transaction, the likelihood of the consummation of the Transaction, or the relative merits of the Transaction as compared to any other transaction in which SilverBow may engage. In addition, Barclays expressed no opinion on, and its opinion does not in any manner address, the fairness of the amount or the nature of any compensation to any officers, directors or employees of any parties to the Transaction, or any class of such persons, relative to the consideration to be offered to the shareholders of SilverBow in the Transaction. No limitations were imposed by the SilverBow Board upon Barclays with respect to the investigations made or procedures followed by it in rendering its opinion.
In arriving at its opinion, Barclays, among other things:

•	reviewed and analyzed the Agreement and the specific terms of the Transaction;
•
reviewed and analyzed publicly available information concerning Sundance and SilverBow that Barclays believed to be relevant to its analysis, including SilverBow’s Annual Report, SilverBow’s March 2022 Corporate Investor Presentation and Sundance’s Annual Report on Form 10-K for the fiscal year ended December 31, 2020;

•
reviewed and analyzed financial and operating information with respect to the business, operations and prospects of SilverBow furnished to Barclays by SilverBow, including financial projections of SilverBow prepared by management of SilverBow (the “SilverBow Projections”);

•
reviewed and analyzed financial and operating information with respect to the business, operations and prospects of Sundance furnished to Barclays by SilverBow, including financial projections of Sundance as prepared by management of SilverBow and approved for its use by SilverBow (the “Sundance Projections”);

•
reviewed and analyzed financial and operating information with respect to the business, operations and prospects of SilverBow pro forma for the consummation of the Transaction (“SilverBow Pro Forma”) furnished to Barclays by SilverBow, including financial projections prepared by management of SilverBow (the “Pro Forma Projections”);

•
reviewed and analyzed the projected pro forma impact of the Transaction on the future financial performance of SilverBow, including cost savings, operating synergies and other strategic benefits expected by the management of SilverBow to result from a combination of the businesses (the “Expected Synergies”);

•
reviewed and analyzed estimates of proved, probable and possible oil and gas reserves and resources for SilverBow as prepared by management of SilverBow and furnished to Barclays by SilverBow (the “SilverBow Resources Estimates”);

•
reviewed and analyzed estimates of proved, probable and possible oil and gas reserves and resources for Sundance as prepared by the management of Sundance and as adjusted by management of SilverBow and furnished to Barclays by SilverBow (such adjusted estimates, the “Sundance Resources Estimates”);

•	reviewed and analyzed estimates of proved, probable and possible oil and gas reserves and resources for SilverBow Pro Forma prepared by management of SilverBow and furnished to Barclays by SilverBow (the “Pro Forma Resources Estimates”);
•	reviewed and analyzed published estimates of independent research analysts with respect to the future financial performance and price targets of SilverBow;
•
reviewed and analyzed commodity price assumptions and the outlook for future commodity prices published by independent information service providers and approved for its use by SilverBow (the “Pricing Assumptions”);

•	reviewed and analyzed a trading history of the Common Stock from April 6, 2021 to April 6, 2022 and a comparison of such trading history with those of other companies that Barclays deemed relevant;
•	reviewed and analyzed a comparison of the financial terms of the Transaction with the financial terms of certain other recent transactions that Barclays deemed relevant;
•
reviewed and analyzed a comparison of the historical financial results and present financial condition of Sundance and SilverBow with each other and with those of other companies that Barclays deemed relevant;

•	reviewed and analyzed the relative contributions of Sundance and SilverBow to the historical and future financial performance of the combined company on a pro forma basis;
•	reviewed and analyzed SilverBow’s liquidity profile on a stand-alone and pro forma basis;

Proxy Statement	SilverBow Resources, Inc. | 33

•
had discussions with the management of Sundance and SilverBow concerning Sundance’s business, operations, assets, liabilities, financial condition and prospects and with the management of SilverBow concerning its business, operations, assets, liabilities, financial condition and prospects; and

•	has undertaken such other studies, analyses and investigations as Barclays deemed appropriate.
In arriving at its opinion, Barclays assumed and relied upon the accuracy and completeness of the financial and other information used by Barclays without any independent verification of such information (and had not assumed responsibility or liability for any independent verification of such information). Barclays also relied upon the assurances of the management of SilverBow that they were not aware of any facts or circumstances that would make such information inaccurate or misleading. With respect to SilverBow Projections, the Sundance Projections and the Pro Forma Projections, upon the advice of SilverBow, Barclays assumed that such projections were reasonably prepared on a basis reflecting the best currently available estimates and judgments of the management of SilverBow as to the future financial performance of SilverBow, Sundance and SilverBow Pro Forma, respectively, and that SilverBow, Sundance and SilverBow Pro Forma will perform substantially in accordance with such projections. With respect to SilverBow Resources Estimates, Barclays discussed this report with the management of SilverBow and upon the advice and at the direction of SilverBow, Barclays assumed that SilverBow Resources Estimates were a reasonable basis on which to evaluate SilverBow’s oil and gas resources. With respect to the Sundance Resources Estimates, Barclays discussed this report with the management of SilverBow and upon the advice and at the direction of SilverBow, Barclays assumed that the Sundance Resources Estimates were a reasonable basis on which to evaluate Sundance’s oil and gas resources. With respect to the Pro Forma Resources Estimates, Barclays discussed this report with the management of SilverBow and upon the advice and at the direction of SilverBow, Barclays assumed that the Pro Forma Resources Estimates were a reasonable basis on which to evaluate SilverBow Pro Forma’s oil and gas resources. Furthermore, upon the advice of SilverBow, Barclays assumed that the amounts and timing of the Expected Synergies were reasonable and that the Expected Synergies will be realized in accordance with such estimates. Upon the advice and at the direction of SilverBow, Barclays also assumed that the Pricing Assumptions were a reasonable basis on which to evaluate the future commodity pricing environment. Barclays assumed no responsibility for and expressed no view as to any such projections or estimates or the assumptions on which they were based. Upon the advice of SilverBow, Barclays assumed that all of the contingent consideration that is to be paid pursuant to the Agreement will become payable. Barclays assumed no responsibility for and expressed no view as to the likelihood of the achievement or satisfaction of the conditions necessary for the contingent consideration to become payable in accordance with the Agreement. In arriving at its opinion, Barclays did not conduct a physical inspection of the properties and facilities of SilverBow or Sundance and did not make or obtain any evaluations or appraisals of the assets or liabilities of SilverBow or Sundance. Barclays’ opinion was necessarily based upon market, economic, regulatory and other conditions as they existed on, and could be evaluated as of, April 13, 2022. Barclays assumed no responsibility for updating or revising its opinion based on events or circumstances that have occurred after April 13, 2022. Barclays expressed no opinion as to the prices at which Common Stock would trade following the announcement or consummation of the Transaction.
Barclays assumed the accuracy of the representations and warranties contained in the Agreement and all the agreements related thereto. Barclays also assumed, upon the advice of SilverBow, that all material governmental, regulatory and third party approvals, consents and releases for the Transaction would be obtained within the constraints contemplated by the Agreement and that the Transaction will be consummated in accordance with the terms of the Agreement without waiver, modification or amendment of any material term, condition or agreement thereof. Barclays did not express any opinion as to any tax or other consequences that might result from the Transaction, nor did Barclays’ opinion address any legal, tax, regulatory or accounting matters, as to which Barclays understood SilverBow had obtained such advice as it deemed necessary from qualified professionals.
In connection with rendering its opinion, Barclays performed certain financial, comparative and other analyses as summarized below. In arriving at its opinion, Barclays did not ascribe a specific range of values to the shares of Common Stock but rather made its determination as to fairness, from a financial point of view, to SilverBow of the consideration to be paid by Buyer in the Transaction on the basis of various financial and comparative analyses. The preparation of a fairness opinion is a complex process and involves various determinations as to the most appropriate and relevant methods of financial and comparative analyses and the application of those methods to the particular circumstances. Therefore, a fairness opinion is not readily susceptible to summary description.

34 | SilverBow Resources, Inc.	Proxy Statement

In arriving at its opinion, Barclays did not attribute any particular weight to any single analysis or factor considered by it but rather made qualitative judgments as to the significance and relevance of each analysis and factor relative to all other analyses and factors performed and considered by it and in the context of the circumstances of the particular transaction. Accordingly, Barclays believes that its analyses must be considered as a whole, as considering any portion of such analyses and factors, without considering all analyses and factors as a whole, could create a misleading or incomplete view of the process underlying its opinion.
Summary of Material Financial Analyses
The following is a summary of the material financial analyses used by Barclays in preparing its opinion to the SilverBow Board. The summary of Barclays’ analyses and reviews provided below is not a complete description of the analyses and reviews underlying Barclays’ opinion. The preparation of a fairness opinion is a complex process involving various determinations as to the most appropriate and relevant methods of analysis and review and the application of those methods to particular circumstances, and, therefore, is not readily susceptible to summary description.
For the purposes of its analyses and reviews, Barclays made numerous assumptions with respect to industry performance, general business, economic, market and financial conditions and other matters, many of which are beyond the control of SilverBow or any other parties to the Transaction. No company, business or transaction considered in Barclays’ analyses and reviews is identical to SilverBow, Sundance or the Transaction, and an evaluation of the results of those analyses and reviews is not entirely mathematical. Rather, the analyses and reviews involve complex considerations and judgments concerning financial and operating characteristics and other factors that could affect the acquisition, public trading or other values of the companies, businesses or transactions considered in Barclays’ analyses and reviews. None of SilverBow, Sundance, Barclays or any other person assumes responsibility if future results are materially different from those discussed. Any estimates contained in these analyses and reviews and the ranges of valuations resulting from any particular analysis or review are not necessarily indicative of actual values or predictive of future results or values, which may be significantly more or less favorable than as set forth below. In addition, analyses relating to the value of the companies, businesses or securities do not purport to be appraisals or reflect the prices at which the companies, businesses or securities may actually be sold. Accordingly, the estimates used in, and the results derived from, Barclays’ analyses and reviews are inherently subject to substantial uncertainty.
The summary of the financial analyses and reviews summarized below include information presented in tabular format. In order to fully understand the financial analyses and reviews used by Barclays, the tables must be read together with the text of each summary, as the tables alone do not constitute a complete description of the financial analyses and reviews. Considering the data in the tables below without considering the full description of the analyses and reviews, including the methodologies and assumptions underlying the analyses and reviews, could create a misleading or incomplete view of Barclays’ analyses and reviews.
Summary of Analyses
The following is a summary of the principal financial analyses performed by Barclays with respect to Sundance and SilverBow in preparing Barclays’ opinion:

•	net asset valuation analysis;
•	comparable transaction analysis; and
•	comparable company analysis.
Each of these methodologies was used to generate reference upstream valuation or enterprise and equity value ranges, as applicable, for each of Sundance and SilverBow. Where applicable, the upstream valuation ranges for each company were adjusted for appropriate on-balance sheet and off-balance sheet assets and liabilities to arrive at enterprise value ranges for each company, including, as applicable without limitation, the estimated value impact of each company’s current commodity hedging portfolio; corporate taxes; minimum volume commitments; and future estimated general and administrative expenses. The enterprise value ranges for SilverBow were then adjusted for net debt to arrive at implied equity value ranges (in aggregate dollars). The implied equity value ranges for SilverBow were then divided by its diluted shares outstanding, consisting of primary shares and incorporating the dilutive effect of outstanding options or other dilutive securities, as appropriate, as provided by SilverBow, in order to derive implied equity value ranges per share for SilverBow. For the net asset valuation analysis, the comparable company analysis, and the comparable transaction analysis, the

Proxy Statement	SilverBow Resources, Inc. | 35

reference enterprise value range for Sundance was compared to the implied enterprise value of the transaction consideration and the implied per share equity value range of Common Stock was compared to the price per share of Common Stock as of April 6, 2022.
In addition to performing the net asset valuation analysis, comparable transaction analysis and comparable company analysis, Barclays also analyzed and reviewed: (i) the relative financial and operating contribution of Sundance and SilverBow to the combined company; (ii) the pro forma impact of the merger to the combined company on projected cash flow per share and free cash flow per share; (iii) an illustrative project returns analysis; and (iv) the publicly available price targets of SilverBow published by independent equity research analysts associated with various Wall Street firms.
Net Asset Valuation Analysis
Barclays estimated the present value of the future after-tax cash flows expected to be generated from the Sundance Resources Estimates and the SilverBow Resources Estimates and Pro Forma Resources Estimates based on reserve, production and capital and operating cost estimates provided by Sundance, and adjusted by SilverBow, and provided by SilverBow, respectively. The present value of the future after-tax cash flows was determined using a range of discount rates. Barclays then, at the direction of SilverBow management, adjusted the present values of the cash flows by adding or subtracting as applicable (i) the present value of after-tax general and administrative costs provided by SilverBow management for Sundance, SilverBow and SilverBow Pro Forma, calculated based on multiples based on Sundance’s, SilverBow’s and SilverBow Pro Forma’s high and low valuation ranges; (ii) certain other capital expenditure and cost adjustments provided by SilverBow management for Sundance, SilverBow and SilverBow Pro Forma; and (iii) the present value of hedges for each of SilverBow, Sundance and SilverBow Pro Forma.
Certain of the oil and natural gas price scenarios employed by Barclays were based on New York Mercantile exchange (“NYMEX”) price forecasts (Henry Hub, Louisiana delivery for natural gas and West Texas Intermediate (“WTI”), Cushing, Oklahoma delivery for oil), to which adjustments were made by Barclays, at the direction of SilverBow management, to reflect location and quality differentials. NYMEX gas price quotations are stated in heating value equivalents per million British Thermal Units (“MMbtu”). NYMEX oil price quotations are stated in dollars per barrel (“Bbl”), of crude oil.
The following table summarizes the oil and natural gas price scenarios SilverBow employed to estimate the future after-tax cash flows for each of the reserve and resource categories that Barclays considered for Sundance, SilverBow and SilverBow Pro Forma. Case I reflects an approximation of the NYMEX strip as of the close of business on April 6, 2022. Case II reflects a high commodity price scenario and Case III reflects a low commodity price scenario, in each case relative to the NYMEX Strip case and held constant over the period of time set forth below. Based on its experience in the oil and gas E&P industry, SilverBow determined that Case II and Case III were appropriate sensitivities to the Case I Strip and directed Barclays to use Case I, Case II and Case III in its analysis.

	2022E1	2023E	2024E	2025E	2026E
Oil – WTI ($ / Bbl)
Case I Strip	$95.32	$85.96	$79.79	$75.00	$71.14
Case II	$90.00	$90.00	$90.00	$90.00	$90.00
Case III	$55.00	$55.00	$55.00	$55.00	$55.00
1 The 2022E strip represents the average strip price from May 1, 2022 through December 31, 2022.

	2022E1	2023E	2024E	2025E	2026E
Gas – HHUB ($ / MMBtu)
Case I Strip	$6.09	$4.78	$4.04	$4.01	$4.09
Case II	$5.00	$5.00	$5.00	$5.00	$5.00
Case III	$2.50	$2.50	$2.50	$2.50	$2.50
1 The 2022E strip represents the average strip price from May 1, 2022 through December 31, 2022.
In addition, at the direction of SilverBow management, Barclays employed NGL prices with respect to SilverBow’s and Sundance’s assets, based on correlations of NGL prices to WTI prices (expressed as a

36 | SilverBow Resources, Inc.	Proxy Statement

percentage relative to WTI prices) used in the SilverBow Resources Report and Sundance Resources Report. The following chart shows the NGL prices expressed as a percentage of the WTI benchmark prices.

	2022E	2023E	2024E	2025E	2026E
Natural Gas Liquids
Sundance	35%	36%	36%	36%	36%
SilverBow	29%	30%	31%	31%	31%

These net asset valuation analyses yielded valuations for Sundance that implied an enterprise value range of $500 million to $675 million for Case I, $675 million to $925 million for Case II and $175 million to $250 million for Case III, in each case as compared to the implied enterprise value of the Transaction consideration of $370 million, calculated as $225,000,000 in cash and 4,148,472 shares of Common Stock assuming a Common Stock per share price of $35.88, less a $16.5 million mark-to-market adjustment for Sundance’s hedge positions and plus a PV-10 of contingent payments assuming the Case I strip pricing. Barclays noted that the implied enterprise value of the Transaction consideration was below the range in Case I and Case II and above the range in Case III. These net asset valuation analyses also yielded valuations for SilverBow and SilverBow Pro Forma that implied a reference share price range for each share of Common Stock of $74.45 to $108.81 for SilverBow and $77.51 to $114.53 for SilverBow Pro Forma for Case I, $100.22 to $146.03 for SilverBow and $107.58 to $157.33 for SilverBow Pro Forma for Case II and $22.91 to $38.65 for SilverBow and $19.67 to $37.02 for SilverBow Pro Forma for Case III, each as compared to the price per share of Common Stock as of April 6, 2022 of $35.88. Barclays also noted that the price per share of Common Stock as of April 6, 2022 for SilverBow was below the reference share price range for SilverBow and SilverBow Pro Forma for Case I and Case II and was within the range for SilverBow and SilverBow Pro Forma for Case III.
Selected Comparable Transaction Analysis
Barclays reviewed and compared the purchase prices and financial multiples paid in selected transactions in the oil and gas industry that Barclays, based on its experience with merger and acquisition transactions, deemed relevant. Barclays chose such transactions based on, among other things, the similarity of the applicable target companies in the transactions to Sundance and SilverBow with respect to the size, focus, commodity mix, reserve profile, margins and other characteristics of their respective businesses.
The reasons for and the circumstances surrounding each of the selected comparable transactions analyzed were diverse and there are inherent differences in the respective businesses, operations, financial condition and prospects of each of Sundance and SilverBow and the companies included in the selected comparable transaction analysis. Accordingly, Barclays believed that a purely quantitative selected comparable transaction analysis would not be particularly meaningful in the context of considering the Transaction. Barclays therefore made qualitative judgments concerning differences between the characteristics of the selected comparable transactions and the Transaction which would affect the acquisition values of the selected target companies, Sundance and SilverBow. The criteria used in selecting the transactions analyzed included: (i) gas-weighted Eagle Ford comparables where the production commodity mix was less than or equal to 50% oil; (ii) oil-weighted Eagle Ford comparables where the production commodity mix was greater than 50% oil; and (iii) total Eagle Ford comparables.
The following table sets forth the transactions analyzed for the gas-weighted comparables:

Date Announced	Target	Acquirer
10/11/2021	Teal	SilverBow Resources
8/13/2021	PetroEdge Energy IV, LLC (“PetroEdge”)	SilverBow Resources
10/2/2020	Gavilan Resources	Mesquite Energy
11/6/2019	Rocky Creek Resources	Marathon Oil
8/21/2018	Harvest Oil and Gas	Magnolia Oil and Gas
1/12/2017	Anadarko Petroleum	Sanchez Energy
1/3/2017	SM Energy Company	KKR; Venado Oil & Gas, LLC
8/3/2016	Newfield Exploration	Protege Energy III LLC

Proxy Statement	SilverBow Resources, Inc. | 37

The following table sets forth the transactions analyzed for the oil-weighted comparables:

Date Announced	Target	Acquirer
10/5/2021	Callon Petroleum	Texas American Resources
9/15/2021	Rosewood Resources	Warwick Investment Group
8/4/2021	San Isidro Energy Company II, LLC	SilverBow Resources
7/12/2021	Lonestar Resources	Penn Virginia
7/8/2021	Hawkwood Energy	Wildfire Energy
3/24/2021	Ovintiv	Validus Energy
11/3/2020	Penn Virginia	Juniper Capital
11/3/2020	Rocky Creek Resources	Penn Virginia
7/15/2019	Carrizo Oil & Gas, Inc.	Callon Petroleum Company
6/1/2018	Texas American Resources	Venado Oil & Gas
4/3/2018	Comstock Resources	NextEra
3/20/2018	Enervest	TPG Pace Energy Holdings
3/15/2018	Pioneer, Reliance & Newpek	Sundance Energy
3/14/2018	Gulftex Energy	Enervest Management Partners
1/2/2018	Hunt Oil	Penn Virginia
12/12/2017	Carrizo Oil & Gas, Inc.	EP Energy
7/31/2017	Devon Energy	Penn Virginia
6/29/2017	PetroLegacy Energy I	Armor Energy LLC
5/30/2017	Battlecat & Sanchez	Lonestar Resources
5/11/2017	Anadarko Petroleum	WildHorse
1/24/2017	Halcon Resources	Hawkwood Energy
10/24/2016	Clayton Williams Energy	WildHorse
10/24/2016	Sanchez Energy Corporation	Carrizo Oil & Gas, Inc.
5/17/2016	BlackBrush	EnerVest
5/17/2016	Gulftex Energy	EnerVest

The following table sets forth the transactions analyzed for the total Eagle Ford comparables:

Date Announced	Target	Acquirer
1/4/2022	TreadStone Energy	Lime Rock
11/8/2021	Reliance Eagle Ford Upstream	Ensign Natural Resources
11/7/2019	Equinor	Repsol
11/19/2018	Sabine Oil & Gas / Alerion Gas	Lonestar Resources
7/26/2018	BHP	BP
8/17/2017	Sanchez Energy	Vitruvian Exploration
8/7/2017	Noble Energy	Verdun Oil Company
11/21/2016	Stonegate Production Company	Shun Cheong Holdings Ltd.
7/13/2016	Undisclosed	Pilgrim Petroleum
1/27/2016	AWE Limited	Carrier Energy Partners II

38 | SilverBow Resources, Inc.	Proxy Statement

As part of its comparable transaction analysis, Barclays calculated and analyzed the implied daily production multiples at the time of announcement and net acres for each of the selected comparable transactions. All of these calculations were performed and based on publicly available financial data including company filings. The results of the comparable transactions analysis are summarized below:

	Low	High	Median
Gas-Weighted Comparables
Enterprise Value to Daily Production ($/Boe/d)	$1,842	$39,850	$27,888
Enterprise Value to Headline Net Acre ($/Acre)	$649	$21,333	$5,959
Oil-Weighted Comparables
Enterprise Value to Daily Production ($/Boe/d)	$7,738	$130,368	$57,269
Enterprise Value to Headline Net Acre ($/Acre)	$535	$119,343	$9,929
Total Eagle Ford Comparables
Enterprise Value to Daily Production ($/Boe/d)	$9,559	$100,000	$47,630
Enterprise Value to Headline Net Acre ($/Acre)	$1,500	$82,833	$9,364

Based upon Barclays’ judgments as described above, Barclays’ comparable transaction analysis yielded an implied enterprise value range of $200 million to $450 million for Sundance, as compared to the implied enterprise value of the transaction consideration of $370 million, and an implied reference share price range for the Common Stock of $17.18 to $48.68, as compared to the price per share of Common Stock as of April 6, 2022 of $35.88. Barclays noted that the implied enterprise value of the transaction consideration was within the enterprise value reference range and that the price per share of Common Stock as of April 6, 2022 was within the implied reference share price range, each as calculated by Barclays’ selected precedent transaction analysis.
Selected Comparable Company Analysis
In order to assess how the public market values shares of similar publicly traded companies and to calculate a range of implied equity values per share of Common Stock, Barclays reviewed and compared specific financial and operating data relating to SilverBow with selected companies that Barclays, based on its experience in the oil and gas E&P industry, deemed comparable to SilverBow.
The selected comparable companies with respect to SilverBow were:

•	Magnolia Oil & Gas Corporation;
•	Ranger Oil Corporation;
•	Callon Petroleum Company;
•	SM Energy Company;
•	Laredo Petroleum, Inc.; and
•	Earthstone Energy, Inc.
Barclays calculated and compared various financial multiples and ratios of SilverBow and the selected comparable companies. As part of its selected comparable company analysis, Barclays calculated and analyzed the ratio of equity value to free cash flow (“FCF”) yield for 2022 and 2023 based on Wall Street research estimates per FactSet Research Systems (“FactSet”), an independent third party data provider. In addition, Barclays calculated and analyzed the ratio of enterprise value to earnings before interest, taxes, depreciation and amortization (“EBITDA”) for 2022 and 2023 based on Wall Street research estimates per FactSet, and latest daily production (measured in Boe/d), in each case, based on SilverBow’s and the selected comparable companies latest public filings. The enterprise value of each company was obtained by adding its short and long-term debt to the sum of the market value of its common equity and subtracting its cash and cash equivalents. All of these calculations were performed, and based on publicly available financial data including company filings and FactSet estimates and closing prices, as of April 6, 2022.

Proxy Statement	SilverBow Resources, Inc. | 39

The results of this selected comparable company analysis are summarized below:

	Low	High	Median
2022E FCF to Equity Value	14.5%	24.5%	18.1%
2023E FCF to Equity Value	11.2%	37.8%	21.2%
Enterprise Value to 2022E EBITDAX	3.0x	4.4x	3.7x
Enterprise Value to 2023E EBITDAX	2.5x	5.2x	3.3x
Enterprise Value to Latest Daily Production ($/Boe/d)	$34,979	$83,273	$48,965

Barclays selected the comparable companies listed above because their businesses and operating profiles are reasonably similar to that of SilverBow. However, because no selected comparable company is exactly the same as SilverBow, Barclays believed that it was inappropriate to, and therefore did not, rely solely on the quantitative results of the selected comparable company analysis. Accordingly, Barclays also made qualitative judgments concerning differences between the respective businesses, financial and operating characteristics and prospects of SilverBow and the selected comparable companies that could affect the public trading values of each in order to provide a context in which to consider the results of the quantitative analysis. These qualitative judgments related primarily to the differing sizes, growth prospects, profitability levels and degree of operational risk between SilverBow and the companies included in the selected company analysis.
Based upon these judgments, Barclays’ selected comparable company analysis yielded an implied reference share price range for the Common Stock of $22.91 to $42.95, as compared to the price per share of Common Stock as of April 6, 2022 of $35.88. Barclays noted that the price per share of Common Stock as of April 6, 2022 was within the implied reference share price range, as calculated by Barclays’ selected comparable company analysis.
Other Factors
Barclays also reviewed and considered other factors, which were not considered part of its financial analyses in connection with rendering its advice, but were references for informational purposes, including, among other things, the Relative Contribution Analysis, Pro Forma Merger Consequences Analysis, Project Returns Analysis and Equity Research Analyst Price Targets Analysis described below.
Relative Contribution Analysis
Barclays reviewed and analyzed the relative contribution of Sundance and SilverBow, respectively, to the pro forma combined company of selected asset metrics, including reserves and production, and financial metrics, including unlevered FCFs. The analysis excluded synergies.
Barclays reviewed and analyzed SilverBow’s and Sundance’s contribution of production based on estimates of production each for 2022, 2023 and 2024 from the management of SilverBow and the management of Sundance. SilverBow contributed 81%, 78% and 76% of the pro forma enterprise value based on 2022, 2023 and 2024 estimated production, respectively. Barclays also reviewed and analyzed SilverBow’s and Sundance’s contribution based on estimates of EBITDA each for 2022, 2023 and 2024 from the management of SilverBow and the management of Sundance. SilverBow contributed 71%, 66% and 65% of the pro forma enterprise value based on 2022, 2023 and 2024 estimated EBITDA, respectively. Further, Barclays reviewed and analyzed estimated Sundance and SilverBow unlevered FCF contribution for 2022, 2023 and 2024 to the combined company based on estimates provided by the management of each of Sundance and SilverBow. Barclays noted that SilverBow contributed 72%, 73% and 68% of the pro forma enterprise value based on 2022, 2023 and 2024 estimated unlevered FCFs, respectively. Barclays further reviewed and analyzed SilverBow’s and Sundance’s contribution based on estimates of 3P pre-tax PV-10, 3P Resource (MMboe) and Net Economic Locations to the combined company based on estimates provided by the management of SilverBow and the management of Sundance. Barclays noted that SilverBow contributed 77%, 80% and 68% of the pro forma enterprise value based on these metrics.
Pro Forma Merger Consequences Analysis
Barclays reviewed and analyzed the pro forma impact of the Transaction on estimated FCF per share for 2022 and 2023 and estimated cash flow (“CF”) per share for 2022 and 2023 for SilverBow and SilverBow Pro

40 | SilverBow Resources, Inc.	Proxy Statement

Forma. With respect to FCF per share and CF per share for SilverBow and SilverBow Pro Forma, Barclays reviewed the pro forma impact of these metrics for 2022 and 2023 using the SilverBow Projections, the Sundance Projections and Pro Forma Projections. Barclays noted that pro forma FCF per share for SilverBow Pro Forma would be accretive to the standalone FCF per share for SilverBow for 2022 and 2023 based on the SilverBow Projections, the Sundance Projections and Pro Forma Projections. Pro forma CF per share for SilverBow Pro Forma would be accretive to the standalone CF per share for SilverBow for 2022 and 2023 using the SilverBow Projections, the Sundance Projections and Pro Forma Projections.
Project Returns Analysis
Barclays performed a project returns analysis based on the Sundance Projections, to determine the range of prices a financial buyer would be willing pay to acquire Sundance on a stand-alone basis with an illustrative capital structure based upon current market conditions. For purposes of this analysis, Barclays assumed the following in its analysis: (i) target internal rates of return ranging from 20% to 30% (ii) an approximation of the NYMEX strip as of the close of business on April 6, 2022, (iii) a 7.75% interest rate on funded debt and (iv) a 25% cash flow sweep. This analysis resulted in a range of implied enterprise values for Sundance of $575 million to $675 million, as compared to the implied enterprise value of the transaction consideration of $370 million. Barclays noted that the implied enterprise value of the transaction consideration was below the enterprise value reference range as calculated by Barclays’ Project Returns Analysis.
Equity Research Analyst Price Targets Analysis
Barclays evaluated the publicly available price targets of SilverBow published by independent equity research analysts associated with various Wall Street firms. The range of undiscounted analyst price targets for Common Stock was $39.00 to $75.00 per share as of April 6, 2022, as compared to the price per share of Common Stock as of April 6, 2022 of $35.88. Barclays noted that the price per share of Common Stock as of April 6, 2022 was below the implied reference share price range, each as calculated by Barclays’ equity research analyst price targets analysis.
General
Barclays is an internationally recognized investment banking firm and, as part of its investment banking activities, is regularly engaged in the valuation of businesses and their securities in connection with mergers and acquisitions, investments for passive and control purposes, negotiated underwritings, competitive bids, secondary distributions of listed and unlisted securities, private placements and valuations for estate, corporate and other purposes. The SilverBow Board selected Barclays because of its familiarity with SilverBow and its qualifications, reputation and experience in the valuation of businesses and securities in connection with mergers and acquisitions generally, as well as substantial experience in transactions comparable to the Transaction.
Barclays is acting as financial advisor to SilverBow in connection with the Transaction. As compensation for its services in connection with the Transaction, SilverBow paid Barclays $1 million upon the delivery of Barclays’ opinion (the “Opinion Fee”). The Opinion Fee was not contingent upon the conclusion of Barclays’ opinion or the consummation of the Transaction. Additional compensation of $4 million will be payable on completion of the Transaction against which the amounts paid for the opinion will be credited. In addition, SilverBow has agreed to reimburse Barclays for a portion of its reasonable expenses incurred in connection with the Transaction and to indemnify Barclays for certain liabilities that may arise out of its engagement by SilverBow and the rendering of Barclays’ opinion. Barclays has performed various investment banking and financial services for SilverBow in the past, and is likely to perform such services in the future, and has received, and is likely to receive, customary fees for such services. Other than as described above in connection with the Transaction, Barclays has not received investment banking fees from SilverBow or from Sundance since January 1, 2020.
Barclays and its affiliates engage in a wide range of businesses from investment and commercial banking, lending, asset management and other financial and nonfinancial services. In the ordinary course of its business, Barclays and its affiliates may actively trade and effect transactions in the equity, debt and/or other securities (and any derivatives thereof) and financial instruments (including loans and other obligations) of Sundance and SilverBow and their respective affiliates for its own account and for the accounts of its customers and, accordingly, may at any time hold long or short positions and investments in such securities and financial instruments.

Proxy Statement	SilverBow Resources, Inc. | 41

Regulatory Approvals
The completion of the Transaction is subject to approval for listing on the NYSE, subject to official notice of issuance.
Listing of the Shares of Common Stock on the NYSE

The shares of Common Stock are listed on the NYSE under the symbol “SBOW.” It is a condition of closing that the shares of Common Stock issuable under the Agreement be accepted for listing on the NYSE.
Board of Directors and Management of SilverBow Following Completion of the Transaction
Upon closing of the Transaction, the SilverBow Board and executive management will remain unchanged.
Anticipated Accounting Treatment
The Company expects to account for the Transaction as an asset acquisition under accounting principles generally accepted in the United States of America, as the assets and operations acquired in the Transaction do not meet the definition of a business under the FASB Accounting Standards Codification Topic 805, Business Combinations, since substantially all of the fair value of the assets acquired are concentrated in a single asset group.
Appraisal Rights
Shareholders will not have appraisal rights in connection with the Transaction.

42 | SilverBow Resources, Inc.	Proxy Statement

THE AGREEMENT
The following is a discussion of the material provisions of the Agreement. This is only a summary and may not contain all of the information that is important to you. A copy of the full text of the Agreement is attached to this proxy statement as Annex A and is incorporated herein by reference. In the event of any discrepancy between the summary below and the full text of the Agreement, the Agreement shall control.
The Transaction
Buyer will acquire all of Sellers’ right, title and interest in certain oil and gas properties and related assets and contracts located in Atascosa, La Salle, Live Oak and McMullen Counties, Texas (the “Conveyed Interests”). Within two business days of signing, Buyer delivered to escrow a deposit of $32 million which will be applied toward the cash purchase price at closing. The Agreement has an effective time of 7:00 a.m., Central Time, on May 1, 2022.
Purchase Consideration
Based on the 30-day volume weighted average price of the Common Stock as of April 8, 2022, the total consideration to be paid at the closing of the Transaction will be approximately $354,000,000, comprising (i) $225,000,000 in cash, subject to customary adjustments, and (ii) 4,148,472 shares of Common Stock. Sellers may also receive up to $15,000,000 in contingent cash consideration based on crude price levels in 2022 and 2023.
Purchase and Sale
The Agreement provides, among other things, that:

•	Buyer will pay to Sellers $225,000,000 in cash;
•	SilverBow will issue to designees of Sellers 4,148,472 fully paid and non-assessable shares of Common Stock;
•	Sellers will assign the Conveyed Interests to Buyer; and
•	Buyer will be required to make contingent payments of $7,500,000 in each of 2022 and 2023 if the average price of WTI crude equals or exceeds certain levels.

The Cash Consideration is subject to adjustment under the Agreement by increases or decreases as follows (without duplication):

•	increased by the amount of inventory or hydrocarbon that are in storage, constitute line fill or exist in stock tanks, pipelines or plants as of the effective time;
•	increased by property expenses attributable to period from and after the effective time that are paid or borne by Sellers;
•	increased by asset taxes allocated to Buyer that are paid or borne by Sellers;
•	increased by under-produced volumes that constitute well imbalances;
•	increased by over-delivered volumes that constitute pipeline imbalances;
•	increased by the overhead of Sellers for the period from the execution date of the Agreement to the closing date;
•	increased by accounts receivables not reimbursed to Sellers prior to final settlement between the Parties;
•	increased by any seller hedges termination cost;
•	increased by seller hedge losses attributable to periods beginning with the effective time and ending on the closing date;
•	decreased by the amount of production proceeds received by Sellers and attributable to production from and after the effective time;
•	decreased by asset taxes allocated to Sellers but paid or borne by Buyer;
•	decreased by amount of title defect adjustments and environmental defect adjustments;
•	decreased by overproduced volumes that constitute well imbalances;
•	decreased by under-delivered volumes that constitute pipeline imbalances;
•	decreased by amount held in suspense by Sellers;

Proxy Statement	SilverBow Resources, Inc. | 43

•	decreased by seller hedge gains attributable to periods beginning with the effective time and ending on the closing date; and
•	decreased by $16,497,266, representing seller hedge losses based on the value of seller hedges as of December 31, 2021.
Certain Ordinary-Course Costs and Revenues
For revenues earned or property costs incurred with respect to the Conveyed Interests attributable to the time period prior to the effective time:

•	Sellers shall be entitled to all amounts earned and all rights of ownership attributable to the Conveyed Interests for the time period prior to the effective time other than revenues associated with certain scheduled operations; and
•	Sellers shall be responsible for all property expenses attributable to the Conveyed Interests for the time period prior to the effective time other than costs associated with certain scheduled operations.

For revenues earned or property costs incurred with respect to the Conveyed Interests from and after the effective time:

•	Buyer shall be entitled to all amounts earned and all rights of ownership attributable to the Conveyed Interests for the time period from and after the effective time and to certain scheduled operations regardless of when such operations occurred; and
•	Buyer shall be responsible for all property expenses attributable to the Conveyed Interests for the time period from and after the effective time and to certain scheduled operations regardless of when such operations occurred.
Representations and Warranties
The Agreement contains certain customary representations and warranties, many of which are qualified by knowledge, materiality or material adverse effect, made by Buyer Parties, on one hand, and Sellers, on the other hand. The statements embodied in those representations and warranties are made solely for purposes of the Agreement and are subject to important qualifications and limitations agreed to by Buyer Parties and Sellers in connection with negotiating its terms. Buyer’s and SilverBow’s representations and warranties relate to, among other things:

•	organization, existence and qualification;
•	necessary proceedings to authorize the Agreement and the transactions contemplated thereby;
•	absence of any conflict or violation of organizational documents, applicable laws or contracts as a result of entering into and carrying out SilverBow’s and Buyer’s obligations of the Agreement;
•	consents required in connection with the transactions contemplated by the Agreement;
•	no bankruptcy;
•	no litigation;
•	Buyer’s qualification under applicable laws to assume ownership and operation of the Conveyed Interests;
•	SilverBow and Buyer’s financial ability to consummate the transactions contemplated by the Agreement without any financing contingency;
•	Buyer is sophisticated and economically able to consummate the Transaction;
•	no broker’s fees for which Sellers will be responsible;
•	Buyer is an accredited investor;
•	SilverBow’s and its subsidiaries’ capitalization and authorized shares;
•	compliance with applicable securities laws, including SEC filing requirements and NYSE listing matters;
•	timely submission of SEC filings;
•	compliance with applicable securities laws;
•	compliance with applicable laws generally;

44 | SilverBow Resources, Inc.	Proxy Statement

•	no material write-downs, damages or material adverse effect at SilverBow or any of its subsidiaries since December 31, 2021; and
•	filing of Form S-3 in connection with the resale of shares that Sellers are acquiring.

Sellers have made customary representations and warranties that relate to, among other things:

•	organization existence and qualification;
•	necessary power and authority to authorize the Agreement and the transactions contemplated thereby;
•	absence of any conflict or violation of organizational documents, applicable laws or contracts as a result of entering into and carrying out Sellers’ obligations under the Agreement;
•	consents required in connection with the transactions contemplated by the Agreement;
•	no bankruptcy;
•	litigation;
•	material contracts;
•	compliance with laws;
•	preferential purchase rights;
•	imbalances;
•	taxes;
•	no broker’s fees for which Buyer Parties will be responsible;
•	breaches or violations of environmental laws;
•	suspense funds;
•	permits, licenses, registrations and approvals;
•	current commitments;
•	payout balances;
•	payment for production;
•	no non-consent operations;
•	leases;
•	operation of wells; and
•	accredited investor.
Material Adverse Effect
Many of the representations and warranties and certain of the conditions to complete the Transaction are subject to a material adverse effect qualification. A “material adverse effect,” which is applicable to representations and warranties of Sellers and those pertaining to the Conveyed Interests and certain of the related conditions to complete the Transaction, means an event or circumstance that, individually or in the aggregate, results in a material adverse effect on the ownership, operation or value of the Conveyed Interests, taken as a whole and as currently operated as of the execution date of the Agreement or a material adverse effect on the ability of Sellers to consummate the transactions contemplated by the Agreement and perform its obligations hereunder; provided, however, that the term “material adverse effect” shall not include any material adverse effect resulting from: (a) entering into the Agreement or the announcement of the transactions contemplated by the Agreement; (b) any action or omission of Sellers taken in accordance with the terms of the Agreement or with the prior consent of Buyer; (c) changes in general market, economic, financial, or political conditions (including changes in commodity prices, fuel supply or transportation markets, interests or rates), regardless of location; (d) changes in conditions or developments generally applicable to the oil and gas industry; (e) acts of God, including hurricanes, storms or other naturally occurring events; (f) acts or failures to act of a governmental authority; (g) civil unrest, any outbreak of disease or hostilities, epidemics, pandemics, terrorist activities or war or any similar disorder; (h) matters that are cured or no longer exist by the earlier of closing and the termination of the Agreement; (i) any reclassification or recalculation of reserves in the ordinary course of business; (j) changes in the prices of any hydrocarbons; (k) a change in laws and any interpretations thereof from and after the execution date of the Agreement; (l) changes in service costs generally applicable to the oil and gas industry in the United States; (m) strikes and labor disturbances and (n) natural declines in well performance; provided that the exceptions in clauses (c) and (d) above shall apply only to the extent that such changes do not have a disproportionate impact

Proxy Statement	SilverBow Resources, Inc. | 45

on any Seller as compared to other persons in the oil and gas industry related to similarly situated operations in the geographic region in which the Conveyed Interests are located.
A “buyer material adverse effect” means a material adverse effect on the ability of SilverBow or Buyer to consummate the transactions contemplated by the Agreement and perform their respective obligations under the Agreement.
Conduct of Business of Sellers Pending Closing
Until closing, Sellers shall:

•	maintain the Conveyed Interests in the usual and ordinary manner consistent with past practice;
•	maintain all material governmental permits and approvals affecting the Conveyed Interests;
•	maintain the books of account and records relating to the Conveyed Interests in the usual and ordinary manner, in accordance with its usual accounting practices;
•	maintain insurance coverage on the Conveyed Interests in the amounts and types currently in force; and
•	notify Buyer of any election that Sellers are required to make under any material contract or with respect to the Conveyed Interests, specifying the nature and time period associated with such election.

Except for scheduled activities, emergency actions and actions consented to by Buyer, until closing, Sellers shall not:

•	except in the case of any contracts that are crude oil, condensate, and natural gas purchase and sale, gathering, transportation, processing, storage, separation, compression and marketing arrangements entered into in the ordinary course of business that are terminable without penalty on 60 days’ notice or less, enter into an applicable contract that, if entered into on or prior to the execution date, would be required to be listed in a schedule to the Agreement, or materially amend the terms of any material contract;
•	terminate (unless such material contract terminates pursuant to its stated terms) or materially amend the terms of any material contract (including any of Sellers’ hedges except in accordance with the Agreement or in the ordinary course of business consistent with Sellers’ past practice);
•	propose or commit to any operation reasonably expected to cost Sellers in excess of $200,000 (including any buyer benefit operations proposed by any third party);
•	transfer, sell, mortgage, pledge or dispose of the Conveyed Interests (or permit any affiliate to do any of the foregoing), other than (A) the transfer, sale, or disposal of hydrocarbons in the ordinary course of business, and (B) sales of equipment that are obsolete or are no longer necessary or desirable in the operation of the Conveyed Interests or for which replacement equipment has been or shall be obtained;
•	waive, release, assign, settle or compromise any liabilities attributable to the Conveyed Interests that would be an assumed obligation after closing, except for any settlement that (A) requires payment of less than $100,000, and (B) would not impose any material obligations or restrictions on the Conveyed Interests after the closing; or
•	commit to do any of the foregoing.
Conduct of Business of Buyer Pending Closing
Until closing, Buyer Parties shall use commercially reasonable efforts to operate their businesses in the ordinary course, maintain its books in the ordinary manner in accordance with its usual accounting practices and preserve substantially intact the present business organization of Buyer Parties. Except as required by law or the shareholder approval or as consented to by Sellers, until closing, Buyer Parties shall not:

•	amend, modify, waive, rescind, restate or otherwise change SilverBow’s organizational documents;
•	authorize, declare, set aside, make or pay any dividends on or any distributions with respect to its outstanding shares of capital stock or other equity interests (whether in cash, assets, stock or other Securities of SilverBow);
•	liquidate, dissolve, recapitalize or adopt a plan of liquidation or dissolution;
•	issue any shares of preferred stock of SilverBow;
•	enter into any agreement relating to an acquisition or investment if it would require shareholder approval that would impact the Transaction;

46 | SilverBow Resources, Inc.	Proxy Statement

•	act in violation or contravention of any material provision of SilverBow’s or Buyer’s organizational documents, applicable law or regulations;
•	change accounting methods (except as required by GAAP or law); or
•	agree, commit or authorize, in writing or otherwise, to take any of the foregoing actions.
Conditions to Completion of the Transaction
Sellers’ Conditions to Closing
The obligation of Sellers to consummate the transactions contemplated by the Agreement is subject to the satisfaction or waiver of the following conditions as of the closing:

•	the representations and warranties of Buyer (a) that are qualified by materiality qualifiers shall be true and correct in all respects, and (b) that are not qualified by materiality qualifiers shall be true and correct in all material respects, in each case, on and as of the execution date of the Agreement and the closing date, with the same force and effect as though such representations and warranties had been made or given on and as of the closing date (other than representations and warranties that refer to a specified date, which need only be true and correct on and as of such specified date);
•	Buyer shall have materially performed or complied with all obligations, agreements and covenants contained in the Agreement as to which performance or compliance by Buyer is required prior to or at the closing date;
•	no material suit, action, litigation or other proceeding instituted by any third party shall be pending before any governmental authority seeking to restrain, prohibit, or declare illegal, or seeking substantial damages in connection with, the transactions contemplated by the Agreement;
•	the sum of title and environmental defects (including allocated values of Conveyed Interests excluded from the Transaction due to defects) and allocated values of Conveyed Interest excluded due to unobtained required consents and un-waived preferential purchase rights, shall be less than $48 million;
•	Buyer shall have delivered (or be ready, willing and able to deliver at closing) to Sellers the documents and other items required to be delivered by Buyer under the Agreement;
•	the shares of Common Stock being issued in the Transaction shall have been approved for listing on the NYSE, subject to official notice of issuance; and
•	the SilverBow’s shareholder approval shall have been obtained.
Buyer’s Conditions to Closing
The obligation of Buyer to consummate the transactions contemplated by the Agreement is subject to the satisfaction or waiver of the following conditions as of the closing:

•	the representations and warranties of Sellers were true and correct as of the execution date of the Agreement and shall be true and correct (in each case, without regard to materiality or material adverse effect qualifiers) on and as of the closing date as though such representations and warranties had been made or given on and as of the closing date (other than representations and warranties that refer to a specified date, which need only be true and correct on and as of such specified date), except for those breaches, if any, of such representations and warranties that in the aggregate would not have a material adverse effect;
•	Sellers shall have materially performed or complied with all obligations, agreements, and covenants contained in the Agreement as to which performance or compliance by Sellers is required prior to or at the closing date;
•	no material suit, action, litigation or other proceeding instituted by any third party shall be pending before any governmental authority seeking to restrain, prohibit, enjoin, or declare illegal, or seeking substantial damages in connection with, the transactions contemplated by the Agreement;
•	the sum of title and environmental defects (including allocated values of Conveyed Interests excluded from the Transaction due to defects) and allocated values of Conveyed Interest excluded due to unobtained required consents and un-waived preferential purchase rights, shall be less than $48 million;
•	Sellers shall have delivered (or be ready, willing and able to deliver at closing) to Buyer the documents and other items required to be delivered by Sellers under the Agreement; and
•	SilverBow’s shareholder approval shall have been obtained.

Proxy Statement	SilverBow Resources, Inc. | 47

Termination of the Agreement
The Agreement may be terminated prior to the closing of the Transaction, on the earliest of any of the following:

•	by the mutual prior written consent of Sellers and Buyer;
•	by either Sellers or Buyer if Closing has not occurred on or before September 2, 2022;
•	by either Sellers or Buyer if SilverBow’s shareholder approval shall not have been obtained upon a vote at a duly held special meeting, or at any adjournment or postponement thereof;
•	by Sellers if, prior to the Special Meeting, the Board has qualified, changed or withdrawn its recommendation in favor of the Transaction in a manner adverse to Sellers (a “Change in Recommendation”);
•	by Sellers if any of Sellers’ conditions to closing (other than those related to legal proceedings, impairments or SilverBow’s shareholder approval) have not been satisfied before the scheduled closing date and such conditions remain uncured for 10 business days;
•	by Buyer if any of Buyer’s conditions to closing (other than those related to legal proceedings, impairments or SilverBow’s shareholder approval) have not been satisfied before the scheduled closing date and such conditions remain uncured for 10 business days;
•	by either Sellers or Buyer if the sum of all impairments equals or exceeds $48 million on the scheduled closing date; and
•	by Sellers if Buyer has not delivered the deposit into the deposit escrow account on or prior to the date that is two business days after the execution date of the Agreement.
No party is entitled to terminate the Agreement if such party is in material breach of any provision of the Agreement.
Damages for Failure to Close
If Sellers have the right to terminate the Agreement due to Buyer’s material breach of its representations, warranties or covenants or failure to deliver closing deliverables then Sellers may (A) seek all remedies available at law, including specific performance, or (B) terminate the Agreement and collect the deposit as liquidated damages.
If Buyer has the right to terminate the Agreement due to Sellers’ material breach of their respective representations, warranties or covenants or failure to deliver closing deliverables, then Buyer shall have the right, as its sole and exclusive remedy, to terminate the Agreement, receive the deposit back and collect a termination fee in the amount of $3.2 million as liquidated damages.
If the Agreement is terminated by Sellers prior to the Special Meeting in the event of a Change in Recommendation, then Sellers shall be entitled to collect $3.2 million from the deposit as liquidated damages. The remaining deposit will be returned to Buyer.
If the Agreement is terminated for any other reason, Buyer will receive the deposit back.
Other Covenants and Agreements of the Parties
Sellers and Buyer Parties have agreed to additional obligations under the Agreement, including:

•	customary procedures to address title and environmental defects, casualty and condemnation and certain consents and preferential purchase rights, including purchase price adjustments and claims under Sellers’ special warranty of defensible title as Buyer’s recourse for title and environmental defects;
•	access to the Conveyed Interests, books, records and files;
•	prior mutual agreement (unless required by law) with respect to press releases and other public disclosures regarding the Agreement and the Transaction;
•	Sellers’ cooperation and assistance in providing tax, financial, audit and other information that may be required by SilverBow to meet its public disclosure and SEC filing requirements, including its proxy statement requirements;

48 | SilverBow Resources, Inc.	Proxy Statement

•	Buyer’s novation of seller hedges and payment for any fees and costs required to restructure and novate such hedges; and
•	the Parties’ cooperation in obtaining replacement credit support and guarantees with respect to certain third party arrangements.
Survival of Representations and Warranties
The representations and warranties of Sellers will survive until the date that is 12 months after the closing date of the Transaction. Sellers’ representations and warranties related to taxes will survive the closing until 30 days after the expiration of the applicable statute of limitations. Sellers’ representations and warranties related to organization, authorization, bankruptcy, taxes and brokers will survive until the date that is four years after the closing date of the Transaction.
Indemnification
Sellers have agreed to indemnify and hold harmless Buyer and its affiliates from and against any and all liabilities arising out of breaches by Sellers of their representations, warranties and covenants and agreements under the Agreement, subject to the survival periods described above. In addition, Sellers have agreed to indemnify and hold harmless Buyer and its affiliates from and against any and all liabilities arising out of certain specified obligations and excluded assets.
Buyer has agreed to indemnify and hold harmless Sellers and their affiliates from and against any and all liabilities arising out of breaches by Buyer of its representations, warranties and covenants and agreements under the Agreement. In addition, Buyer has agreed to indemnify and hold harmless Sellers and their affiliates from and against any and all liabilities arising out of certain assumed obligations.
The indemnification obligations of Sellers set forth above (other than for breaches of representations related to organization, authorization, bankruptcy, taxes and brokers) are subject to certain limitations, including, among other things:

•	liability for claims exceeding $125,000 only to the extent the aggregate amount of such claims exceeds a $6.4 million deductible; and
•	a cap on the aggregate liability of Sellers equal to in an aggregate amount of $320,000,000 or $32,000,000 with respect to liabilities arising out of certain specified obligations and excluded assets and breaches of representations or warranties.

Proxy Statement	SilverBow Resources, Inc. | 49

THE REGISTRATION RIGHTS AGREEMENT

The following is a discussion of the Registration Rights Agreement. This is a summary only and may not contain all of the information that is important to you. A copy of the full text of the Registration Rights Agreement is attached as Annex E to this proxy statement. In the event of any discrepancy between the summary below and the full text of the Registration Rights Agreement, the Registration Rights Agreement shall control.
At the closing, SilverBow will enter into the Registration Rights Agreement with the Restricted Shareholders.
Shelf Registration Statement
Pursuant to the Registration Rights Agreement, SilverBow has agreed that, within five business days after the closing date of the Transaction, SilverBow will prepare and file a shelf registration statement to register the shares of Common Stock being issued in the Transaction held by the Restricted Shareholders. SilverBow has agreed to use commercially reasonable efforts to cause such shelf registration statement to be declared effective as soon as practicable after filing. SilverBow has agreed to use commercially reasonable efforts to cause the registration statement to be continuously effective from and after the date it is first declared or becomes effective until all of the shares of Common Stock covered by the registration statement have been sold; provided that SilverBow’s obligations under the Registration Rights Agreement will terminate after two years if the shares of Common Stock covered by the registration statement can be sold without volume limitations or other restrictions under an exemption from registration. In addition, the Restricted Shareholders are entitled to underwritten offerings to the extent the proceeds from any such offering will exceed $20 million in the aggregate; provided, that no Restricted Shareholder or group of affiliated Restricted Shareholders will be entitled to demand more than three underwritten offerings.
Piggyback Rights
Pursuant to the Registration Rights Agreement, if SilverBow proposes to conduct an underwritten public offering of Common Stock, for its own account or for the account of a selling shareholder, the Restricted Shareholders will have customary piggyback registration rights that allow them to include their Common Stock in any such offering, subject to proportional cutbacks. No piggyback rights will be available incidental to any public offering by SilverBow (i) relating to any employee benefit plan, (ii) to be registered on a registration statement on Form S-4 or Form S-8 or (iii) on any registration statement form that does not permit secondary sales.
Limitations; Expenses; Indemnification
The Restricted Shareholders’ registration rights are subject to certain customary limitations, including SilverBow’s right to withdraw a registration statement under certain circumstances. SilverBow generally will be required to bear the registration expenses, other than underwriting discounts and commissions, fees and expenses of counsel for the Restricted Shareholders and transfer taxes or stamp or other duties attributable to the Restricted Shareholders’ sale or other disposition of the Common Stock. Under the Registration Rights Agreement, SilverBow has agreed to indemnify the Restricted Shareholders against any losses, claims, damages or liabilities resulting from any untrue statement or omission of a material fact in any registration statement or prospectus pursuant to which they sell Common Stock, unless such liability arose from their misstatement or omission, and the Restricted Shareholders have agreed to indemnify SilverBow against any losses, claims, damages or liabilities caused by the Restricted Shareholders’ misstatements or omissions in those documents.

50 | SilverBow Resources, Inc.	Proxy Statement

DESCRIPTION OF SILVERBOW CAPITAL STOCK
General
As of the date of this proxy statement, we are authorized to issue up to 50,000,000 shares of Common Stock, including up to 40,000,000 shares of Common Stock, par value $0.01 per share, and up to 10,000,000 shares of preferred stock, par value $0.01 per share. As of May 2, 2022, we had 16,850,478 shares of Common Stock and no shares of preferred stock issued and outstanding.
The following is a summary of the key terms and provisions of our equity securities. You should refer to the applicable provisions of our First Amended and Restated Certificate of Incorporation (our “Certificate of Incorporation”), our First Amended and Restated Bylaws (our “Bylaws”), the Delaware General Corporation Law (the “DGCL”) and the documents we have incorporated by reference for a complete statement of the terms and rights of our capital stock.
Common Stock
Voting Rights. Each holder of Common Stock is entitled to one vote per share. Subject to the rights, if any, of the holders of any series of preferred stock pursuant to applicable law or the provisions of the certificate of designation creating that series, all voting rights are vested in the holders of shares of Common Stock. Holders of shares of Common Stock have noncumulative voting rights, which means that the holders of more than 50% of the Common Stock voting for the election of directors can elect 100% of the directors, and the holders of the remaining shares voting for the election of directors will not be able to elect any directors.
Dividends. Dividends may be paid to the holders of Common Stock when, as and if declared by the SilverBow Board out of funds legally available for their payment, subject to the rights of holders of any preferred stock. We have never declared a cash dividend and we intend to continue our policy of using retained earnings for expansion of our business.
Rights upon Liquidation. In the event of our voluntary or involuntary liquidation, dissolution or winding up, the holders of Common Stock will be entitled to share equally, in proportion to the number of shares of Common Stock held by them, in any of our assets available for distribution after the payment in full of all debts and distributions and after the holders of all series of outstanding preferred stock, if any, have received their liquidation preferences in full.
Non-assessable. All outstanding shares of Common Stock are fully paid and non-assessable.
No Preemptive Rights. Holders of Common Stock are not entitled to preemptive purchase rights in future offerings of our Common Stock.
Section 1123. We are prohibited from issuing any nonvoting equity securities to the extent required under Section 1123(a)(6) of the U.S. Bankruptcy Code and only for so long as Section 1123 of the U.S. Bankruptcy Code is in effect and applicable to us.
Listing. Our outstanding shares of Common Stock are listed on the NYSE under the symbol “SBOW.”
Preferred Stock
The SilverBow Board can, without approval of our shareholders, issue one or more series of preferred stock and determine the number of shares of each series and the rights, preferences and limitations of each series. Undesignated preferred stock may enable our Board to render more difficult or to discourage an attempt to obtain control of us by means of a tender offer, proxy contest, merger or otherwise, and to thereby protect the continuity of our management. The issuance of shares of preferred stock may adversely affect the rights of the holders of our Common Stock. For example, any preferred stock issued may rank prior to our Common Stock as to dividend rights, liquidation preference or both, may have full or limited voting rights and may be convertible into shares of Common Stock. As a result, the issuance of shares of preferred stock may discourage bids for our Common Stock or may otherwise adversely affect the market price of our Common Stock or any existing preferred stock.
Anti-Takeover Effects of Delaware Law, our Certificate of Incorporation and our Bylaws
Some provisions of Delaware law, our Certificate of Incorporation and our Bylaws contain provisions that could make the following transactions more difficult: acquisitions of us by means of a tender offer, a proxy contest

Proxy Statement	SilverBow Resources, Inc. | 51

or otherwise or removal of our incumbent officers and directors. These provisions may also have the effect of preventing changes in our management. It is possible that these provisions could make it more difficult to accomplish or could deter transactions that shareholders may otherwise consider to be in their best interest or in our best interests, including transactions that might result in a premium over the market price for our shares.
These provisions are expected to discourage coercive takeover practices and inadequate takeover bids. These provisions are also designed to encourage persons seeking to acquire control of us to first negotiate with us. We believe that the benefits of increased protection and our potential ability to negotiate with the proponent of an unfriendly or unsolicited proposal to acquire or restructure us outweigh the disadvantages of discouraging these proposals because, among other things, negotiation of these proposals could result in an improvement of their terms.
Delaware Law
Section 203 of the DGCL prohibits a Delaware corporation from engaging in any business combination with any interested shareholder for a period of three years following the date that the shareholder became an interested shareholder, unless:

•	the Transaction is approved by the SilverBow Board before the date the interested shareholder attained that status;
•	upon consummation of the Transaction that resulted in the shareholder becoming an interested shareholder, the interested shareholder owned at least 85% of the voting stock of the corporation outstanding at the time the Transaction commenced; or
•	on or after such time the business combination is approved by the SilverBow Board and authorized at a meeting of shareholders by at least 66 2/3% of the outstanding voting stock that is not owned by the interested shareholder.
An interested shareholder is defined as a person who, together with any affiliates or associates of such person, beneficially owns, directly or indirectly, 15% or more of the outstanding voting shares of a Delaware corporation. The term “business combination” is broadly defined to include a broad array of transactions, including mergers, consolidations, sales or other dispositions of assets having a total value in excess of 10% of the consolidated assets of the corporation or all of the outstanding stock of the corporation, and some other transactions that would increase the interested shareholder’s proportionate share ownership in the corporation.
We have elected to not be subject to the provisions of Section 203 of the DGCL.
Our Certificate of Incorporation and our Bylaws
Provisions of our Certificate of Incorporation and our Bylaws may delay or discourage transactions involving an actual or potential change in control or change in our management, including transactions in which shareholders might otherwise receive a premium for their shares, or transactions that our shareholders might otherwise deem to be in their best interests. Therefore, these provisions could adversely affect the price of our Common Stock.
Among other things, our Certificate of Incorporation and our Bylaws:

•	provide for the division of the SilverBow Board into three classes, each class consisting as nearly as possible of one-third of the whole. The term of office of one class of directors expires each year; with each class of directors elected for a term of three years and until the shareholders elect their qualified successors, subject to the terms of the Nomination Agreement (as defined below);
•	provide that all vacancies, including newly created directorships, may, except as otherwise required by law or, if applicable, the rights of holders of a series of preferred stock or certain board designation rights, and subject to the terms of the Nomination Agreement, be filled by a majority of directors then in office, even if less than a quorum, or by the sole remaining director;
•	provide that our Bylaws may be amended by the affirmative vote of the holders of at least 66 2/3% of our then-outstanding voting stock;
•	provide that special meetings of our shareholders may only be called by our Chairman of the SilverBow Board, Chief Executive Officer or by a majority of the total number of directors which SilverBow would have if there were no vacancies;

52 | SilverBow Resources, Inc.	Proxy Statement

•	authorize the SilverBow Board to adopt resolutions providing for the issuance of undesignated preferred stock. This ability makes it possible for the SilverBow Board to issue, without shareholder approval, preferred stock with voting or other rights or preferences that could impede the success of any attempt to change control of us;
•	provide that the authorized number of directors may be changed only by the SilverBow Board, subject to the terms of the Nomination Agreement;
•	establish advance notice procedures with regard to shareholder proposals relating to the nomination of candidates for election as directors or new business (other than proposals submitted in accordance with Rule 14a-8 for inclusion in our proxy proposals) to be brought before meetings of our shareholders. These procedures provide that notice of shareholder proposals must be timely given in writing to our corporate secretary prior to the meeting at which the action is to be taken. Generally, for a proposal to be timely submitted for consideration at an annual meeting, notice must be delivered to our secretary not less than 90 days nor more than 120 days prior to the first anniversary date of the annual meeting for the preceding year. Our Bylaws specify the requirements as to form and content of all shareholders’ notices. These requirements may preclude shareholders from bringing matters before the shareholders at an annual or Special Meeting;
•	provide that our Bylaws may be amended by the SilverBow Board; and
•	provide that, unless we consent in writing to the selection of an alternative forum, the Court of Chancery of the State of Delaware shall, to the fullest extent permitted by law, be the sole and exclusive forum for (1) any derivative action or proceeding brought on behalf of SilverBow, (2) any action asserting a claim of breach of a fiduciary duty owed by any director, officer, employee or agent of SilverBow to SilverBow or SilverBow’s shareholders, (3) any action asserting a claim arising pursuant to any provision of the DGCL, our Certificate of Incorporation or our Bylaws, or (4) any action asserting a claim against SilverBow or any director or officer or other employee of SilverBow governed by the internal affairs doctrine, in each such case subject to such Court of Chancery having personal jurisdiction over the indispensable parties named as defendants therein.

Any person or entity purchasing or otherwise holding any interest in shares of our capital stock will be deemed to have notice of, and consented to, the provisions of our Certificate of Incorporation regarding exclusive forum. The enforceability of similar exclusive forum provisions in other companies’ certificates of incorporation has been challenged in legal proceedings, and it is possible that, in connection with one or more actions or proceedings described above, a court could rule that this provision in our Certificate of Incorporation is inapplicable or unenforceable.
The exclusive forum provision would not apply to suits brought to enforce any liability or duty created by the Securities Act or the Exchange Act or any other claim for which the federal courts have exclusive jurisdiction. To the extent that any such claims may be based upon federal law claims, Section 27 of the Exchange Act creates exclusive federal jurisdiction over all suits brought to enforce any duty or liability created by the Exchange Act or the rules and regulations thereunder. Furthermore, Section 22 of the Securities Act creates concurrent jurisdiction for federal and state courts over all suits brought to enforce any duty or liability created by the Securities Act or the rules and regulations thereunder.
Director Nomination Agreement
In connection with our emergence from bankruptcy on April 22, 2016, we entered into the Director Nomination Agreement (the “Nomination Agreement”) with SVP and certain other consenting noteholders named therein (the “Consenting Noteholders”). The Nomination Agreement is referenced in our Certificate of Incorporation as necessary to effectuate its terms. Pursuant to the Nomination Agreement:
(1) following the expiration of the initial terms of the SilverBow Board, the SilverBow Board will consist of seven members as follows:

(a)	the Chief Executive Officer of SilverBow, which shall be a Class III Director;

Proxy Statement	SilverBow Resources, Inc. | 53

(b)	two nominees designated by SVP (the “SVP Designated Directors”), which shall be one Class I Director and one Class III Director; provided, that (i) the number of nominees designated by SVP shall be reduced to one director, which shall be a Class III Director, at such time as SVP and its affiliates (other than the Consenting Noteholders) (the “SVP Entities”) collectively beneficially own Common Stock representing an equity percentage of less than 15% and greater than or equal to 8%, with the understanding that such reduction to one director shall be permanent and despite any later increase in their equity percentage, and (ii) SVP shall permanently, and despite any later increase in their equity percentage, no longer be entitled to designate a nominee at such time as the SVP Entities collectively beneficially own Common Stock representing an equity percentage of less than 8%;
(c)	two nominees designated by the Consenting Noteholders (excluding SVP until such time that SVP is no longer entitled to designate an SVP Designated Director), which shall be two Class II Directors; provided, that (i) the number of nominees designated by the Consenting Noteholders shall be reduced to one director, which shall be a Class II Director, at such time as the Consenting Noteholders and their affiliates (the “Noteholder Entities”) collectively beneficially own Common Stock representing an equity percentage of less than 15% and greater than or equal to 8%, with the understanding that such reduction to one director shall be permanent and despite any later increase in their equity percentage, and (ii) except as set forth in section (d) below, such Consenting Noteholders shall permanently, and despite any later increase in their equity percentage, no longer be entitled to designate a nominee at such time as the Noteholder Entities collectively beneficially own Common Stock representing an equity percentage of less than 8%;
(d)	for the purposes of calculating the equity percentage in clauses (i) and (ii) of section (c), with respect to SVP’s ownership, the equity percentage shall only include the portion of SVP’s equity percentage that exceeds 15% up to a maximum of 7.9%, until such time that SVP is no longer entitled to designate an SVP Designated Director. At such time that SVP is no longer entitled to designate an SVP Designated Director, all of SVP’s ownership shall be included in the equity percentage calculations in clauses (i) and (ii) of section (c). For the purposes of section (c), the designation right contained in such provision shall still be available at the time SVP is no longer entitled to designate an SVP Designated Director, if at such time, the equity percentage ownership threshold in clause (ii) of section (c) is satisfied; and
(e)	one independent director and one additional director (which will be the nonexecutive Chairman) nominated by the Nominating and Strategy Committee of the SilverBow Board, which shall be a Class I Director and a Class III Director.
  (2) for so long as such persons are entitled to designate a nominee for director under the terms thereof, SVP and the Consenting Noteholders have the right to remove the respective directors nominated by them pursuant to the Nomination Agreement, and to designate an individual to fill the vacancy created by such removal or upon any other removal of such person as director under our Certificate of Incorporation or our Bylaws on the date of such replacement designation.
The Nomination Agreement terminates upon the earlier to occur of (x) such time as the Consenting Noteholders in the aggregate no longer beneficially own Common Stock representing an equity percentage equal to or greater than 8% or (y) the delivery of written notice to SilverBow by all of the Consenting Noteholders, requesting the termination of the Nomination Agreement. Further, at such time as a particular Consenting Noteholder no longer beneficially owns any shares of Common Stock, all rights and obligations of such Consenting Noteholder under the Nomination Agreement will terminate.
The Consenting Noteholders own less than the requisite equity percentage necessary to maintain their right to nominate two Class II Directors under the Nomination Agreement and certain negative control rights provided for in our Certificate of Incorporation. As such, the related provisions of the Nomination Agreement and our Certificate of Incorporation are no longer operative for one of the two Class II Directors.
 Limitations of Liability and Indemnification Matters
Our Certificate of Incorporation limits the liability of our directors for monetary damages for breach of their fiduciary duty as directors, except for liability that cannot be eliminated under the DGCL. Delaware law provides that directors of a company will not be personally liable for monetary damages for breach of their fiduciary duty as directors, except for liabilities:

54 | SilverBow Resources, Inc.	Proxy Statement

•	for any breach of their duty of loyalty to us or our shareholders;
•	for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law;
•	for unlawful payment of dividend or unlawful stock repurchase or redemption, as provided under Section 174 of the DGCL; or
•	for any transaction from which the director derived an improper personal benefit.
Any amendment, repeal or modification of these provisions will be prospective only and would not affect any limitation on liability of a director for acts or omissions that occurred prior to any such amendment, repeal or modification.
Our Certificate of Incorporation also provides that we will indemnify our directors and officers to the fullest extent permitted by Delaware law. If Delaware law is amended to authorize corporate action further eliminating or limiting the personal liability of a director, then the liability of our directors will be eliminated or limited to the fullest extent permitted by Delaware law, as so amended. Our Certificate of Incorporation also permits us to purchase insurance on behalf of any officer, director, employee or other agent for any liability arising out of that person’s actions as our officer, director, employee or agent, regardless of whether Delaware law would permit indemnification. We have entered into indemnification agreements with our directors and officers. These agreements require us to indemnify these individuals to the fullest extent permitted under Delaware law against liability that may arise by reason of their service to us, and to advance expenses incurred as a result of any proceeding against them as to which they could be indemnified. We believe that the limitation of liability provision in our Certificate of Incorporation and the indemnification agreements facilitates our ability to continue to attract and retain qualified individuals to serve as directors and officers.
The limitation of liability and indemnification provisions in our Certificate of Incorporation and our Bylaws may discourage shareholders from bringing a lawsuit against directors for breach of their fiduciary duties. They may also reduce the likelihood of derivative litigation against directors and officers, even though an action, if successful, might benefit us and our shareholders. A shareholder’s investment may be harmed to the extent we pay the costs of settlement and damage awards against directors and officers pursuant to these indemnification provisions. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers and controlling persons pursuant to the foregoing provisions, or otherwise, we have been advised that, in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act, and is, therefore, unenforceable. There is no pending litigation or proceeding naming any of our directors or officers as to which indemnification is being sought, nor are we aware of any pending or threatened litigation that may result in claims for indemnification by any director or officer.

Proxy Statement	SilverBow Resources, Inc. | 55

PRINCIPAL SHAREHOLDERS OF SILVERBOW AFTER THE TRANSACTION
Upon closing of the Transaction, current SilverBow shareholders (after giving effect to the issuance of 1,300,000 shares of Common Stock expected to be issued pursuant to the Purchase and Sale Agreement between SilverBow and SandPoint Operating, LLC, dated as of April 13, 2022) will own approximately 81.4% of the outstanding shares of Common Stock and Sellers will own approximately 18.6% of the outstanding shares of Common Stock.

MARKET PRICE AND DIVIDEND INFORMATION
SilverBow
Price Range of Securities
The Common Stock trades on the NYSE under the symbol “SBOW.” On April 13, 2022, the last business day prior to the announcement of the Transaction, the Common Stock closed at $39.71 per share.
Dividends
Since inception, no cash dividends have been declared on the Common Stock. Cash dividends are restricted under the terms of SilverBow’s credit agreement, and SilverBow presently intend to continue a policy of using retained earnings for expansion of its business.
Sundance

Sundance is a privately-held company, and there is no established trading market for its securities.
Armadillo
Armadillo is a privately-held company, and there is no established trading market for its securities.
SEA
SEA is a privately-held company, and there is no established trading market for its securities.

56 | SilverBow Resources, Inc.	Proxy Statement

UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION
Acquisition of Sundance Energy, Inc.
On April 13, 2022, SilverBow Resources, Inc. (“SilverBow” or the "Company") and Buyer, entered into a definitive agreement with Sundance Energy, Inc. ("Sundance") and certain affiliated entities (collectively, "Sellers"), thereby acquiring all of Sellers' right, title and interest in certain oil and gas properties and related assets located in Atascosa, La Salle, Live Oak and McMullen Counties, Texas (the "Transaction”). Consideration for the Transaction includes $225,000,000 in cash and 4,148,472 shares of common stock of SilverBow (“Common Stock”). As part of the Agreement, the purchase price will be reduced by $16.5 million related to SilverBow assuming Sundance's outstanding commodity derivatives positions as of December 31, 2021 ("Hedge Book"). The Transaction also includes up to two earn-out payments of $7,500,000 per year for each of 2022 and 2023, contingent upon the average monthly settlement price of NYMEX West Texas Intermediate (“WTI”) crude oil exceeding $95 per barrel for the period from April 13-December 31, 2022 and $85 per barrel for 2023 (“Contingent Consideration”).
The cash portion of the Transaction is expected to be funded primarily with borrowings under SilverBow's existing credit facility and cash on hand.
Acquisition of Teal Natural Resources, LLC and CastleRock Production, LLC
On November 19, 2021, SilverBow and its operating subsidiary, SilverBow Resources Operating, LLC, closed the previously announced purchase and sale agreement dated October 8, 2021 with Teal Natural Resources, LLC and Castlerock Production, LLC (collectively, "Teal"), thereby acquiring oil and gas assets in the Eagle Ford (the “Teal Transaction”). Consideration for the Teal Transaction was approximately $75.5 million, $37.6 million paid as cash and the remainder paid with 1,351,961 shares of Common Stock. The Teal Transaction also includes up to three earn-out payments of $1.6 million per year for each of 2022, 2023 and 2024, contingent upon the average monthly settlement price of WTI crude oil exceeding $70 per barrel for such year.
Unaudited Pro Forma Condensed Combined Financial Statements
The following unaudited pro forma condensed combined financial statements are derived from the historical consolidated financial statements of SilverBow and Sundance and its consolidated subsidiaries and from the historical financial statements of Teal through November 19, 2021, the closing date of the Teal Transaction.
SilverBow expects to account for the Transaction as an asset acquisition under accounting principles generally accepted in the United States of America, as the assets and operations acquired in the Transaction do not meet the definition of a business under the Financial Accounting Standards Board Accounting Standards Codification Topic 805, Business Combinations (referred to as "ASC 805"), since substantially all of the fair value of the assets acquired is concentrated in a single asset group.
Certain historical amounts of Sundance and its consolidated subsidiaries have been reclassified to conform to SilverBow’s financial statement presentation. The unaudited pro forma condensed combined balance sheet as of December 31, 2021 presented below was prepared as if the Transaction and related financing had occurred on December 31, 2021. The unaudited pro forma condensed combined statement of operations for the year ended December 31, 2021 presented below was prepared as if the Transaction and the Teal Transaction and related financing of each transaction had occurred on January 1, 2021.
The unaudited pro forma condensed combined financial statements reflect the following Transaction-related pro forma adjustments, based on available information and certain assumptions that SilverBow believes are reasonable:

•	the Transaction and the Teal Transaction accounted for as asset acquisitions and the related financing of the Transaction and the Teal Transaction;
•
adjustments to conform Sundance’s historical accounting policies related to oil and natural gas properties from the successful efforts method of accounting to the full cost method of accounting used by SilverBow;

•	adjustments to conform the classification of certain assets and liabilities in Sundance’s historical balance sheet to SilverBow’s classification for similar assets and liabilities;

Proxy Statement	SilverBow Resources, Inc. | 57

•	adjustments to conform the classification of revenues and expenses in Sundance’s historical statement of operations to SilverBow’s classification for similar revenues and expenses; and
•	the recognition of estimated tax impacts of the pro forma adjustments.
Assumptions and estimates underlying the pro forma adjustments are described in the accompanying notes, which should be read in conjunction with the unaudited pro forma condensed combined financial statements. In SilverBow’s opinion, all adjustments that are necessary to present fairly the pro forma information have been made. The historical consolidated financial statements have been adjusted in the unaudited pro forma condensed combined financial statements to give effect to the Transaction and the Teal Transaction and the related financings.
The acquisition method of accounting as it relates to the Transaction is dependent upon certain valuations and other studies that, as of the date hereof, have yet to commence or progress to a stage where there is sufficient information for a definitive measure. SilverBow has performed a preliminary valuation analysis of the relative fair value of the assets to be acquired and liabilities to be assumed from Sundance and its consolidated subsidiaries and has made certain adjustments to the historical book values of the assets and liabilities of Sundance and its consolidated subsidiaries to reflect preliminary estimates of the relative fair value necessary to prepare the unaudited pro forma condensed combined financial statements. A final determination of the relative fair value of such assets and liabilities will be based on the actual net tangible and intangible assets and liabilities of Sundance and its consolidated subsidiaries that exist as of the closing date of the Transaction and, therefore, cannot be made prior to the completion of the Transaction. In addition, the value of the consideration to be paid by SilverBow upon the consummation of the Transaction will be determined based on the closing price of Common Stock on the closing date of the Transaction. As a result of the foregoing, the pro forma adjustments are preliminary and are subject to change as additional information becomes available and as additional analysis is performed. The preliminary pro forma adjustments have been made solely for the purpose of providing the unaudited pro forma condensed combined financial statements presented below. SilverBow estimated the fair value of assets and liabilities of Sundance and its consolidated subsidiaries based on discussions with the management of Sundance, preliminary valuation studies, due diligence, and information presented in Sundance’s historical financial statements. Any increases or decreases in the relative fair value of assets acquired and liabilities assumed upon completion of the final valuations will result in adjustments to the unaudited pro forma condensed combined balance sheet and/or statement of operations. The final purchase price allocation may be materially different than that reflected in the pro forma purchase price allocation presented herein.
The unaudited pro forma condensed combined financial information is not intended to represent what SilverBow’s financial position or results of operations would have been had the Transaction and the Teal Transaction actually been consummated on the assumed dates nor does it purport to project the future operating results or financial position of the combined company following the Transaction. The unaudited pro forma condensed combined financial information does not reflect future events that may occur after the Transaction, including, but not limited to, the anticipated realization of ongoing savings from potential operating efficiencies, asset dispositions, cost savings, or economies of scale that the combined company may achieve with respect to the combined operations. Specifically, the unaudited pro forma condensed combined statement of operations does not include projected synergies expected to be achieved as a result of the Transaction and the Teal Transaction and any associated costs that may be required to be incurred to achieve the identified synergies. The unaudited pro forma condensed combined statement of operations includes the effects of approximately $4.5 million of estimated costs associated with the Transaction.
The unaudited pro forma condensed combined financial statements should be read in conjunction with the historical consolidated financial statements and accompanying notes contained in SilverBow’s Annual Report on Form 10-K for the year ended December 31, 2021, the historical financial statement and accompanying notes for the assets acquired in the Teal Transaction contained in SilverBow's Current Report on Form 8-K/A, filed on February 2, 2022, and Sundance’s historical financial statements and accompanying notes as of and for the year ended December 31, 2021, included in this proxy statement.

58 | SilverBow Resources, Inc.	Proxy Statement

SilverBow Resources, Inc. Pro Forma Condensed Combined Balance Sheet As of December 31, 2021 (Unaudited)
(in thousands, except per share amounts)	SilverBow Historical	Sundance Historical	Reclassifica-tion Adjustments (Note 3)		Acquisition Adjustments (Note 3)		Pro Forma Combined
ASSETS
Current Assets:
Cash and cash equivalents	$1,121	$4,674	$—		$(5,174)	(b)	$621
Accounts receivable, net	49,777	20,234	—		(20,234)	(c)	$49,777
Fair value of commodity derivatives	2,806	—	—		—		$2,806
Income tax receivable	—	131	—		(131)	(c)	$—
Other current assets	1,875	2,866	—		(2,866)	(c)	$1,875
Assets held for sale	—	311,267	(311,267)	(a)	—		$—
Total Current Assets	55,579	339,172	(311,267)		(28,405)		55,079
Property and Equipment:
Property and equipment	1,611,953	—	340,603	(a)	68,576	(g)	2,021,132
Less – Accumulated depreciation, depletion, amortization & impairment	(869,985)	—	(29,336)	(a)	29,336	(g)	(869,985)
Property and Equipment, Net	741,968	—	311,267		97,912		1,151,147
Other property and equipment, net of accumulated depreciation		621	—		(621)	(c)	—
Right of use assets	16,065	5,295	—		3	(i)	21,363
Fair value of long-term commodity derivatives	201	—	—		—		201
Other long-term assets	5,641	2,547	—		(2,547)	(c)	5,641
Total Assets	$819,454	$347,635	$—		$66,342		$1,233,431
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current Liabilities:
Accounts payable and accrued liabilities	$35,034	$50,081	$13,585	(a)	(63,666)	(c)	$35,034
Accrued liabilities	—	14,400	(14,400)	(a)	—		—
Current portion of long term debt	—	7,500	—		(7,500)	(d)	—
Fair value of commodity derivatives	47,453	10,655	—		—		58,108
Accrued capital costs	7,354	—	—		—		7,354
Accrued interest	697	—	—		—		697
Current lease liability	7,222	3,613	—		—		10,835
Undistributed oil and gas revenues	23,577	—	815	(a)	—		24,392
Liabilities related to assets held for sale	—	5,363	(5,363)	(a)	—		—
Total Current Liabilities	121,337	91,612	(5,363)		(71,166)		136,420
Long-term debt, net	372,825	103,032	—		109,468	(d)	585,325
Non-current lease liability	9,090	1,685	—		—		10,775
Deferred tax liabilities	6,516	—	—		—		6,516
Asset retirement obligations	5,526	—	5,363	(a)	—		10,889
Fair value of long-term commodity derivatives	8,585	7,370	—		—		15,955
Fair value of contingent consideration	—	—	—		7,237	(e)	7,237
Other long-term liabilities	3,043	15	—		(15)	(c)	3,043
Stockholders' Equity:
Preferred stock	—	—	—		—		—
Common stock	168	1	—		41	(f)	210
Additional paid-in capital	413,017	175,804	—		(11,110)	(f)	577,711
Treasury stock, held at cost	(2,984)	—	—		—		(2,984)
Accumulated deficit	(117,669)	(31,884)	—		31,887	(h)	(117,666)
Total Stockholders’ Equity	292,532	143,921	—		20,818		457,271
Total Liabilities and Stockholders’ Equity	$819,454	$347,635	$—		$66,342		$1,233,431
See accompanying notes to unaudited pro forma condensed combined financial information.

Proxy Statement	SilverBow Resources, Inc. | 59

SilverBow Resources, Inc. Pro Forma Condensed Combined Statement of Operations For the Year Ended December 31, 2021 (Unaudited)
			Sundance Historical
(in thousands, except per share amounts)	SilverBow Historical	Teal Historical Through November 19, 2021	Successor: For the Period from April 23 through December 31, 2021	Predecessor: For the Period from January 1 through April 22, 2021	Sundance Reclassifi-cation and Conforming Adjustments (Note 3)		Teal Acquisition Adjustments (Note 3)		Sundance Acquisition Adjustments (Note 3)		Pro Forma Combined
Revenues:
Oil and gas sales	$407,200	$31,181	$—	$—	$118,608	(a)	$—		$—		$556,989
Oil sales	—	—	68,694	28,096	(96,790)	(a)	—		—		—
Gas sales	—	—	5,784	3,826	(9,610)	(a)	—		—		—
NGL sales	—	—	9,318	2,890	(12,208)	(a)	—		—		—
Operating Expenses:
General and administrative, net	21,799	—	5,899	10,770	—		—		—		38,468
Depreciation, depletion, and amortization	68,629	—	29,937	12,774	(382)	(a)	10,771	(j)	1,557	(m)	123,286
Accretion of asset retirement obligations	306	—	—	—	382	(a)	37	(j)	—		725
Lease operating expenses	27,206	6,338	22,849	9,794	(5,212)	(a)	—		—		60,975
Workovers	514	—	—	—	5,212	(a)	—		—		5,726
Transportation and gas processing	24,145	1,126	15,416	2,761	—		—		—		43,448
Severance and other taxes	19,307	1,824	5,614	2,369	—		—		—		29,114
Exploration Expense	—	—	—	10	(10)	(a)	—		—		—
Loss on commodity derivative financial instruments	—	—	28,140	15,546	(43,686)	(a)	—		—		—
Other expense, net	—	—	988	546	—		—		—		1,534
Total Operating Expenses	161,906	9,288	108,843	54,570	(43,696)		10,808		1,557		303,276
Operating Income (Loss)	245,294	21,893	(25,047)	(19,758)	43,696		(10,808)		(1,557)		253,712
Non-operating Income (Expense)
Loss on commodity derivatives, net	(123,018)	—	—	—	(43,686)	(a)	—		—		(166,704)
Interest expense, net	(29,129)	—	(6,281)	(14,508)	—		(1,357)	(k)	12,056	(k)	(39,219)
Reorganization expense	—	—	(556)	50,738	—		—		(50,182)	(n)	—
Realized foreign currency loss	—	—	—	(673)	—		—		673	(o)	—
Other income (expense), net	10	—	—	—	—		—		—		10
Income (Loss) Before Income Taxes	93,157	21,893	(31,884)	15,799	10		(12,165)		(39,010)		47,799
Provision (Benefit) for Income Taxes	6,398	—	—	(222)	—		14	(l)	—		6,190
Net Income (Loss)	$86,759	$21,893	$(31,884)	$16,021	$10		$(12,179)		$(39,010)		$41,609
Per Share Amounts:
Basic: Loss Per Share	$6.61	—	—	—	—		—		—		$2.23
Diluted: Loss Per Share	$6.42	—	—	—	—		—		—		$2.19
Weighted-Average Shares Outstanding - Basic	13,118	—	—	—	—		1,352		4,148		18,618
Weighted-Average Shares Outstanding - Diluted	13,520	—	—	—	—		1,352		4,148		19,020
See accompanying notes to unaudited pro forma condensed combined financial information.

60 | SilverBow Resources, Inc.	Proxy Statement

Notes to Unaudited Pro Forma Condensed Combined Financial Information
(1) Basis of Pro Forma Presentation
The unaudited pro forma condensed combined financial information has been derived from the historical consolidated financial statements of SilverBow and Sundance and its consolidated subsidiaries, from the historical financial activity of Teal through November 19, 2021, the closing date of the Teal Transaction. Certain of Sundance’s and Teal's historical amounts have been reclassified to conform to SilverBow’s financial statement presentation. The unaudited pro forma condensed combined balance sheet as of December 31, 2021 gives effect to the Transaction and the Teal Transaction and the related financings as if they had occurred on December 31, 2021. The unaudited pro forma condensed combined statement of operations for the year ended December 31, 2021 gives effect to the Transaction and the Teal Transaction and related financings as if each transaction had been completed on January 1, 2021.
The unaudited pro forma condensed combined financial statements reflect pro forma adjustments that are described in the accompanying notes and are based on available information and certain assumptions that SilverBow believes are reasonable, however, actual results may differ from those reflected in these statements. In SilverBow’s opinion, all adjustments that are necessary to present fairly the pro forma information have been made. The unaudited pro forma condensed combined financial statements do not purport to represent what SilverBow’s financial position or results of operations would have been if the transactions had actually occurred on the dates indicated above, nor are they indicative of SilverBow’s future financial position or results of operations. These unaudited pro forma condensed combined financial statements should be read in conjunction with the historical consolidated financial statements and related notes of SilverBow, Teal and Sundance, as applicable, for the period presented.
The unaudited pro forma condensed combined financial information includes adjustments to conform Sundance’s accounting policies to SilverBow’s accounting policies, including adjusting Sundance’s oil and gas properties to the full cost method. Sundance follows the successful efforts method of accounting for oil and gas properties, while SilverBow follows the full cost method of accounting for oil and gas properties. Certain costs that are expensed under the successful efforts method are capitalized under the full cost method, including unsuccessful exploration drilling costs, geological and geophysical costs, delay rentals on leases and general and administrative expenses directly related to exploration and development activities. Under the full cost method of accounting, property acquisition costs, costs of wells, related equipment and facilities and future development costs are all included in a single full cost pool, which is amortized on a units-of-production basis over total proved reserves. Under the successful efforts method of accounting, property acquisition costs are amortized on a units-of-production basis over total proved reserves, while costs of wells and related equipment and facilities are amortized on a units-of-production basis over proved developed reserves. The pro forma condensed combined financial information has reclassified Sundance's exploration expenses, which are capitalized under the full cost method of accounting for oil and gas properties.
(2) Pro Forma Adjustments
SilverBow expects to account for the Transaction as an asset acquisition under accounting principles generally accepted in the United States of America, as the assets and operations acquired in the Transaction do not meet the definition of a business under the Financial Accounting Standards Board Accounting Standards Codification Topic 805, Business Combinations (referred to as "ASC 805"), since substantially all of the fair value of the assets acquired are concentrated in a single asset group. The allocation of the preliminary estimated purchase price is based upon management’s estimates of and assumptions related to the relative fair value of assets to be acquired and liabilities to be assumed as of December 31, 2021 using currently available information. Due to the fact that the unaudited pro forma condensed combined financial information has been prepared based on these preliminary estimates, the final purchase price allocation and the resulting effect on financial position and results of operations may differ significantly from the pro forma amounts included herein. SilverBow expects to finalize its allocation of the purchase consideration as soon as practicable after completion of the proposed transaction.

Proxy Statement	SilverBow Resources, Inc. | 61

The preliminary purchase price allocation is subject to change due to several factors, including but not limited to:

•	changes in the estimated fair value of SilverBow’s common stock included as consideration, based on SilverBow’s share price at the date of closing of the Transaction;
•
changes in the estimated fair value of Sundance’s assets acquired and liabilities assumed as of the date of the closing of the Transaction, resulting from the finalization of SilverBow’s detailed valuation analysis, including changes in future oil and gas commodity prices, reserve estimates, interest rates and other factors;

•	valuation of ASC 842 Leases as it relates to Sundance’s lease obligations and right of use assets expected to be recorded as part of purchase accounting upon the closing of the Transaction;
•	changes in the estimated fair value of the Contingent Consideration as of the date of the closing of the Transaction; and
•	changes in the estimated fair value of the Hedge Book as of the date of the closing of the Transaction.

The preliminary consideration to be transferred and the relative fair value of assets acquired and liabilities assumed is as follows:

(in thousands)
Total Cost
Cash consideration	$208,503
Equity consideration(1)	164,736
Fair value of contingent consideration(2)	7,237
Total Consideration	$380,476

Transaction costs	4,500

Total cost of Transaction	$384,976

Allocation of Total Cost
Assets
Oil and gas properties	$409,179
Right of use assets	5,298
Total assets acquired	$414,477

Liabilities
Undistributed oil and gas revenues	815
Current lease liability	3,613
Current portion of fair value of commodity derivatives	10,655
Non-current lease liability	1,685
Asset retirement obligation	5,363
Non-current portion of fair value of commodity derivatives	7,370
Total liabilities assumed	$29,501
Net Assets Acquired and Liabilities Assumed	$384,976

(1) Based on 4,148,472 shares of Common Stock at $39.71 per share (closing price as of April 13, 2022)
(2) Fair value of contingent consideration based on available data on April 13, 2022

The final fair value of the equity consideration of the Transaction will be determined based on the market price of Common Stock on the closing date of the Transaction. A 20% increase or decrease in the closing price of

62 | SilverBow Resources, Inc.	Proxy Statement

a share of Common Stock, as compared to the April 13, 2022 closing price of $39.71, would increase or decrease the purchase price by approximately $32.9 million, assuming all other factors are held constant.
(3) Pro Forma Adjustments
The following adjustments have been made to the accompanying unaudited pro forma condensed combined financial statements:
(a)    The following reclassifications and conforming adjustments were made as a result of the transactions to conform to SilverBow’s presentation and full-cost accounting methodology for oil and gas properties:
Pro Forma Condensed Combined Balance Sheet as of December 31, 2021:
Sundance Reclassification Adjustments

•	Reflects reclassification of approximately $311.3 million from assets held for sale to property and equipment and accumulated depreciation, depletion, amortization and impairment;
•	Reflects reclassification of approximately $11.8 million from accrued liabilities to accounts payable and accrued liabilities;
•	Reflects reclassification of approximately $0.8 million from accrued liabilities to undistributed oil and gas revenues; and
•	Reflects reclassification of approximately $5.4 million from liabilities related to assets held for sale to asset retirement obligation.

Pro Forma Condensed Combined Statement of Operations for the year ended December 31, 2021:
Sundance Reclassification and Conforming Adjustments

•
Reflects reclassification of approximately $118.9 million to oil and gas sales from the respective sales revenues by product ($96.8 million for oil sales, $9.6 million for gas sales and $12.2 million for NGL sales);

•	Reflects reclassification of approximately $0.4 million from depreciation, depletion and amortization to accretion of asset retirement obligation;
•	Reflects reclassification of approximately $5.2 million from lease operating expenses to workovers; and
•	Reflects the elimination of exploration expenses which are capitalized under the full cost method of accounting for oil and gas properties (used by SilverBow).

(b)    Reflects Sundance cash and cash equivalents not acquired. Adjustment also reflects $0.5 million funding of the Transaction with cash on hand.
(c)    Amounts are to adjust Sundance's historical balance sheet for assets not acquired and liabilities not assumed in the Transaction; including accounts receivable, income tax receivable, other current assets, other property and equipment, other long-term assets, accounts payable and accrued liabilities and other long-term liabilities.
(d)    Reflects an approximately $102 million net increase in debt related to the $212.5 million increase in SilverBow's credit facility as part of the financing of the Transaction and transaction related costs, partially offset by the $110.5 million of Sundance debt not assumed by SilverBow in the Transaction.
(e)    The Transaction includes up to two earn-out payments of $7.5 million per year for each of 2022 and 2023, contingent upon the average monthly settlement price of WTI crude oil exceeding $95 per barrel for 2022 and $85 per barrel for 2023. The adjustment reflects the fair value of the Contingent Consideration, as of April 13, 2021, included in the Transaction.
(f)    Reflects the elimination of Sundance’s historical common stock and additional paid-in capital, partially offset by the estimated fair value of equity consideration transferred (based on the closing price of Common Stock of $39.71 per share at April 13, 2022).

Proxy Statement	SilverBow Resources, Inc. | 63

(g)    Reflects the allocation of the estimated fair value of consideration transferred (based on the closing price of Common Stock of $39.71 per share at April 13, 2022 and the Contingent Consideration fair value at April 13, 2022) and liabilities assumed to the assets acquired on a relative fair value basis.
(h)    Reflects the cumulative impact of the Transaction and related financing after the allocation of relative fair value of assets acquired and liabilities assumed. Also includes the elimination of Sundance's accumulated deficit.
(i)    Reflects the incremental fair value of the right of use assets acquired in the Transaction.
(j)    Depreciation, depletion and amortization (“DD&A”) and accretion expense relate to the Teal Transaction and was calculated using the unit-of-production method under the full cost method of accounting, and adjusts DD&A for (1) the increase in DD&A reflecting the relative fair values and production volumes attributable to the Teal Transaction and (2) the revision to SilverBow’s DD&A rate reflecting the reserve volumes acquired in the Teal Transaction.
(k)    Interest expense associated with the borrowings under the SilverBow’s credit facility associated with both the Transaction and the Teal Transaction, as applicable.
(l)    Income tax expense reflects incremental Texas Margin Tax for the Teal Transaction.
(m)    Reflects the pro forma DD&A expense calculated in accordance with the full cost method of accounting for oil and gas properties, which was based on the preliminary purchase price allocation of the Transaction.
(n)    Reflects adjustment for gain on conversion of debt to equity upon reorganization and other amounts associated with Sundance reorganization.
(o)    Reflects adjustment for foreign currency loss on international activities that were not acquired.
(4) Supplemental Oil and Gas Reserve Information
Estimated Quantities of Proved Oil and Natural Gas Reserves

The following tables present the estimated pro forma combined net proved developed and undeveloped natural gas, oil and NGL reserves as of December 31, 2021, along with a summary of changes in the quantities of net remaining proved reserves during the year ended December 31, 2021. The pro forma reserve information set forth below gives effect to the Transaction as if it had been completed on January 1, 2021. Reserve estimates are inherently imprecise and are generally based upon extrapolation of historical production trends, analogy to similar properties and volumetric calculations. Accordingly, reserve estimates are expected to change, and such changes could be material and occur in the near term as future information becomes available.

64 | SilverBow Resources, Inc.	Proxy Statement

	Natural Gas (Mcf)
	SilverBow Historical	Sundance Acquisition	Pro Forma Combined
Estimates of Proved Reserves
January 1, 2021	948,094,943	50,144,876	998,239,819
Revisions	(199,625,710)	(7,691,299)	(207,317,009)
Extensions, discoveries and other additions	324,625,474	19,805,640	344,431,114
Purchases of minerals in place	142,794,045	—	142,794,045
Sales of minerals in place	—	—	—
Production	(60,509,606)	(2,463,333)	(62,972,939)
December 31, 2021	1,155,379,146	59,795,884	1,215,175,030

Proved Developed Reserves
January 1, 2021	415,390,459	22,666,671	438,057,130
December 31, 2021	525,736,580	15,499,236	541,235,816

Proved Undeveloped Reserves
January 1, 2021	532,704,484	27,478,205	560,182,689
December 31, 2021	629,642,566	44,296,648	673,939,214

	Oil (Bbl)
	SilverBow Historical	Sundance Acquisition	Pro Forma Combined
Estimates of Proved Reserves
January 1, 2021	12,531,501	28,897,502	41,429,003
Revisions	(1,644,367)	(5,250,851)	(6,895,218)
Extensions, discoveries and other additions	3,930,631	5,501,816	9,432,447
Purchases of minerals in place	10,942,051	—	10,942,051
Sales of minerals in place	—	—	—
Production	(1,461,657)	(1,554,079)	(3,015,736)
December 31, 2021	24,298,159	27,594,388	51,892,547

Proved Developed Reserves
January 1, 2021	6,962,826	12,156,565	19,119,391
December 31, 2021	9,692,076	9,676,357	19,368,433

Proved Undeveloped Reserves
January 1, 2021	5,568,676	16,740,937	22,309,613
December 31, 2021	14,606,082	17,918,031	32,524,113

Proxy Statement	SilverBow Resources, Inc. | 65

	Natural Gas Liquids (Bbl)
	SilverBow Historical	Sundance Acquisition	Pro Forma Combined
Estimates of Proved Reserves
January 1, 2021	13,855,188	8,171,134	22,026,322
Revisions	1,836,746	(855,428)	981,318
Extensions, discoveries and other additions	1,860,900	2,940,777	4,801,677
Purchases of minerals in place	3,019,773	—	3,019,773
Sales of minerals in place	—	—	—
Production	(1,472,222)	(424,929)	(1,897,151)
December 31, 2021	19,100,385	9,831,554	28,931,939

Proved Developed Reserves
January 1, 2021	8,163,666	3,401,267	11,564,933
December 31, 2021	12,390,263	2,525,001	14,915,264

Proved Undeveloped Reserves
January 1, 2021	5,691,522	4,769,867	10,461,389
December 31, 2021	6,710,122	7,306,553	14,016,675

Changes in commodity prices may significantly impact SilverBow’s estimates of oil and natural gas reserves. Sustained lower commodity prices can reduce the quantity of SilverBow's reserves by causing the economic limit of the proved developed and proved undeveloped wells (the point at which the costs to operate exceed the value of estimated future production, assuming constant prices and costs under SEC rules) to occur earlier in their productive lives than would be the case with higher prices. The undeveloped reserves may also be reduced by the elimination of wells because they would not meet the investment criteria to be economically producible at such prices and costs. The proved undeveloped reserves may also be eliminated by the deferral of drilling of otherwise economic wells beyond the five year proved reserve development horizon as a result of revisions to SilverBow's development plan adopted in response to lower prices or otherwise.
Standardized Measure of Discounted Future Net Cash Flows Relating to Proved Oil and Gas Reserves
The following table presents the Standardized Measure of Discounted Future Net Cash Flows relating to the proved oil and natural gas reserves of SilverBow and of Sundance and its consolidated subsidiaries on a pro forma combined basis as of December 31, 2021. The Standardized Measure shown below represents estimates only and should not be construed as the current market value of SilverBow's estimated oil and natural gas reserves or those acquired estimated oil and natural gas reserves attributable to the Transaction.

	December 31, 2021
	SilverBow Historical	Sundance Acquisition	Pro Forma Combined
	(In thousands)
Future gross revenues	$6,370,628	$2,188,156	$8,558,784
Future production costs	(1,853,856)	(858,212)	(2,712,068)
Future development costs	(753,046)	(533,540)	(1,286,586)
Future income taxes	(584,613)	(47,186)	(631,799)
Future net cash flows	3,179,113	749,218	3,928,331
Discount at 10% per annum	(1,620,651)	(336,350)	(1,957,001)
Standardized Measure of discounted future net cash flows	$1,558,462	$412,868	$1,971,330

66 | SilverBow Resources, Inc.	Proxy Statement

The following table sets forth the principal changes in the Standardized Measure of discounted future net cash flows applicable to estimated net proved oil and natural gas reserves of SilverBow and Sundance and its consolidated subsidiaries on a pro forma combined basis as of December 31, 2021:

	SilverBow Historical	Sundance Acquisition	Pro Forma Combined
	(In thousands)
January 1, 2021 balance	$512,952	$230,804	$743,756
Net changes in prices, net of production costs	781,786	249,342	1,031,128
Net changes in future development costs	1,569	(42,548)	(40,979)
Net changes due to revisions in quantity estimates	(43,379)	(19,717)	(63,096)
Accretion of discount	52,627	23,109	75,736
Other	29,303	(30,764)	(1,461)
Total revisions	821,906	179,422	1,001,328

New field discoveries and extensions, net of future production and development costs	400,008	64,454	464,462
Purchase of reserves	345,300	—	345,300
Sales of minerals in place	—	—	—
Sales of oil and natural gas produced, net of production costs	(336,028)	(59,805)	(395,833)
Previously estimated development costs	59,318	22,035	81,353
Net change in income taxes	(244,994)	(24,042)	(269,036)
Net change in Standardized Measure of discounted future net cash flows	1,045,510	182,064	1,227,574
December 31, 2021 balance	$1,558,462	$412,868	$1,971,330

Proxy Statement	SilverBow Resources, Inc. | 67

Estimated Proved Reserves
The following table presents summary information regarding the estimated net proved oil, natural gas and NGL reserves as of December 31, 2021 and 2020 of Sundance and its consolidated subsidiaries. These estimates of the net proved reserves are based on reserve reports prepared by Ryder Scott Company, L.P., Sundance’s independent petroleum engineers, in accordance with the rules and regulations of the SEC regarding oil and natural gas reserve reporting. All of the reserves were located in the Eagle Ford.

	As of December 31,
	2021	2020
Estimated proved reserves:
Oil (Bbls)	27,594,388	28,897,502
Natural gas (Mcf)	59,795,884	50,144,876
NGL (Bbls)	9,831,554	8,171,134
Total estimated proved reserves (Boe)	47,391,923	45,426,116
Estimated proved developed reserves:
Oil (Bbls)	9,676,357	12,156,565
Natural gas (Mcf)	15,499,236	22,666,671
NGL (Bbls)	2,525,001	3,401,267
Total estimated proved developed reserves (Boe)	14,784,564	19,335,611
Estimated proved undeveloped reserves:
Oil (Bbls)	17,918,031	16,740,937
Natural gas (Mcf)	44,296,648	27,478,205
NGL (Bbls)	7,306,553	4,769,867
Total estimated proved undeveloped reserves (Boe)	32,607,359	26,090,505
PV 10 (in thousands)	437,547	231,094
Standardized Measure (in thousands)	412,868	230,804

Reserve engineering is and must be recognized as a subjective process of estimating volumes of economically recoverable oil, natural gas and NGLs that cannot be measured in an exact manner. The accuracy of any reserve estimate is a function of the quality of available data and of engineering and geological interpretation. As a result, the estimates of different engineers may vary and are subject to change with additional data. Furthermore, the results of drilling, testing and production may justify revisions of such estimates. Accordingly, reserve estimates often differ from the quantities of oil, natural gas and NGLs that are ultimately recovered. Estimates of economically recoverable oil and natural gas and of future net revenues are based on a number of variables and assumptions, all of which may vary from actual results, including geologic interpretation, operational changes, regulatory changes, environmental protection, prices and costs, and reservoir performance.
PV-10
Certain of the oil and natural gas reserve disclosures of Sundance and its consolidated subsidiaries are presented on a PV-10 basis. PV-10 is the estimated present value of the future cash flows less future development and production costs from Sundance’s proved reserves before income taxes discounted using a 10% discount rate. PV-10 may be considered a non-GAAP financial measure as defined by the SEC because it does not include the effects of future income taxes, as is required in computing the standardized measure of discounted future net cash flows (the “Standardized Measure”). Sundance believes that PV-10 is an important measure that can be used to evaluate the relative significance of Sundance’s oil and natural gas properties and is widely used by securities analysts and investors when evaluating oil and gas companies. Because many factors that are unique to each individual company impact the amount of future income taxes to be paid, Sundance believes that the use of a pre-tax measure provides greater comparability of assets when evaluating companies.

68 | SilverBow Resources, Inc.	Proxy Statement

Investors should be cautioned that neither PV-10 nor Standardized Measure represents an estimate of the fair market value of the proved reserves of Sundance and its consolidated subsidiaries.
The following table provides a reconciliation of PV-10 to Standardized Measure (in thousands):

	As of December 31,
	2021	2020

Standardized Measure	$412,868	$230,804
Present value of future income tax discounted at 10% (1)	24,679	290
PV‑10 of proved reserves	$437,547	$231,094
(1) As of December 31, 2021 the estimated taxable income to be generated from 2021 year-end reserves was expected to be significantly offset by net operating loss carryforwards.

Proxy Statement	SilverBow Resources, Inc. | 69

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT OF SILVERBOW
Security Ownership of Certain Beneficial Owners
The following table sets forth information concerning the shareholdings of each person who, to SilverBow's knowledge, beneficially owned more than five percent of SilverBow's outstanding Common Stock as of May 2, 2022.

Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership (# of shares)		Percent of Class
Strategic Value Partners, LLC 100 West Putnam Avenue Greenwich, CT 06830	4,476,462	(1)	26.6%
Teal Upstream Holdings, LLC 8235 Douglas Avenue, Suite 1100 Dallas, TX 75225	1,351,961	(2)	8.0%
FMR LLC 245 Summer Street Boston, MA 02210	1,076,104	(3)	6.4%
Post Oak Energy Holdings, LLC 34 S. Wynden Dr, Suite 300 Houston, TX 77056	970,012	(4)	5.8%
_______________________________
(1)    Based on a Schedule 13D/A dated April 13, 2022, and filed April 14, 2022 by SVP Special Situations III LLC, SVP Special Situations III-A LLC, and Victor Khosla, 4,476,462 shares are beneficially owned by SVP (i) as the investment manager of Strategic Value Master Fund, Ltd., which has an ownership interest in SVMF 70, LLC (“SVMF 70”), which has an ownership interest in SVMF 71, (ii) as the managing member of SVP Special Situations III LLC, which is the investment manager of Strategic Value Special Situations Master Fund III, L.P., which has an ownership interest in SVMF 70, which has an ownership interest in SVMF 71 , and (iii) as the managing member of SVP Special Situations III-A LLC, which is the investment manager of Strategic Value Opportunities Fund, L.P., which has an ownership interest in SVMF 71. SVMF 71 directly holds 4,476,462 shares of Common Stock. Mr. Victor Khosla is the sole member of Midwood Holdings, LLC, which is the managing member of SVP and is also the indirect majority owner and control person of SVP, SVP Special Situations III LLC and SVP Special Situations III-A LLC. Each of the signatories to the Schedule 13D/A disclaims beneficial ownership of all reported securities. SVP is a Consenting Noteholder under the Nomination Agreement. The record holder of the shares beneficially owned by SVP entered into a voting agreement in connection with the Transaction.
(2)    Based on a Schedule 13G dated November 19, 2021, jointly filed on November 23, 2021, under a Rule 13d-1(k)(1) Agreement and pursuant to Rule 13d-1(c) by both Teal Upstream Holdings, LLC and TNR-CRX STX Holdings LLC ("TNR-CRX”), Teal Upstream Holdings, LLC, as reported, is deemed to beneficially own the shares of Common Stock and holds sole voting and dispositive power with respect to all shares reported, with TNR-CRX reporting shared voting and dispositive power with respect to all shares reported.
(3)    Based on a Schedule 13G dated February 8, 2022, jointly filed on February 9, 2022, under a Rule 13d-1(k)(1) Agreement and pursuant to Rule 13d-1(b), by both FMR LLC and Abigail P. Johnson, FMR LLC beneficially owns 1,076,104 shares, and holds sole voting power with respect to 498,791 shares and sole dispositive power with respect to the 1,076,104 shares reported. The filing reflects the number of shares of Common Stock beneficially owned, or that may be deemed to be deemed to be beneficially owned, by FMR LLC, certain of its subsidiaries and affiliates, and other companies. FIAM LLC IA, Fidelity Management & Research Company LLC and Fidelity Management Trust Company each beneficially own shares reported on this Schedule 13G. As reported, Abigail P. Johnson, Director, Chairman and the Chief Executive Officer of FMR LLC and members of the Johnson family, including Abigail P. Johnson are the predominant owners, directly or through trusts, of Series B voting common shares of FMR LLC, representing 49% of the voting power of FMR LLC and have entered into a certain shareholders’ voting agreement.
(4)    Based on a Schedule 13G dated December 31, 2021, jointly filed on February 22, 2022, under a Rule 13d-1(k)(1) Agreement and pursuant to Rule 13d-1(d), by Post Oak Energy Holdings, LLC, Post Oak Energy Capital LP, and Post Oak Energy Holdings, LLC’s individual members including Frost W. Cochran, Philip A. Davidson, Clint S. Wetmore and Ryan J. Matthews (together, the “Post Oak Group”), each Post Oak Group member has shared voting power of the 970,012 shares reported. This includes 376,780 shares owned of record by PetroEdge, 440,140 shares owned of record by Sierra EF, LP, and 153,092 shares owned of record by Tri-C Energy Partners I, LLC. Each of PetroEdge, Sierra EF, LP and Tri-C Energy Partners I, LLC is managed by their own board of managers, the majority of which are designated by Post Oak Capital, LP which is the General Partner of Post Oak Energy Holdings, LLC.

70 | SilverBow Resources, Inc.	Proxy Statement

Security Ownership of Board of Directors and Management
The following table sets forth information concerning the Common Stock shareholdings of the members of the SilverBow Board, the named executive officers, and all executive officers and directors as a group, as of May 2, 2022. The address of the individuals below, unless otherwise indicated, is 920 Memorial City Way, Suite 850, Houston, Texas 77024.

Name of Beneficial Owner	Position	Amount and Nature of Beneficial Ownership(1) (# of shares)	Percent of Class
Marcus C. Rowland	Chairman of the SilverBow Board	17,571	—	(2)
Michael Duginski	Director	53,330	—	(2)
Gabriel L. Ellisor	Director	38,330	—	(2)
David Geenberg(3)	Director	—	—	(2)
Christoph O. Majeske(3)	Director	—	—	(2)
Charles W. Wampler	Director	38,330	—	(2)
Sean C. Woolverton	Chief Executive Officer and Director	290,943	1.7%
Christopher M. Abundis	Executive Vice President, Chief Financial Officer, General Counsel and Secretary	92,515	—	(2)
Steven W. Adam	Executive Vice President and Chief Operating Officer	145,231	—%	(2)
All executive officers and directors as a group (9 persons)		676,250	4.0%
_______________________________
(1)    Unless otherwise indicated below, the persons named have the sole voting and investment power or joint voting and investment power with their respective spouses over the number of shares of the Common Stock of SilverBow shown as being beneficially owned by them. None of the shares of Common Stock beneficially owned by our named executive officers and directors are pledged as a security. The amounts include shares acquirable within 60 days of May 2, 2022, by vesting of RSUs or exercise of stock options under SilverBow's equity plans. The following were entitled to receive shares from RSU awards and through the exercise of stock options within 60 days of May 2, 2022: Mr. Rowland - 0 RSUs, 0 stock options; Mr. Duginski - 0 RSUs, 8,823 stock options; Mr. Ellisor - 0 RSUs, 8,823 stock options; Mr. Wampler - 0 RSUs, 8,823 stock options; Mr. Woolverton - 0 RSUs, 87,081 stock options; Mr. Abundis - 0 RSUs, 21,103 stock options; and Mr. Adam - 0 RSUs, 58,912 stock options.
(2)    Less than 1%
(3)    Each of these directors is a member of the SilverBow Board as an SVP Designated Director under the Nomination Agreement. As employees of SVP, each (i) disclaims beneficial ownership of the Common Stock owned by SVP and its affiliates, and (ii) has elected not to receive individual equity awards granted to other non-employee directors in accordance with the terms of their arrangement and employment with SVP.

Proxy Statement	SilverBow Resources, Inc. | 71

ADDITIONAL INFORMATION
This proxy statement constitutes a proxy statement under Section 14(a) of the Securities Exchange Act of 1934, as amended. It also constitutes a notice of meeting with respect to the Special Meeting.
This proxy statement incorporates important business and financial information about SilverBow from other documents that are not included in or delivered with this proxy statement. This information is available to you without charge upon your request. You can obtain the documents incorporated by reference in this proxy statement by clicking on the “Investors” link at www.sbow.com, or by direct requests made by mail to SilverBow Resources, Inc., Investor Relations Department, 920 Memorial City Way, Suite 850, Houston, Texas 77024; by telephone at (281) 874-2700 or (888) 991-SBOW; or by email to info@sbow.com. Shareholders may also read and copy any reports, statements and other information filed by SilverBow with the SEC, at the SEC public reference room at 100 F Street, N.E., Washington D.C. 20549. Please call the SEC at 1-800-SEC-0330 or visit the SEC’s website for further information on its public reference room. To receive timely delivery of the documents in advance of the Special Meeting, you should make your request no later than five business days before the date of the meeting, or no later than Monday, June 13, 2022.
A free copy of this proxy statement and other filings containing information about SilverBow may be obtained from the SEC through the SEC’s website (http://www.sec.gov).
You should rely only on the information contained or incorporated by reference in this proxy statement to vote your shares of Common Stock at the Special Meeting. Neither SilverBow nor Sellers have authorized anyone to provide you with information that differs from that contained in this proxy statement. You should not assume that the information contained or incorporated by reference in this proxy statement is accurate as of any date other than the date of this proxy statement, or that information contained in any document incorporated by reference in this proxy statement is accurate as of any date other than the date of such document, and neither the mailing of this proxy statement to shareholders nor the issuance of the shares of Common Stock in the Transaction will create any implication to the contrary.
This proxy statement contains a description of the representations and warranties that each of Buyer Parties and Sellers made to the other in the Agreement. Representations and warranties made by Buyer Parties, Sellers and other applicable parties are also set forth in contracts and other documents (including the Agreement) that are attached or filed as annexes to this proxy statement or documents incorporated by reference in this proxy statement. These representations and warranties were made as of specific dates, may be subject to important qualifications and limitations agreed to between the Parties in connection with negotiating the terms of the agreement, and may have been included in the Agreement or other documents for the purpose of allocating risk between the Parties rather than to establish matters as facts. These materials are included or incorporated by reference only to provide you with information regarding the terms and conditions of the Agreement and other documents, and not to provide any other factual information regarding Buyer Parties, Sellers or their respective businesses. Accordingly, the representations and warranties and other provisions of the Agreement and the other documents incorporated by reference herein should not be read alone, but instead should be read only in conjunction with the other information provided elsewhere in this proxy statement or incorporated by reference herein, as applicable.

72 | SilverBow Resources, Inc.	Proxy Statement

SHAREHOLDER PROPOSALS
SEC Rule 14a-8 Proposals for Inclusion in SilverBow’s 2023 Proxy Materials
Pursuant to various rules promulgated by the SEC, a shareholder who seeks to include a proposal in SilverBow’s proxy materials for the annual meeting of the shareholders of SilverBow to be held in 2023 must timely submit such proposal in accordance with SEC Rule 14a-8 to SilverBow, addressed to the Secretary of SilverBow Resources, Inc., 920 Memorial City Way, Suite 850, Houston, Texas 77024, no later than November 29, 2022, unless the date of our 2023 annual meeting is more than 30 days before or after May 17, 2023, in which case the proposal must be received a reasonable time before we begin to print and send our proxy materials.
Advanced Notice of Nominations or Proposed Business for SilverBow’s 2023 Annual Meeting of Shareholders
Our Bylaws require advanced written notice from any shareholder seeking to present nominations of persons for election to the SilverBow Board and other proposed business (other than proposals submitted in accordance with Rule 14a-8 for inclusion in our proxy materials) for consideration at our 2023 annual meeting of shareholders. Notice of such nominations or proposals must be delivered to or mailed and received by the Secretary, SilverBow Resources, Inc., 920 Memorial City Way, Suite 850, Houston, Texas 77024, not less than ninety (90) days nor more than one hundred and twenty (120) days prior to the date of the one-year anniversary of the immediately preceding year’s annual meeting. Based on the anniversary date of our 2022 Annual Meeting, a shareholder must send advanced written notice of any such nomination or other proposed business such that the notice is received by us no earlier than the close of business January 17, 2023, and no later than the close of business on February 16, 2023. In the event the 2023 annual meeting of shareholders is convened on a date more than 30 days before, or more than 60 days after, such anniversary date, such notice by the shareholder must be so received not later than the close of business on the one hundred twentieth (120th) day prior to the date of such annual meeting and not later than the close of business on the later of the ninetieth (90th) day prior to such annual meeting; or, if the first public announcement of the date of such annual meeting is less than one hundred (100) days prior to the date of such annual meeting, such notice by the shareholder must be so received not later than the tenth (10th) day following the day on which public announcement of the date of such meeting is first made by SilverBow. Additionally, shareholders who wish to provide notice to SilverBow under Rule 14a-19, the SEC’s universal proxy rule, of a shareholder’s intent to solicit proxies in support of nominees must do so no later than March 18, 2023.
Any such nomination or proposal must be made in writing, indicate certain information about the shares of Common Stock (or other derivative instrument) which are owned by the shareholder and beneficial owner, if any, and comply with the then-applicable terms of the Nomination Agreement and requirements set forth in our Bylaws. A nomination of persons for election to the SilverBow Board (each, a “nominee”) must also include certain information about the nominee, certain information regarding affiliations between the nominee and the shareholder, a completed and signed questionnaire by the nominee, and all other information about the nominee required under SEC Rule 14A and our Bylaws. A proposal of business must also include a brief description of the business desired to be brought before the meeting, the text of the proposal, a description of all agreements, arrangements and understandings between the shareholder, and beneficial owner, if any, and any other persons in connection with the proposal.
Nominations or proposals must be addressed as follows in order to be considered for the next annual meeting:

Secretary
SilverBow Resources, Inc.
920 Memorial City Way, Suite 850
Houston, Texas 77024
Shareholders who wish to nominate an individual to the SilverBow Board must also follow the requirements of our Bylaws, then-existing terms of the Nomination Agreement, and applicable SEC and NYSE rules and regulations.

Proxy Statement	SilverBow Resources, Inc. | 73

INCORPORATION BY REFERENCE
SilverBow “incorporates by reference” certain information into this proxy statement, which means that SilverBow discloses important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is deemed to be part of this proxy statement.
SilverBow incorporates by reference the documents listed below:

•	SilverBow’s Annual Report (including the portions of our Proxy Statement on Schedule 14A, filed on March 30, 2022, incorporated by reference therein);
•	our Quarterly Report on Form 10-Q for the quarter ended March 31, 2022, filed on May 5, 2022;
•	SilverBow’s Current Reports on Form 8-K, filed on April 13, 2022 and April 14, 2022;
•	SilverBow’s Current Report on Form 8-K/A, filed on February 2, 2022; and
•	The description of the Common Stock set forth in SilverBow’s Current Report on Form 8-A12B, filed on August 11, 1997, as updated by Exhibit 4.9 to our Annual Report, as that description may be further updated from time to time.
This proxy statement also incorporates by reference all additional documents that may be filed by SilverBow with the SEC under Section 13(a), 13(c), 14 or 15(d) of the Exchange Act between the date of this proxy statement and the date of the Special Meeting. These include periodic reports, such as our annual reports on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K, as well as proxy statements (other than the portions of those documents deemed to have been furnished and not filed).

74 | SilverBow Resources, Inc.	Proxy Statement

ANNEX A
PURCHASE AND SALE AGREEMENT

Proxy Statement	SilverBow Resources, Inc. | A-1

Certain identified information has been excluded from this annex because it is both not material and is the type that the registrant treats as private or confidential.

PURCHASE AND SALE AGREEMENT

BY AND AMONG

SUNDANCE ENERGY, INC.,

ARMADILLO E&P, INC.,

AND

SEA EAGLE FORD, LLC,

AS SELLERS,

AND

SILVERBOW RESOURCES, INC.,
AND
SILVERBOW RESOURCES OPERATING, LLC,

AS BUYER,

EXECUTED ON APRIL 13, 2022

A-2 | SilverBow Resources, Inc.	Proxy Statement

TABLE OF CONTENTS

Page
Article I DEFINITIONS AND INTERPRETATION
1.1 Defined Terms
1.2 References and Rules of Construction
Article II PURCHASE AND SALE
2.1 Purchase and Sale
2.2 Excluded Assets
2.3 Revenues and Expenses
Article III PURCHASE PRICE
3.1 Purchase Price and Contingent Consideration.
3.2 Deposit
3.3 Adjustment to Purchase Price
3.4 Adjustment Methodology
3.5 Preliminary Settlement Statement
3.6 Final Settlement Statement and Defect Escrow
3.7 Disputes
3.8 Allocation of Purchase Price; Allocated Values
3.9 Allocation for Imbalances at Closing
3.10 Tax Allocation
Article IV ACCESS / DISCLAIMERS
4.1 Access
4.2 Confidentiality
4.3 Disclaimers
Article V TITLE MATTERS; CASUALTY; TRANSFER RESTRICTIONS
5.1 General Disclaimer of Title Warranties and Representations
5.2 Special Warranty.
5.3 Notice of Title Defects; Defect Adjustments
5.4 Casualty or Condemnation Loss
5.5 Consents to Assign
5.6 Preferential Purchase Rights
Article VI ENVIRONMENTAL MATTERS
6.1 Environmental Defects
6.2 NORM, Asbestos, Wastes and Other Substances
Article VII REPRESENTATIONS AND WARRANTIES OF SELLERS
7.1 Organization, Existence and Qualification
7.2 Authorization, Approval and Enforceability
7.3 No Conflicts
7.4 Consents
7.5 Bankruptcy
7.6 Litigation
7.7 Material Contracts
7.8 Compliance with Laws

Proxy Statement	SilverBow Resources, Inc. | A-3

7.9 Preferential Rights
7.10 Imbalances
7.11 Taxes
7.12 Brokers’ Fees
7.13 Environmental Laws
7.14 Suspense Funds
7.15 Permits
7.16 Current Commitments
7.17 Payout Balances
7.18 Payment for Production
7.19 Non-Consent Operations
7.20 Leases
7.21 Wells
7.22 Accredited Investor
Article VIII REPRESENTATIONS AND WARRANTIES OF BUYER
8.1 Organization, Existence and Qualification
8.2 Authorization, Approval and Enforceability
8.3 No Conflicts
8.4 Consents
8.5 Bankruptcy
8.6 Litigation
8.7 Regulatory
8.8 Financing
8.9 Independent Evaluation
8.10 Brokers’ Fees
8.11 Accredited Investor
8.12 Capitalization of SilverBow and its Subsidiaries
8.13 Internal Controls; NYSE Listing Matters.
8.14 SEC Filings.
8.15 Securities Laws
8.16 Compliance with Law
8.17 Absence of Certain Changes
8.18 Form S-3
8.19 No Additional Representations
Article IX CERTAIN AGREEMENTS
9.1 Conduct of Business
9.2 Affirmative and Negative Covenants of Buyer and SilverBow
9.3 Governmental Bonds and Guarantees
9.4 Record Retention
9.5 Amendment to Schedules
9.6 Suspense Funds
9.7 Successor Operator
9.8 Midstream Agreements
9.9 Listing of the Stock Consideration; Form S-3
9.10 Hedging Matters
9.11 Preparation of Proxy Statement
9.12 Stockholders Meeting

A-4 | SilverBow Resources, Inc.	Proxy Statement

9.13 Financing Cooperation
9.14 Financial Statement Assistance
9.15 Accounting Services
9.16 Voting Agreement
Article X BUYER’S CONDITIONS TO CLOSING
10.1 Representations
10.2 Performance
10.3 No Legal Proceedings
10.4 Title Defects, Environmental Defects, Preferential Purchase Rights and Consents
10.5 Closing Deliverables
10.6 Stockholder Approval
Article XI SELLERS’ CONDITIONS TO CLOSING
11.1 Representations
11.2 Performance
11.3 No Legal Proceedings
11.4 Title Defects, Environmental Defects and Consents
11.5 Closing Deliverables
11.6 Listing of Stock Consideration
11.7 Stockholder Approval
Article XII CLOSING
12.1 Date of Closing
12.2 Place of Closing
12.3 Closing Obligations
12.4 Records
Article XIII ASSUMPTION; INDEMNIFICATION; SURVIVAL
13.1 Assumption by Buyer
13.2 Indemnities of Sellers
13.3 Indemnities of Buyer
13.4 Limitation on Liability
13.5 Express Negligence
13.6 Exclusive Remedy
13.7 Indemnification Procedures
13.8 Survival
13.9 Non-Compensatory Damages
13.10 Waiver of Right to Rescission
13.11 Insurance
13.12 Disclaimer of Application of Anti-Indemnity Statutes
Article XIV TERMINATION, DEFAULT AND REMEDIES
14.1 Right of Termination
14.2 Effect of Termination
14.3 Return of Documentation and Confidentiality
14.4 Disputed Closing Matters
Article XV MISCELLANEOUS
15.1 Appendices, Exhibits and Schedules

Proxy Statement	SilverBow Resources, Inc. | A-5

15.2 Expenses and Taxes
15.3 Assignment
15.4 Preparation of Agreement
15.5 Publicity
15.6 Notices
15.7 Commercially Reasonable Efforts; Further Cooperation
15.8 Filings, Notices and Certain Governmental Approval
15.9 Entire Agreement; Non-Reliance; Conflicts
15.10 Successors and Permitted Assigns
15.11 Parties in Interest
15.12 Amendment
15.13 Waiver; Rights Cumulative
15.14 Governing Law; Jurisdiction; Venue; Jury Waiver
15.15 Severability
15.16 Removal of Name
15.17 Counterparts
15.18 DTPA
15.19 Specific Performance
15.20 No Recourse

A-6 | SilverBow Resources, Inc.	Proxy Statement

PURCHASE AND SALE AGREEMENT

This Purchase and Sale Agreement (as the same may be amended, restated, supplemented or otherwise modified from time to time in accordance herewith, this “Agreement”) is entered as of April 13, 2022 (the “Execution Date”), by and among Sundance Energy, Inc., a Colorado corporation (“Sundance”), Armadillo E&P, Inc., a Delaware corporation (“Armadillo”), SEA Eagle Ford, LLC, a Texas limited liability company (“SEA” and together with Sundance and Armadillo, collectively, “Sellers” and each a “Seller”), and SilverBow Resources Operating, LLC, a Texas limited liability company (“Buyer”), and SilverBow Resources, Inc. (“SilverBow” and together with Buyer, the “Buyer Parties”). Buyer, SilverBow and Sellers may be referred to collectively as the “Parties” or individually as a “Party.”
Recitals
WHEREAS, Sellers desire to sell and assign, and Buyer desires to purchase and pay for, all Sellers’ right, title and interest in and to certain oil and gas properties and related assets and contracts as specified in this Agreement, effective as of the Effective Time, and for the consideration and on the terms set forth in this Agreement.
WHEREAS, in connection with such sale and purchase, SilverBow has agreed to issue and contribute shares of SilverBow Common Stock to Seller in an amount equal to the Stock Consideration (in each case as defined herein).
NOW, THEREFORE, for and in consideration of the mutual agreements set forth in this Agreement, the benefits to be derived by each Party, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties, intending to be legally bound, agree as follows:
ARTICLE I
DEFINITIONS AND INTERPRETATION
1.1    Defined Terms. Capitalized terms used in this Agreement shall have the meanings given such terms in Appendix I unless the context otherwise requires.
1.2    References and Rules of Construction. All references in this Agreement to Exhibits, Appendices, Schedules, Articles, Sections, subsections and other subdivisions refer to the corresponding Exhibits, Appendices, Schedules, Articles, Sections, subsections and other subdivisions of or to this Agreement unless expressly provided otherwise. Titles appearing at the beginning of any Exhibits, Appendices, Schedules, Articles, Sections, subsections and other subdivisions of this Agreement are for convenience only, do not constitute any part of this Agreement, and shall be disregarded in construing the language hereof. The words “this Agreement,” “herein,” “hereby,” “hereunder,” and “hereof,” and words of similar import, refer to this Agreement as a whole and not to any particular Article, Section, subsection or other subdivision unless expressly so limited. The words “this Article,” “this Section,” and “this subsection,” and words of similar import, refer only to the Article, Section or subsection hereof in which such words occur. The word “including” (in its various forms) means including without limitation. All references to “$” or “dollars” shall be deemed references to United States dollars. Each accounting term not defined in this Agreement, and each accounting term partly defined in this Agreement, to the extent not defined, will have the meaning given to it under GAAP. The word “or” is not exclusive and shall have the same meaning as “and/or” unless the context requires otherwise. Pronouns in masculine, feminine or neuter genders shall be construed to state and include any other gender, and words, terms and titles (including terms defined set forth in this Agreement) in the singular form shall be construed to include the plural and vice versa, unless the context otherwise requires. References to any agreement (including this Agreement) shall mean such agreement as it may be amended, supplemented or otherwise modified from time to time. References to any date shall mean such date in Houston, Texas and for purposes of calculating the period of time in which any notice or action is to be given or undertaken pursuant to this Agreement, such period shall be deemed to begin on 12:01 a.m. on the applicable date in Houston, Texas.
ARTICLE II
PURCHASE AND SALE
2.1    Purchase and Sale. Subject to the terms and conditions of this Agreement, Sellers agree to sell, and Buyer agrees to purchase and pay for, effective as of the Effective Time, all of Sellers’ right, title and interest in and to the interests and properties described in Section 2.1(a) through Section 2.1(p) (without duplication) (such right, title and interest, less and except the Excluded Assets, collectively, the “Conveyed Interests”):
(a)    (i) all oil and gas leases in Atascosa, La Salle, Live Oak, and McMullen Counties, Texas, held by Sellers, including those described on Exhibit A, together with any and all other right, title and interest of Sellers in and to the leasehold estates created thereby but subject to the terms, conditions, covenants, and obligations set forth in those leases and/or matters described on Exhibit A as applicable (each, a “Lease” and,

Proxy Statement	SilverBow Resources, Inc. | A-7

collectively, the “Leases”) and all related rights and interests in the lands covered by the Leases and any lands pooled or unitized therewith (such lands, the “Lands”);
(b)    any and all oil, gas, water, CO2, injection and disposal wells located on any of the Lands, whether producing, shut-in, plugged or abandoned, including the wells set forth in Exhibit B (the “Wells”), and all Hydrocarbons produced therefrom or allocated thereto from and after the Effective Time;
(c)    all rights and interests in, under or derived from all spacing, pooling, production sharing, production allocation, unitization and communitization agreements, declarations and orders in effect with respect to any of the Lands, the Leases, or the Wells, and the units created or designated by any of those agreements, declarations or orders (the “Units”) (Sellers’ right, title and interest in and to the Leases, the Lands, the Wells, and the Units being collectively referred to as the “Properties” or individually as a “Property”);
(d)    to the extent that they may be assigned, transferred or re-issued by Sellers (with consent, if applicable, but without the payment of any fee unless Buyer agrees in writing to pay such fee), all Permits, licenses, allowances, water rights, registrations, consents, orders, approvals, variances, authorizations, servitudes, easements, rights-of-way, surface leases, other surface interests and surface rights to the extent appurtenant to or used in connection with the ownership, operation, production, gathering, treatment, processing, storing, sale or disposal of Hydrocarbons or produced water from the Properties (but only to the extent of such use), including those set forth on Exhibit C (the “Surface Interests”);
(e)    (i) (A) all Hydrocarbons produced from or allocated to the Properties from and after the Effective Time, or any combination thereof, including Hydrocarbons extracted therefrom, and (B) all Hydrocarbons produced from or allocated to the Properties that are in storage or existing in stock tanks, pipelines and/or plants as of the Effective Time (including inventory and line fill), less any volumes of Hydrocarbons sold during the Interim Period, and (ii) all proceeds with respect to the foregoing;
(f)    all pipelines and gathering systems, including salt water disposal pipelines located at, on or under any of the Lands;
(g)    all equipment, machinery, fixtures and other personal, movable and mixed property located on any of the Properties or other assets that is used primarily in connection therewith, and including well equipment, casing, tubing, pumps, motors, machinery, platforms, rods, tanks, boilers, fixtures, compression equipment, flowlines, pipelines, gathering systems associated with the Wells, manifolds, processing and separation facilities, pads, structures, materials, SCADA connected to the Wells and other items primarily used in the operation thereof (“Personal Property”);
(h)    to the extent assignable and only to the extent relating to the other Conveyed Interests, all Applicable Contracts and all rights and obligations thereunder, including those Applicable Contracts described on Schedule 7.7;
(i)    to the extent that they may be assigned without consent and without any cost or expense to Sellers, all geophysical and other seismic and related technical data and information to the extent primarily relating to the other Conveyed Interests;
(j)    all Imbalances relating to the Properties;
(k)    except to the extent the transfer or disclosure of such items would be restricted by binding obligations of confidentiality, copies of all of the books, files, records, information and data, whether written or electronically stored, to the extent primarily relating to Sellers’ ownership and operation of the other Conveyed Interests and that are in Sellers’ possession, including all: (i) land files and title records (including abstracts of title, title opinions and title curative documents); (ii) Applicable Contract files; (iii) operations, environmental, production and accounting records; (iv) facility and well records; (v) geological and geophysical information, data and analyses; (vi) core samples and core data; and (vii) any other information, records and data reasonably requested by Buyer (collectively, the “Records”);
(l)    all claims, rights, demands, complaints, causes of action (including any indemnity, bond, insurance or condemnation awards arising from acts, omissions or events or damage to or destruction of property, unpaid awards, other rights against Third Parties and claims for adjustments and refunds to the extent attributable to any of the Assumed Obligations), suits, actions, judgments, damages, awards, fines, penalties, recoveries, settlements, appeals, duties, obligations, liabilities, losses, debts, costs and expenses in favor of Seller to the extent attributable to (i) the other Conveyed Interests insofar as initially accruing from and after the Effective Time, (ii) any of the Assumed Obligations, or (iii) the Buyer Benefit Operations;
(m)    all (i) trade credits, accounts receivable, notes receivable, take-or-pay amounts receivable, and other receivables and general intangibles, in each case, to the extent attributable to the other Conveyed Interests with respect to periods of time from and after the Effective Time, (ii) all claims, causes of

A-8 | SilverBow Resources, Inc.	Proxy Statement

action, and rights under liens related thereto, and (iii) liens and security interests in favor of Seller, whether choate or inchoate, under any Law or Contract, to the extent arising from, or relating to, the ownership, operation, or sale or other disposition at or after the Effective Time of any of the other Conveyed Interests;
(n)    the motor vehicles and other rolling stock set forth on Schedule 2.1(n);
(o)    the offices and office leases (including any field offices) set forth on Schedule 2.1(o); and
(p)     the Seller Hedges.
2.2    Excluded Assets. Notwithstanding anything in this Agreement to the contrary, the Conveyed Interests do not include, and Sellers and their Affiliates shall reserve and retain, all of the Excluded Assets.
2.3    Revenues and Expenses.
(a)    Except as expressly provided otherwise in this Agreement (including Section 3.3), and except to the extent attributable to Buyer Benefit Operations, Sellers shall remain entitled to all of the rights of ownership (including the right to all production, proceeds of production, and other proceeds) and shall remain responsible (by payment, through the adjustments to the Purchase Price under this Agreement or otherwise) for all Operating Expenses, in each case attributable to the Conveyed Interests for the period of time prior to the Effective Time. Except as expressly provided otherwise in this Agreement (including Section 3.3), and subject to the occurrence of Closing, Buyer shall be entitled to (i) all of the rights of ownership (including the right to all production, proceeds of production, and other proceeds) attributable to the Conveyed Interests for the period of time commencing at the Effective Time, and (ii) all Hydrocarbon production from or attributable to the Buyer Benefit Operations (and all products and proceeds attributable thereto) regardless of when such Hydrocarbons are or were produced, and shall be responsible for (by payment, through the adjustments to the Purchase Price under this Agreement or otherwise) (i) all Operating Expenses attributable to the Conveyed Interests for the period of time commencing at the Effective Time (including any pre-payments made before the Effective Time for services, work or goods performed or to be performed, or delivered or to be delivered after the Effective Time), and (ii) all Operating Expenses with respect to the Buyer Benefit Operations regardless of whether incurred prior to, at or after the Effective Time; provided that, Sellers shall obtain Buyer’s consent, which shall not be unreasonably withheld, prior to incurring any Operating Expenses attributable to any Buyer Benefit Operations set forth in Schedule BBO in excess of the corresponding dollar amounts set forth therein; provided further that, (x) Buyer’s consent may be withheld in Buyer’s sole discretion if such Operating Expenses with respect to such Buyer Benefit Operations are reasonably expected to be more than 10% in excess of the corresponding dollar amounts set forth in Schedule BBO, and (y) after the commencement of any Buyer Benefit Operations, Sellers shall notify Buyer of any such cost overruns as soon as Sellers reasonably expect that such cost overruns will occur. Such amounts which are received or paid prior to Closing shall be accounted for in the Preliminary Settlement Statement or Final Settlement Statement, as applicable; provided, however, that the Preliminary Settlement Statement may contain estimated amounts. Such amounts which are received or paid after Closing but prior to the date of the Final Settlement Statement shall be accounted for in the Final Settlement Statement.
(b)    Except as expressly provided otherwise in this Agreement, after the Parties’ agreement upon the Final Settlement Statement and subject to Section 3.6(b), except to the extent constituting part of the Assumed Obligations, (i) if either Party receives monies belonging to the other Party, including proceeds of production, then such amount shall, within 30 days after the end of the calendar month in which such amounts were received, be paid over to the proper Party, (ii) if either Party pays monies for Operating Expenses which are the obligation of the other Party, then such other Party shall, within 30 days after the end of the calendar month in which the applicable invoice and proof of payment of such invoice were received, reimburse the Party which paid such Operating Expenses, (iii) if a Party receives an invoice of an expense or obligation (other than an invoice of an expense or obligation with respect to Taxes) which is owed by the other Party, such Party receiving the invoice shall promptly forward such invoice to the Party obligated to pay the same and such Party obligated to pay shall promptly pay such obligation to the Person owed such amount, and (iv) if an invoice or other evidence of an obligation (other than an obligation with respect to Taxes) is received by a Party, which is partially an obligation of Sellers and Buyer, then the Parties shall consult with each other, and each shall promptly pay its portion of such obligation to the obligee thereof.
(c)    Each of Sellers and Buyer shall be permitted to offset any Operating Expenses owed by such Party to the other Party pursuant to this Section 2.3 against amounts owing by the second Party to the first Party pursuant to this Section 2.3.
(d)    Except as expressly provided otherwise in this Agreement, (i) Sellers shall remain responsible for all Hedge Losses incurred, and be entitled to all Hedge Gains attributable to, the production periods prior to the Effective Time; and (ii) Buyer shall be responsible for all Hedge Losses incurred, and be entitled to all Hedge Gains attributable to, the production periods beginning with the Effective Time.

Proxy Statement	SilverBow Resources, Inc. | A-9

ARTICLE III
PURCHASE PRICE
3.1    Purchase Price and Contingent Consideration.
(a)    The purchase price for the transfer of the Conveyed Interests and the transactions contemplated hereby, as adjusted pursuant to this Agreement, shall be payable by Buyer to Sellers at Closing as follows: (a) $225,000,000 in cash (the “Cash Consideration”) by wire transfer in immediately available funds to a bank account designated by Sellers; plus (b) 4,148,472 shares of SilverBow Common Stock (the “Stock Consideration”, together with the Cash Consideration, the “Purchase Price”).
(b)    Sellers shall be entitled to receive Contingent Payments from Buyer if and to the extent required by this Section 3.1(b) as additional consideration to Sellers hereunder, which shall be paid in accordance with this Section 3.1(b). Subject to the remainder of this Section 3.1(b), the Contingent Payment for each Applicable Calendar Year shall be due and payable by Buyer to Sellers on or before the date that is thirty (30) days after each Applicable NYMEX Settlement Data Date (each a “Contingent Payment Due Date”); provided that, Sellers shall have the right to direct Buyer to remit payment of all or any of the Contingent Payments to Sundance Parent or its stockholders by providing written notice to Buyer at least three (3) Business Days prior to the applicable Contingent Payment Due Date; provided, further, that any portion of the Contingent Payments submitted to the Accounting Arbitrator shall be due and payable by Buyer as provided in Section 3.1(b)(i).
(i)    Notwithstanding anything to the contrary contained in this Section 3.1(b), on or before the date which is 10 calendar days following the Applicable NYMEX Settlement Data Date, Buyer shall deliver to Sellers a written notification setting forth the amount of the applicable Contingent Payment, together with Buyer’s calculations and supporting documentation with respect to such Contingent Payment. Within 10 calendar days following receipt of Buyer’s notice, Sellers shall deliver to Buyer a report containing any changes that Sellers propose to be made in the statement for the applicable Contingent Payment. Any dispute with respect to a portion of such Contingent Payments owed under this Agreement that is not resolved by Buyer and Sellers on or before the applicable Contingent Payment Due Date shall be submitted by Buyer and Sellers to the Accounting Arbitrator for binding dispute resolution in accordance with the dispute resolution procedures set forth in Section 3.8, mutatis mutandis. Such dispute shall be submitted by the Parties no later than five (5) Business Days following the applicable Contingent Payment Due Date. The amount of any applicable Contingent Payment determined by the Accounting Arbitrator in accordance with the terms of this Agreement shall be paid (and SilverBow shall cause Buyer to pay) to Sellers no later than five (5) Business Days after the Accounting Arbitrator issues a final decision with respect to such Contingent Payment. Any undisputed portion of the Contingent Payment shall be paid (and SilverBow shall cause Buyer to pay) on the applicable Contingent Payment Due Date.
(c)    The Parties understand and agree that the contingent rights to receive the Contingent Payment shall not be represented by any form of certificate or other instrument, (y) Sellers shall not have any rights as a security holder of Buyer as a result of Sellers’ contingent right to receive the Contingent Payment under this Agreement and (z) no interest is payable with respect to the Contingent Payment.
3.2    Deposit. On or prior to the date that is two Business Days after the Execution Date, Buyer shall deposit in the Deposit Escrow Account by wire transfer in same day funds the sum of $32,000,000 (such amount, excluding any interest earned thereon, the “Deposit”). If Closing occurs, the Deposit shall be applied toward the Adjusted Purchase Price at Closing. Otherwise the Deposit shall be handled in accordance with Section 14.2.
3.3    Adjustment to Purchase Price. The Purchase Price shall be adjusted as follows (without duplication), and the resulting amount in this Agreement shall be called the “Adjusted Purchase Price”:
(a)    The Purchase Price shall be adjusted upward by the following amounts:
(i)    an amount equal to the value of all Hydrocarbons attributable to the Conveyed Interests (except with respect to Buyer Benefit Operations) that are, as of the Effective Time, in storage, constitute linefill or existing in stock tanks, pipelines or plants (including inventory) or above the load level connection, in each case that are, as of the Effective Time, (A) upstream of the pipeline connection or (B) upstream of the sales meter, if any, the value to be based upon the price paid to Sellers in connection with the sale of such Hydrocarbons (or if there is no sales of such Hydrocarbons, the value to be based upon the contract price for those Hydrocarbons in effect as of the Effective Time), net of amounts payable as Burdens on such production;
(ii)    an amount equal to all Operating Expenses (including all Operating Expenses and other costs attributable to any Buyer Benefit Operations whether incurred before, on or after the Effective Time (subject to Buyer’s consent right with respect to cost overruns attributable to Buyer Benefit Operations as set forth in Section 2.3(a))) incurred, paid or otherwise economically borne by Sellers or any of their Affiliates from and after the Effective Time, plus any pre-payments made before the Effective Time for services, work or goods performed or to be performed, or delivered or to be delivered after the Effective Time, including (A) with respect to

A-10 | SilverBow Resources, Inc.	Proxy Statement

any Buyer Benefit Operations (subject to Buyer’s consent right with respect to cost overruns attributable to Buyer Benefit Operations as set forth in Section 2.3(a)), (B) Burdens and (C) insurance premiums paid by or on behalf of Sellers or any of their Affiliates with respect to the period of time commencing at the Effective Time;
(iii)    the amount of all Asset Taxes allocated to Buyer in accordance with Section 15.2 but that are paid or otherwise economically borne by Sellers;
(iv)    subject to Section 3.9, to the extent that Sellers have underproduced any Hydrocarbons as of the Effective Time including as shown with respect to the net Well Imbalances set forth in Schedule 7.10, as complete and final settlement of all Well Imbalances attributable to the Conveyed Interests, the sum of (A) an amount equal to the product of the underproduced gaseous Hydrocarbon volumes, times $6.25/MMBtu and (B) an amount equal to the product of the underproduced liquid Hydrocarbon volumes, times $94.00/Bbl, in each case excluding any Well Imbalances attributable to any Buyer Benefit Operations;
(v)    subject to Section 3.9, to the extent that Sellers have over-delivered any Hydrocarbons as of the Effective Time including as shown with respect to the net Pipeline Imbalances set forth in Schedule 7.10, as complete and final settlement of all Pipeline Imbalances attributable to the Conveyed Interests, the sum of (A) an amount equal to the product of the over-delivered gaseous Hydrocarbon volumes, times $6.25 /MMBtu and (B) an amount equal to the product of the over-delivered liquid Hydrocarbon volumes, times $94.00/Bbl, in each case excluding any Pipeline Imbalances attributable to any Buyer Benefit Operations;
(vi)    the Overhead Costs;
(vii)    to the extent Sellers have not been reimbursed prior to the delivery of the Final Settlement Statement, the aggregate amount of accounts receivable with respect to the total amount of costs and expenses paid by Sellers on behalf of or that are properly chargeable to any Third Party with respect to the Conveyed Interest, as set forth on Schedule 3.3 (which, for the avoidance of doubt, shall not be amended or supplemented without the express written agreement of the Parties);
(viii)    any increase in the Purchase Price pursuant to Section 9.10;
(ix)    the amount of any Hedge Losses incurred by Sellers attributable to Seller Hedges that relate to production periods beginning with the Effective Time and ending on the Closing Date; and
(x)    any other amount provided for elsewhere in this Agreement or otherwise agreed upon in writing by Sellers and Buyer as an upward adjustment to the Purchase Price.
(b)    The Purchase Price shall be adjusted downward by the following amounts:
(i)    an amount equal to all proceeds actually received by Sellers or their Affiliates attributable to the sale of Hydrocarbons (A) produced from or allocable to the Conveyed Interests during the period of time commencing at the Effective Time, (B) contained in storage or existing in stock tanks, pipelines or plants (including inventory) as of the Effective Time for which an upward Purchase Price adjustment was made pursuant to Section 3.3(a)(i), (C) produced from or attributable to the Buyer Benefit Operations regardless of when such Hydrocarbons are or were produced, or (D) other proceeds earned with respect to the Buyer Benefit Operations, in each case, net of expenses (other than Operating Expenses (except for any Operating Expenses with respect to the Buyer Benefit Operations (subject to Buyer’s consent right with respect to cost overruns attributable to Buyer Benefit Operations as set forth in Section 2.3(a))), which shall be solely borne by Buyer regardless of when incurred, Taxes and other expenses taken into account pursuant to Section 3.3(a)) directly incurred in earning or receiving such proceeds and that are paid by Sellers (and not reimbursed to Sellers by a Third Party purchaser);
(ii)    the amount of all Asset Taxes allocated to Sellers in accordance with Section 15.2 but that are paid or otherwise economically borne by Buyer;
(iii)    any reduction to the Purchase Price pursuant to Article V;
(iv)    any reduction to the Purchase Price pursuant to Article VI;
(v)    subject to Section 3.9, to the extent that Sellers have overproduced any Hydrocarbons as of the Effective Time including as shown with respect to the net Well Imbalances set forth in Schedule 7.10, as complete and final settlement of all Well Imbalances attributable to the Conveyed Interests, the sum of (A) an amount equal to the product of the overproduced gaseous Hydrocarbon volumes times $6.25/MMBtu and (B) an amount equal to the product of the overproduced liquid Hydrocarbon volumes times $94.00/Bbl, in each case excluding any Well Imbalances attributable to any Buyer Benefit Operations;

Proxy Statement	SilverBow Resources, Inc. | A-11

(vi)    subject to Section 3.9, to the extent that Sellers have under-delivered any Hydrocarbons as of the Effective Time including as shown with respect to the net Pipeline Imbalances set forth in Schedule 7.10, as complete and final settlement of all Pipeline Imbalances attributable to the Conveyed Interests, the sum of (A) an amount equal to the product of the under-delivered gaseous Hydrocarbon volumes times $6.25/MMBtu and (B) an amount equal to the product of the under-delivered liquid Hydrocarbon volumes times $94.00/Bbl, in each case excluding any Pipeline Imbalances attributable to any Buyer Benefit Operations;
(vii)    an amount equal to all proceeds from sales of Hydrocarbons relating to Burdens or other similar interests (in each case) that are held by Sellers in suspense as of the Closing Date (or a date after Closing when the liability to such suspense accounts are transferred from Sellers to Buyer);
(viii)    the amount of any Hedge Gains received and retained by Sellers that are attributable to Seller Hedges that relate to production periods beginning with the Effective Time and ending on the Closing Date;
(ix)    an amount equal to $16,497,266, such amount representing the Hedge Losses based on the value of the Seller Hedges as of December 31, 2021; and
(x)    any other amount provided for elsewhere in this Agreement or otherwise agreed upon in writing by Sellers and Buyer as a downward adjustment to the Purchase Price.
(c)    Notwithstanding anything to the contrary in this Agreement, all adjustments to the Purchase Price shall be made only to the Cash Consideration.
(d)    Notwithstanding anything to the contrary herein and without limiting any other provisions of this Agreement, if, at any time on or after the Execution Date and prior to the Closing, SilverBow makes (i) any SilverBow Common Stock dividend or distribution, (ii) subdivision or split of any SilverBow Common Stock, (iii) combination or reclassification of SilverBow Common Stock into a smaller number of shares of SilverBow Common Stock or (iv) issuance of any securities by reclassification of SilverBow Common Stock, then the number of shares of SilverBow Common Stock to be issued to Sellers pursuant to this Agreement shall be equitably and proportionately adjusted to reflect such change to provide the same economic effect as contemplated by this Agreement prior to such action; provided that this Section 3.3(d) shall in no event be construed to permit SilverBow or its Affiliates to take any action with respect to the SilverBow Common Stock that is prohibited by the terms of this Agreement. An adjustment made pursuant to the foregoing shall become effective immediately after the record date in the case of a dividend and shall become effective immediately after the effective date in the case of a subdivision, split, combination, or reclassification.
(e)    Sellers may, at their sole discretion, direct SilverBow to issue the Stock Consideration to one or more of Sellers’ direct or indirect equityholders or their designated Affiliates as its designee (the “Designees”), by providing written notice to SilverBow at least five Business Days in advance of the Closing Date, subject to any such designee making the representations and warranties in Section 7.22 to SilverBow and providing any additional documentation reasonably requested by SilverBow to have the Stock Consideration issued in book-entry or certificated form in the name of such designees at Closing. Each Designee may elect to execute and deliver a countersignature to the Registration Rights Agreement at the Closing in order to have the shares of SilverBow Common Stock included in the Form S-3 to be filed pursuant to the terms thereof within five Business Days of Closing.
3.4    Adjustment Methodology. When available, actual figures will be used for the adjustments to the Purchase Price at Closing. To the extent actual figures are not available, good faith estimates will be used subject to final adjustments in accordance with Section 3.6 and Section 3.7.
3.5    Preliminary Settlement Statement. Not less than five Business Days prior to Closing, Sellers shall prepare and submit to Buyer for review a draft settlement statement (the “Preliminary Settlement Statement”) that shall set forth the Adjusted Purchase Price, reflecting each adjustment made in accordance with this Agreement as of the date of preparation of such Preliminary Settlement Statement and the calculation of the adjustments used to determine such amount, together with the designation of Sellers’ account for the wire transfers of funds as set forth in Section 3.1 and Section 12.3(c). Within two Business Days after receipt of the Preliminary Settlement Statement, Buyer will deliver to Sellers a written report containing all changes, with explanation therefor, that Buyer proposes to be made to the Preliminary Settlement Statement, if any. The Parties shall in good faith attempt to agree on the Preliminary Settlement Statement as soon as possible after Sellers’ receipt of Buyer’s written report. The Preliminary Settlement Statement, as agreed upon by the Parties, will be used to adjust the Purchase Price at Closing (the Purchase Price, as adjusted at Closing and less (a) the Deposit, and less (b) any amounts deposited into escrow pursuant to Section 3.6(b), the “Closing Payment”); provided that if the Parties do not agree on an adjustment set forth in the Preliminary Settlement Statement prior to the Closing, the amount of such adjustment set forth in the Preliminary Settlement Statement as presented by Sellers will be used to adjust the Purchase Price at Closing.

A-12 | SilverBow Resources, Inc.	Proxy Statement

3.6    Final Settlement Statement and Defect Escrow.
(a)    On or before 120 days after the Closing, Sellers shall deliver to Buyer a final settlement statement (the “Final Settlement Statement”) prepared by Sellers based on actual income and expenses during the Interim Period and which takes into account all final adjustments made to the Purchase Price and shows the resulting final Adjusted Purchase Price (the “Final Price”). The Final Settlement Statement shall set forth the actual proration of the amounts required by this Agreement. As soon as practicable, and in any event within 30 days after receipt of the Final Settlement Statement, Buyer will deliver to Sellers a written report containing any proposed changes to the Final Settlement Statement (except with respect to adjustments made pursuant to Article V and Article VI, if applicable) and an explanation of any such changes and the reasons therefor (the “Dispute Notice”). Any changes not so specified in the Dispute Notice shall be deemed waived and Sellers’ determinations with respect to all such elements of the Final Settlement Statement that are not addressed with reasonable specificity in the Dispute Notice shall prevail. If Buyer fails to timely deliver a Dispute Notice to Sellers containing changes Buyer proposes to be made to the Final Settlement Statement, the Final Settlement Statement as delivered by Sellers will be deemed to be correct and mutually agreed upon by the Parties, and will be final and binding on the Parties and not subject to further audit or arbitration. If the Final Price set forth in the Final Settlement Statement is mutually agreed upon by Sellers and Buyer, the Final Settlement Statement and the Final Price shall be final and binding on the Parties, subject to the provisions of Section 2.3(b). If the Adjusted Purchase Price as paid at Closing pursuant to the Preliminary Settlement Statement is less than the Final Price, then such shortage shall be paid by Buyer to Sellers, within 10 days after final determination of such owed amounts in accordance herewith. If the Adjusted Purchase Price as paid at Closing pursuant to the Preliminary Settlement Statement is more than the Final Price, then such surplus shall be paid by Sellers to Buyer, within 10 days after final determination of such owed amounts in accordance herewith. All amounts paid by any Party pursuant to this Section 3.6(a) shall be delivered in United States currency by wire transfer of immediately available funds to the account specified in writing by the relevant Party.
(b)    At the Closing, if applicable, Buyer shall deposit into the Defect Escrow Account an amount equal to the Defect Escrow Amount. The Defect Escrow Amount shall be released to the Party entitled to such amount upon final resolution of such unresolved Title Dispute or unresolved Disputed Environmental Matter pursuant to Section 5.3(j) or Section 6.1(f), as applicable. The Defect Escrow Amount shall be released from time to time to the Party entitled to such amount as determined pursuant to this Agreement, and the Parties shall instruct the Escrow Agent accordingly. Subject to the Parties’ rights under Section 5.3(j) or Section 6.1(f), as applicable, to the extent a Title Defect or Environmental Defect is cured within the Cure Period and the Title Defect Amount or Remediation Amount, as applicable, for the applicable Title Defect Property or Environmental Defect Property is part of the Defect Escrow Amount, then such Title Defect Amount or Remediation Amount to the extent corresponding to such cure shall be released to Sellers. Subject to the Parties’ rights under Section 5.3(j) or Section 6.1(f), as applicable, to the extent a Title Defect or Environmental Defect is not cured within the Cure Period and the Title Defect Amount or Remediation Amount, as applicable, for applicable Title Defect Property or Environmental Defect Property is part of the Defect Escrow Amount, then such Title Defect Amount or Remediation Amount to the extent corresponding to such failure to cure shall be released to (i) Sellers or Buyer, as applicable, in accordance with any agreement between the Parties or (ii) to the Party entitled to such amount upon final resolution of each unresolved Title Dispute or unresolved Disputed Environmental Matter pursuant to Section 5.3(j) or Section 6.1(f), as applicable.
(c)    Notwithstanding anything in this Agreement to the contrary, subject to matters for which a Party has an indemnity obligation pursuant to Article XIII, the Final Settlement Statement shall be the final accounting for any and all Operating Expenses, and there shall be no adjustment for, or obligation to pay, any Operating Expenses between the Parties following the Final Settlement Statement.
3.7    Disputes.
(a)    If Sellers and Buyer are unable to resolve the matters addressed in a Dispute Notice (if any), the Parties agree that for a 10-day period following written notice from either Party, an officer or representative designated by each Party shall attempt to resolve such dispute.
(b)    If Sellers and Buyer are unable to resolve their dispute within the period set forth in Section 3.7(a), either Party may initiate the arbitration process set forth in this Section 3.7(b) by sending a written notice to the other Party (the “Arbitration Notice”) within 10 days of the expiration of the 10-day period described in Section 3.7(a). To the extent neither Party initiates arbitration within such time period, Buyer shall be deemed to have waived the matters subject to such dispute. Each Party shall within 14 Business Days after the delivery of the Arbitration Notice, summarize its position with regard to such dispute in a written document of 20 pages or less and submit such summaries to the Houston office of PriceWaterhouseCoopers, or such other Person as the Parties may mutually select (the “Accounting Arbitrator”), together with the Dispute Notice, the Arbitration Notice, the Final Settlement Statement and any other documentation such Party may desire to submit. Within 20 Business Days after receiving the Parties’ respective submissions, the Accounting Arbitrator shall render a decision choosing either Sellers’ position or Buyer’s position with respect to each matter addressed in any Dispute Notice, based on the materials submitted to the Accounting Arbitrator as described above. Any decision rendered by the Accounting Arbitrator pursuant hereto shall be final, conclusive and binding on Sellers and Buyer and will

Proxy Statement	SilverBow Resources, Inc. | A-13

be enforceable against the Parties in any court of competent jurisdiction. The Accounting Arbitrator shall act as an expert for the limited purpose of determining the specific dispute submitted by either Party and may not award damages, interest or penalties to either Party with respect to any matter, except as otherwise provided in the following sentence. All costs and expenses of the Accounting Arbitrator shall be borne by the non-prevailing Party in any such arbitration proceeding. Subject to the preceding sentence, each Party shall bear its own legal and other expenses incurred in connection with such arbitration.
3.8    Allocation of Purchase Price; Allocated Values. Solely for the purposes of determining the value of Conveyed Interests in connection with any Title Defect, Environmental Defect, Preferential Purchase Right, and Required Consents or breach of the Special Warranty under this Agreement, Buyer and Sellers have allocated the Purchase Price among (a) the Leases as set forth on Exhibit A and (b) the Wells set forth on Exhibit B. The value so allocated to a particular Lease or Well identified on Exhibit A and Exhibit B, as applicable, may be referred to as the “Allocated Value” for that Conveyed Interest. Buyer and Sellers agree that such allocation is reasonable, and each Party shall not take any position inconsistent therewith. Sellers, however, make no representations or warranties as to the accuracy of such value or such allocation.
3.9    Allocation for Imbalances at Closing. If, prior to Closing, the Imbalances set forth in Schedule 7.10 change or, prior to the date the Final Price is determined as provided in Section 3.6 or Section 3.7, as applicable, either Party discovers an error in the Imbalances set forth in Schedule 7.10, then the Purchase Price shall be further adjusted at Closing pursuant to Section 3.3(a)(iv), Section 3.3(a)(v), Section 3.3(b)(v) or Section 3.3(b)(vi), as applicable, and Schedule 7.10 will be deemed amended immediately prior to Closing to reflect the Imbalances for which the Purchase Price is so adjusted.
3.10    Tax Allocation. Sellers and Buyer agree that the Cash Consideration, the fair market value of the Stock Consideration as of the Closing Date, and any other items constituting consideration for federal and applicable state and local income Tax purposes (collectively, the “Allocable Amount”) shall be allocated among the Conveyed Interests for federal and applicable state and local income Tax purposes in accordance with Section 1060 of the Code and the Treasury Regulations promulgated thereunder. Buyer shall provide to Sellers for Sellers’ review a schedule of such allocations (the “Allocation Schedule”), which shall be prepared in a manner consistent with the Allocated Values to the extent permitted by applicable Law, within 30 days after the determination of the Final Price. Within 30 days after receiving such Allocation Schedules, Sellers shall notify Buyer in writing if it has any objections to the Allocation Schedule. If Sellers do not notify Buyer in writing of any objection to the Allocation Schedule during such 30-day period, then the Allocation Schedule shall be final, conclusive and binding on the Parties. If Sellers object to any items of the Allocation Schedule, then the Parties shall negotiate in good faith to resolve any disagreement regarding the Allocation Schedule as soon as practicable. If Sellers and Buyer are unable to resolve any disagreement with respect to the Allocation Schedule within 15 days, any remaining disputed items shall be resolved by the Accounting Arbitrator applying, mutatis mutandis, the procedures set forth in Section 3.7(b). The Allocation Schedule shall be updated in connection with any adjustments to the Final Price to reflect any adjustments to the Allocable Amount. Each Party agrees not to take any position inconsistent with this Section 3.10 or the allocations set forth in the Allocation Schedule (or the resolution of any dispute by the Accounting Arbitrator) for Tax purposes unless required by a “determination” within the meaning of Section 1313(a) of the Code or with the consent of the other Party; provided, however, that neither Party shall be unreasonably impeded in its ability and discretion to negotiate, compromise and/or settle any Tax audit, claim or similar proceedings in connection with such allocation and Buyer and Sellers agree to promptly advise each other regarding the existence of any such Tax audit, claim or similar proceedings.
ARTICLE IV
ACCESS / DISCLAIMERS
4.1    Access.
(a)    From and after the Execution Date and up to and including the Defect Claim Date (or earlier termination of this Agreement pursuant to the terms of this Agreement) but subject to the other provisions of this Section 4.1 and obtaining any required consents of Third Parties (with respect to which consents Sellers shall use commercially reasonable efforts to request, but shall not be obligated to expend any monies), Sellers shall afford to Buyer and its authorized representatives (“Buyer’s Representatives”) reasonable access, during normal business hours, to the Properties, and all Records requested by Buyer that are in Sellers’ possession at such time, to the extent necessary to conduct the title or environmental review described in Article V and Article VI. All investigations and due diligence conducted by Buyer or any Buyer’s Representative shall be conducted at Buyer’s sole cost, risk, liability and expense and any conclusions made from any examination done by Buyer or any Buyer’s Representative shall result from Buyer’s own independent review and judgment.
(b)    From the Execution Date until the Defect Claim Date, Buyer’s inspection right with respect to the Environmental Condition of the Properties shall be limited to undertake a Phase I Environmental Site Assessment of the Properties conducted by a reputable environmental consultant approved in writing by Sellers (any such consultant that undertakes any Phase I Environmental Site Assessment, the “Environmental Consultant”) and may include only visual inspections and record reviews relating to the Properties. In conducting such Phase I Environmental Site Assessment, neither Buyer nor the Environmental Consultant shall operate any

A-14 | SilverBow Resources, Inc.	Proxy Statement

equipment or conduct any testing or sampling of soil, groundwater or other materials (including any testing or sampling for Hazardous Substances, Hydrocarbons or NORM). If a Phase I Environmental Site Assessment has identified a Recognized Environmental Condition (as determined under ASTM Publication Designation: E1527-13) and the Environmental Consultant, in its reasonable determination based on the findings and results of such environmental assessment, recommends further investigation, sampling or testing or other site assessment commonly referred to as a “Phase II” site assessment (collectively, “Phase II Environmental Site Assessment”) as necessary to prove the existence or magnitude of an Environmental Defect or Remediation Amount, the Environmental Consultant may request an authorization to conduct such Phase II Environmental Site Assessment on behalf of Buyer, subject to Sellers’ consent, which consent shall be at Sellers’ sole discretion. Buyer shall furnish to Sellers a proposed scope of such Phase II Environmental Site Assessment prepared by the Environmental Consultant, including a reasonable description of such activity and a description of the locations of any sampling to be conducted, prior to the commencement of any Phase II Environmental Site Assessment. Buyer shall give Sellers prior written notice at least three Business Days before gaining physical access to any of the Properties, and Sellers or their designee shall have the right but not the obligation to accompany Buyer and Buyer’s Representatives whenever Buyer or Buyer’s Representatives gain physical access to any Property. Notwithstanding anything to the contrary in this Agreement, Buyer shall not have access to, and shall not be permitted to conduct any inspections (including any Phase I Environmental Site Assessment or Phase II Environmental Site Assessment) with respect to, any Property with respect to which Sellers do not have the authority to grant access for such due diligence and Buyer acknowledges and agrees that Sellers cannot and do not covenant or warrant that Buyer will be granted access to any Properties or Conveyed Interests operated by Third Parties for purposes of conducting diligence of any kind under this Agreement; provided that Sellers shall request (with respect to such request Sellers shall not be obligated to expend any monies) access rights from Third Parties for Buyer to conduct such inspections (including any Phase I Environmental Site Assessment or Phase II Environmental Site Assessment that Sellers have consented to) with respect to such Property. Buyer shall obtain, at its soles cost and expense, all permits necessary to conduct any approved sampling or invasive activities from any applicable Governmental Authorities.
(c)    Buyer shall coordinate its access rights, environmental property assessments and physical inspections and other due diligence evaluation of the Properties with Sellers to minimize any inconvenience to or interruption of the conduct of business by Sellers. Buyer shall abide by Sellers’ safety rules, regulations and operating policies while conducting its due diligence evaluation of the Properties, including any access to, and environmental or other inspection or assessment of the Properties, in each case before conducting Buyer’s assessment on such Properties in accordance with this Section 4.1. Buyer agrees to defend, indemnify, and hold harmless each Seller Indemnified Party from and against any and all Liabilities arising out of, resulting from or relating to any field visit, environmental assessment or other due diligence activity conducted by Buyer or any Buyer’s Representative with respect to the Properties, EVEN IF SUCH LIABILITIES ARISE OUT OF OR RESULT FROM, IN WHOLE OR IN PART, THE SOLE, ACTIVE, PASSIVE, CONCURRENT OR COMPARATIVE NEGLIGENCE, STRICT LIABILITY OR OTHER FAULT OF, OR THE VIOLATION OF LAW BY, ANY SELLER INDEMNIFIED PARTY, EXCEPTING ONLY LIABILITIES TO THE EXTENT ACTUALLY RESULTING FROM THE GROSS NEGLIGENCE OR WILLFUL MISCONDUCT OF ANY SELLER INDEMNIFIED PARTY.
(d)    Buyer acknowledges that any entry into Sellers’ offices, onto the Properties, or any other properties owned or leased by Sellers or their Affiliates, shall be at Buyer’s sole risk, liability, cost and expense, and, subject to the terms hereof, that none of the Seller Indemnified Parties shall be liable in any way for any injury, loss or damage arising out of such entry that may occur to Buyer or any of Buyer’s Representatives pursuant to this Agreement. Buyer hereby fully waives and releases any and all Liabilities against all of the Seller Indemnified Parties for any injury, death, loss or damage to any of Buyer’s Representatives or their property in connection with Buyer’s due diligence activities, EVEN IF SUCH LIABILITIES ARISE OUT OF OR RESULT FROM, IN WHOLE OR IN PART, THE SOLE, ACTIVE, PASSIVE, CONCURRENT OR COMPARATIVE NEGLIGENCE, STRICT LIABILITY OR OTHER FAULT OF, OR THE VIOLATION OF LAW BY, ANY SELLER INDEMNIFIED PARTY, EXCEPTING ONLY LIABILITIES ACTUALLY RESULTING FROM THE GROSS NEGLIGENCE OR WILLFUL MISCONDUCT OF ANY SELLER INDEMNIFIED PARTY.
(e)    Buyer shall promptly provide Sellers, but in no event more than 10 Business Days after receipt or creation thereof by Buyer or any of Buyer’s representatives (including Buyer’s environmental consulting or engineering firm), copies of all environmental reports and environmental test results prepared by Buyer or any of Buyer’s Representatives, which contain data collected or generated from Buyer’s or any of Buyer’s Representatives’ environmental due diligence with respect to the Properties. Sellers shall not be deemed by their or their representatives’ receipt of said documents or otherwise to have made any representation or warranty, express, implied or statutory, as to the condition of the Properties or to the accuracy of said documents or the information contained in such documents.
(f)    Upon completion of Buyer’s due diligence, Buyer shall at its sole cost and expense and without any cost or expense to Sellers or any of their Affiliates (i) repair all damages done to any Properties or any other properties owned or leased by Sellers or their Affiliates resulting from Buyer’s or any of Buyer’s Representatives’ due diligence (including due diligence conducted by Buyer’s environmental consulting or engineering firm), (ii) if applicable, restore the Properties or any other properties owned or leased by Sellers or their Affiliates to the same or better condition as they were prior to commencement of any such due diligence, and (iii) remove all equipment, tools and other property brought onto the Properties or any other properties owned or

Proxy Statement	SilverBow Resources, Inc. | A-15

leased by Sellers or their Affiliates in connection with such due diligence. Any disturbance to the Properties (including the leasehold associated therewith or any other properties owned or leased by Sellers or their Affiliates) resulting from such due diligence will be promptly corrected by Buyer at Buyer’s sole cost and expense.
(g)    During all periods that Buyer or any of Buyer’s Representatives (including Buyer’s environmental consulting or engineering firm) are on the Properties or any other properties owned or leased by Sellers or their Affiliates, Buyer shall maintain, at its sole cost and expense, policies of insurance sufficient to cover the Liabilities of Buyer set forth in this Section 4.1. Coverage under all insurance required to be carried by Buyer hereunder will (i) be primary insurance, (ii) list the Seller Indemnified Parties as additional insureds, (iii) waive subrogation against the Seller Indemnified Parties, and (iv) provide for 30 days’ prior written notice to Sellers in the event of cancellation, expiration, or modification of the policy or reduction in coverage. Upon request by Sellers, Buyer shall provide evidence of such insurance to Sellers prior to entering any of the Properties.
4.2    Confidentiality. Buyer acknowledges that, pursuant to its right of access to the Records or the Conveyed Interests, Buyer or Buyer’s Representatives (including Buyer’s environmental consulting or engineering firm) will become privy to confidential and other information of Sellers or their Affiliates. Buyer shall ensure that such confidential information (a) shall not be used for any purpose other than in connection with the transactions contemplated by this Agreement and (b) shall be held confidential by Buyer and Buyer’s Representatives (including Buyer’s environmental consulting or engineering firm) in accordance with the terms of the Confidentiality Agreement.
4.3    Disclaimers.
(a)    EXCEPT AS AND TO THE LIMITED EXTENT EXPRESSLY SET FORTH IN ARTICLE VII OR THE SPECIAL WARRANTY SET FORTH IN THE ASSIGNMENT, (i) SELLERS MAKE NO REPRESENTATIONS OR WARRANTIES, EXPRESS, STATUTORY OR IMPLIED, AND (ii) SELLERS EXPRESSLY DISCLAIM ALL LIABILITY AND RESPONSIBILITY FOR ANY REPRESENTATION, WARRANTY, STATEMENT OR INFORMATION MADE OR COMMUNICATED (ORALLY OR IN WRITING) TO BUYER OR ANY OF THEIR AFFILIATES, EMPLOYEES, AGENTS, CONSULTANTS OR REPRESENTATIVES (INCLUDING ANY OPINION, INFORMATION, PROJECTION OR ADVICE THAT MAY HAVE BEEN PROVIDED TO BUYER BY ANY SELLER INDEMNIFIED PARTY).
(b)    EXCEPT AS AND TO THE LIMITED EXTENT EXPRESSLY REPRESENTED OTHERWISE IN ARTICLE VII OR THE SPECIAL WARRANTY SET FORTH IN THE ASSIGNMENT, AND WITHOUT LIMITING THE GENERALITY OF THE FOREGOING, SELLERS EXPRESSLY DISCLAIM ANY REPRESENTATION OR WARRANTY, EXPRESS, STATUTORY OR IMPLIED, AS TO (i) TITLE TO ANY OF THE CONVEYED INTERESTS, (ii) THE CONTENTS, CHARACTER OR NATURE OF ANY REPORT OF ANY PETROLEUM ENGINEERING CONSULTANT, OR ANY ENGINEERING, GEOLOGICAL OR SEISMIC DATA OR INTERPRETATION, RELATING TO THE CONVEYED INTERESTS, (iii) THE QUANTITY, QUALITY OR RECOVERABILITY OF HYDROCARBONS IN OR FROM THE CONVEYED INTERESTS, (iv) ANY ESTIMATES OF THE VALUE OF THE CONVEYED INTERESTS OR FUTURE REVENUES TO BE GENERATED BY THE CONVEYED INTERESTS, (v) THE PRODUCTION OF OR ABILITY TO PRODUCE HYDROCARBONS FROM THE CONVEYED INTERESTS, (vi) THE MAINTENANCE, REPAIR, CONDITION, QUALITY, SUITABILITY, DESIGN OR MARKETABILITY OF THE CONVEYED INTERESTS, (vii) THE CONTENT, CHARACTER OR NATURE OF ANY INFORMATION MEMORANDUM, REPORTS, BROCHURES, CHARTS OR STATEMENTS PREPARED BY SELLERS OR THIRD PARTIES WITH RESPECT TO THE CONVEYED INTERESTS, (viii) ANY OTHER MATERIALS OR INFORMATION THAT MAY HAVE BEEN MADE AVAILABLE TO BUYER OR ITS AFFILIATES, OR ITS OR THEIR RESPECTIVE EMPLOYEES, AGENTS, CONSULTANTS, REPRESENTATIVES OR ADVISORS IN CONNECTION WITH THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT OR ANY DISCUSSION OR PRESENTATION RELATING THERETO AND (ix) ANY IMPLIED OR EXPRESS WARRANTY OF FREEDOM FROM PATENT OR TRADEMARK INFRINGEMENT. EXCEPT AS AND TO THE LIMITED EXTENT EXPRESSLY REPRESENTED OTHERWISE IN ARTICLE VII OR THE SPECIAL WARRANTY SET FORTH IN THE ASSIGNMENT, SELLERS EXPRESSLY DISCLAIM ANY REPRESENTATION OR WARRANTY, EXPRESS, STATUTORY OR IMPLIED, AS TO THE MERCHANTABILITY, FREEDOM FROM LATENT VICES OR DEFECTS, FITNESS FOR A PARTICULAR PURPOSE OR CONFORMITY TO MODELS OR SAMPLES OF MATERIALS OF ANY OF THE CONVEYED INTERESTS, RIGHTS OF A PURCHASER UNDER APPROPRIATE STATUTES TO CLAIM DIMINUTION OF CONSIDERATION OR RETURN OF THE PURCHASE PRICE, IT BEING EXPRESSLY UNDERSTOOD AND AGREED BY THE PARTIES THAT BUYER SHALL BE DEEMED TO BE OBTAINING THE CONVEYED INTERESTS IN THEIR PRESENT STATUS, CONDITION AND STATE OF REPAIR, “AS IS” AND “WHERE IS” WITH ALL FAULTS OR DEFECTS (KNOWN OR UNKNOWN, LATENT, DISCOVERABLE OR UNDISCOVERABLE), AND THAT BUYER HAS MADE OR CAUSED TO BE MADE SUCH INSPECTIONS AS BUYER DEEMS APPROPRIATE.
(c)    EXCEPT TO THE LIMITED EXTENT EXPRESSLY SET FORTH IN SECTION 7.13, (i) SELLERS HAVE NOT AND WILL NOT MAKE ANY REPRESENTATION OR WARRANTY REGARDING ANY MATTER OR CIRCUMSTANCE RELATING TO ENVIRONMENTAL LAWS, THE RELEASE OF MATERIALS INTO THE ENVIRONMENT OR THE PROTECTION OF HUMAN HEALTH, SAFETY, NATURAL RESOURCES OR THE

A-16 | SilverBow Resources, Inc.	Proxy Statement

ENVIRONMENT, OR ANY OTHER ENVIRONMENTAL CONDITION OF THE CONVEYED INTERESTS, (ii) NOTHING IN THIS AGREEMENT OR OTHERWISE SHALL BE CONSTRUED AS SUCH A REPRESENTATION OR WARRANTY, AND (iii) BUYER SHALL BE DEEMED TO BE TAKING THE CONVEYED INTERESTS “AS IS” AND “WHERE IS” WITH ALL FAULTS FOR PURPOSES OF THEIR ENVIRONMENTAL CONDITION AND THAT BUYER HAS MADE OR CAUSED TO BE MADE SUCH ENVIRONMENTAL INSPECTIONS AS BUYER DEEMS APPROPRIATE.
(d)    BUYER ACKNOWLEDGES AND AGREES THAT BUYER CANNOT RELY ON OR FORM ANY CONCLUSIONS FROM SELLERS’ METHODOLOGIES FOR THE DETERMINATION AND REPORTING OF ANY TAXES THAT WERE UTILIZED FOR ANY TAX RETURN FILED PRIOR TO THE CLOSING DATE FOR PURPOSES OF CALCULATING AND REPORTING TAXES ON OR AFTER THE CLOSING DATE, IT BEING UNDERSTOOD THAT BUYER MUST MAKE ITS OWN DETERMINATION AS TO THE PROPER METHODOLOGIES THAT CAN OR SHOULD BE USED FOR ANY SUCH LATER TAXES.
(e)    SELLERS AND BUYER AGREE THAT, TO THE EXTENT REQUIRED BY APPLICABLE LAW TO BE EFFECTIVE, THE DISCLAIMERS OF CERTAIN REPRESENTATIONS AND WARRANTIES CONTAINED IN THIS SECTION 4.3 ARE “CONSPICUOUS” DISCLAIMERS FOR THE PURPOSE OF ANY APPLICABLE LAW.
ARTICLE V
TITLE MATTERS; CASUALTY; TRANSFER RESTRICTIONS
5.1    General Disclaimer of Title Warranties and Representations. Except for the Special Warranty set forth in the Assignment and without limiting Buyer’s remedies for Title Defects set forth in this Article V, Sellers make no warranty or representation, express, implied, statutory or otherwise, with respect to Sellers’ title to any of the Conveyed Interests, and Buyer hereby acknowledges and agrees that Buyer’s sole remedy for any defect of title, including any Title Defect, with respect to Sellers’ title to any of the Conveyed Interests (a) before Closing, shall be as set forth in Section 5.3 and (b) from and after Closing, shall be pursuant to the Special Warranty set forth in the Assignment and in compliance with Section 5.2 and as may otherwise be limited by this Agreement.
5.2    Special Warranty.
(a)    Special Warranty of Title. If Closing occurs, then the Assignment shall contain a special warranty of Defensible Title whereby Sellers shall, until the end of the Survival Period, warrant Defensible Title, without duplication, to (i) the Leases set forth on Exhibit A (limited to the Target Formations), and (ii) the Wells set forth on Exhibit B (limited to the currently producing formation for each such Well) unto Buyer against every Person whomsoever lawfully claiming or to claim the same or any part thereof by, through or under Sellers, but not otherwise, subject, however, to the Permitted Encumbrances (the “Special Warranty”); provided, however, that, except with respect to any liability of Sellers for any claim asserted in writing by Buyer to Sellers in accordance with this Section 5.2 and the Assignment before the expiration of the Survival Period for breach of the Special Warranty, the Special Warranty shall cease and terminate at the end of the Survival Period. The Special Warranty shall be subject to the further limitations and provisions of this Section 5.2.
(b)    Recovery on Special Warranty.
(i)    Buyer’s Assertion of Special Warranty Breaches. Prior to the expiration of the period of time commencing as of the Closing Date and ending at 5:00 p.m. (Central Time) on the second anniversary thereof (the “Survival Period”), Buyer shall be entitled to furnish to Sellers a Title Defect Notice meeting the requirements of Section 5.3(a) setting forth any and all matters which Buyer intends to assert as a breach of the Special Warranty (collectively, the “Special Warranty Notices” and, individually, a “Special Warranty Notice”). Sellers shall have a reasonable opportunity, but not the obligation, to cure any breach of the Special Warranty asserted by Buyer pursuant to this Section 5.2(b) prior to the date that is six months after the delivery of the applicable Special Warranty Notice. Buyer shall reasonably cooperate with any attempt by Sellers to cure any such breach. For all purposes of this Agreement, Buyer shall be deemed to have waived, and Sellers shall have no further liability for, any breach of the Special Warranty that Buyer fails to assert by a Special Warranty Notice given to Sellers before the expiration of the Survival Period.
(ii)    Limitations on Special Warranty. Recovery by Buyer for any breach by Sellers of the Special Warranty shall be limited to an amount (without any interest accruing thereon) equal to the reduction to the Purchase Price to which Buyer would have been entitled had Buyer asserted the defect giving rise to such breach of the Special Warranty as a Title Defect prior to the Defect Claim Date pursuant to Section 5.3, and in no event shall that recovery exceed the Allocated Value of the affected Lease or Well. The Individual Title Defect Threshold and the Aggregate Deductible shall not apply to any recovery for any breach by Sellers of the Special Warranty, and Buyer shall not be entitled to recover any amount for any breach of the Special Warranty to the extent that the Purchase Price is or has been reduced for the same Title Defect pursuant to Section 5.3(d) or Buyer otherwise asserted such matter as a Title Defect prior to Closing.

Proxy Statement	SilverBow Resources, Inc. | A-17

5.3    Notice of Title Defects; Defect Adjustments.
(a)    Title Defect Notices. To assert a valid claim for a Title Defect, Buyer must deliver claim notices to Sellers no later than the Defect Claim Date meeting the requirements of this Section 5.3(a) (each, a “Title Defect Notice,” and collectively, the “Title Defect Notices”) setting forth any matters which, in Buyer’s reasonable opinion, constitute Title Defects and which Buyer intends to assert as a Title Defect pursuant to this Section 5.3(a). For all purposes of this Agreement and notwithstanding anything in this Agreement to the contrary, Buyer shall be deemed to have waived, and Sellers shall have no liability for, any Title Defect which Buyer fails to assert as a Title Defect by a properly delivered Title Defect Notice on or before the Defect Claim Date. To be effective, each Title Defect Notice shall be in writing, and shall include (i) a description of the alleged Title Defect and the Lease or Well affected by the alleged Title Defect (each such Lease or Well, a “Title Defect Property”), including a description of the Leases or Wells affected by the alleged Title Defect; (ii) the Allocated Value of each Title Defect Property; (iii) supporting documents reasonably necessary for Sellers (or title attorneys engaged by any Seller) to verify the existence of the alleged Title Defect with respect to each Title Defect Property, if applicable (any and all of which supporting documents may be furnished via access to a web link or ftp site (in lieu of other means of delivery)); and (iv) with respect to each Title Defect Property, the amount by which Buyer reasonably believes the Allocated Value of the Title Defect Property is reduced by such alleged Title Defect and the computations upon which Buyer’s belief is based, in each case, in accordance with Section 5.3(g). Notwithstanding anything contained in this Agreement to the contrary, any Title Defect asserted by Buyer pursuant to this Section 5.3(a) and any breach of the Special Warranty asserted by Buyer pursuant to Section 5.2(b) with respect to the (A) Leases set forth on Exhibit A, shall be limited to the Target Formations for such Leases, and (B) Wells set forth on Exhibit B, shall be limited to the currently producing formation(s) for such Wells. To give Sellers an opportunity to commence reviewing and curing Title Defects, Buyer agrees to use reasonable efforts to give Sellers, every week during the period prior to the Defect Claim Date, written notice of all alleged Title Defects (as well as any claims that would be claims under the Special Warranty) discovered by Buyer during the preceding week, which notice may be preliminary in nature and supplemented prior to the Defect Claim Date; provided that failure of Buyer to provide preliminary notice of any Title Defects shall not be deemed to waive or otherwise prejudice Buyer’s right to assert a Title Defect on or before the Defect Claim Date in accordance with this Section 5.3(a).
(b)    Title Benefit Notices. Sellers shall have the right, but not the obligation, to deliver to Buyer on or before the Defect Claim Date with respect to each discovered Title Benefit a notice (a “Title Benefit Notice”) including (i) a description of the alleged Title Benefit and the Leases or Wells affected by the alleged Title Benefit (each such Lease or Well, a “Title Benefit Property”), including a description of the Leases or Wells that are affected by the alleged Title Benefit; (ii) with respect to each Title Benefit Property, the amount by which Sellers reasonably believes the Allocated Value of such Title Benefit Property is increased by such alleged Title Benefit; (iii) supporting documents reasonably necessary for Buyer to verify the existence of such Title Benefit; and (iv) the computations upon which Sellers’ belief is based.
(c)    Sellers’ Title Defect Election. Prior to the Closing Date, Sellers may elect as to any properly alleged Title Defects whether to (i) reduce the Purchase Price by the Title Defect Amount in accordance with this Section 5.3(c), (ii) if, and only if, the Title Defect equals or exceeds 50% of the Allocated Value of the Title Defect Property, exclude the Title Defect Property from the transactions contemplated hereby and retain such Title Defect Property (and all related Conveyed Interests), in which event the Purchase Price shall be reduced by an amount equal to the Allocated Value of such Title Defect Property (and such related Conveyed Interests), (iii) cure any Title Defects at any time prior to 5:00 p.m. Central Time on the date that is 120 days after the Closing Date (the “Cure Period”), or (iv) subject to Buyer’s consent, indemnify Buyer against all Liabilities (up to the Title Defect Amount of the applicable Title Defect) resulting from such Title Defect with respect to such Title Defect Property pursuant to an indemnity agreement prepared by Sellers in form and substance reasonably acceptable to Buyer. During the period of time from Closing to the expiration of the Cure Period, Buyer agrees to afford Sellers and their authorized representatives reasonable access, during normal business hours, to the Properties and all Records in Buyer’s or any of its Affiliates’ possession in order to facilitate Sellers’ attempt to cure any such Title Defects; provided that the indemnity provisions in Section 4.1(c) and Section 4.1(d) shall apply to Sellers mutatis mutandis. Any election by Sellers pursuant to this Section 5.3(c) shall be without prejudice to its rights under Section 5.3(j) and shall not constitute an admission against interest or a waiver of Sellers’ right to dispute the existence, nature or value of, or cost to cure, the alleged Title Defect. In the event Sellers do not make an affirmative election pursuant to this Section 5.3(c) prior to the Closing Date, Sellers will be deemed to have elected to cure the Title Defects pursuant to Section 5.3(c)(iii).
(d)    Remedies for Title Defects. Subject to Sellers’ continuing right to dispute the existence of a Title Defect or the Title Defect Amount asserted with respect thereto as described in Section 5.3(j), and subject to the rights of the Parties pursuant to Section 14.1(g), following the Closing Date, in the event that any Title Defect timely and properly asserted by Buyer in accordance with Section 5.3(a) is not waived in writing by Buyer or cured during the Cure Period, subject to the Individual Title Defect Threshold and the Aggregate Deductible, the Purchase Price or the Final Price, as applicable, shall be reduced by the Title Defect Amount determined pursuant to Section 5.3(g) or Section 5.3(j) (taking into account the Title Benefit Amount determined pursuant to Section 5.3(h) or Section 5.3(i), if any).

A-18 | SilverBow Resources, Inc.	Proxy Statement

(e)    Remedies for Title Benefits. With respect to each Title Benefit Property reported under Section 5.3(b), Buyer shall notify Sellers in writing on or before the delivery of the Preliminary Settlement Statement whether Buyer (i) concedes the Title Benefit asserted in such Title Benefit Notice, in which case, the increase in Allocated Value for such Title Benefit (the “Title Benefit Amount”) shall be used to offset Title Defects, or (ii) disputes such Title Benefit in which case such Title Benefit shall be deemed to be a Title Dispute and the provisions of Section 5.3(j) shall apply. For the avoidance of doubt, Title Benefit Amounts shall only be used to offset any Title Defect Amounts asserted by Buyer pursuant to this Agreement, and in no event shall result in an increase to the Purchase Price. If Buyer fails to notify Sellers by such date with respect to a Title Benefit, Buyer shall be deemed to have conceded such Title Benefit.
(f)    Exclusive Remedy. Except for Buyer’s rights under the Special Warranty under the Assignment and Buyer’s right to terminate this Agreement pursuant to Section 14.1(g), Section 5.3(d) shall be the exclusive right and remedy of Buyer with respect to Sellers’ failure to have Defensible Title with respect to any Lease or Well (or portion thereof), or any other title matter with respect to any Conveyed Interest, and Buyer hereby waives any and all other rights or remedies with respect thereto.
(g)    Title Defect Amount. The amount by which the Allocated Value of a Title Defect Property is reduced as a result of the existence of Title Defect(s) shall be the “Title Defect Amount” for such Title Defect Property and shall be determined in accordance with the following terms and conditions (without duplication):
(i)    if Buyer and Sellers agree on the Title Defect Amount, then that amount shall be the Title Defect Amount;
(ii)    if the Title Defect with respect to such Title Defect Property is an Encumbrance that is undisputed and liquidated in amount, then the Title Defect Amount shall be the amount necessary to be paid to remove the Title Defect from such Title Defect Property;
(iii)    if the Title Defect with respect to such Title Defect Property represents a decrease of (A) Sellers’ Net Revenue Interest for any Title Defect Property less than (B) the Net Revenue Interest set forth for such Title Defect Property on Exhibit B (with a proportionate decrease in the applicable Working Interest), then the Title Defect Amount shall be the product of the Allocated Value of such Title Defect Property, multiplied by a fraction, the numerator of which is the Net Revenue Interest decrease and the denominator of which is the Net Revenue Interest set forth for such Title Defect Property on Exhibit B;
(iv)    if the Title Defect with respect to such Title Defect Property represents an increase of Sellers’ Working Interest for any Title Defect Property in excess of the Working Interest set forth for such Title Defect Property on Exhibit B, without at least a proportionate increase of Sellers’ Net Revenue Interest for such Title Defect Property, then the Title Defect Amount shall be the product of the Allocated Value of such Title Defect Property, multiplied by a fraction, the numerator of which is the Working Interest increase and the denominator of which is the Working Interest set forth for such Title Defect Property on Exhibit B;
(v)    if the Title Defect with respect to such Title Defect Property represents a decrease of (A) Sellers’ Net Mineral Acres for any Title Defect Property less than (B) the Net Mineral Acres set forth for such Title Defect Property on Exhibit A, then the Title Defect Amount shall be the product obtained by multiplying such Net Mineral Acre decrease by the Allocated Value (on a per Net Mineral Acre dollar amount basis) for such Title Defect Property;
(vi)    if the Title Defect represents an obligation or Encumbrance upon or other defect in title to the Title Defect Property of a type not described above, then the Title Defect Amount shall be determined by taking into account the Allocated Value of the Title Defect Property, the portion of the Title Defect Property affected by the Title Defect, the legal effect of the Title Defect, the potential economic effect of the Title Defect over the life of the Title Defect Property, the values placed upon the Title Defect by Buyer and Sellers and such other reasonable factors as are necessary to make a proper evaluation;
(vii)    the Title Defect Amount with respect to a Title Defect Property shall be determined without duplication of any costs or losses included in another Title Defect Amount or other adjustment to the Purchase Price hereunder;
(viii)    notwithstanding anything to the contrary in this Article V, the aggregate Title Defect Amounts attributable to the effects of all Title Defects upon any Title Defect Property shall not exceed the Allocated Value of such Title Defect Property; and
(ix)    for the avoidance of doubt, the Individual Title Defect Threshold shall be applied on a Title Defect Property by Title Defect Property basis such that if a single Title Defect affects more than one Title Defect Property, there shall be a separate Individual Title Defect Threshold for each such Title Defect Property even though such Title Defect may affect multiple Title Defect Properties.

Proxy Statement	SilverBow Resources, Inc. | A-19

(h)    Title Benefit Amount. The Title Benefit Amount resulting from a Title Benefit shall be determined in accordance with the following methodology, terms and conditions (without duplication):
(i)    if Buyer and Sellers agree on the Title Benefit Amount, then that amount shall be the Title Benefit Amount;
(ii)    if the Title Benefit with respect to a Title Benefit Property represents an increase of (A) Sellers’ Net Revenue Interest for any Title Benefit Property (with a proportionate increase in Sellers’ Working Interest) more than (B) the Net Revenue Interest set forth for such Title Benefit Property on Exhibit B, then the Title Benefit Amount shall be the product of the Allocated Value of such Title Benefit Property, multiplied by a fraction, the numerator of which is the Net Revenue Interest increase and the denominator of which is the Net Revenue Interest set forth for such Title Benefit Property on Exhibit B;
(iii)    if the Title Defect with respect to such Title Benefit Property represents an increase of (A) Sellers’ Net Mineral Acres for any Title Benefit Property greater than (B) the Net Mineral Acres set forth for such Title Benefit Property on Exhibit A, then the Title Benefit Amount shall be the product obtained by multiplying such Net Mineral Acre increase by the Allocated Value (on a per Net Mineral Acre dollar amount basis) for such Title Benefit Property;
(iv)    if the Title Benefit is of a type not described above, then the Title Benefit Amounts shall be determined by taking into account the Allocated Value of the Title Benefit Property, the portion of such Title Benefit Property affected by such Title Benefit, the legal effect of the Title Benefit, the potential economic effect of the Title Benefit over the life of such Title Benefit Property, the values placed upon the Title Benefit by Buyer and Sellers and such other reasonable factors as are necessary to make a proper evaluation.
(i)    Title Defect Threshold and Deductible. Notwithstanding anything to the contrary in this Agreement, (i) in no event shall there be any adjustments to the Purchase Price or other remedies provided by Sellers under this Agreement for any individual Title Defect with respect to a Title Defect Property for which the Title Defect Amount does not exceed the Individual Title Defect Threshold; and (ii) in no event shall there be any adjustment to the Purchase Price or other remedies provided by Sellers under this Agreement for any Title Defect Property for which the Title Defect Amount exceeds the Individual Title Defect Threshold unless (A) the amount of the sum of (1) the aggregate Title Defect Amounts of all such Title Defect Properties that exceed the Individual Title Defect Threshold (but excluding any Title Defect Amounts attributable to Title Defects cured by Sellers or with respect to which Sellers have elected to exclude the affected Title Defect Property from the transactions contemplated by this Agreement pursuant to Section 5.3(c)(ii) or for which the Parties have agreed to the election set forth in Section 5.3(c)(iv)), plus (2) the aggregate Remediation Amounts of all Environmental Defect Properties that exceed the Individual Environmental Threshold (but excluding any Remediation Amounts attributable to Conveyed Interests subject to Environmental Defects that are excluded pursuant to Section 6.1(c)(i) and any Environmental Defects cured by Sellers), exceeds (B) the Aggregate Deductible, after which point Buyer shall be entitled to adjustments to the Purchase Price or other applicable remedies available hereunder, but only to the extent that the amount by which the aggregate amount of such Title Defect Amounts and Remediation Amounts exceeds the Aggregate Deductible; provided that the aggregate amount of all Title Benefit Amounts shall be credited against and reduce any Title Defect Amounts in excess of the Aggregate Deductible.
(j)    Title Dispute Resolution. Sellers and Buyer shall attempt to agree on matters regarding (i) all Title Defects, Title Benefits, Title Defect Amounts and Title Benefit Amounts, and (ii) the adequacy of any curative materials provided by Sellers to cure any alleged Title Defect (collectively “Title Disputes”) prior to the Dispute Date. If Sellers and Buyer are unable to agree by the Dispute Date, the Title Disputes shall be exclusively and finally resolved pursuant to this Section 5.3(j). There shall be a single arbitrator, who shall be a title attorney with at least 10 years’ experience reviewing oil and gas titles involving properties in the State of Texas, as selected by the mutual agreement of Buyer and Sellers within 15 days after the Dispute Date (the “Title Arbitrator”). If the Parties do not mutually agree upon the Title Arbitrator in accordance with this Section 5.3(j), the Houston, Texas office of the AAA shall appoint the Title Arbitrator under such conditions as the AAA in its sole discretion deems necessary or advisable. The place of arbitration shall be Houston, Texas and the arbitration shall be conducted in accordance with the AAA Rules, to the extent such rules do not conflict with the terms of this Section 5.3(j). Each of Buyer and Sellers shall submit to the Title Arbitrator, with a simultaneous copy to the other Party, its proposed resolution of the applicable Title Dispute no later than 10 Business Days after the appointment of the Title Arbitrator pursuant to this Section 5.3(j). The Title Arbitrator’s determination shall be made within 20 days after the end of such 10 Business Day period after the submission of the Title Disputes and shall be final and binding upon both Parties, without right of appeal and shall be enforceable against the Parties in a court of competent jurisdiction. In making his determination, the Title Arbitrator shall make a determination of the Title Disputes submitted based solely on the single written submission of Sellers and Buyer (and without any additional or supplemental submittals by any Party, except to the extent the Title Arbitrator requests additional information from either Party), shall be bound by the rules set forth in Section 5.3(g) and Section 5.3(h) and, subject to the foregoing, may consider such other matters as, in the opinion of the Title Arbitrator, are necessary to make a proper determination. The Title Arbitrator, however, may not award Buyer a greater Title Defect Amount than the Title Defect Amount claimed by Buyer in its applicable Title Defect Notice or a greater Title Benefit Amount than that claimed by Sellers in its position statement delivered to the Title Arbitrator. The Title Arbitrator shall act as an

A-20 | SilverBow Resources, Inc.	Proxy Statement

expert for the limited purpose of determining the specific Title Disputes submitted by either Party, and may not award damages, interest or penalties to either Party with respect to any matter except as otherwise provided in the following sentence. The costs of the Title Arbitrator (and the AAA, if applicable) in connection with Title Dispute resolution shall be borne one half (1/2) by Sellers and one half (1/2) Buyer. Subject to the preceding sentence, each Party shall bear its own legal and other expenses incurred in connection with such arbitration. To the extent the award of the Title Arbitrator with respect to any Title Defect Amount or Title Benefit Amount is not taken into account as an adjustment to the Purchase Price in the Final Settlement Statement, then within 10 days after the date on which the Title Arbitrator delivers written notice to Buyer and Sellers of his award with respect to a Title Dispute, and, subject to Section 5.3(i), the amount, if any, so awarded to a Party shall first be satisfied out of the balance of the Defect Escrow Amount remaining after application of Section 3.6(a), if any, and, then, if applicable, the owing Party shall pay to the owed Party any outstanding awarded amounts. Nothing in this Agreement shall operate to cause Closing to be delayed on account of any arbitration that may be conducted pursuant to this Section 5.3(j).
5.4    Casualty or Condemnation Loss.
(a)    Notwithstanding anything to the contrary in this Agreement, from and after the Effective Time, if Closing occurs, Buyer shall assume all risk of loss with respect to production of Hydrocarbons through normal depletion (including watering out of any well or collapsed casing of any well) and the depreciation of Conveyed Interests due to ordinary wear and tear, in each case, with respect to the Conveyed Interests, and Buyer shall not assert such matters as Casualty Losses, Environmental Defects or Title Defects hereunder.
(b)    If, after the Execution Date but prior to the Closing Date, (i) any portion of the Properties is damaged or destroyed by fire or other casualty or is taken in condemnation or under right of eminent domain (each, a “Casualty Loss”), and (ii) the Closing thereafter occurs, then, at Closing, Sellers shall pay to Buyer all sums actually paid to Sellers by Third Parties by reason of any Casualty Loss insofar as with respect to the Conveyed Interests and shall assign, transfer and set over to Buyer or subrogate Buyer to all of Sellers’ or their Affiliates’ right, title and interest (if any) in insurance claims, unpaid awards, and other rights against Third Parties (excluding any Liabilities, other than insurance claims, of or against any Seller Indemnified Party) arising out of such Casualty Loss insofar as with respect to the Conveyed Interests; provided, however, that Sellers shall reserve and retain (and Buyer shall assign to Sellers) all right, title, interest and claims against Third Parties for the recovery of Sellers’ costs and expenses incurred prior to Closing in repairing such Casualty Loss or pursuing or asserting any such insurance claims or other rights against Third Parties.
5.5    Consents to Assign. With respect to each Consent set forth on Schedule 7.4, Sellers, not later than 10 days after the Execution Date (and, with respect to each Consent that is not set forth on Schedule 7.4 but is discovered by either Party after the Execution Date and before the Closing Date, promptly after the discovery thereof), shall send to the holder of each such Consent a notice in material compliance with the contractual provisions applicable to such Consent seeking such holder’s consent to the transactions contemplated hereby.
(a)    If Sellers fail to obtain a Consent set forth in Schedule 7.4 (or any Consent that is not set forth in Schedule 7.4 but is discovered by either Party after the Execution Date and before the Closing Date) prior to Closing and (x) the failure to obtain such Consent would (i) cause the assignment of the Conveyed Interests affected thereby to Buyer to be void or nullified (or voidable or able to be nullified by the Third Party counterparty thereto) under the express terms thereof, (ii) cause the termination of (or gives the Third Party counterparty the right to terminate) a Lease, Surface Interest or an Applicable Contract, or (iii) give rise to a right by the Third Party counterparty thereto to impose additional conditions on the proposed assignee that involve the payment of money in excess of $100,000 that would not be required in the absence of Sellers’ assignment of the affected Conveyed Interests, in each case, under the express terms thereof, or (y) there is a provision in the applicable instrument that such Consent may be withheld in the sole or absolute discretion of the holder (each in clauses (x) and (y), a “Required Consent”), then, in each case, the Conveyed Interest (or portion thereof) affected by such un-obtained Consent and any associated Conveyed Interests shall be excluded from the Conveyed Interests to be assigned to Buyer at Closing, and the Purchase Price shall be reduced by the Allocated Value of the Conveyed Interest (or portion thereof) affected by such excluded Conveyed Interests. Sellers shall continue to use commercially reasonable efforts to obtain any outstanding Required Consents following Closing (without obligation to expend any out-of-pocket costs or expenses in order to obtain such Required Consents). If the affected Conveyed Interest is a Contract and Buyer is assigned the Properties to which the Contract relates, but the Contract is not transferred to Buyer due to the unobtained Required Consent, (A) the Contract shall be held by Sellers for the benefit of Buyer until the Required Consent is obtained or the Contract has terminated, and (B) Buyer shall pay all amounts due thereunder that would have been Assumed Obligations and perform all such Assumed Obligations thereunder, and (C) Buyer shall defend, indemnify and hold Sellers harmless from all such Assumed Obligations in accordance with Section 13.3(c). In the event that a Required Consent (with respect to a Conveyed Interest excluded pursuant to this Section 5.5(a)) that was not obtained prior to Closing is obtained within 180 days following Closing, then, within 10 Business Days after such Consent is obtained (A) Buyer shall purchase the Conveyed Interest (or portion thereof) and any associated Conveyed Interests that were so excluded as a result of such previously un-obtained Consent and pay to Sellers the amount by which the Purchase Price was reduced at Closing with respect to the Conveyed Interest (or portion thereof) and any associated Conveyed Interests so excluded and (B) Sellers shall assign to Buyer the Conveyed Interest (or portion thereof) and any associated

Proxy Statement	SilverBow Resources, Inc. | A-21

Conveyed Interests so excluded at Closing pursuant to an instrument in substantially the same form as the Assignment.
(b)    If Sellers fail to obtain a Consent other than a Required Consent, then the Conveyed Interest (or portion thereof) subject to such un-obtained Consent shall nevertheless be assigned by Sellers to Buyer at Closing as part of the Conveyed Interests and Buyer shall have no claim against Sellers, and Sellers shall have no Liability, solely to the extent related to the failure to obtain such Consent.
(c)    Prior to Closing, Sellers and Buyer shall use their commercially reasonable efforts to obtain all Consents listed on Schedule 7.4 (and any Consent that is not set forth in Schedule 7.4 but is discovered by either Party after the Execution Date and before the Closing Date). Subject to the foregoing, Buyer agrees to provide Sellers with any information or documentation that may be reasonably requested by Sellers or the Third Party holder(s) of such Consents in order to facilitate the process of obtaining such Consents.
(d)    With respect to any Customary Post-Closing Consents or any notice or similar requirements applicable to the transfer of the Conveyed Interests in connection with the transactions contemplated by this Agreement, (i) Buyer shall comply with such transfer requirements, (ii) Buyer shall have no claim against, and hereby releases and indemnifies the Seller Indemnified Parties from any Liability relating to compliance with such transfer requirements, and (iii) Buyer assumes and shall be solely responsible from and after Closing for any Liabilities arising from the failure to comply with or to have obtained any such consent.
5.6    Preferential Purchase Rights.
(a)    With respect to each Preferential Purchase Right set forth on Schedule 7.9, not later than 10 days after the Execution Date (and, with respect to each Preferential Purchase Right that is not set forth on Schedule 7.9 but is discovered by either Party after the Execution Date and before the Closing Date, promptly after the discovery thereof or receipt of notice from Buyer of discovery thereof), Sellers shall send to the holder of each such Preferential Purchase Right a notice in material compliance with the contractual provisions applicable to such Preferential Purchase Right, requesting a waiver of such Preferential Purchase Right.
(b)    If, prior to Closing, (i) any holder of a Preferential Purchase Right notifies Sellers that it intends to consummate the purchase of the Conveyed Interests to which its Preferential Purchase Right applies, or (ii) the time for exercising a Preferential Purchase Right has not expired and such Preferential Purchase Right has not been exercised or waived, then the Conveyed Interest subject to such Preferential Purchase Right shall be excluded from the Conveyed Interests to be assigned to Buyer at Closing, and the Purchase Price shall be reduced by the Allocated Value of the Conveyed Interest so excluded. Sellers shall be entitled to all proceeds paid by any Person exercising a Preferential Purchase Right prior to Closing. If (A) on or before 180 days following the Closing Date, such holder of such Preferential Purchase Right fails to exercise its rights pursuant to the terms of such Preferential Purchase Right or fails to consummate the purchase of the Conveyed Interest covered by such Preferential Purchase Right, or (B) such Preferential Purchase Right holder waives such Preferential Purchase Right prior to the expiration of such 180-day period, then (1) Sellers shall notify Buyer, (2) Buyer shall purchase, on or before five Business Days following receipt of such notice, such Conveyed Interest that was so excluded from the Conveyed Interests to be assigned to Buyer at Closing, under the terms of this Agreement and for a price equal to the amount by which the Purchase Price was reduced at Closing with respect to such excluded Conveyed Interest and (3) Sellers shall assign to Buyer the Conveyed Interest so excluded at Closing pursuant to an instrument in substantially the same form as the Assignment.
(c)    All Conveyed Interests for which any applicable Preferential Purchase Right has been waived, or as to which the period to exercise the applicable Preferential Purchase Right has expired without exercise by the holder thereof, in each case, prior to Closing, shall be sold to Buyer at Closing in accordance with this Agreement.
ARTICLE VI
ENVIRONMENTAL MATTERS
6.1    Environmental Defects.
(a)    Assertions of Environmental Defects. To assert a valid claim for an Environmental Defect, Buyer must deliver claim notices to Sellers meeting the requirements of this Section 6.1(a) (collectively the “Environmental Defect Notices” and individually an “Environmental Defect Notice”) not later than the Defect Claim Date setting forth the matters which, in Buyer’s reasonable opinion, constitute Environmental Defects and which Buyer intends to assert as Environmental Defects pursuant to this Section 6.1. To give Sellers an opportunity to commence reviewing and curing alleged Environmental Defects asserted by Buyer, Buyer shall use reasonable efforts to give Sellers, on or before the end of each week prior to the Defect Claim Date, written notice of all alleged Environmental Defects discovered by Buyer during such week, which notice may be preliminary in nature and supplemented prior to the Defect Claim Date; provided that failure of Buyer to provide preliminary notice of any Environmental Defects shall not be deemed to waive Buyer’s right to assert an Environmental Defect

A-22 | SilverBow Resources, Inc.	Proxy Statement

on or before the Defect Claim Date so long as any Environmental Defect is submitted in accordance with the requirements of this Section 6.1(a). For all purposes of this Agreement, Buyer shall be deemed to have waived, and Sellers shall have no liability for, any environmental, health or safety mater, including any Environmental Condition or Environmental Defect, or other liability with respect to the environmental status of the Conveyed Interests which Buyer fails to assert as an Environmental Defect by a valid Environmental Defect Notice meeting all of the requirements set forth in this Section 6.1(a) on or before the Defect Claim Date, with such Liabilities being “Buyer’s Environmental Liabilities.” To be effective, each Environmental Defect Notice shall be in writing and shall include (i) a reasonably detailed description of the matter constituting the alleged Environmental Condition (including the applicable Environmental Law violated or implicated thereby) and the Property affected by such alleged Environmental Condition (each, an “Environmental Defect Property”); (ii) the Allocated Value of each Environmental Defect Property (or portions thereof) affected by such alleged Environmental Condition; (iii) supporting documents reasonably necessary for Sellers to verify the existence of such alleged Environmental Condition, including any environmental report or test results prepared by Buyer or any of Buyer’s Representatives that evidence such Environmental Defect, if any, and the curative recommendation thereto, if any; and (iv) a calculation of the Remediation Amount (itemized in reasonable detail) that Buyer asserts is attributable to such alleged Environmental Condition. Buyer’s calculation of the Remediation Amount included in the Environmental Defect Notice must describe in reasonable detail the Remediation proposed for the alleged Environmental Condition that gives rise to the asserted Environmental Defect and identify all material assumptions used by Buyer in calculating the Remediation Amount, including the standards that Buyer asserts must be met to comply with Environmental Laws.
(b)    Sellers’ Right to Cure. Sellers shall have the right, but not the obligation, to cure any asserted Environmental Defect before the expiration of the Cure Period. An election by Sellers to attempt to cure an Environmental Defect shall be without prejudice to its other rights under this Section 6.1 and shall not constitute an admission against interest or a waiver of Sellers’ right to dispute the existence, nature or value of, or cost to Remediate, the alleged Environmental Defect. Sellers shall be entitled to provide Buyer notice of Sellers’ election to cure any Environmental Defect prior to Closing, and the failure to provide notice by such date shall be deemed an election to cure by Sellers. To the extent Sellers Remediate an Applicable Environmental Defect Property on or before the expiration of the Cure Period, then (i) Sellers shall notify Buyer, (ii) Buyer shall purchase, on or before five Business Days following receipt of such notice, such Applicable Environmental Defect Property that was so excluded from the Conveyed Interests to be assigned to Buyer at Closing, under the terms of this Agreement and for a price equal to the amount by which the Purchase Price was reduced at Closing with respect to such Applicable Environmental Defect Property pursuant to Section 6.1(c)(ii) and (iii) Sellers shall assign to Buyer the Applicable Environmental Defect Property so excluded at Closing pursuant to an instrument in substantially the same form as the Assignment. During the period of time from Closing to the expiration of the Cure Period, Buyer agrees to afford Sellers and its authorized representatives reasonable access, during normal business hours, to the Properties and all Records in Buyer’s or any of its Affiliates’ possession in order to facilitate Sellers’ attempt to cure any such Environmental Defects; provided that the indemnity provisions in Section 4.1(c) and Section 4.1(d) shall apply to Sellers mutatis mutandis.
(c)    Remedies for Environmental Defects. Subject to Sellers’ continuing right to dispute the existence of an Environmental Defect or the Remediation Amount asserted with respect thereto, and subject to the rights of the Parties pursuant to Section 6.1 and Section 14.1(g), in the event that Sellers have not cured prior to the expiration of the Cure Period an Environmental Defect timely and properly asserted by Buyer in accordance with Section 6.1(a) and such Environmental Defect has not been waived by Buyer, Sellers shall, at its sole option and discretion, elect to:
(i)    subject to the Individual Environmental Threshold and the Aggregate Deductible, reduce the Purchase Price by the Remediation Amount (taking into account Sellers’ partial cure of such Environmental Defect, if any);
(ii)    subject to Section 6.1(b), elect, in its sole discretion and by written notice to Buyer, to withhold the entirety of the Conveyed Interest that is subject to such Environmental Defect from the Assignment, in which event, the Purchase Price shall be reduced by an amount equal to the Allocated Value of such Conveyed Interest(s) (or portion thereof) which reduction shall not count toward the Aggregate Deductible (any such Environmental Defect Property, an “Applicable Environmental Defect Property”); or
(iii)    subject to Buyer’s consent, indemnify Buyer against all Liability resulting from such Environmental Defect with respect to the Conveyed Interests pursuant to an indemnity agreement prepared by Sellers in a form and substance reasonably acceptable to Buyer (each, an “Environmental Indemnity Agreement”).
If the Purchase Price is reduced by the Remediation Amount for any Environmental Defect or if the Purchase Price would have been reduced for any Environmental Defect but for the application of the Individual Environmental Threshold or the Aggregate Deductible, Buyer shall be deemed to have assumed responsibility for all of the costs and expenses attributable to the Remediation of the Environmental Condition attributable to such Environmental Defect and for all Liabilities relating directly thereto and Buyer’s obligations with respect to the foregoing shall be deemed to constitute Assumed Obligations and Buyer’s Environmental Liabilities.

Proxy Statement	SilverBow Resources, Inc. | A-23

(d)     Exclusive Remedy. Except for the representations and warranties set forth in Section 7.13 and Buyer’s rights to terminate this Agreement pursuant to Section 14.1(g), the provisions set forth in Section 6.1(c) shall be the exclusive right and remedy of Buyer with respect to any environmental, health or safety matter, including any Environmental Condition or Environmental Defect with respect to any Conveyed Interest.
(e)    Environmental Thresholds and Deductibles. Notwithstanding anything to the contrary in this Agreement, (i) in no event shall there be any adjustment to the Purchase Price or other remedies provided by Sellers for any individual Environmental Defect Property for which the aggregate of all Remediation Amounts for such Environmental Defect Property does not exceed the Individual Environmental Threshold; and (ii) in no event shall there be any adjustment to the Purchase Price or other remedies provided by Sellers for any Environmental Defect Property for which the Remediation Amount exceeds the Individual Environmental Threshold unless (A) the amount of the sum of (1) the aggregate Remediation Amounts of all such Environmental Defect Properties that exceed the Individual Environmental Threshold (but excluding any Remediation Amounts attributable to any Environmental Defects actually cured by Sellers and Conveyed Interests excluded pursuant to Section 6.1(c)(ii)), plus (2) the aggregate Title Defect Amounts of all Title Defect Properties that exceed the Individual Title Defect Threshold (but excluding any Title Defect Amounts attributable to Title Defects cured by Sellers or with respect to which Sellers has elected to exclude the affected Title Defect Property from the transactions contemplated by this Agreement pursuant to Section 5.3(c)(ii) or for which the Parties have agreed to the election set forth in Section 5.3(c)(iv)) exceeds (B) the Aggregate Deductible, after which point Buyer shall be entitled to adjustments to the Purchase Price or other applicable remedies available hereunder, but only with respect to the amount by which the aggregate amount of such Remediation Amounts and Title Defect Amounts exceeds the Aggregate Deductible; provided that the aggregate amount of all Title Benefit Amounts shall be credited against and reduce any Title Defect Amounts in excess of the Aggregate Deductible. For the avoidance of doubt, if Sellers retain any Conveyed Interest related to any Environmental Defect pursuant to Section 6.1(c)(ii), then (1) the Purchase Price shall be reduced by the Allocated Value of such retained Conveyed Interest (or the portion thereof) and (2) the Remediation Amount for the Environmental Defect relating to such retained Conveyed Interest will not be counted towards the Aggregate Deductible, but will be considered for purposes of Section 10.4 and Section 11.4.
(f)    Environmental Dispute Resolution. Sellers and Buyer shall attempt to agree on (i) all Environmental Defects and Remediation Amounts prior to the Closing Date and (ii) the adequacy of any cure by Sellers of any asserted Environmental Defect prior to the Closing Date (the items described in clause (i) and clause (ii), collectively, the “Disputed Environmental Matters”). If Sellers and Buyer are unable to agree by the Closing Date, the Disputed Environmental Matters shall be exclusively and finally resolved by arbitration pursuant to this Section 6.1(f). There shall be a single arbitrator, who shall be an environmental attorney with at least 10 years’ experience reviewing environmental matters involving oil and gas producing properties in any of the regional areas in which the affected Conveyed Interests are located, as selected by the mutual agreement of Buyer and Sellers within 15 days after the Closing Date (the “Environmental Arbitrator”). If the Parties do not mutually agree upon the Environmental Arbitrator in accordance with this Section 6.1(f), the Houston, Texas office of the AAA shall appoint such Environmental Arbitrator under such conditions as the AAA in its sole discretion deems necessary or advisable. The place of arbitration shall be Houston, Texas and the arbitration shall be conducted in accordance with the AAA Rules, to the extent such rules do not conflict with the terms of this Section 6.1(f). Each of Buyer and Sellers shall submit to the Environmental Arbitrator, with a simultaneous copy to the other Party, a single written statement of its position on the Disputed Environmental Matters in question, together with a copy of this Agreement and any supporting material that such Party desires to furnish, not later than the tenth Business Day after appointment of the Environmental Arbitrator. The Environmental Arbitrator’s determination shall be made within 20 days after the end of such ten Business Day period after the submission of the Disputed Environmental Matters and shall be final and binding upon both Parties, without right of appeal and shall be enforceable against the Parties in a court of competent jurisdiction. In making his determination, the Environmental Arbitrator shall make a determination of the Disputed Environmental Matters submitted based solely on the single written submission of Sellers and Buyer (and without any additional or supplemental submittals by any Party, except to the extent the Environmental Arbitrator requests additional information from either Party), shall be bound by the rules set forth in this Section 6.1 and, subject to the foregoing, may consider such other legal and industry matters as in the opinion of the Environmental Arbitrator are necessary or helpful to make a proper determination. The Environmental Arbitrator, however, may not award Buyer a greater Remediation Amount than the Remediation Amount claimed by Buyer in its applicable Environmental Defect Notice. The Environmental Arbitrator shall act as an expert for the limited purpose of determining specific Disputed Environmental Matters submitted by either Party and may not award damages, interest or penalties to either Party with respect to any matter, except as otherwise provided in the following sentence. The costs of the Environmental Arbitrator (and the AAA, if applicable) shall be borne one half (1/2) by Sellers and one half (1/2) Buyer. Each Party shall bear its own legal and other expenses incurred in connection with the arbitration. To the extent the award of the Environmental Arbitrator with respect to any Remediation Amount is not taken into account as an adjustment to the Purchase Price in the Final Settlement Statement, then within 10 days after the date on which the Environmental Arbitrator delivers written notice to Buyer and Sellers of his award with respect to any Remediation Amount, and, subject to Section 6.1(e), the amount, if any, so awarded to a Party shall first, be satisfied out of the balance of the Defect Escrow Amount remaining after application of Section 3.6(a) and, then, if applicable, the owing Party shall pay to the owed Party any outstanding awarded amounts. Nothing in this Agreement shall operate to cause Closing to be delayed on account of any arbitration conducted pursuant to this Section 6.1(f).

A-24 | SilverBow Resources, Inc.	Proxy Statement

6.2    NORM, Asbestos, Wastes and Other Substances. Buyer acknowledges that the Conveyed Interests have been used for exploration, development, and production of oil and gas and that there may be petroleum, produced water, wastes, or other substances or materials located in, on or under the Conveyed Interests or associated with the Conveyed Interests. Equipment and sites included in the Conveyed Interests may contain asbestos, NORM or other Hazardous Substances. NORM may affix or attach itself to the inside of wells, materials, and equipment as scale, or in other forms. The wells, materials, and equipment located on the Conveyed Interests or included in the Conveyed Interests may contain asbestos, NORM and other wastes or Hazardous Substances. NORM containing material or other wastes or Hazardous Substances may have come in contact with various environmental media, including water, soils or sediment. Special procedures may be required for the assessment, Remediation, removal, transportation, or disposal of any affected environmental media, wastes, asbestos, NORM and other Hazardous Substances from the Conveyed Interests. Notwithstanding anything to the contrary in this Agreement, Buyer shall not be permitted to claim any Environmental Defect on the account of the presence of NORM or asbestos-containing materials.
ARTICLE VII
REPRESENTATIONS AND WARRANTIES OF SELLERS
Subject to the matters specifically listed or disclosed in the Schedules (as added, supplemented or amended pursuant to Section 9.5), each Seller represents and warrants (and with respect to any Conveyed Interest that is not operated by such Seller, such Seller represents and warrants to such Seller’s Knowledge) to Buyer as of the Execution Date and the Closing Date, as follows:
7.1    Organization, Existence and Qualification. Sundance is a corporation duly formed and validly existing under the Laws of the State of Colorado. Armadillo is a corporation duly formed and validly existing under the Laws of the state of Delaware. SEA is a limited liability company duly formed and validly existing under the Laws of the State of Texas. Such Seller has all requisite power and authority to own and operate its property (including the Conveyed Interests) and to carry on its business as now conducted. Each Seller is duly licensed or qualified to do business in all jurisdictions in which it carries on business or owns assets and such qualification is required by Law, except where the failure to be so qualified would not have a Material Adverse Effect.
7.2    Authorization, Approval and Enforceability. Such Seller has full power and authority to enter into and perform this Agreement and the Transaction Documents to which it is a party and the transactions contemplated in this Agreement and Transaction Documents. The execution, delivery, and performance by such Seller of this Agreement has been duly and validly authorized and approved by all necessary limited liability company action on the part of such Seller. Assuming the due authorization, execution and delivery by the other parties to such documents, this Agreement is, and the Transaction Documents to which such Seller is a party when executed and delivered by such Seller will be, the valid and binding obligations of such Seller and enforceable against such Seller in accordance with their respective terms, subject to the effects of bankruptcy, insolvency, reorganization, moratorium, and similar Laws, as well as to principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at Law).
7.3    No Conflicts. Assuming the receipt of all Consents and wavier of, or compliance with, all Preferential Purchase Rights applicable to the transactions contemplated hereby, the execution, delivery, and performance by such Seller of this Agreement and the Transaction Documents to which it is a party and the consummation of the transactions contemplated in this Agreement and the Transaction Documents will not (a) conflict with or result in a breach of any provisions of the Organizational Documents of such Seller, (b) except for Permitted Encumbrances, result in a default or the creation of any Encumbrance or give rise to any right of termination, cancellation, or acceleration under any of the terms, conditions, or provisions of any note, bond, mortgage, indenture, or other Applicable Contract to which such Seller is a party or by which such Seller or the Conveyed Interests may be bound or (c) violate any Law applicable to such Seller or any of the Conveyed Interests, except in the case of clause (b) and clause (c) where such default, Encumbrance, termination, cancellation, acceleration or violation would not have a Material Adverse Effect.
7.4    Consents. Except (a) as set forth in Schedule 7.4 (b) for Customary Post-Closing Consents, (c) under Applicable Contracts that are terminable without payment of any fee upon not greater than 90 days’ notice, (d) Preferential Purchase Rights, (e) any notice to be given after the Closing of the transactions contemplated by this Agreement, and (f) such consents which are not material to the transactions contemplated by this Agreement, there are no restrictions to assignment, including requirements for consent from a Third Party that must be obtained in connection with the transfer of the Conveyed Interests by such Seller to Buyer or the consummation of the transactions contemplated by this Agreement (each, a “Consent”).
7.5    Bankruptcy. There are no bankruptcy, reorganization or receivership proceedings pending, being contemplated by or, to Sellers’ Knowledge, threatened in writing against Sellers.
7.6    Litigation. Except as set forth in Schedule 7.6, as of the Execution Date, there is no suit, litigation or arbitration by any Third Party or before any Governmental Authority pending against Sellers (with respect to the Conveyed Interests and that arose during the period of Sellers’ ownership thereof) of which Sellers have received service or written notice. As of the Execution Date, there is no investigation, lawsuit, action,

Proxy Statement	SilverBow Resources, Inc. | A-25

litigation or arbitration by any Person or before any Governmental Authority pending against Sellers or any of their Affiliates questioning the validity of or seeking to prevent the consummation of this Agreement.
7.7    Material Contracts.
(a)    Schedule 7.7 sets forth, as of the Execution Date, all Applicable Contracts of the type described below (such Applicable Contracts, collectively, the “Material Contracts”):
(i)    any Applicable Contract that can reasonably be expected to result in aggregate payments by Sellers of more than $200,000 during the remainder of the current or any subsequent fiscal year (based solely on the terms thereof and current volumes, without regard to any expected increase in volumes or revenues);
(ii)    any Applicable Contract that can reasonably be expected to result in aggregate revenues to Sellers of more than $200,000 during the remainder of the current or any subsequent fiscal year (based solely on the terms thereof and current volumes, without regard to any expected increase in volumes or revenues);
(iii)    any Hydrocarbon purchase and sale, marketing, transportation, gathering, treating, processing, storage, separation, compression or similar Applicable Contract that (A) is not terminable without penalty on 90 days’ or less notice, and (B) that is expected to result in aggregate payments by Sellers of more than $200,000 during the remainder of the term of such Applicable Contract;
(iv)    any indenture, mortgage, loan, credit lien, sale-leaseback or similar Applicable Contract affecting any of the Conveyed Interests which will not be released on or prior to the Closing;
(v)    any Applicable Contract of Sellers to sell, lease, exchange, transfer, or otherwise dispose of all or any part of the Conveyed Interests (other than with respect to production of Hydrocarbons, or immaterial Personal Property, in each case, in the ordinary course) from and after the Effective Time;
(vi)    any Applicable Contract that is a farmout agreement, participation agreement, exploration agreement, development agreement, joint operating agreement, unit agreement or any similar Applicable Contract where, in each case, the primary obligation thereunder has not been fully performed;
(vii)    any Applicable Contract between any Seller and any Affiliate of any Seller that will not be terminated prior to or as of Closing that (A) can reasonably be expected to result in aggregate payments by Sellers of more than $200,000 during the remainder of the term of such Applicable Contract, or (B) would be listed under any other subsection of this Section 7.7(a);
(viii)    any Applicable Contract that contains any calls on, or options to purchase, material quantities of Hydrocarbon production, other than pursuant to currently effective Hydrocarbon purchase and sale contracts to which the Conveyed Interests will be subject after Closing;
(ix)    any Applicable Contract that contains a non-compete agreement or otherwise purports to restrict, limit or prohibit the manner in which, or the locations in which, any Seller may conduct its business (but specifically excluding any confidentiality agreements that any Seller or an Affiliate of any Seller executed in connection with their evaluation of potential acquisitions);
(x)    any Applicable Contract containing a Tax partnership agreement; and
(xi)    any amendment, modification, novation, renewal or extension to the foregoing.
(b)    Except as set forth in Schedule 7.7, there exists no material default under any Material Contract by Sellers or, to Sellers’ Knowledge as of the Execution Date, by any other Person that is a party to such Material Contract, and no event has occurred that with notice or lapse of time or both would constitute any material default under any such Material Contract by Sellers or, to Sellers’ Knowledge, any other Person who is a party to such Material Contract.
7.8    Compliance with Laws. Except as set forth in Schedule 7.8, to Sellers’ Knowledge as of the Execution Date, Sellers are not in material violation of any applicable Laws with respect to its ownership and operation of the Conveyed Interests. For the avoidance of doubt, this Section 7.8 does not include any matters with respect to Environmental Laws or other Laws related to Taxes, which shall be exclusively addressed in Article VI, Section 7.13 and Section 7.11, respectively.

A-26 | SilverBow Resources, Inc.	Proxy Statement

7.9    Preferential Rights. Except as set forth on Schedule 7.9 are no preferential purchase rights, rights of first refusal or other similar rights that are applicable to the transfer of the Conveyed Interests in connection with the transactions contemplated hereby (“Preferential Purchase Rights”).
7.10    Imbalances. Schedule 7.10 sets forth all Imbalances associated with the Conveyed Interests as of the dates set forth in such Schedule.
7.11    Taxes. Except as set forth on Schedule 7.11,
(a)    during the period of each Seller’s ownership of the Conveyed Interests, all material Asset Taxes that have become due and payable by such Seller have been properly paid and all material Tax Returns for Asset Taxes required to be filed by such Seller have been filed;
(b)    there is no audit, litigation, or other proceeding relating to any Asset Taxes of such Seller with any applicable Governmental Authority, in each case, that would adversely affect the Conveyed Interests after Closing;
(c)    such Seller has not granted any waiver or extension of any statute of limitation with respect to the assessment of any Asset Tax of such Seller which is still in effect; and
(d)    none of the Conveyed Interests is subject to any Tax partnership agreement or is otherwise treated as held in an arrangement requiring a partnership income Tax Return to be filed under Subchapter K of Chapter 1 of Subtitle A of the Code.
7.12    Brokers’ Fees. Such Seller has incurred no liability, contingent or otherwise, for brokers’ or finders’ fees or other similar forms of compensation as an intermediary relating to the transactions contemplated by this Agreement for which Buyer or any Affiliate of Buyer shall have any responsibility.
7.13    Environmental Laws. Except as disclosed on Schedule 7.13, (a) there are no actions, suits or proceedings pending of which Sellers have received written notice, or to Sellers’ Knowledge, threatened in writing, before any Governmental Authority against such Seller with respect to the Conveyed Interests alleging material violations of, or claiming material Remediation obligations arising under, Environmental Laws and (b) Sellers have not received any written notice from any Governmental Authority of any alleged or actual material violation or non-compliance with any Environmental Law or of material non-compliance with the terms or conditions of any environmental permits, arising from, based upon, associated with or related to the Conveyed Interests or the ownership or operation of any thereof that remains unresolved as of the Execution Date. This Section 7.13 sets forth the sole and exclusive representations warranties of Sellers regarding environmental, health and safety matters, including matters arising under Environmental Laws.
7.14    Suspense Funds. Schedule 7.14 sets forth all material suspense funds applicable to Sellers’ ownership of the Conveyed Interests as of the dates set forth on Schedule 7.14.
7.15    Permits. To Sellers’ Knowledge, Sellers possess all permits, licenses, registrations, orders, approvals, variances, franchises, exemptions, certificates, waivers and other authorizations (the “Permits”) required to be obtained from any Governmental Authority for conducting its business with respect to the Conveyed Interests. To Sellers’ Knowledge, each of the Permits is in full force and effect, there exists no default under any Permit by Sellers or by any other Person, and no event has occurred that upon receipt of notice or lapse of time or both would constitute any default under any such Permit by Sellers or any other Person. For the avoidance of doubt, this Section 7.15 does not address any Permits required under Environmental Laws, which are exclusively addressed in Article VI and Section 7.13.
7.16    Current Commitments. Schedule 7.16 sets forth, as of the Execution Date, all approved authorizations for expenditures and other approved capital commitments, individually equal to or greater than $200,000 (net to Sellers’ interest) (the “AFEs”) with respect to the Conveyed Interests to drill any Well for which all such activities set forth in such AFE have not been completed as of the Execution Date.
7.17    Payout Balances. The payout balance for each Well operated by any Seller or its Affiliates is reflected in all material respects in Schedule 7.17 as of the respective dates shown on such Schedule with respect to each Well listed thereon.
7.18    Payment for Production. No Seller is obligated by virtue of a take-or-pay payment, advance payment or other similar payment (other than gas balancing agreements) to deliver Hydrocarbons, or proceeds from the sale of Hydrocarbons, attributable to any Seller’s interests in the Conveyed Interests at some future time without receiving full payment therefor at or after the time of delivery.
7.19    Non-Consent Operations. Except as set forth on Schedule 7.19 or otherwise reflected on Exhibit A or Exhibit B, as applicable, as of the Execution Date, to Sellers’ Knowledge, no operations are being

Proxy Statement	SilverBow Resources, Inc. | A-27

conducted or have been conducted on the Conveyed Interests with respect to which any Seller has elected to be a non-consenting party under the applicable operating agreement and with respect to which all of such Seller’s rights have not yet reverted to it.
7.20    Leases. As of the Execution Date, (i) To Sellers’ Knowledge, Sellers and their respective Affiliates (or the applicable Third Party operators) have timely and properly paid all accrued bonuses, delay rentals and Burdens due with respect to Sellers’ interest in the Leases, in each case in accordance with the Leases and applicable Law, (ii) none of Sellers nor any of their respective Affiliates has received written notice from any Person that any Seller or an Affiliate of any Seller has improperly paid any accrued bonuses, delay rentals or Burden due to such Person with respect to a Seller’s interest in the Leases, and (iii) none of Sellers nor any of their respective Affiliates has received any written demand from any Person seeking to release or terminate any of the Leases as a result of such Seller’s failure to perpetuate any of the Leases beyond the primary term of such Lease.
7.21    Wells. Except as set forth on Schedule 7.21:
(a)    all Wells have been drilled and completed at legal locations and within the limits permitted by all applicable Leases, Contracts, and pooling or unit agreements;
(b)    all currently producing Wells and equipment used or held for use in connection with the operation of the Conveyed Interests are in an operable state of repair adequate to maintain normal operations in accordance with past practices, ordinary wear and tear excepted; and
(c)    as of the Execution Date, (i) no Seller has received written notices or written demands from Governmental Authorities to plug or abandon any Wells and (ii) to Sellers’ Knowledge, the Wells that are neither in use for purposes of production or injection, nor temporarily suspended or temporarily abandoned in accordance with applicable Law, have been plugged and abandoned to the extent required by, and in accordance with, applicable Law.
7.22    Accredited Investor. Such Seller and each Designee is an “accredited investor,” as such term is defined in Regulation D of the Securities Act of 1933, as amended, and will acquire the Stock Consideration for its own account and not with a view to a sale, distribution, or other disposition thereof in violation of the Securities Act, and the rules and regulations thereunder, any applicable state blue sky Laws or any other applicable securities Laws. Such Seller acknowledges and understands that (a) the shares of SilverBow Common Stock comprising the Stock Consideration have not been registered under the Securities Act in reliance on an exemption therefrom and (b) each of the shares of SilverBow Common Stock comprising the Stock Consideration will, upon its acquisition by the Sellers, be characterized as “restricted securities” under state and federal securities Laws and may not be sold, transferred, offered for sale, pledged, hypothecated, or otherwise disposed of without registration under the Securities Act and any applicable foreign and state securities Laws, except under an exemption from such registration under the Securities Act and such Laws.
ARTICLE VIII
REPRESENTATIONS AND WARRANTIES OF BUYER
Buyer and SilverBow jointly and severally represent and warrant to Sellers as of the Execution Date and the Closing Date, the following:
8.1    Organization, Existence and Qualification.
(a)    Buyer is a limited liability company, duly formed, validly existing and in good standing under the Laws of the State of Texas and has all requisite power and authority to own and operate its property and to carry on its business as now conducted. Buyer is duly licensed or qualified to do business in all jurisdictions in which it carries on business or owns assets and such qualification is required by Law except where the failure to be so qualified would not have a Buyer Material Adverse Effect.
(b)    SilverBow is a corporation, duly formed, validly existing and in good standing under the Laws of the State of Delaware and has all requisite power and authority to own and operate its property and to carry on its business as now conducted. Buyer is duly licensed or qualified to do business in all jurisdictions in which it carries on business or owns assets and such qualification is required by Law except where the failure to be so qualified would not have a Buyer Material Adverse Effect.
8.2    Authorization, Approval and Enforceability. Each Buyer Party has full power and authority to enter into and perform this Agreement, the Transaction Documents to which it is a party and the transactions contemplated in this Agreement and the Transaction Documents. The execution, delivery, and performance by the Buyer Parties of this Agreement and the Transaction Documents have been duly and validly authorized and approved by all necessary action on the part of each Buyer Party. This Agreement is, and the Transaction Documents to which each Buyer Party is a party, when executed and delivered by such Buyer Party, will be the

A-28 | SilverBow Resources, Inc.	Proxy Statement

valid and binding obligations of such Buyer Party and enforceable against such Buyer Party in accordance with their respective terms, subject to the effects of bankruptcy, insolvency, reorganization, moratorium, and similar Laws, as well as to principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at Law).
8.3    No Conflicts. Assuming the consents, notices and approvals referred to in Section 8.4 have been obtained or made, the execution, delivery, and performance by each Buyer Party of this Agreement and the Transaction Documents to which it is a party and the consummation of the transactions contemplated in this Agreement and the Transaction Documents will not (a) conflict with or result in a breach of any provisions of the organizational or other governing documents of such Buyer Party, (b) result in a default or the creation of any Encumbrance or give rise to any right of termination, cancellation or acceleration under any of the terms, conditions or provisions of any note, bond, mortgage, indenture, license or other agreement to which such Buyer Party is a party or by which such Buyer Party or any of its property may be bound or (c) violate any Law applicable to such Buyer Party or any of its property, except in the case of clauses (b) and (c) where such default, Encumbrance, termination, cancellation, acceleration or violation would not, individually or in the aggregate, have a Buyer Material Adverse Effect.
8.4    Consents. Except for (a) Customary Post-Closing Consents and (b) the Stockholder Approval, there are no consents or other restrictions on assignment, including requirements for consents from any Third Party or any Governmental Authority to any assignment, in each case, that either Buyer Party is required to obtain in connection with the consummation of the transactions contemplated by this Agreement.
8.5    Bankruptcy. There are no bankruptcy, reorganization or receivership proceedings pending, being contemplated by or, to Buyer’s Knowledge, threatened against either Buyer Party or any Affiliate of a Buyer Party. Neither Buyer nor SilverBow is insolvent.
8.6    Litigation. As of the Execution Date, there is no investigation, lawsuit, litigation or arbitration by any Person or before any Governmental Authority pending, or to Buyer’s Knowledge, threatened against a Buyer Party or any of its Affiliates that has or would have a Buyer Material Adverse Effect.
8.7    Regulatory. Buyer is and hereafter shall continue to be qualified under Law to own and assume operatorship of the Conveyed Interests in all jurisdictions where such Conveyed Interests are located, and the consummation of the transactions contemplated by this Agreement will not cause Buyer to be disqualified as such an owner or operator. To the extent required by any Laws, Buyer has, or will have as of the Closing Date, area-wide bonds or any other surety bonds as may be required by, and in accordance with, all Laws governing the ownership and operation of the Conveyed Interests. To the knowledge of Buyer, there is no fact or condition with respect to Buyer, or its respective obligations hereunder that may cause any Governmental Authority to withhold its unconditional approval of the transactions contemplated hereby to the extent approval by such Governmental Authority is required by Law.
8.8    Financing. Buyer will have, as of the Closing Date, sufficient cash in immediately available funds with which to pay the Cash Consideration, consummate the transactions contemplated by this Agreement and perform its obligations under this Agreement and the Transaction Documents.
8.9    Independent Evaluation. Buyer (a) is sophisticated in the evaluation, purchase, ownership and operation of oil and gas properties and related facilities, (b) is capable of evaluating, and hereby acknowledges that it has so evaluated, the merits and risks of the Conveyed Interests, Buyer’s acquisition, ownership, and operation thereof, and its obligations hereunder, and (c) is able to bear the economic risks associated with the Conveyed Interests, Buyer’s acquisition, ownership, and operation thereof, and its obligations hereunder. In making its decision to enter into this Agreement and to consummate the transactions contemplated hereby, Buyer, has (i) relied or shall rely solely on its own independent investigation and evaluation of the Conveyed Interests and the advice of its own legal, Tax, economic, environmental, engineering, geological and geophysical advisors and the express provisions of this Agreement and not on any comments, statements, projections or other materials made or given by any representatives, consultants or advisors of any Seller or any Affiliates of such Seller and (ii)  satisfied or will satisfy, as of the Closing, itself through its own due diligence as to the environmental and physical condition of and contractual arrangements and other matters affecting the Conveyed Interests.
8.10    Brokers’ Fees. None of Buyer or Buyer’s Affiliates has incurred any liability, contingent or otherwise, for brokers’ or finders’ fees or other similar forms of compensation as an intermediary relating to the transactions contemplated by this Agreement or the Transaction Documents for which Sellers or any of Sellers’ Affiliates has or shall have any responsibility.
8.11    Accredited Investor. Buyer is an “accredited investor,” as such term is defined in Regulation D of the Securities Act, and will acquire the Conveyed Interests for its own account and not with a view to a sale, distribution, or other disposition thereof in violation of the Securities Act, and the rules and regulations thereunder, any applicable state blue sky Laws or any other applicable securities Laws.

Proxy Statement	SilverBow Resources, Inc. | A-29

8.12    Capitalization of SilverBow and its Subsidiaries.
(a)    The authorized capital stock of SilverBow consists of 40,000,000 shares of SilverBow Common Stock, and 10,000,000 shares of preferred stock, par value $0.01 per share (the “SilverBow Preferred Stock”). All of the issued and outstanding shares of SilverBow Common Stock have been duly authorized and validly issued in accordance with the Organizational Documents of SilverBow, and any other contracts or agreement governing the issuance of SilverBow Common Stock, are fully paid and nonassessable, and, as of the respective dates of the SEC Filings and the Financial Statements, were issued and held as described therein. As of April 7, 2022, there are 16,833,220 issued and outstanding shares of SilverBow Common Stock. On the Execution Date SilverBow has no SilverBow Preferred Stock or other equity securities (other than SilverBow Common Stock) issued or outstanding.
(b)    Subject to the receipt of the Stockholder Approval, the Stock Consideration is duly authorized in accordance with the Certificate of Incorporation, and, when issued and delivered at Closing pursuant to this Agreement in accordance with the terms hereof, will be validly issued, fully paid and nonassessable, not subject to preemptive rights, will have the rights, preferences and privileges specified in the Organizational Documents of SilverBow and will, in the hands of Seller and its Affiliates, be free and clear of any lien, claim or Encumbrance (excluding (i) the restrictions imposed by this Agreement or the Transaction Documents and (ii) restrictions on transfer under applicable state and federal securities laws).
(c)    Except as set forth in Schedule 8.12, there are no preemptive rights or, except as disclosed in the SEC Filings, other outstanding rights, options, warrants, conversion rights, stock appreciation rights, redemption rights, repurchase rights, agreements, arrangements, calls, subscription agreements, commitments or rights of any kind that obligate SilverBow to issue or sell any equity interests of SilverBow or any securities or obligations convertible or exchangeable into or exercisable for, or giving any Person a right to subscribe for or acquire, any equity interests in SilverBow, and, except as disclosed in the SEC Filings, no securities or obligations evidencing such rights are authorized, issued or outstanding.
(d)    SilverBow does not have any outstanding bonds, debentures, notes or similar obligations the holders of which have the right to vote (or convertible into or exercisable for securities having the right to vote) with the stockholders of SilverBow on any matter.
(e)    SilverBow is not now, and immediately after the issuance and sale of the SilverBow Common Stock comprising the Stock Consideration will not be, required to register as an “investment company” or a company “controlled by” (or any derivatives thereof) an entity required to register as an “investment company” within the meaning of the Investment Company Act of 1940.
(f)    Subject to the receipt of the Stockholder Approval, SilverBow and Buyer, as applicable, have all requisite power and authority to issue and deliver the Stock Consideration to Sellers or Sellers’ Designees in accordance with and upon the terms and conditions set forth in this Agreement.
(g)    All of the issued and outstanding equity securities of each Subsidiary of SilverBow are held beneficially and directly or indirectly of record by SilverBow. All outstanding equity securities of each Subsidiary of SilverBow are validly issued, fully paid and non-assessable, and are not subject to preemptive rights. There are outstanding: (i) no securities of any Subsidiary of SilverBow convertible into or exchangeable for equity securities or other voting securities (including voting debt) of any Subsidiary of SilverBow; and (ii) no options, warrants, calls, rights (including preemptive rights), commitments or agreements to which any Subsidiary of SilverBow is a party or by which it is bound, in any case obligating any Subsidiary of SilverBow to issue, deliver, sell, purchase, redeem or acquire, or cause to be issued, delivered, sold, purchased, redeemed or acquired, additional equity securities or other securities of any Subsidiary of SilverBow or obligating any Subsidiary of SilverBow to grant, extend or enter into any such option, warrant, call, right, commitment or agreement. There are not as of the date hereof and there will not be at the Closing Date, any member agreements, voting trusts or other agreements or understandings to which any Subsidiary of SilverBow is a party or by which it is bound relating to the voting of any equity securities or other voting securities (including voting debt) of any Subsidiary of SilverBow. The limited liability company agreements of each Subsidiary of SilverBow has been duly authorized, executed and delivered by SilverBow, and is, and will be at the Closing, valid and legally binding agreements, enforceable against each Subsidiary of SilverBow and its respective members in accordance with its terms.
8.13    Internal Controls; NYSE Listing Matters.
Except as disclosed in SilverBow’s SEC Filings:
(a)    SilverBow has established and maintains disclosure controls and procedures (as defined in Rules 13a-15(c) and 15d-15(e) under the Exchange Act) that are reasonably designed to ensure that information required to be disclosed by SilverBow in reports that it files or submits under the Exchange Act is recorded, processed, summarized and reported within the time periods specified in the SEC’s rules and forms, including controls and procedures designed to ensure that such information is accumulated and communicated to

A-30 | SilverBow Resources, Inc.	Proxy Statement

SilverBow’s chief executive officer and its chief financial officer by other employees of the SilverBow to allow timely decisions regarding required disclosures as required under the Exchange Act. The chief executive officer and chief financial officer of SilverBow have evaluated the effectiveness of SilverBow’s disclosure controls and procedures and, to the extent required by applicable Law, presented in any applicable SEC Filing that is a report on Form 10-K or Form 10-Q, or any amendment thereto, his or her conclusions about the effectiveness of the disclosure controls and procedures as of the end of the period covered by such report or amendment based on such evaluation.
(b)    SilverBow has established and maintains a system of internal control over financial reporting (as defined in Rules 13a-15(f) and 15d-15(f) under the Exchange Act) which is effective in providing reasonable assurance regarding the reliability of SilverBow’s financial reporting and the preparation of the Financial Statements for external purposes in accordance with GAAP and that include policies and procedures that (i) pertain to the maintenance of records that in reasonable detail accurately and fairly reflect the transactions and dispositions of the assets of SilverBow; (ii) provide reasonable assurance that transactions are recorded as necessary to permit the preparation of financial statements in accordance with GAAP and that receipts and expenditures of SilverBow are being made only in accordance with the authorizations of management and the directors of SilverBow; and (iii) provide reasonable assurance regarding prevention or timely detection of unauthorized acquisition, use or disposition of SilverBow’s assets that could be material to SilverBow’s financial statements. SilverBow has disclosed, based on its most recent evaluation of SilverBow’s internal control over financial reporting prior to the SilverBow’s auditors and audit committee (A) any significant deficiencies and material weakness in the design or operation of SilverBow’s internal control over financial reporting which would reasonably be expected to adversely affect SilverBow’s ability to record, process, summarize and report financial information and (B) any fraud, whether or not material, that involves management or other employees who have a significant role in SilverBow’s internal control over financial reporting.
(c)    Since January 1, 2020, (i) neither SilverBow nor any of its Subsidiaries nor, to the knowledge of SilverBow, any director, officer, employee, auditor, accountant or representative of SilverBow or any of its Subsidiaries has received or otherwise had or obtained knowledge of any material complaint, allegation, assertion or claim, whether written or oral, regarding the accounting or auditing practices, procedures, methodologies or methods of SilverBow or any of its Subsidiaries or their respective internal accounting controls, including any material complaint, allegation, assertion or claim that SilverBow or any of its Subsidiaries has engaged in questionable accounting or auditing practices, (ii) SilverBow has no knowledge of any fraud, whether or not material, that involves management or other employees who have a significant role in SilverBow’s internal control over financial reporting that would reasonably be expected to materially and adversely affect SilverBow’s internal control over financial reporting and (iii) there has been no changes in SilverBow’s internal control over financial reporting that would reasonably be expected to materially and adversely affect SilverBow’s internal control over financial reporting, including any corrective actions with regard to any significant deficiency or material weakness.
(d)    The SilverBow Common Stock is registered under Section 12(b) of the Exchange Act and listed on the New York Stock Exchange (“NYSE”), and, except as disclosed in the SEC Filings with respect to the 2015 delisting of the stock of SilverBow’s predecessor entity, Swift Energy Company, SilverBow has not received any notice of deregistration or delisting from the SEC or the NYSE, and no judgment, order, ruling, decree, injunction or award of any securities commission or similar securities regulatory authority or any other Governmental Authority, or of the NYSE, preventing or suspending trading in any securities of SilverBow has been issued and no proceedings for such purpose are, to SilverBow’s knowledge, pending, contemplated or threatened. SilverBow is in compliance in all material respects with the rules and regulations of the NYSE. SilverBow has taken no action that is designed to terminate the registration of the SilverBow Common Stock under the Exchange Act or the listing of the SilverBow Common Stock on the NYSE. Subject to the NYSE listing approval with respect to the Stock Consideration, the issuance and sale of the Stock Consideration does not contravene NYSE rules and regulations.
(e)    Neither SilverBow nor any of its Subsidiaries is a party to, or has any commitment to become a party to, any joint venture, off-balance sheet partnership or any similar Contract (including any Contract or arrangement relating to any transaction or relationship between or among SilverBow and any of its Subsidiaries, on the one hand, and any unconsolidated Affiliate, including any structured finance, special purpose or limited purpose entity or Person, on the other hand, or any “off-balance sheet arrangements” (as defined in the Instructions to Item 303(b) of Regulation S-K under the Exchange Act)), where the result, purpose or intended effect of such Contract is to avoid disclosure, in SilverBow’s or such Subsidiary’s published Financial Statements or other filed SEC Filings, of any material transaction involving, or material liabilities of, SilverBow or any of its Subsidiaries.
8.14    SEC Filings.
(a)    SilverBow has timely filed or furnished with the SEC all forms, reports, certifications, prospectuses, proxy statements, schedules, statements, and other documents (including required exhibits and other information incorporated therein) required to be filed or furnished by it since January 1, 2019 under the Securities Act, the Exchange Act, and all other federal securities laws (all such documents, together with all

Proxy Statement	SilverBow Resources, Inc. | A-31

required exhibits and schedules to the foregoing materials and all information incorporated therein by reference are herein collectively referred to as the “SEC Filings”). The SEC Filings, including any audited or unaudited financial statements and any notes thereto or schedules included therein (the “Financial Statements”), at the time filed or furnished (except to the extent corrected or amended by a subsequently filed or furnished SEC Filing filed or furnished prior to the Execution Date): (i) complied in all material respects with applicable requirements of federal securities laws, including the Exchange Act and the Securities Act, as applicable, and (ii) did not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements contained therein, in light of the circumstances under which they were made, not misleading.
(b)    There are no outstanding or unresolved comments in comment letters received from the SEC staff with respect to the SEC Filings. To SilverBow’s knowledge, none of the SEC Filings is the subject of ongoing SEC review or outstanding comment or investigation.
(c)    Each of the Financial Statements, at the time filed or furnished (except to the extent corrected or amended by a subsequently filed or furnished SEC Filing filed or furnished prior to the Execution Date): (i) complied as to form in all material respects with the with applicable accounting requirements and published rules and regulations of the SEC with respect thereto; (ii) was prepared in accordance with GAAP applied on a consistent basis throughout the periods involved (except as may be indicated in the notes thereto or, in the case of unaudited financial statements, as may be permitted by Rule 10-01 of Regulation S-X of the SEC) and subject, in the case of unaudited interim financial statements, to normal and recurring year-end audit adjustments; and (iii) fairly presented in all material respects the consolidated financial position and the results of operations, changes in stockholders’ equity, and cash flows of SilverBow and its Subsidiaries as of the respective dates thereof and their respective consolidated results of operations and cash flows for the periods then ended (subject, in the case of unaudited interim financial statements, to normal and recurring year-end audit adjustments as permitted by the applicable rules and regulations of the SEC (but only if the effect of such adjustments would not, individually or in the aggregate, be material)); and (iv) have been prepared in a manner consistent with the books and records of SilverBow and its Subsidiaries.
(d)    Since January 1, 2020, SilverBow has not made any change in the accounting practices or policies applied in the preparation of its financial statements, except as required by GAAP, SEC rule or policy or applicable Law. The books and records of SilverBow and its Subsidiaries have been, and are being, maintained in all material respects in accordance with GAAP (to the extent applicable) and any other applicable legal and accounting requirements and reflect only actual transactions.
(e)    There are no Liabilities of or with respect to SilverBow that would be required by GAAP to be reserved, reflected, or otherwise disclosed on a consolidated balance sheet of SilverBow or Buyer other than (i) Liabilities accrued, reserved, reflected, or otherwise disclosed in the consolidated balance sheet of SilverBow and its Subsidiaries as of December 31, 2020 (including the notes thereto) included in the Financial Statements, (ii) Liabilities incurred in the ordinary course of business consistent with past practice since December 31, 2020, (iii) Liabilities under this Agreement and the other Transaction Documents or incurred in connection with the transactions contemplated by this Agreement and the other Transaction Documents or (iv) Liabilities that, individually or in the aggregate, would not reasonably be expected to have a Buyer Material Adverse Effect.
8.15    Securities Laws. Assuming Seller’s representations contained in this Agreement are true and correct, the offer and sale of the shares comprising the Stock Consideration (a) are and will be exempt from the registration and prospectus delivery requirements of the Securities Act, (b) have been registered or qualified (or are exempt from registration and qualification) under the registration, permit or qualification requirements of all applicable state securities laws, and (c) are and will be accomplished in conformity with all other federal and applicable state securities laws.
8.16    Compliance with Law. Except as to specific matters disclosed in the SEC Filings, SilverBow and Buyer each, (a) is, and during the past two years has been, in material compliance with all applicable Laws, (b) has not received written notice of any violation in any respect of any applicable Law, and (c) has not received written notice that it is under investigation by any Governmental Authority for potential non-compliance with any Law.
8.17    Absence of Certain Changes. Since December 31, 2020, there has not been any (a) material write-down by SilverBow or its Subsidiaries in the volume of reserves estimated for its oil and gas properties, other than write-downs resulting from depletion in the ordinary course of operation of such properties or the variance in markets or prices for Hydrocarbons produced from such properties, (b) material destruction, damage or loss to or affecting any of the assets of SilverBow or its Subsidiaries, or (c) Buyer Material Adverse Effect or any event, condition, change, development, circumstance or set of facts that, individually or in the aggregate, would reasonably be expected to have a Buyer Material Adverse Effect.
8.18    Form S-3. As of the Execution Date, SilverBow is eligible to register the shares of SilverBow Common Stock comprising the Stock Consideration for resale by Seller under Form S-3 promulgated under the Securities Act.

A-32 | SilverBow Resources, Inc.	Proxy Statement

8.19    No Additional Representations. Except for the representations and warranties made in this Article VIII, none of Buyer, SilverBow nor any other Person on behalf of Buyer or SilverBow makes any express or implied representation or warranty with respect to Buyer or SilverBow or their respective businesses, operations, assets, liabilities or conditions (financial or otherwise) in connection with this Agreement or the transactions contemplated hereby, and Buyer and SilverBow hereby disclaim any such other representations or warranties. In particular, without limiting the foregoing disclaimer, none of Buyer nor any other Person on behalf of Buyer makes or has made any representation or warranty to Seller, any of its Subsidiaries or any of their respective Affiliates or representatives with respect to (a) any financial projection, forecast, estimate, budget or forward-looking information relating to Buyer or SilverBow or their respective businesses; or (b) except for the representations and warranties made by Buyer and/or SilverBow in this Article VIII, any oral or written information presented to Seller, any of its Subsidiaries or any of their respective Affiliates or representatives in the course of their due diligence investigation of Buyer or SilverBow, the negotiation of this Agreement or in the course of the transactions contemplated hereby.
ARTICLE IX
CERTAIN AGREEMENTS
9.1    Conduct of Business. Except (1) as set forth in Schedule 9.1, (2) as set forth in Schedule BBO, (3) for the operations contemplated in the AFEs set forth on Schedule 7.16, (4) for actions taken in connection with emergency situations to protect life or property or to maintain the environment or any Lease, or (5) for actions consented to by Buyer (which consent shall not be unreasonably withheld, conditioned or delayed):
(a)    From and after the Execution Date until Closing (or earlier termination of this Agreement), Sellers shall:
(i)    maintain and operate the Conveyed Interests in the usual and ordinary manner consistent with its past practice;
(ii)    maintain all material governmental permits and approvals affecting the Conveyed Interests;
(iii)    maintain the books of account and Records relating to the Conveyed Interests in the usual and ordinary manner, in accordance with its usual accounting practices;
(iv)    maintain insurance coverage on the Conveyed Interests in the amounts and types currently in force;
(v)    notify Buyer of any election that Sellers are required to make under any Material Contract or with respect to any Conveyed Interest, specifying the nature and time period associated with such election; and
(b)    except as expressly contemplated by this Agreement, Sellers shall not, from and after the Execution Date until Closing (or earlier termination of this Agreement):
(i)    except in the case of any Contracts that are crude oil, condensate, and natural gas purchase and sale, gathering, transportation, processing, storage, separation, compression and marketing arrangements entered into in the ordinary course of business that are terminable without penalty on 60 days’ notice or less, enter into an Applicable Contract that, if entered into on or prior to the Execution Date, would be required to be listed in Schedule 7.7, or materially amend the terms of any Material Contract;
(ii)    terminate (unless such Material Contract terminates pursuant to its stated terms) or materially amend the terms of any Material Contract (including any of the Seller Hedges except in accordance with Section 9.10 or in the ordinary course of business consistent with Sellers’ past practice);
(iii)    propose or commit to any operation reasonably expected to cost Sellers in excess of $200,000 (including any Buyer Benefit Operations proposed by any Third Party);
(iv)    transfer, sell, mortgage, pledge or dispose of the Conveyed Interests (or permit any Affiliate to do any of the foregoing), other than (A) the transfer, sale, or disposal of Hydrocarbons in the ordinary course of business, and (B) sales of equipment that are obsolete or are no longer necessary or desirable in the operation of the Conveyed Interests or for which replacement equipment has been or shall be obtained;
(v)    waive, release, assign, settle or compromise any Liabilities attributable to the Conveyed Interests that would be an Assumed Obligation after Closing, except for any settlement that (A) requires payment of less than $100,000, and (B) would not impose any material obligations or restrictions on the Conveyed Interests after the Closing; or

Proxy Statement	SilverBow Resources, Inc. | A-33

(vi)    commit to do any of the foregoing.
(c)    Without expanding any obligations which Sellers may have to Buyer, it is expressly agreed that Sellers shall never have any Liability to Buyer with respect to any breach or failure of Section 9.1(a)(i) greater than that which it might have as the operator to a non-operator under the applicable operating agreement (or, in the absence of such an agreement, under the AAPL 610 (1989 Revision) form Operating Agreement), IT BEING RECOGNIZED THAT, UNDER SUCH AGREEMENTS AND SUCH FORM, THE OPERATOR IS NOT RESPONSIBLE FOR ITS OWN NEGLIGENCE, AND HAS NO RESPONSIBILITY OTHER THAN FOR GROSS NEGLIGENCE OR WILLFUL MISCONDUCT.
9.2    Affirmative and Negative Covenants of Buyer and SilverBow. From the Execution Date until the earlier of (a) the date this Agreement is terminated pursuant to Section 14.1 and (b) the Closing Date, except as otherwise contemplated or permitted by this Agreement, the Buyer and SilverBow shall, and shall cause each other member of the Buyer Group to, use commercially reasonable efforts to operate their respective business in the ordinary course in all material respects and to (i) maintain the books of account and records relating to the business of such member of the Buyer Group in the usual, regular and ordinary manner, in accordance with its usual accounting practices and (ii) preserve substantially intact the present business organization of the Buyer Group. Without limiting the foregoing, except (x) as required by Law, (y) except as may be required pursuant to this Agreement in connection with the Stockholder Approval, or (z) as consented to in writing by Sellers, SilverBow shall not (and shall cause each member of the Buyer Group to not):
(a)    amend, modify, waive, rescind, restate or otherwise change SilverBow’s Organizational Documents;
(b)    authorize, declare, set aside, make or pay any dividends on or any distributions with respect to its outstanding shares of capital stock or other equity interests (whether in cash, assets, stock or other Securities of SilverBow or any its Subsidiaries);
(c)    liquidate (completely or partially), dissolve, recapitalize or adopt a plan of complete or partial liquidation or dissolution with respect to SilverBow or Buyer;
(d)    issue any shares of preferred stock of SilverBow;
(e)    enter into any agreement with respect to, or consummate, any acquisition (including by merger, business combination, consolidation or acquisition of stock or assets or any other means) of or investment in (by contribution to capital, property transfers, purchase of Securities or otherwise) any Person (or any material portion of the capital stock, equity interests, Securities or assets of such Person) if such acquisition or investment would reasonably be expected to result in any shareholder consent or approval that would impact the transactions contemplated hereby, including with respect to the issuance of the Stock Consideration;
(f)    take any action in violation or contravention of any material provision of the SilverBow’s Organizational Documents or the Organizational Documents of the Buyer, applicable Law or any applicable rules and regulations of the SEC and NYSE;
(g)    change accounting methods, except as required by changes in GAAP or Law, or as recommended by its independent accountants; or
(h)    agree, commit or authorize, in writing or otherwise, to take any of the foregoing actions.
9.3    Governmental Bonds and Guarantees.
(a)    Buyer acknowledges that none of the bonds, letters of credit and guarantees, if any, posted by Sellers or their Affiliates with any Governmental Authority or relating to the Conveyed Interests, including those set forth in Schedule 9.3(a) (the “Governmental Bonds”), are transferable to Buyer. On or before the Closing Date, Buyer shall obtain, or cause to be obtained in the name of Buyer, replacements for such Governmental Bonds to the extent such replacements are necessary (i) for Buyer’s ownership of the Conveyed Interests, and (ii) to permit the cancellation of the Governmental Bonds posted by Sellers or their Affiliates with respect to the Conveyed Interests; provided, however, that in the event the policy or procedure of any Governmental Authority will not allow for such act(s) to be performed prior to the Closing Date, then Buyer shall perform all actions permissible promptly following Closing. In addition, at or prior to Closing, Buyer shall deliver to Sellers evidence of the posting of bonds or other security with all applicable Governmental Authorities meeting the requirements of such Governmental Authorities to own and, if applicable, operate the Conveyed Interests.
(b)    The Parties shall cooperate with each other in order to cause Sellers or their Affiliates to be released, as of the Closing Date, from all guarantees, performance bonds, letters of credit, escrow accounts and other forms of financial assurance previously put in place by Sellers or their Affiliates with Third Parties that are not Governmental Authorities in connection with its ownership and operation of the Conveyed Interests and

A-34 | SilverBow Resources, Inc.	Proxy Statement

which are as set forth in Schedule 9.3(b) (the “Guarantees”). Without limiting the foregoing, if required by a counterparty to any Guarantee, Buyer shall use commercially reasonable efforts to provide, effective as of the Closing Date or such later date as may be required by such counterparty, substitute guarantee or similar arrangements for all periods covered by the Guarantees, which guarantee or similar arrangements shall (i) constitute a type of security and (ii) be provided by a party whose creditworthiness is, in each case, equivalent to or better than that required by the counterparty to such Guarantee. Notwithstanding anything in this Agreement to the contrary, any cash placed in escrow by Sellers or any Affiliate of Sellers pursuant to the Guarantees must be returned to Sellers as soon as practicable and shall be deemed an Excluded Asset for all purposes hereunder.
(c)    In the event that any counterparty to any such Guarantee does not release Sellers or any of their Affiliates or in the event that any Governmental Authority does not permit the cancellation of any Governmental Bond posted by Sellers and/or any Affiliate of Sellers with respect to the Conveyed Interests, then, from and after Closing, Buyer shall indemnify Sellers or any Affiliate of Sellers, as applicable, against all amounts incurred by Sellers or any Affiliate of Sellers, as applicable, under such Guarantee or such Governmental Bond (and all costs incurred in connection with such Guarantee or such Governmental Bond) if applicable to the Conveyed Interests acquired by Buyer.
9.4    Record Retention. Buyer shall and shall cause its successors and assigns to, for a period of six months following Closing, (i) retain the Records, (ii) provide each Seller and each Seller’s respective Affiliates and its and their respective officers, employees and representatives with access to the Records during normal business hours for review and copying at Sellers’ expense, and (iii) provide Sellers, their respective Affiliates and their respective officers, employees and representatives with access, during normal business hours, to materials received or produced after Closing relating to any indemnity claim made under Section 13.2 for review and copying at Sellers’ expense. At the end of such six-month period and prior to destroying any of the Records, Buyer shall notify each Seller in writing in advance of such destruction and provide Sellers a reasonable opportunity to copy any or all of such Records at Sellers’ expense. For the avoidance of doubt, Buyer has the right, but not the obligation, to destroy any of the Records after such six-month period.
9.5    Amendment to Schedules. Buyer agrees that, with respect to the representations and warranties of Sellers contained in this Agreement, Sellers shall have the continuing right until Closing to add, supplement or amend the Schedules to its representations and warranties with respect to any matter arising after the Execution Date which, if known as of the Execution Date, would have been required to be set forth or described in such Schedules. For all purposes of this Agreement, including for purposes of determining whether the conditions set forth in Article X have been fulfilled, the Schedules to Sellers’ representations and warranties contained in this Agreement shall be deemed to include only that information contained in the Schedules on the Execution Date and shall be deemed to exclude all information contained in any addition, supplement or amendment thereto; provided, however, that if (a) any such information disclosed on such supplement after the Execution Date causes a condition to Closing set forth in Article X to fail, (b) Buyer elects to proceed with the Closing notwithstanding such failure of a condition set forth in Article X, and (c) the Closing occurs, then all matters disclosed pursuant to any such addition, supplement or amendment at or prior to Closing shall be waived, and Buyer shall not be entitled to make a claim with respect thereto pursuant to the terms of this Agreement or otherwise. Buyer shall have the continuing right until Closing to supplement or amend Schedule 8.12 with respect to any matter arising after the Execution Date which, if known as of the Execution Date, would have been required to be set forth or described in such Schedule, and such supplement and amendment shall be effective for all purposes of this Agreement.
9.6    Suspense Funds. Notwithstanding anything to the contrary in this Agreement, Buyer shall, from and after the Closing Date, assume and fulfill, perform, pay and discharge (or cause to be fulfilled, performed, paid and discharged) all obligations and Liabilities arising from, based upon, related to or associated with the payment of all proceeds from sales of Hydrocarbons relating to the Conveyed Interests and payable to owners of royalties, overriding royalties and other similar interests or Burdens (in each case) that are held by Sellers in suspense.
9.7    Successor Operator. While Buyer acknowledges that it desires to succeed Sellers as operator of those Properties or portions thereof that such Seller may presently operate, Buyer acknowledges and agrees that Sellers cannot and do not covenant or warrant that Buyer shall become successor operator of such Properties because the Properties or portions thereof may be subject to operating or other agreements that control the appointment of a successor operator. Upon Buyer’s request, Sellers shall use commercially reasonable efforts to support Buyer’s efforts to be named as successor operator to the Properties which such Seller operate.
9.8    Midstream Agreements. As to each of the Contracts described on Schedule 9.8 (such Contracts, the “Midstream or Marketing Agreements”), from the date hereof until Closing, Sellers and Buyer shall, and each Seller shall cause their respective Affiliates to, use their commercially reasonable efforts to obtain (a) any consents to assignment required under the Midstream or Marketing Agreements, and (b) novations of the Midstream or Marketing Agreements and such other Contracts from Sellers or its Affiliates to Buyer with respect to any obligations or Liabilities related to or arising from the Midstream or Marketing Agreements and such other Contracts. In connection with such efforts, the Parties hereby acknowledge and agree that for the purposes of Buyer’s obligations under this Section 9.8, “commercially reasonable efforts” shall include Buyer agreeing to post

Proxy Statement	SilverBow Resources, Inc. | A-35

(or causing a parent or Affiliate to post) with respect to the Midstream or Marketing Agreements and other Contracts described on Schedule 9.8 the credit support required or requested to be posted by the counterparties to the Midstream or Marketing Agreements and other Contracts described on Schedule 9.8.
9.9    Listing of the Stock Consideration; Form S-3. SilverBow shall, in accordance with the requirements of the NYSE, file with the NYSE a subsequent listing application covering the Stock Consideration and shall use its reasonable best efforts to cause the Stock Consideration to be approved for listing on the NYSE prior to the Closing, subject to official notice of issuance. Prior to the Closing, SilverBow and Buyer shall use their reasonable best efforts to not take any action, or fail to take any action, which action or failure would reasonably be expected to cause SilverBow to be ineligible to file a Registration Statement on Form S-3 promulgated under the Securities Act (or any successor form).
9.10    Hedging Matters.
(a)    At Closing, Buyer and Sellers shall novate the Seller Hedges to Buyer pursuant to the Novation Agreements (including, with respect to Buyer, entering into an ISDA Master Agreement with each Assumed Hedge Counterparty). Sellers covenant and agree to cooperate with Buyer and the Assumed Hedge Counterparty and each Transferring Hedge Counterparty to cause the assignment of the Seller Hedges to Buyer at Closing; provided that Sellers shall not be obligated to incur any out-of-pocket expenses in connection therewith. Buyer shall bear sole responsibility for any fees associated with restructuring the Seller Hedges, as well as for any and all Hedge Transfer Fees.
(b)    Buyer shall accept a novation from Sellers of all of Seller Hedges and shall assume all obligations and liabilities attributable thereto pursuant to documentation required by the Assumed Hedge Counterparty and each Transferring Hedge Counterparty, and Sellers shall assign the Seller Hedges to Buyer at Closing; provided that, for the avoidance of doubt, if Sellers, Buyer, the Assumed Hedge Counterparty or any Transferring Hedge Counterparty fail to agree on a form of Novation Agreement or fail to effect the assignment or novation of any of the Seller Hedges to Buyer at Closing, for any reason, Sellers shall have the right to terminate all such Seller Hedges, (i) all Liabilities associated with the termination of such Seller Hedges, including the associated termination costs and any Hedge Losses will be allocated to Buyer, and Seller shall receive an upward adjustment to the Purchase Price equal to all such termination costs (including any Hedge Losses) and Buyer shall promptly pay, and hereby agrees to indemnify and hold harmless Seller from and against, any and all Liabilities, including Hedge Losses, suffered and out-of-pocket expenses incurred by Seller resulting from or attributable to the termination of such Seller Hedges, and (ii) Buyer shall be entitled to any Hedge Gains associated with the termination of all such Seller Hedges. Any fees payable in connection with the assignment or novation of such Seller Hedges to Buyer at Closing shall be paid by Buyer.
9.11    Preparation of Proxy Statement.
(a)    As promptly as practicable after the Execution Date, SilverBow shall file a proxy statement related to the transactions contemplated hereby with the SEC (as amended from time to time, the “Proxy Statement”). Without limitation, in the Proxy Statement, SilverBow shall (i) seek (A) to approve the issuance of more than 20% of SilverBow’s outstanding common stock pursuant to the rules of the NYSE (the “NYSE Proposal”), and (B) any other proposals reasonably agreed by SilverBow and Sellers to be necessary or appropriate in connection with the transactions contemplated hereby (such proposals in (A) through (B), together, the “Transaction Proposals”), and (ii) file with the SEC financial and other information about the transactions contemplated by this Agreement in accordance with the requirements of the United States federal securities laws and the rules and regulations of the SEC and the NYSE promulgated thereunder or otherwise (the “Federal Securities Laws”). When filed, the Proxy Statement will comply in all material respects with Federal Securities Laws. Sellers shall provide to SilverBow as promptly as practicable all information concerning Sellers, their Affiliates and the Conveyed Interests that may be required by the Federal Securities Laws for inclusion in the Proxy Statement (collectively, the “Required Proxy Information”) or any other filing required to be made by SilverBow (including, for the avoidance of doubt, any Current Report on Form 8-K that is required to be filed by SilverBow in connection with the Closing); provided, however, that SilverBow shall not use any such information for any purposes other than those contemplated by this Agreement unless: (i) SilverBow obtains the prior written consent of Sellers (not to be unreasonably withheld, conditioned or delayed) to such use; (ii) to the extent that use of such information is required to avoid violation of applicable Law or (iii) to the extent that the use of such information is required in connection with the Financings.
(b)    Each of Sellers and SilverBow shall cooperate with each other in the preparation of the Proxy Statement (including the preliminary Proxy Statement) and any amendment or supplement to the preliminary Proxy Statement and any other filing required by the Federal Securities Laws to be filed by SilverBow in connection with the transactions contemplated hereby; provided, however, that SilverBow shall furnish such preliminary Proxy Statement or such filing to Sellers and give Sellers and its legal counsel a reasonable opportunity to review such preliminary Proxy Statement or such filing prior to filing with the SEC and shall accept all reasonable additions, deletions or changes suggested by Sellers in connection therewith. SilverBow shall promptly notify Sellers of the receipt of any comments of the SEC staff with respect to the preliminary Proxy Statement and of any requests by the SEC for any amendment or supplement thereto or for additional information

A-36 | SilverBow Resources, Inc.	Proxy Statement

and shall provide to Sellers as promptly as reasonably practicable copies of all written correspondence between SilverBow or any representative of SilverBow and the SEC with respect to the Proxy Statement. If comments are received from the SEC staff with respect to the preliminary Proxy Statement, SilverBow and Sellers shall use their commercially reasonable efforts to respond as promptly as reasonably practicable to the comments of the SEC. SilverBow shall provide Sellers and its legal counsel with a reasonable opportunity to review any amendment or supplement to the preliminary Proxy Statement prior to filing with the SEC and shall accept all reasonable additions, deletions or changes suggested by Sellers in connection therewith. Sellers and SilverBow shall cooperate to promptly provide such information as may be required to be included in the Proxy Statement or as may be reasonably required to respond to any comment of the SEC staff. After all the comments received from the SEC have been cleared by the SEC staff and all information required to be contained in the Proxy Statement has been included therein by SilverBow and Sellers, SilverBow shall file the definitive Proxy Statement with the SEC and cause the Proxy Statement to be mailed, at SilverBow’s expense (including by electronic delivery if permitted) as promptly as practicable thereafter to its stockholders of record, as of the record date established by the board of directors of SilverBow (the “SilverBow Board”). If at any time prior to receipt of Stockholder Approval, any information should be discovered by Sellers or SilverBow that should be set forth in an amendment or supplement to the Proxy Statement, so that such Proxy Statement shall not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading, the party that discovers such information shall promptly notify the other party, and an appropriate amendment or supplement describing such information shall be included in the Proxy Statement.
9.12    Stockholders Meeting. SilverBow shall: (i) take all action necessary under applicable Law and its Organizational Documents to call, give notice of, convene and hold a meeting of its stockholders (the “Stockholders Meeting”) to seek the Stockholder Approval, which Stockholders Meeting will be held as promptly as reasonably practicable following the date that the Proxy Statement is mailed to SilverBow’s stockholders; and (ii) submit the Transaction Proposals to, and use its commercially reasonable efforts to solicit proxies in favor of such Transaction Proposals from, such holders at the Stockholders Meeting. SilverBow shall, through the SilverBow Board, recommend to its stockholders that they vote in favor of the Transaction Proposals (the “SilverBow Board Recommendation”), and, subject to the following sentence, SilverBow shall include the SilverBow Board Recommendation in the Proxy Statement. The SilverBow Board shall not (and no duly authorized committee thereof shall) change, withdraw, withhold, qualify or modify, or publicly propose to change, withdraw, withhold, qualify or modify, in a manner adverse to Sellers, the SilverBow Board Recommendation (a “Change in Recommendation”); provided that the SilverBow Board may make a Change in Recommendation if it determines in good faith, after consultation with its outside legal counsel, that a failure to make a Change in Recommendation would reasonably be expected to constitute a breach of its fiduciary duties to SilverBow’s stockholders under applicable Law. Any Change in Recommendation shall not invalidate the approval of this Agreement by the SilverBow Board. SilverBow agrees that it will establish a record date for, duly call, give notice of, convene and hold the Stockholders Meeting and submit for the approval of its stockholders the matters contemplated by the Proxy Statement, regardless of whether or not there has been any Change in Recommendation. Notwithstanding anything to the contrary contained in this Agreement, SilverBow may adjourn the Stockholders Meeting (1) to the extent necessary to ensure that any supplement or amendment to the Proxy Statement that the SilverBow Board has determined in good faith is required by applicable Law is provided to SilverBow’s stockholders, (2) if as of the time for which the Stockholders Meeting is scheduled there are insufficient shares of SilverBow Common Stock represented (either in person or by proxy) to constitute a quorum necessary to conduct business at the Stockholders Meeting, or (3) in order to solicit additional proxies from stockholders of SilverBow in favor of the adoption of each of the Transaction Proposals if the proxies then received are insufficient to obtain Stockholder Approval; provided that, in the event of an adjournment pursuant to foregoing clauses, the Stockholders Meeting shall be reconvened as promptly as practicable following such time as the matters described in such clauses have been resolved provided further, that unless otherwise agreed to by the Parties, the Stockholders Meeting shall not be adjourned or postponed to a date that is more than fifteen (15) Business Days after the immediately preceding date for which the meeting was previously scheduled (it being understood that the Stockholders Meeting shall be adjourned or postponed every time the circumstances described in the foregoing clauses (1) or (2) exist, and the Stockholders Meeting may be adjourned or postponed every time the circumstances described in the foregoing clause (3) exist); and provided further that the Stockholders Meeting shall not be adjourned or postponed to a date on or after three (3) Business Days prior to the Outside Termination Date. If requested by the Sellers, SilverBow shall promptly provide Sellers with all voting tabulation reports relating to the Stockholders Meeting that have been prepared by SilverBow or SilverBow’s transfer agent, proxy solicitor or other Representative, and shall otherwise keep Sellers reasonably informed regarding the status of the solicitation and any material oral or written communications from or to SilverBow’s stockholders with respect thereto.
9.13    Financing Cooperation.
(a)    Sellers agree to, and shall use commercially reasonable efforts to cause their respective Affiliates and their respective partners, members, shareholders, owners, officers, directors, managers, employees, agents and Representatives to provide such assistance as is reasonably requested by Buyer Parties with reasonable prior notice in connection with any arrangement, marketing, syndication and consummation of any financing that may be arranged by Buyer Parties to the extent deemed necessary or advisable by Buyer to fund any portion of the Adjusted Purchase Price (“Financings”) (provided that such requested assistance does not

Proxy Statement	SilverBow Resources, Inc. | A-37

unreasonably interfere with the ongoing business or operations of Sellers or any of their respective Affiliates and their respective partners, members, shareholders, owners, officers, directors, managers, employees, agents and Representatives), including, without limitation:
(i)    solely with respect to the Conveyed Interests, reasonably assisting with (and providing information for) the preparation of materials for bank information memoranda, marketing materials, rating agency presentations and similar documents in each case to the extent required or advisable in connection with the Financings;
(ii)    solely with respect to the Conveyed Interests, providing prior lease operating statements and other similar information prepared in Sellers’ or their respective Affiliates’ ordinary course of business relating to the Conveyed Interests and all updates thereto made in Sellers’ ordinary course of business;
(iii)    providing all documentation and other information required by regulatory authorities under applicable “know your customer” and anti-money laundering rules and regulations, including the PATRIOT Act;
(iv)    providing reasonable requested information to support Buyers’ review of disclosure schedules relating to the Conveyed Interests in connection with the Financings for completeness and accuracy;
(v)    obtaining and providing customary reserve engineers’ and accountants’ comfort reports, letters and consents, including issuing any customary representation letters in connection therewith to each such auditor in connection with the Requisite Financial Statement Information reasonably requested by Buyer Parties;
(vi)    solely with respect to the Conveyed Interests, reasonably facilitating the granting of a security interest (and perfection thereof) in such Conveyed Interests that will be collateral under the Financings; provided, that no security interest shall be effective on or after Closing; and
(vii)    providing customary available title documents, information (including title opinions, reserve reports, loss operating statements and drilling and title opinions) and customary financial statements prepared in accordance with GAAP.
(b)    Notwithstanding anything to the contrary contained in this Section 9.13, nothing in this Section 9.13 shall require any such cooperation to the extent that it would (A) require Sellers or their respective Affiliates or any of their respective Representatives, as applicable, to agree to pay any commitment or other similar fees or reimburse any expenses, or incur any liability or give any indemnities or otherwise commit to take any similar action, (B) require Sellers or their respective Affiliates or any of their respective Representatives to provide any information that is not reasonably available to Sellers or such Representative, (C) require Sellers or their respective Affiliates or any of their respective Representatives to take any action that will conflict with or violate such Persons’ Organizational Documents, as applicable, or any applicable Laws or result in a violation or breach of, or default under, any Contract with a non-Affiliate to which such Person, as applicable, is a party, result in any officer or director of any such Person incurring any personal liability with respect to any matters relating to the Financings, or (D) cause (or could reasonably likely cause) any representation or warranty in this Agreement to be breached, or cause any condition to the Closing to fail to be satisfied or otherwise cause any breach of this Agreement. Except in the case of willful misconduct or fraud (as determined in a final, non-appealable judgment of a court of competent jurisdiction), all of the information provided by Sellers and their Affiliates and each of their respective Representatives pursuant to this Section 9.13 is given without any representation or warranty, express or implied, and Seller and each of their respective Affiliates and Representatives shall have no liability or responsibility with respect thereto. Buyer shall, promptly upon request by Seller, reimburse Sellers and their respective Affiliates and each of their respective Representatives for all reasonable and documented out-of-pocket costs incurred by such Persons in connection with the cooperation contemplated by this Section 9.13 (including legal and accounting fees); and shall indemnify and hold harmless Sellers and their respective Affiliates and each of their respective Representatives from and against any and all liabilities suffered or incurred by such Persons arising from the cooperation provided by such Persons pursuant to this Section 9.13 (other than to the extent such liabilities arise from the fraud, willful misconduct or gross negligence of Sellers or their respective Affiliates as determined in a final, non-appealable judgment of a court of competent jurisdiction) and any information utilized in connection therewith.
(c)    Notwithstanding anything in this Agreement to the contrary (i) Sellers shall not be deemed to be in breach of the covenants set forth in this Section 9.13 so long as Sellers have acted in good faith to comply with the cooperation and assistance set forth herein, (ii) it is understood and agreed that the condition precedent set forth in Section 10.2, solely as applied to Sellers’ obligations under this Section 9.13, shall be deemed to be satisfied unless the Financings, if any, have not been obtained as a direct result of Sellers’ knowing and intentional breach of any material obligation under this Section 9.13, and (iii) in no event will Buyer’s obligations hereunder be contingent or conditioned upon obtaining the Financings or other arrangement for financing, and the failure of Buyer to obtain any portion of the Financings shall not be used by Buyer as a basis to

A-38 | SilverBow Resources, Inc.	Proxy Statement

(A) terminate this Agreement pursuant to Article XIV or prevent the consummation of the transactions contemplated herein, or (B) assert failure of a condition to Closing to be satisfied.
9.14    Financial Statement Assistance.
(a)    Sellers shall (a) prepare and deliver to Buyer (i) audited consolidated balance sheets and related statements of income and cash flows of the Conveyed Interests at and for the years ended December 31, 2020 and December 31, 2021, together with the related executed audit opinion of the independent public accountants of Sellers (the “Seller Audited Financial Statements”), as promptly as reasonably practical and will use commercially reasonable efforts to deliver the Seller Audited Financial Statements no later than April 20, 2022, (ii) unaudited consolidated balance sheets and related statements of income and cash flows of the Conveyed Interests at and for the fiscal quarters ended March 31, 2021 and March 31, 2022 (the “Seller First Quarter Financial Statements”), as promptly as practical and, (x) if required to be filed by Buyer under the Securities Act, the Exchange Act or any other Federal Securities Law, no later than May 15, 2022, or (y) otherwise, May 30, 2022, (iii) unaudited consolidated balance sheets and related statements of income and cash flows of the Conveyed Interests at and for (A) each subsequent fiscal quarter that ends prior to the Effective Time and the corresponding fiscal quarter of 2021 and (B) for any period between the end of a fiscal quarter and the Effective Time (the “Additional Seller Financial Statements” and, together with the Seller Audited Financial Statements and the Seller First Quarter Financial Statements, the “Seller Financial Statements”), as promptly as reasonably practical (and in no event no later than 40 days following the end of such fiscal quarter or the Effective Time, as applicable), and (iv) reserve reports covering the Conveyed Interests and issued by an independent reserve engineer updated as of December 31, 2020 and December 31, 2021, as promptly as reasonably practical (and in no event later than April 15, 2022). The Seller Financial Statements will be prepared in accordance with GAAP applied on a consistent basis during the periods involved and will present fairly in all material respects the financial position, results of operations and cash flows of the Conveyed Interests as of the dates and for the periods indicated therein.
(b)    Sellers acknowledge that Buyer Parties or their respective Affiliates may be required to include the Seller Financial Statements and other financial information (together with any supplementary oil and gas information required by ASC 932-235, including estimates of quantities of proved reserves as of, and a reconciliation of proved oil and gas reserves for, each of the dates and fiscal years required to be presented, and the standardized measure of discounted future net cash flows as of, and a reconciliation of the standardized measure of future discounted cash flows for, each of the dates and fiscal years required to be presented, and to the extent required to be presented in any pro forma financial statements of Buyer that include pro forma adjustments with respect to Sellers or the Conveyed Interests, the “Requisite Financial Statement Information”), to comply with Buyer Parties’ financial reporting and securities Laws reporting requirements pursuant to Regulation S-X (17 CFR Part 210) and Regulation S-K (17 CFR Part 229) in connection with the filing of one or more registration statements under the Securities Act, the filing of periodic reports or proxy statements under the Securities Exchange Act of 1934, as amended, or one or more offerings of securities under Rule 144A of the Securities Act. At Buyer’s request, from and after the Execution Date and until July 19, 2023, Sellers shall use commercially reasonable efforts to, at Buyer’s sole cost and expense, provide Buyer (or its applicable Affiliate or assignee) and its auditor or reserve engineers such information and records and reasonable access during normal business hours to such information and records (to the extent that such information is available) and personnel of Sellers and its respective Affiliates and use commercially reasonable efforts to, at Buyer’s sole cost and expense, provide reasonable access during normal business hours to Sellers’ (or their respective Affiliates’) accounting firm and reserve engineers, in each case, as Buyer (or its applicable Affiliate or assignee) may reasonably request to enable Buyer (or its applicable Affiliate or assignee) and its auditor, reserve engineers, and its representatives, to create and audit the Requisite Financial Statement Information. Notwithstanding anything to the contrary, the assistance to be provided to Buyer pursuant to this Section 9.14 shall not interfere with Sellers’ or any of their respective Affiliates’ ability to prepare its own financial statements, conduct their business in the ordinary course or otherwise, or to take any actions necessary for the wind-up of any Seller and shall be made available during Sellers’ or their respective Affiliates’ normal business hours. Sellers shall not be required to deliver or cause the delivery of any legal opinions or make any representations in connection with such cooperation described herein and such cooperation shall not require Sellers to take any action that Sellers reasonably believes could result in a violation of applicable Law, any material agreement or any confidentiality arrangement or the waiver of any legal or other applicable privilege.
(c)    Sellers agree to provide written consent and to use commercially reasonable efforts to cause their auditors and reserve engineers to provide their written consent for the inclusion or incorporation by reference of the Requisite Financial Statement Information in any filing with the SEC of Buyer Parties or any of their respective Affiliates in which the Requisite Financial Statement Information is required to be included or incorporated by reference to satisfy any rule or regulation of the SEC or to satisfy relevant disclosure obligations under the Securities Act or the Exchange Act, as amended.
(d)    All of the information provided by Sellers pursuant to this Section 9.14 is given without any representation or warranty, express or implied, and no Seller shall have any liability or responsibility with respect thereto. Notwithstanding anything to the contrary in this Agreement, Buyer shall promptly reimburse

Proxy Statement	SilverBow Resources, Inc. | A-39

Sellers for all reasonable and documented out-of-pocket costs and expenses incurred by Sellers in complying with this Section 9.14 (including legal and accounting fees).
(e)    Buyer shall indemnify, defend and hold harmless Sellers, their respective Affiliates, Sellers’ and each of their Affiliates’ respective directors, managers, officers, stockholders, partners, members, employees and representatives, and each of their respective heirs, successors and permitted assigns, each in their capacity as such, from, against and in respect of any losses imposed on, sustained, incurred or suffered by, or asserted against, any of them, whether in respect of Third Party claims, direct claims or otherwise, directly or indirectly relating to, arising out of or resulting from the provision to or use by Buyer, any of its Affiliates or Representatives of the Requisite Financial Statement Information or any information utilized in connection with the preparation or audit of the Requisite Financial Statement Information or otherwise pursuant to this Section 9.14 to the fullest extent permitted by applicable Law, in each case, except to the extent such losses arise from the fraud, willful misconduct or gross negligence of Sellers or their respective Affiliates as determined in a final, non-appealable judgment of a court of competent jurisdiction and the foregoing obligations shall survive termination of this Agreement.
9.15    Accounting Services. Sellers and their respective Affiliates shall provide accounting activities and services to Buyer with respect to the Conveyed Interests pertaining to any production month prior to the month in which Closing occurs, and the production month during which Closing occurs if Closing does not occur on the first day of a month, including (a) collecting revenue from sales of Hydrocarbons, (b) calculating, filing and paying related production Taxes on such revenues, (c) paying Burdens/distributing revenue to owners (working and royalty interest holders), and (d) paying invoices for work performed or services received during such production months and, unless otherwise agreed to in writing by the Parties, all Contracts between Sellers and any of Sellers’ respective Affiliates with respect to the Conveyed Interests shall not terminate until Sellers’ activities with respect to production, and sales that occurred prior to the Closing Date have been completed after the Closing Date (the “Transition Services”); provided, however, that from and after the date that is 60 days after the Closing Date, Sellers and Buyer shall use commercially reasonable efforts to transition the then-remaining responsibilities for accounting activities pertaining to any production month from and after the Effective Time under this Section 9.15 to Buyer; and, provided, further, that Sellers’ responsibility for accounting activities pertaining to any production month from and after the Effective Time under this Section 9.15 shall terminate on the date that is 90 days after the Closing Date (such period, the “Transition Period”). Sellers will perform the accounting activities in a manner that is in all material respects substantially similar in nature, timing and quality to the manner in which such activities were previously performed by Sellers in their capacity as owners of the Conveyed Interests prior to the Closing Date, and Sellers shall have no obligation to perform such activities in a manner substantially different from or that Sellers did not provide to or perform with respect to the Conveyed Interests for their own accounts immediately prior to the Closing. Buyer shall pay Sellers for such services an amount equal to the product of $200,000 multiplied by the number of months (prorated for partial months) during the Transition Period.
9.16    Voting Agreement. SilverBow and SVMF 71 LLC, a Delaware limited liability company and its affiliates (“SVP”) have entered into that certain Voting Agreement, dated as of the Execution Date (the “Voting Agreement”) a copy of which is attached as Exhibit H. The Buyer Parties agree that the Buyer Parties shall not amend, otherwise modify or terminate the Voting Agreement without the prior written consent of Sellers, which consent may be withheld in Sellers’ sole discretion.
ARTICLE X
BUYER’S CONDITIONS TO CLOSING
The obligations of Buyer to consummate the transactions provided for in this Agreement are subject, at the option of Buyer, to the fulfillment by Sellers or waiver by Buyer, on or prior to Closing of each of the following conditions precedent:
10.1    Representations
. The representations and warranties of Sellers set forth in Article VII were true and correct as of the Execution Date and shall be true and correct (in each case, without regard to materiality or Material Adverse Effect qualifiers) on and as of the Closing Date as though such representations and warranties had been made or given on and as of the Closing Date (other than representations and warranties that refer to a specified date, which need only be true and correct on and as of such specified date), except for those breaches, if any, of such representations and warranties that in the aggregate would not have a Material Adverse Effect.
10.2    Performance. Sellers shall have materially performed or complied with all obligations, agreements, and covenants contained in this Agreement as to which performance or compliance by Sellers is required prior to or at the Closing Date.
10.3    No Legal Proceedings. No material suit, action, litigation or other proceeding instituted by any Third Party shall be pending before any Governmental Authority seeking to restrain, prohibit, enjoin, or declare illegal, or seeking substantial damages in connection with, the transactions contemplated by this Agreement.

A-40 | SilverBow Resources, Inc.	Proxy Statement

10.4    Title Defects, Environmental Defects, Preferential Purchase Rights and Consents. In each case subject to the Individual Title Defect Threshold, the Individual Environmental Threshold and the Aggregate Deductible and other limitations set forth in Section 5.3(i) or Section 6.1(e), as applicable, the sum of: (a) all Title Defect Amounts asserted by Buyer in good faith and agreed to by the Parties prior to the Closing or if not so agreed prior to Closing, as finally determined pursuant to Section 14.4, plus (b) all Remediation Amounts asserted by Buyer in good faith with respect to any Environmental Defect Property and agreed to by the Parties prior to the Closing or if not so agreed prior to Closing, as finally determined pursuant to Section 14.4, unless such Environmental Defect Property is an Applicable Environmental Defect Property excluded from the transaction in accordance with Section 6.1(c), plus (c) the Allocated Value of any Conveyed Interest excluded from the transaction pursuant to Section 5.3(c)(ii) or Section 6.1(c)(ii), plus (d) the Allocated Value of any Conveyed Interests excluded from the transaction in accordance with the provisions hereof due to the failure to obtain any Required Consent, plus (e) the Allocated Value of any Conveyed Interests excluded from the transaction in accordance with Section 5.6 due to exercised or unwaived Preferential Purchase Rights, shall be less than Forty-Eight Million Dollars ($48,000,000).
10.5    Closing Deliverables. Sellers shall have delivered (or be ready, willing and able to deliver at Closing) to Buyer the documents and other items required to be delivered by Sellers under Section 12.3.
10.6    Stockholder Approval. The Stockholder Approval shall have been obtained.
ARTICLE XI
SELLERS’ CONDITIONS TO CLOSING
The obligations of Sellers to consummate the transactions provided for in this Agreement are subject, at the option of Sellers, to the fulfillment by Buyer or waiver by Sellers, on or prior to Closing of each of the following conditions precedent:
11.1    Representations. The representations and warranties of Buyer set forth in Article VIII (a) that are qualified by materiality qualifiers shall be true and correct in all respects (such qualifiers in their terms shall be applicable for purposes of this Section 11.1), and (b) that are not qualified by materiality qualifiers shall be true and correct in all material respects, in each case, on and as of the Execution Date and the Closing Date, with the same force and effect as though such representations and warranties had been made or given on and as of the Closing Date (other than representations and warranties that refer to a specified date, which need only be true and correct on and as of such specified date).
11.2    Performance. Buyer shall have materially performed or complied with all obligations, agreements, and covenants contained in this Agreement as to which performance or compliance by Buyer is required prior to or at the Closing Date.
11.3    No Legal Proceedings. No material suit, action, litigation or other proceeding instituted by any Third Party shall be pending before any Governmental Authority seeking to restrain, prohibit, or declare illegal, or seeking substantial damages in connection with, the transactions contemplated by this Agreement.
11.4    Title Defects, Environmental Defects and Consents. In each case subject to the Individual Title Defect Threshold, the Individual Environmental Threshold and the Aggregate Deductible and other limitations set forth in Section 5.3(i) or Section 6.1(e), as applicable, the sum of: (a) all Title Defect Amounts asserted by Buyer in good faith and agreed to by the Parties prior to the Closing or if not so agreed prior to Closing, as finally determined pursuant to Section 14.4, plus (b) all Remediation Amounts asserted by Buyer in good faith with respect to any Environmental Defect Property and agreed to by the Parties prior to the Closing or if not so agreed prior to Closing, as finally determined pursuant to Section 14.4, unless such Environmental Defect Property is an Applicable Environmental Defect Property excluded from the transaction in accordance with Section 6.1(c), plus (c) the Allocated Value of any Conveyed Interest excluded from the transaction pursuant to Section 5.3(c)(ii) or Section 6.1(c)(ii), plus (d) the Allocated Value of any Conveyed Interests excluded from the transaction in accordance with the provisions hereof due to the failure to obtain any Required Consent, plus (e) the Allocated Value of any Conveyed Interests excluded from the transaction in accordance with Section 5.6 due to exercised or unwaived Preferential Purchase Rights, shall be less than Forty-Eight Million Dollars ($48,000,000).
11.5    Closing Deliverables. Buyer shall have delivered (or be ready, willing and able to deliver at Closing) to Sellers the documents and other items required to be delivered by Buyer under Section 12.3.
11.6    Listing of Stock Consideration. The Stock Consideration shall have been approved for listing on the NYSE, subject to official notice of issuance.
11.7     Stockholder Approval. The Stockholder Approval shall have been obtained.

Proxy Statement	SilverBow Resources, Inc. | A-41

ARTICLE XII
CLOSING
12.1    Date of Closing. Subject to the conditions stated in this Agreement, the sale by Sellers and the purchase by Buyer of the Conveyed Interests pursuant to this Agreement (the “Closing”) shall occur on July 19, 2022, or such other date as Buyer and Sellers may agree upon in writing (the “Scheduled Closing Date”). The date on which the Closing actually occurs shall be the “Closing Date.”
12.2    Place of Closing. Closing shall be conducted electronically and remotely or at such other location as Buyer and Sellers may agree upon in writing.
12.3    Closing Obligations. At Closing, the following documents shall be delivered and the following events shall occur, the execution of each document and the occurrence of each event being a condition precedent to the others and each being deemed to have occurred simultaneously with the others:
(a)    each Seller and Buyer shall execute, acknowledge, and deliver the Assignment, in sufficient counterparts to facilitate recording in the applicable counties where the Conveyed Interests are located;
(b)    each Seller and Buyer shall execute and deliver the Preliminary Settlement Statement;
(c)    Buyer shall deliver to Sellers, to the accounts designated in writing by Sellers, by direct bank or wire transfer in same day funds, the cash portion of the Closing Payment;
(d)    Buyer and Sellers shall execute and deliver joint instructions to the Escrow Agent authorizing the Escrow Agent to pay the Deposit to Sellers;
(e)    Buyer shall deliver, by direct bank or wire transfer in same day funds, to the Escrow Agent any amounts to be deposited into escrow pursuant to Section 3.6(b);
(f)    Sellers shall execute and deliver, on forms supplied by Buyer and reasonably acceptable to Sellers, transfer orders or letters in lieu thereof directing all purchasers of production to make payment to Buyer of proceeds attributable to production from the Conveyed Interests from and after the Effective Time, for delivery by Buyer to the purchasers of production;
(g)    each Seller shall deliver either (i) an executed certificate of non-foreign status of such Seller (or its regarded owner, if such Seller is an entity disregarded as separate from its owner for federal income Tax purposes) that meets the requirements set forth in Treasury Regulation § 1.1445-2(b)(2) or (ii) an executed IRS Form W-9 of such Seller;
(h)    to the extent required under any Law or Governmental Authority, Sellers and Buyer shall deliver state change of operator forms designating Buyer as the operator of the Conveyed Interest;
(i)    an authorized officer of each Seller shall execute and deliver a certificate, dated as of Closing Date, certifying that the conditions set forth in Section 10.1 and Section 10.2 have been fulfilled and, if applicable, any exceptions to such conditions that have been waived by Buyer;
(j)    an authorized officer of Buyer shall execute and deliver a certificate, dated as of Closing, certifying that the conditions set forth in Section 11.1 and Section 11.2 have been fulfilled and, if applicable, any exceptions to such conditions that have been waived by Sellers;
(k)    Buyer shall deliver any instruments and documents required by Section 9.3, or evidence of replacement of such items;
(l)    Sellers shall deliver a recordable release in a form reasonably acceptable to Buyer of any trust, mortgages, financing statements, fixture filings and security agreements, if any, in each case, securing indebtedness for borrowed money made by such Seller or such Seller’s Affiliates affecting the Conveyed Interests;
(m)    Buyer shall deliver (and SilverBow shall issue and cause Buyer to deliver) to Seller evidence of issuance of an aggregate number of shares of SilverBow Common Stock equal to the Stock Consideration free and clear of all Encumbrances and restrictions other than restrictions imposed by applicable securities Laws to Seller credited to book-entry accounts maintained by the Transfer Agent of SilverBow;
(n)    SilverBow, Sellers (or each Designee of Sellers), and any other Persons party thereto will execute and deliver a Registration Rights Agreement relating to the Stock Consideration, substantially in the form attached hereto as Exhibit G (the “Registration Rights Agreement”);

A-42 | SilverBow Resources, Inc.	Proxy Statement

(o)    (A) an acknowledgement by the Transfer Agent that (1) the Transfer Agent has, at the instruction of SilverBow, created a book-entry account for Sellers (or, as applicable, its Designees) and credit Sellers’ (or, as applicable, Sellers’ Designees) account with the number of shares of SilverBow Common Stock equal to the Stock Consideration and (2) the shares of SilverBow Common Stock equal to the Stock Consideration to Sellers or, as applicable, their Designees in the amount set forth in the written notice delivered pursuant to Section 3.3(e) have been issued to such account and (B) a copy of the issuance instructions from SilverBow to the Transfer Agent in accordance with resolutions by the SilverBow Board authorizing and issuing the Stock Consideration;
(p)    evidence reasonably satisfactory to Sellers that SilverBow shall have (A) filed a supplemental listing application with the NYSE with respect to the issuance of the Stock Consideration and (B) the shares of SilverBow Common Stock have been approved and authorized for listing on the NYSE;
(q)    subject to the terms of Section 9.10(b), Seller and Buyer shall execute counterparts of each Novation Agreement duly executed by the Assumed Hedge Counterparty and each Transferring Hedge Counterparty with respect to each Assumed Hedge; and
(r)    Seller and Buyer shall execute and deliver any other agreements, instruments and documents that are required by other terms of this Agreement to be executed or delivered at Closing or reasonably necessary to effectuate the transactions contemplated by this Agreement.
12.4    Records. In addition to the obligations set forth under Section 12.3 above, but notwithstanding anything in this Agreement to the contrary, no later than 15 Business Days following the Closing Date, Sellers shall make available to Buyer the Records in their current form and format as maintained by Sellers as of the Effective Time, for pickup from Sellers’ offices during normal business hours; provided that Sellers may retain written or electronic copies of the Records; provided further that Sellers shall not be required to conduct processing, conversion, compiling or any other further work with respect to the delivery of the Records pursuant to this Section 12.4.
ARTICLE XIII
ASSUMPTION; INDEMNIFICATION; SURVIVAL
13.1    Assumption by Buyer. Without limiting Buyer’s rights to indemnity under this Article XIII and, if applicable, Buyer’s rights under any indemnity agreement executed pursuant to Section 5.3(c)(iv), Section 6.1(c)(iii), or Article VI for Disputed Environmental Matters pending after Closing during the period such matters are Disputed Environmental Matters, from and after Closing, Buyer assumes and hereby agrees to fulfill, perform, pay and discharge (or cause to be fulfilled, performed, paid and discharged) all obligations and Liabilities, known or unknown, arising from, based upon, related to or associated with (a) the Conveyed Interests (including the use or ownership thereof), or (b) operation of the Properties, regardless of whether such obligations or Liabilities arose prior to, at or after the Effective Time, including, without limitation, obligations to (i) furnish makeup gas or settle Imbalances according to the terms of applicable gas sales, processing, gathering or transportation Contracts; (ii) pay royalties, overriding royalties, other Burdens and other interest owners’ revenues or proceeds attributable to sales of Hydrocarbons, including those funds held in suspense (including those amounts for which the Purchase Price was adjusted pursuant to Section 3.3(b)(vii)); (iii) pay the applicable Governmental Authority any amounts subject to escheat obligations pursuant to applicable Law, (iv) Decommission the Conveyed Interests (the “Decommissioning Obligations”), including those wells that are required by Law, any Governmental Authority, or agreements to be plugged and abandoned as of the Effective Time; (v) clean up, restore or Remediate the premises covered by or related to the Conveyed Interests in accordance with applicable Leases, Surface Interests, Applicable Contracts and Laws; (vi) perform all obligations applicable to or imposed by the Applicable Contracts, or as required by any Law; (vii) all Environmental Conditions, Environmental Defects and Buyer’s Environmental Liabilities; and (viii) collecting any accounts receivable transferred to Buyer; (all of said obligations and Liabilities, the “Assumed Obligations”); provided, however, that Buyer does not assume any obligations and Liabilities to the extent they are attributable to or arise from (A) the matters set forth in clauses (iii), (v), (vii) and (viii) of the definition of Specified Obligations, and (B) the Excluded Assets, which shall be excluded from the Assumed Obligations.
13.2    Indemnities of Sellers. Effective as of Closing, subject to the limitations set forth in Section 13.4 and Section 13.8, Sellers shall be responsible for, shall pay on a current basis, and hereby defends, indemnifies, holds harmless and forever releases Buyer and its Affiliates, and all of its and their respective stockholders, partners, members, directors, officers, managers, employees, attorneys, consultants, agents and representatives (collectively, the “Buyer Indemnified Parties”) from and against any and all Liabilities, whether or not relating to Third Party Claims or incurred in the investigation or defense of any of the same or in asserting, preserving or enforcing any of their respective rights hereunder, arising from, based upon, related to or associated with:
(a)    any breach by Sellers of their representations or warranties contained in Article VII from and after Closing;

Proxy Statement	SilverBow Resources, Inc. | A-43

(b)    any breach by Sellers of their covenants and agreements under this Agreement from and after Closing; or
(c)    the Specified Obligations and the Excluded Assets.
13.3    Indemnities of Buyer. Effective as of Closing, Buyer and its successors and assigns shall assume and be responsible for, shall pay on a current basis, and hereby defends, indemnifies, holds harmless and forever releases Sellers and their Affiliates, and all of their respective stockholders, partners, members, directors, officers, managers, employees, attorneys, consultants, agents and representatives (collectively, the “Seller Indemnified Parties”) from and against any and all Liabilities, whether or not relating to Third Party Claims or incurred in the investigation or defense of any of the same or in asserting, preserving or enforcing any of their respective rights hereunder arising from, based upon, related to or associated with:
(a)    any breach by Buyer of its representations or warranties contained in Article VIII from and after Closing;
(b)    any breach by Buyer of its covenants and agreements under this Agreement from and after Closing; or
(c)    the Assumed Obligations.
13.4    Limitation on Liability.
(a)    Sellers shall not have any liability for any indemnification under Section 13.2, (i) for any individual Liability unless the amount with respect to such Liability exceeds $125,000, and (ii) until and unless the aggregate amount of all Liabilities exceeding the threshold described in clause (i) above and for which Claim Notices are delivered by Buyer or Sellers, as applicable, exceeds the Indemnity Deductible, and then only to the extent such Liabilities exceed the Indemnity Deductible; provided that any breach of a Specified Representation or the representations in Section 7.11 shall not be limited by this Section 13.4(a).
(b)    Notwithstanding anything to the contrary contained in this Agreement, Sellers shall not be required to indemnify Buyer (i) under Section 13.2(a) or Section 13.2(c) (other than a breach of a Specified Representation or the representations in Section 7.11) for aggregate Liabilities in excess of an amount equal to Thirty-Two Million Dollars ($32,000,000) or (ii) for aggregate Liabilities in excess of Three Hundred Twenty Million Dollars ($320,000,000).
(c)    Sellers shall not be required to indemnify Buyer under Section 13.2(a) with respect to any breach by Sellers of any representation or warranty set forth in Section 7.11(a) to the extent the applicable Liabilities are attributable to any Asset Tax allocable to Buyer under Section 15.2.
13.5    Express Negligence. EXCEPT AS OTHERWISE PROVIDED IN SECTION 4.1(c), SECTION 4.1(d), SECTION 4.3, and SECTION 5.5, THE DEFENSE, INDEMNIFICATION, HOLD HARMLESS, RELEASE, ASSUMED OBLIGATIONS AND LIMITATION OF LIABILITY PROVISIONS PROVIDED FOR IN THIS AGREEMENT SHALL BE APPLICABLE WHETHER OR NOT THE LIABILITIES, LOSSES, COSTS, EXPENSES AND DAMAGES IN QUESTION AROSE OR RESULTED SOLELY OR IN PART FROM THE SOLE, ACTIVE, PASSIVE, CONCURRENT OR COMPARATIVE NEGLIGENCE, STRICT LIABILITY OR OTHER FAULT OR VIOLATION OF LAW OF OR BY ANY INDEMNIFIED PARTY, EXCEPT TO THE EXTENT ANY SUCH LIABILITIES, LOSSES, COSTS, EXPENSES AND DAMAGES AROSE OR RESULTED FROM THE GROSS NEGLIGENCE OR WILLFUL MISCONDUCT OF ANY INDEMNIFIED PARTY. BUYER AND SELLERS ACKNOWLEDGE THAT THIS STATEMENT COMPLIES WITH THE EXPRESS NEGLIGENCE RULE AND IS “CONSPICUOUS.”
13.6    Exclusive Remedy. Notwithstanding anything to the contrary contained in this Agreement, subject to Article VI for Disputed Environmental Matters pending after Closing during the period such matters are Disputed Environmental Matters, from and after Closing, Section 4.1(c), Section 5.2, Section 5.5, Section 9.3, Section 13.2, Section 13.3 and Section 15.19, the Special Warranty set forth in the Assignment, the covenants that are to be performed after Closing by the express terms thereof, and any indemnity agreement executed pursuant to Section 5.3(c)(iv) or Section 6.1(c)(iii) contain the Parties’ exclusive remedies against each other with respect to the transactions contemplated hereby, including breaches of the representations, warranties, covenants and agreements of the Parties contained in this Agreement or in any document or certificate delivered pursuant to this Agreement. Except as specified in Section 4.1(c) or Section 13.2, any indemnity agreement executed pursuant to Section 6.1(c)(iii) and the Special Warranty in the Assignment, and subject to Article VI for Disputed Environmental Matters pending after Closing during the period such matters are Disputed Environmental Matters, effective as of Closing, Buyer, on its own behalf and on behalf of the Buyer Indemnified Parties, hereby releases, remises and forever discharges Sellers and their Affiliates and all of such Persons’ equityholders, partners, members, directors, officers, employees, agents, advisors, and representatives from any and all suits, legal or administrative proceedings, claims, demands, damages, losses, costs, Liabilities, interest or causes of action

A-44 | SilverBow Resources, Inc.	Proxy Statement

whatsoever, at Law or in equity, known or unknown, which Buyer or the Buyer Indemnified Parties might now or subsequently have, based on, relating to or arising out of (a) this Agreement, (b) the transactions contemplated by this Agreement, the ownership, or (c) except for any item excluded from the Assumed Obligations pursuant to Section 13.1, use or operation of any of the Conveyed Interests prior to Closing or the condition, quality, status or nature of any of the Conveyed Interests prior to Closing, including rights to contribution under the Comprehensive Environmental Response, Compensation, and Liability Act of 1980, as amended, and any similar Environmental Law, breaches of statutory or implied warranties, nuisance or other tort actions, rights to punitive damages, common law rights of contribution and rights under insurance maintained by Sellers or any of their Affiliates (except as provided in Section 5.4).
13.7    Indemnification Procedures. All claims for indemnification under Section 4.1(c), Section 5.5, Section 9.3, Section 13.2 and Section 13.3 shall be asserted and resolved as follows:
(a)    For purposes of Section 4.1(c) and this Article XIII, the term “Indemnifying Party” when used in connection with particular Liabilities shall mean the Party or Parties having an obligation to indemnify another Party or other Person(s) with respect to such Liabilities pursuant to Section 4.1(c) or this Article XIII, and the term “Indemnified Party” when used in connection with particular Liabilities shall mean the Party or other Person(s) having the right to be indemnified with respect to such Liabilities by the Indemnifying Party pursuant to Section 4.1(c) or this Article XIII.
(b)    To make a claim for indemnification under Section 4.1(c), Section 5.5, Section 9.3, Section 13.2 or Section 13.3, an Indemnified Party shall notify the Indemnifying Party in writing of its claim under this Section 13.7, including the specific details of and specific basis under this Agreement for its claim (the “Claim Notice”). In the event that the claim for indemnification is based upon a claim by a Third Party against the Indemnified Party (a “Third Party Claim”), the Indemnified Party shall provide its Claim Notice promptly after the Indemnified Party has actual knowledge of the Third Party Claim and shall enclose a copy of all papers (if any) served with respect to the Third Party Claim; provided that the failure of any Indemnified Party to give notice of a Third Party Claim as provided in this Section 13.7(b) shall not relieve the Indemnifying Party of its obligations under Section 4.1(c), Section 5.5, Section 9.3, Section 13.2 or Section 13.3 (as applicable) except to the extent such failure results in insufficient time being available to permit the Indemnifying Party to effectively defend against the Third Party Claim or otherwise materially prejudices the Indemnifying Party’s ability to defend against the Third Party Claim. In the event that the claim for indemnification is based upon an inaccuracy or breach of a representation, warranty, covenant or agreement, the Claim Notice shall specify the representation, warranty, covenant or agreement that was inaccurate or breached. Notwithstanding anything in this Agreement to the contrary, no indemnified Person other than Sellers or Buyer shall have any rights against either Sellers or Buyer under the terms of Section 4.1(c), Section 5.5, Section 9.3, Section 13.2 or Section 13.3, except as may be exercised on its behalf by Buyer or Sellers, as applicable, pursuant to this Section 13.7.
(c)    In the case of a claim for indemnification based upon a Third Party Claim, the Indemnifying Party shall have 30 days from its receipt of the Claim Notice to notify the Indemnified Party whether it admits or denies its obligation to defend and indemnify the Indemnified Party against such Third Party Claim at the sole cost and expense of the Indemnifying Party. The Indemnified Party is authorized, prior to and during such 30-day period, at the expense of the Indemnifying Party, to file any motion, answer or other pleading that it shall deem necessary or appropriate to protect its interests or those of the Indemnifying Party and that is not prejudicial to the Indemnifying Party.
(d)    If the Indemnifying Party admits its obligation to defend and indemnify the Indemnified Party against a Third Party Claim, it shall have the right and obligation to diligently defend and indemnify, at its sole cost and expense, the Indemnified Party against such Third Party Claim. The Indemnifying Party shall have full control of such defense and proceedings, including any compromise or settlement thereof. If requested by the Indemnifying Party, the Indemnified Party agrees to cooperate in contesting any Third Party Claim which the Indemnifying Party elects to contest; provided that the Indemnified Party shall not be required to bring any counter-claim or cross-claim. The Indemnified Party may participate in, but not control, at its own expense, any defense or settlement of any Third Party Claim controlled by the Indemnifying Party pursuant to this Section 13.7(d). An Indemnifying Party shall not, without the written consent of the Indemnified Party, (i) settle any Third Party Claim or consent to the entry of any judgment with respect thereto which does not include an unconditional written release of the Indemnified Party from all Liability in respect of such Third Party Claim or (ii) settle any Third Party Claim or consent to the entry of any judgment with respect thereto in any manner that may materially or adversely affects the Indemnified Party (other than solely as a result of money damages covered by the indemnity).
(e)    If the Indemnifying Party does not admit its obligation or admits its obligation to defend and indemnify the Indemnified Party against a Third Party Claim, but fails to diligently prosecute, indemnify against or settle such Third Party Claim, then the Indemnified Party shall have the right to defend against the Third Party Claim at the sole cost and expense of the Indemnifying Party, with counsel of the Indemnified Party’s choosing, subject to the right of the Indemnifying Party to admit its liability and assume the defense of the Third Party Claim at any time prior to settlement or final determination thereof. If the Indemnifying Party has not yet admitted its obligation to defend and indemnify the Indemnified Party against a Third Party Claim, the Indemnified

Proxy Statement	SilverBow Resources, Inc. | A-45

Party shall send written notice to the Indemnifying Party of any proposed settlement and the Indemnifying Party shall have the option for 10 days following receipt of such notice to (i) admit in writing its obligation to indemnify the Indemnified Party from and against the liability and consent to such settlement, (ii) if liability is so admitted, reject, in its reasonable judgment, the proposed settlement, or (iii) deny liability. Any failure by the Indemnifying Party to respond to such notice shall be deemed to be an election under subsection (iii).
(f)    In the case of a claim for indemnification not based upon a Third Party Claim, the Indemnifying Party shall have 30 days from its receipt of the Claim Notice to (i) cure the Liabilities complained of, (ii) admit its liability for such Liability or (iii) dispute the claim for such Liabilities. If the Indemnifying Party does not notify the Indemnified Party within such 30-day period that it has cured the Liabilities or that it disputes the claim for such Liabilities, the Indemnifying Party shall be deemed to dispute the claim for such Liabilities.
13.8    Survival.
(a)    The representations and warranties of Sellers in Article VII (other than (i) the representations in Section 7.11, (ii) the Specified Representations, and (iii) the Special Warranty in the Assignment), the covenants and agreements of the Parties in Section 9.1 and Section 12.4, and any other covenants and agreements of the Parties that are to be performed on or before the Closing, shall survive the Closing and in each case terminate on the date that is 12 months following the Closing Date. The Specified Representations shall survive the Closing and terminate on the date that is four years following the Closing Date. The representations and warranties set forth in Section 7.11, the covenants set forth in Section 15.2 and any other covenant to be performed after Closing shall survive Closing until 30 days after the expiration of the applicable statute of limitations. The Special Warranty shall terminate as of the expiration of the Survival Period. Subject to the foregoing and as set forth in Section 13.8(b), the remainder of this Agreement shall survive Closing without time limit. Representations, warranties, covenants and agreements shall be of no further force or effect after the date of their expiration; provided that there shall be no termination of any bona fide claim asserted pursuant to this Agreement with respect to such a representation, warranty, covenant or agreement prior to its expiration date.
(b)    The indemnities in Section 13.2(a), Section 13.2(b), Section 13.3(a) and Section 13.3(b) shall terminate as of the expiration date of each respective representation, warranty, covenant or agreement that is subject to indemnification. Sellers’ indemnities set forth in Section 13.2(c) and Buyer’s indemnities set forth in Section 5.5(a), Section 9.3(c) and Section 9.10(b) shall terminate 12 months after the Closing. Buyer’s indemnity set forth in Section 4.1(c), Section 9.13(b), Section 9.14(e) and Section 13.3(c) shall survive the Closing without time limit. Notwithstanding the foregoing, there shall be no termination of any bona fide claim asserted pursuant to the indemnities in Section 13.2(a) through Section 13.2(c) or Section 13.3(a) and Section 13.3(b) prior to the date of termination for such indemnity.
13.9    Non-Compensatory Damages. None of the Buyer Indemnified Parties nor Seller Indemnified Parties shall be entitled to recover from Sellers or Buyer, or their respective Affiliates, any lost profits (except to the extent constituting direct damages) or special, indirect, consequential, punitive, exemplary, remote or speculative damages arising under or in connection with this Agreement or the transactions contemplated hereby, except to the extent any such Party suffers such damages to a Third Party that is entitled to indemnification in accordance with this Article XIII, which damages (including costs of defense and reasonable attorneys’ fees incurred in connection with defending against such damages) shall not be excluded by this provision as to recovery hereunder. Subject to the preceding sentence, Buyer, on behalf of each of the Buyer Indemnified Parties, and Sellers, on behalf of each of the Seller Indemnified Parties, waive any right to recover lost profits (except to the extent constituting direct damages) or special, indirect, consequential, punitive, exemplary, remote or speculative damages arising in connection with or with respect to this Agreement or the transactions contemplated hereby.
13.10    Waiver of Right to Rescission. Sellers and Buyer acknowledge that, following Closing, the payment of money, as limited by the terms of this Agreement, shall be adequate compensation for breach of any representation, warranty, covenant or agreement set forth in this Agreement or for any other claim arising in connection with or with respect to the transactions contemplated by this Agreement. As the payment of money shall be adequate compensation, following Closing, Buyer and Sellers waive any right to rescind this Agreement or any of the transactions contemplated hereby.
13.11    Insurance. The amount of any Liabilities for which any of the Buyer Indemnified Parties or Seller Indemnified Parties are entitled to indemnification under this Agreement or in connection with or with respect to the transactions contemplated by this Agreement shall be reduced by any corresponding insurance proceeds from insurance policies carried by Buyer or Sellers, as applicable, realized by Buyer or Sellers, as applicable.
13.12    Disclaimer of Application of Anti-Indemnity Statutes. THE PARTIES ACKNOWLEDGE AND AGREE THAT THE PROVISIONS OF ANY ANTI-INDEMNITY STATUTE RELATING TO OILFIELD SERVICES AND ASSOCIATED ACTIVITIES SHALL NOT BE APPLICABLE TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

A-46 | SilverBow Resources, Inc.	Proxy Statement

ARTICLE XIV
TERMINATION, DEFAULT AND REMEDIES
14.1    Right of Termination. This Agreement and the transactions contemplated by this Agreement may be terminated at any time prior to Closing by delivery of written notice to the other Party:
(a)    by the mutual prior written consent of Sellers and Buyer;
(b)    by either Sellers or Buyer if Closing has not occurred on or before September 2, 2022 (the “Outside Termination Date”) (or such later date as agreed to in writing by Sellers and Buyer);
(c)    by either Sellers or Buyer by written notice to the other, if the Stockholder Approval shall not have been obtained upon a vote at a duly held Stockholders Meeting, or at any adjournment or postponement thereof; provided that neither SilverBow nor Buyer shall be permitted to terminate this Agreement pursuant to this Section 14.1(c) if the failure to obtain such Stockholder Approval is caused by or results from the material breach of any provisions of this Agreement by SilverBow;
(d)    by Sellers by written notice to Buyer prior to a Stockholders Meeting where the Transaction Proposals are submitted to SilverBow’s stockholders, if a Change in Recommendation shall have occurred;
(e)    by Sellers, at Sellers’ option, if any of the conditions set forth in Article XI (other than Section 11.3, Section 11.4 or Section 11.7) have not been satisfied on or before the Scheduled Closing Date and, following written notice thereof from Sellers to Buyer specifying the reason such condition is unsatisfied (including any breach by Buyer of this Agreement), and only to the extent such unsatisfied condition may be cured by Buyer, such condition remains unsatisfied for a period of 10 Business Days after Buyer’s receipt of written notice thereof from Seller;
(f)    by Buyer, at Buyer’s option, if any of the conditions set forth in Article X (other than Section 10.3, Section 10.4 or Section 10.6) have not been satisfied on or before the Scheduled Closing Date and, following written notice thereof from Buyer to Sellers specifying the reason such condition is unsatisfied (including any breach by Sellers of this Agreement), and only to the extent such unsatisfied condition may be cured by Sellers, such condition remains unsatisfied for a period of 10 Business Days after Sellers’ receipt of written notice thereof from Buyer;
(g)    by Buyer if the condition set forth in Section 10.4 is not satisfied on or before the Scheduled Closing Date or by Sellers if the condition set forth in Section 11.4 is not satisfied on the Scheduled Closing Date; or
(h)    by Sellers if Buyer has not delivered the Deposit into the Deposit Escrow Account on or prior to the date that is 2 Business Days after the Execution Date;
provided, however, that neither Party shall be entitled to terminate this Agreement pursuant to Section 14.1(b) through Section 14.1(h) above if such Party or its Affiliates are, at such time, in material breach of any provision of this Agreement, and provided further that in no event shall either Party be entitled to terminate this Agreement pursuant to Section 14.1(b) if Closing has not occurred because a forthcoming decision of the Closing Arbitrator will be determinative as to whether the Closing condition in Section 10.4 or Section 11.4, as applicable, has been satisfied, and after any such decision, as long as the Closing conditions, in the case of Buyer, in Article X, and in the case of Sellers, in Article XI, have been satisfied, such Party shall have no right to terminate this Agreement, and shall be obligated to proceed to Closing.
14.2    Effect of Termination.
(a)    If the obligation to close the transactions contemplated by this Agreement is terminated pursuant to any provision of Section 14.1 hereof, then, except for the provisions of Article I, Section 4.1(c) through Section 4.1(g), Section 4.2, Section 4.3, Section 13.9, this Section 14.2, Section 14.3, Article XV (other than Section 15.2(b) through Section 15.2(f), Section 15.6, Section 15.7 and Section 15.8) and such of the defined terms in Appendix I to give context to the surviving provisions, this Agreement shall forthwith become void and the Parties shall have no liability or obligation hereunder.
(b)    If Sellers have the right to terminate this Agreement pursuant to Section 14.1(e) because a condition set forth in Section 11.1, Section 11.2 or Section 11.5 has not been satisfied, (i) all of the conditions in Article X (excluding conditions that, by their terms, cannot be satisfied until the Closing) have been satisfied (or waived by Buyer) (unless the failure to satisfy such condition arises from the action or inaction by Buyer or any Buyer Indemnified Party), and (ii) Sellers are ready, willing and able to perform its obligations under Section 12.3, then, in such event, Sellers shall have the right to elect, in Sellers’ sole discretion, to (A) to seek all remedies available at Law or in equity, including specific performance by Buyer, or (B) terminate this Agreement pursuant to

Proxy Statement	SilverBow Resources, Inc. | A-47

Section 14.1(e), and Sellers shall be entitled to the Deposit as liquidated damages, and not as a penalty, for such termination, and the Parties shall execute and deliver a joint instruction to the Escrow Agent instructing the Escrow Agent to deliver the Deposit (and any interest earned thereon) to Sellers, free and clear of any claims thereon by Buyer. Buyer agrees that irreparable damage would occur if any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. Buyer further agrees that if any of the provisions of this Agreement are not performed by it in accordance with their specific terms, Sellers shall be entitled to specific performance of the terms hereof, without the necessity of proving the inadequacy of money damages as a remedy, in addition to any other remedy available at Law or in equity. Buyer agrees to waive any requirement for the posting of a bond in connection with any equitable relief hereunder in favor of Sellers. If Sellers elect the remedy in clause (A) but such remedy is not awarded by courts of competent jurisdiction, Sellers shall be entitled to the remedy set forth in clause (B), in each case, in accordance with the terms and conditions set forth herein. The provision for payment of the Deposit in this Section 14.2(b) or the amounts set forth in Section 14.2(d), as applicable, as liquidated damages has been included because, in the event of a termination of this Agreement entitling Sellers to receive the Deposit (and any interest earned thereon) or the amounts set forth in Section 14.2(d), the actual damages to be incurred by Sellers can reasonably be expected to approximate the amount of liquidated damages called for in this Agreement and because the actual amount of such damages would be difficult if not impossible to measure accurately.
(c)    If Buyer has the right to terminate this Agreement pursuant to Section 14.1(f) because a condition set forth in Section 10.1, Section 10.2 or Section 10.5 has not been satisfied (i) all of the conditions in Article XI (excluding conditions that, by their terms, cannot be satisfied until the Closing) have been satisfied (or waived by Sellers) (unless the failure to satisfy such condition arises from the action or inaction by Sellers or any Seller Indemnified Party), and (ii) Buyer is ready, willing and able to perform its obligations under Section 12.3, then, in such event, Buyer shall have the right to terminate this Agreement pursuant to Section 14.1(f), and Buyer shall be entitled, as its sole and exclusive remedy, to receive an amount equal to $3,200,000 (such amount, the “Termination Fee”) from Sellers as liquidated damages, and not as a penalty, and to receive the Deposit from the Deposit Escrow Account, and the Parties shall execute and deliver a joint instruction to the Escrow Agent instructing the Escrow Agent to deliver the Deposit (and any interest earned thereon) to Buyer, free and clear of any claims thereon by Sellers. Sellers shall pay the Termination Fee by wire transfer in immediately available funds to a bank account designated by Buyer within three (3) Business Days of such termination. The provision for payment of the Termination Fee as liquidated damages in this Section 14.2(c) has been included because, in the event of a termination of this Agreement entitling Buyer to receive the Termination Fee, the actual damages to be incurred by Buyer can reasonably be expected to approximate the amount of liquidated damages called for in this Agreement and because the actual amount of such damages would be difficult if not impossible to measure accurately.
(d)    If this Agreement is terminated by Sellers pursuant to Section 14.1(d), then within three (3) Business Days of such termination, Buyer and Sellers shall deliver a joint written instruction to the Escrow Agent, instructing the Escrow Agent to (i) distribute to Sellers a portion of the Deposit equal to $3,200,000 as liquidated damages, and not as a penalty, and (ii) distribute to Buyer the remainder of the Deposit.
(e)    If this Agreement is terminated pursuant to Section 14.1 for any reason other than as set forth in Section 14.2(b) or Section 14.2(d), then Sellers and Buyer shall, within five Business Days of the date that this Agreement is terminated, deliver joint written instructions to the Escrow Agent instructing the Escrow Agent to return the Deposit and all interest having accrued thereto to Buyer free and clear of any claims thereon by Sellers.
14.3    Return of Documentation and Confidentiality. Upon termination of this Agreement, Buyer shall destroy or return to Sellers all title, engineering, geological and geophysical data, environmental assessments or reports, maps and other information furnished by or on behalf of Sellers to Buyer or prepared by or on behalf of Buyer in connection with its due diligence investigation of the Conveyed Interests, in each case, in accordance with the Confidentiality Agreement and, if Buyer elects to destroy any such information, an officer of Buyer shall certify the destruction of such information to Sellers in writing.
14.4    Disputed Closing Matters. Buyer and Sellers shall attempt to agree as to whether the combined value of the matters described in Section 10.4 and Section 11.4, as applicable, is less than the percentage of the Purchase Price described therein prior to the Closing Date (any disagreements between the Parties as to such matters, collectively, the “Disputed Closing Matters”). If Sellers and Buyer are unable to agree by the Closing Date, the Disputed Closing Matters shall be exclusively and finally resolved by arbitration pursuant to this Section 14.4; provided, however, the Parties will resolve all such Disputed Closing Matters under this Section 14.4 prior to Closing or termination, as applicable. There will be a single arbitrator who will be an attorney with at least 10 years’ experience in matters involving oil and gas producing properties in the State of Texas, as selected by the mutual agreement of Buyer and Sellers (the “Closing Arbitrator”). If the Parties do not mutually agree upon the Closing Arbitrator in accordance with this Section 14.4, the Houston, Texas office of the AAA shall appoint such Closing Arbitrator under such conditions as the AAA in its sole discretion deems necessary or advisable. The place of arbitration shall be Houston, Texas, and the arbitration shall be conducted in accordance with the AAA Rules, to the extent such rules do not conflict with the terms of this Section 14.4. Each of Buyer and Sellers shall submit to the Closing Arbitrator, with a simultaneous copy to the other Party, a single written statement of its position on the Disputed Closing Matters in question, together with a copy of this

A-48 | SilverBow Resources, Inc.	Proxy Statement

Agreement and any supporting material that such Party desires to furnish, not later than the tenth Business Day after appointment of the Closing Arbitrator. The Closing Arbitrator’s determination shall be made within ten days after the end of such ten Business Day period after the submission of the Disputed Closing Matters and shall be final and binding upon both Parties, without right of appeal, and, for the avoidance of doubt, the Disputed Closing Matters resolved under this Section 14.4 shall not be subject to Section 5.3(j) or Section 6.1(f). In making his determination, the Closing Arbitrator shall make a determination of the Disputed Closing Matters submitted based solely on the single written submission of Sellers and Buyer (and without any additional or supplemental submittals by any Party, except to the extent the Closing Arbitrator requests additional information from either Party), shall be bound by the rules set forth in this Section 14.4 and, subject to the foregoing, may consider such other legal and industry matters as in the opinion of the Closing Arbitrator are necessary or helpful to make a proper determination. The Closing Arbitrator shall act as an expert for the limited purpose of determining specific Disputed Closing Matters submitted by either Party and may not award damages, interest or penalties to either Party with respect to any matter, except as otherwise provided in the following sentence. The costs of the Closing Arbitrator (and the AAA, if applicable) shall be borne pro rata between the Parties with each Party being responsible for such costs and expenses to the extent the Closing Arbitrator has not selected such Party’s position on an aggregate dollar basis with respect to all amounts submitted for resolution by the Closing Arbitrator. The Parties shall each bear their own legal costs and expenses incurred in connection with the arbitration.
ARTICLE XV
MISCELLANEOUS
15.1    Appendices, Exhibits and Schedules. All of the Appendices, Exhibits and Schedules referred to in this Agreement are hereby incorporated into this Agreement by reference and constitute a part of this Agreement. Each Party to this Agreement and its counsel have received a complete set of Appendices, Exhibits and Schedules prior to and as of the execution of this Agreement.
15.2    Expenses and Taxes.
(a)    Except as otherwise specifically provided in this Agreement, all fees, costs and expenses incurred by the Parties in negotiating this Agreement or in consummating the transactions contemplated by this Agreement shall be paid by the Party incurring the same, including legal and accounting fees, costs and expenses.
(b)    Sellers shall be allocated and bear all Asset Taxes for any Tax period or portion of any Straddle Period ending prior to the Effective Time, and Buyer shall be allocated and bear all Asset Taxes for any Tax period or portion of any Straddle Period that begins at or after the Effective Time.
(c)    For purposes of determining the allocations in Section 15.2(b), (i) Asset Taxes that are attributable to the severance or production of Hydrocarbons (other than Asset Taxes described in clause (iii)) shall be allocated to the period in which the severance or production giving rise to such Asset Taxes occurred, (ii) Asset Taxes that are based upon or related to sales or receipts or imposed on a transactional basis (other than such Asset Taxes described in clause (i) or clause (iii)), shall be allocated to the period in which the transaction giving rise to such Asset Taxes occurred, and (iii) Asset Taxes that are ad valorem, property or other Asset Taxes imposed on a periodic basis pertaining to a Straddle Period shall be allocated between the portion of such Straddle Period ending immediately prior to the Effective Time and the portion of such Straddle Period beginning at the Effective Time by prorating each such Asset Tax based on the number of days in the applicable Straddle Period that occur before the date on which the Effective Time occurs, on the one hand, and the number of days in such Straddle Period that occur on or after the date on which the Effective Time occurs, on the other hand. For purposes of clause (iii) of the preceding sentence, the period for such Asset Taxes shall begin on the date on which ownership of the applicable Conveyed Interests gives rise to liability for the particular Asset Tax and shall end on the day before the next such date. To the extent the actual amount of an Asset Tax is not known at the time an adjustment is to be made with respect to such Asset Tax pursuant to Section 3.3, Section 3.5 or Section 3.6, as applicable, the Parties shall utilize the most recent information available in estimating the amount of such Asset Tax for purposes of such adjustment. To the extent the actual amount of an Asset Tax (or the amount thereof paid or economically borne by any Party) is ultimately determined to be different than the amount (if any) that was taken into account in the Final Settlement Statement (as finally determined pursuant to Section 3.6), timely payments will be made from one Party to the other to the extent necessary to cause each Party to bear the amount of such Asset Tax that is allocable to such Party under Section 15.2(b) and this Section 15.2(c).
(d)    Buyer shall be responsible for the preparation and timely filing of all Tax Returns for Asset Taxes due on or after the Closing Date and the payment to the applicable Governmental Authority of all Asset Taxes that become due and payable with respect to such Tax Returns. Buyer shall prepare all such Tax Returns required to be filed by it relating to any tax period beginning prior to the Effective Time on a basis consistent with past practice except to the extent otherwise required by applicable Laws. Buyer shall provide Sellers with a copy of any such Tax Return for Sellers’ review and approval at least ten days prior to the due date for the filing of such Tax Return (or within a commercially reasonable period after the end of the relevant taxable period, if such Tax Return is required to be filed less than ten days after the close of such taxable period), and Buyer shall

Proxy Statement	SilverBow Resources, Inc. | A-49

incorporate all reasonable comments of Sellers provided to Buyer in advance of the due date for the filing of such Tax Return.
(e)    All required documentary, filing and recording fees and expenses in connection with the filing and recording of the assignments, conveyances or other instruments required to convey title to the Conveyed Interests to Buyer shall be borne by Buyer. Any and all sales, use, transfer, stamp, documentary, registration or similar Taxes incurred or imposed with respect to the transactions described in this Agreement (collectively, “Transfer Taxes”) shall be borne by Buyer; provided that Sellers shall pay or cause to be paid to the applicable Governmental Authorities any Transfer Taxes that it is required by law to collect and remit. Buyer shall indemnify and hold Sellers harmless from and against any Transfer Taxes, in each case, within 30 days of Sellers’ written demand therefor. Sellers and Buyer shall reasonably cooperate in good faith to minimize, to the extent permissible under applicable law, the amount of any such Transfer Taxes.
(f)    The Parties shall cooperate fully, as and to the extent reasonably requested by the other Party, in connection with the filing of Tax Returns and any audit, litigation, or other proceeding with respect to Taxes relating to the Conveyed Interests. Such cooperation shall include the retention and (upon another Party’s request) the provision of records and information that are relevant to any such Tax Return or audit, litigation or other proceeding and making employees available on a mutually convenient basis to provide additional information and explanation of any material provided under this Agreement. The Parties agree to retain all books and records with respect to Tax matters pertinent to the Conveyed Interests relating to any Tax period beginning before the Closing Date until the later of (i) seven years or (ii) the expiration of the statute of limitations of the respective Tax periods and to abide by all record retention agreements entered into with any Governmental Authority.
(g)    Sellers shall be entitled to any refunds with respect to any Asset Taxes for which Sellers are responsible under Section 15.2(b), and Buyer shall be entitled to any refunds with respect to any Asset Taxes for which Buyer is responsible under Section 15.2(b). If a Party or its Affiliates receives a refund of Asset Taxes to which the other Party is entitled pursuant to this Section 15.2(g), such recipient Party shall forward to the entitled Party the amount of such refund within 15 days after such refund is received, net of any reasonable costs and expenses (including Taxes) incurred by such recipient Party in procuring such refund.
15.3    Assignment. This Agreement may not be assigned by either Party without the prior written consent of the other Party. In the event a Party consents to any such assignment, such assignment shall not relieve the transferring Party of any obligations and responsibilities hereunder, including obligations and responsibilities arising following such assignment.
15.4    Preparation of Agreement. Each of Sellers and Buyer and their respective counsel participated in the preparation of this Agreement. In the event of any ambiguity in this Agreement, no presumption shall arise based on the identity of the draftsman of this Agreement.
15.5    Publicity. Sellers and Buyer shall promptly consult with each other with regard to all press releases or other public or private announcements issued or made at or prior to Closing concerning this Agreement or the transactions contemplated by this Agreement, and, except as may be required by applicable Laws or the applicable rules and regulations of any Governmental Authority or stock exchange or as described in the remaining provisions of this Section 15.5, neither Buyer nor Sellers shall issue any such press release or other public or private announcement without the prior written consent of the other Party (which shall not be unreasonably withheld or delayed). Except for the disclosure of information permitted above in this Section 15.5, the Parties shall be obligated to hold all specific terms and provisions of this Agreement, including the identity of the Buyer or its Affiliates, strictly confidential until the expiration of one year after the Closing under this Agreement; provided, however, that the foregoing shall not (a) restrict disclosures by Buyer or Sellers that are required by applicable securities or other Laws or regulations or the applicable rules of any stock exchange having jurisdiction over the disclosing Party or its Affiliates; (b) prevent Buyer or Sellers from recording the Assignment, and any federal or state assignments delivered at Closing or from complying with any disclosure requirements of Governmental Authorities that are applicable to the transfer of the Conveyed Interests from Sellers to Buyer; or (c) prevent Buyer or Sellers from making disclosures of information relating to this Agreement if made in a manner, under conditions and to Persons that would be permitted under the Confidentiality Agreement so long as such Person continues to hold such information confidential on the same terms as set forth in this Section 15.5 and prevent Sellers from making disclosures in connection with complying with Preferential Purchase Rights and other transfer restrictions applicable to the transactions contemplated by this Agreement.
15.6    Notices. All notices and communications required or permitted to be given hereunder shall be given in writing and shall be delivered personally, or sent by bonded overnight courier, or mailed by U.S. Express Mail, Federal Express or United Parcel Service Express Delivery or by certified or registered United States Mail with all postage fully prepaid, or sent by, or sent by electronic mail (“email”) transmission (provided that the acknowledgement of the receipt of such email is requested and received, excluding automatic receipts) addressed to the appropriate Party at the address for such Party shown below or at such other address as such Party shall have theretofore designated by written notice delivered to the Party giving such notice:

A-50 | SilverBow Resources, Inc.	Proxy Statement

If to Sellers:

Sundance Energy Inc.
1050 17th Street, Suite 700
Denver, Colorado 80265
Attention: General Counsel
Email: [***]
With a copy to (which shall not constitute notice):

Kirkland & Ellis LLP
609 Main Street, Suite 4500
Houston, Texas 77002
Attention:    Anthony Speier, P.C.
    William C. Eiland II
Email:     [***]

If to Buyer:
SilverBow Resources, Inc.
920 Memorial City Way, Suite 850
Houston, Texas 77024
Attention: Chris Abundis
Email: [***]

With a copy to (which shall not constitute notice):
Gibson, Dunn & Crutcher LLP
811 Main St., Ste. 3000
Houston, Texas 77002
Attention: Stephen Olson
Email: [***]

Any notice given in accordance herewith shall be deemed to have been given when delivered to the addressee in person, or by courier, or transmitted by facsimile or email transmission during normal business hours on a Business Day (or if delivered or transmitted after 5:00 p.m. Central Time on a Business Day or on a day other than a Business Day, then on the next Business Day), or upon actual receipt by the addressee during normal business hours on a Business Day after such notice has either been delivered to an overnight courier or deposited in the United States Mail or with Federal Express or United Parcel Service, as the case may be (or if delivered after 5:00 p.m. Central Time on a Business Day or on a day other than a Business Day, then on the next Business Day). Either Party may change their contact information for notice by giving written notice to the other Party in the manner provided in this Section 15.6. If the date specified in this Agreement for giving any notice or taking any action is not a Business Day (or if the period during which any notice is required to be given or any action taken expires on a date which is not a Business Day), then the date for giving such notice or taking such action (and the expiration date of such period during which notice is required to be given or action taken) shall be the next day which is a Business Day.
15.7    Commercially Reasonable Efforts; Further Cooperation.
(a)    Subject to the terms and conditions set forth in this Agreement (including Section 9.12), each of the Parties shall use its commercially reasonable efforts to take, or cause to be taken, all actions, and to do, or cause to be done, all things reasonably necessary, under applicable Law or otherwise, to consummate the transactions contemplated by this Agreement in accordance with the terms hereof.
(b)    Until the second anniversary of Closing, Buyer and Sellers shall execute and deliver, or shall cause to be executed and delivered from time to time, such further instruments of conveyance and transfer, and shall take such other actions as either Party may reasonably request, to convey and deliver the Properties to Buyer and to accomplish the orderly transfer of the Conveyed Interests to Buyer in the manner contemplated by this Agreement and otherwise carry out this Agreement.
15.8    Filings, Notices and Certain Governmental Approval. Promptly after Closing, Buyer shall, at is sole expense, (a) record all assignments (including the Assignment) executed at Closing in the records of the applicable Governmental Authority (including any state agencies, if applicable), (b) if applicable, send notices to vendors supplying goods and services for the Conveyed Interests of the assignment of the Conveyed Interests to Buyer, (c) actively pursue the unconditional approval of all applicable Governmental Authorities of the assignment

Proxy Statement	SilverBow Resources, Inc. | A-51

of the Conveyed Interests to Buyer, (d) file and actively pursue approvals from the applicable Governmental Authority of all federal and state change of operator forms set forth in Section 12.3(h), and (e) actively pursue all other consents and approvals that may be required in connection with the assignment of the Conveyed Interests to Buyer and the assumption of the Liabilities assumed by Buyer hereunder, in each case, that shall not have been obtained prior to Closing. Buyer obligates itself to take any and all action required by any Governmental Authority in order to obtain such unconditional approval, including the posting of any and all bonds or other security that may be required in excess of its existing lease, pipeline or area-wide bond.
15.9    Entire Agreement; Non-Reliance; Conflicts. THIS AGREEMENT, THE APPENDICES, EXHIBITS AND SCHEDULES HERETO, THE TRANSACTION DOCUMENTS AND THE CONFIDENTIALITY AGREEMENT COLLECTIVELY CONSTITUTE THE ENTIRE AGREEMENT BETWEEN THE PARTIES PERTAINING TO THE SUBJECT MATTER HEREOF AND SUPERSEDE ALL PRIOR AGREEMENTS, UNDERSTANDINGS, NEGOTIATIONS, AND DISCUSSIONS, WHETHER ORAL OR WRITTEN, OF THE PARTIES PERTAINING TO THE SUBJECT MATTER OF THIS AGREEMENT. THERE ARE NO WARRANTIES, REPRESENTATIONS, OR OTHER AGREEMENTS BETWEEN THE PARTIES RELATING TO THE SUBJECT MATTER OF THIS AGREEMENT EXCEPT AS SPECIFICALLY SET FORTH IN THIS AGREEMENT OR THE TRANSACTION DOCUMENTS, AND NEITHER PARTY SHALL BE BOUND BY OR LIABLE FOR ANY ALLEGED REPRESENTATION, PROMISE, INDUCEMENT, OR STATEMENTS OF INTENTION NOT SO SET FORTH. EACH PARTY ACKNOWLEDGES THAT, IN ENTERING INTO THIS AGREEMENT, IT HAS RELIED SOLELY ON THE PROMISES, AGREEMENTS, STATEMENTS OR REPRESENTATIONS THAT ARE EXPRESSLY SET FORTH IN THIS AGREEMENT AND THE TRANSACTION DOCUMENTS AND THAT NEITHER PARTY HAD ANY DUTY TO MAKE ANY PROMISES, AGREEMENTS, STATEMENTS OR REPRESENTATIONS THAT ARE NOT EXPRESSLY SET FORTH IN THIS AGREEMENT OR IN THE TRANSACTION DOCUMENTS. EACH PARTY ALSO ACKNOWLEDGES THAT, IN ENTERING THIS AGREEMENT, IT HAS NOT RELIED ON ANY PROMISES, AGREEMENTS, STATEMENTS OR REPRESENTATIONS THAT ARE NOT EXPRESSLY SET FORTH IN THIS AGREEMENT OR IN THE TRANSACTION DOCUMENTS. IN THE EVENT OF A CONFLICT BETWEEN: (A) THE TERMS AND PROVISIONS OF THIS AGREEMENT AND THE TERMS AND PROVISIONS OF ANY SCHEDULE OR EXHIBIT HERETO; OR (B) THE TERMS AND PROVISIONS OF THIS AGREEMENT AND THE TERMS AND PROVISIONS OF ANY TRANSACTION DOCUMENT, THE TERMS AND PROVISIONS OF THIS AGREEMENT SHALL GOVERN AND CONTROL; PROVIDED, HOWEVER, THAT THE INCLUSION IN ANY OF THE SCHEDULES OR EXHIBITS HERETO OR ANY TRANSACTION DOCUMENT OF TERMS AND PROVISIONS NOT ADDRESSED IN THIS AGREEMENT SHALL NOT BE DEEMED A CONFLICT, AND ALL SUCH ADDITIONAL PROVISIONS SHALL BE GIVEN FULL FORCE AND EFFECT, SUBJECT TO THE PROVISIONS OF THIS SECTION 15.9.
15.10     Successors and Permitted Assigns. The terms and provisions of this Agreement shall be binding upon and inure to the benefit of Buyer and Sellers and their respective successors and permitted assigns.
15.11    Parties in Interest. Notwithstanding anything contained in this Agreement to the contrary, nothing in this Agreement, expressed or implied, is intended to confer on any Person other than the Parties or their respective successors and permitted assigns, or the Parties’ respective related Indemnified Parties hereunder any rights, remedies, obligations or Liabilities under or by reason of this Agreement; provided that only a Party and its successors and permitted assigns will have the right to enforce the provisions of this Agreement on its own behalf or on behalf of any of its related Indemnified Parties (but shall not be obligated to do so).
15.12    Amendment. This Agreement may be amended, restated, supplemented or otherwise modified only by an instrument in writing executed by both Parties and expressly identified as an amendment, restatement, supplement or modification; provided, however, that following the receipt of Stockholder Approval, no amendment shall be made which by Law would require the further approval by the stockholders of SilverBow without first obtaining such further approval.
15.13    Waiver; Rights Cumulative. Any of the terms, covenants, representations, warranties, or conditions hereof may be waived only by a written instrument executed by or on behalf of the Party waiving compliance. No course of dealing on the part of either Party, or their respective officers, employees, agents, or representatives, and no failure by a Party to exercise any of its rights under this Agreement, shall, in any such case, operate as a waiver thereof or affect in any way the right of such Party at a later time to enforce the performance of such provision. No waiver by either Party of any condition, or any breach of any term, covenant, representation, or warranty contained in this Agreement, in any one or more instances, shall be deemed to be or construed as a further or continuing waiver of any such condition or breach or a waiver of any other condition or of any breach of any other term, covenant, representation, or warranty. The rights of the Parties under this Agreement shall be cumulative, and the exercise or partial exercise of any such right shall not preclude the exercise of any other right.
15.14    Governing Law; Jurisdiction; Venue; Jury Waiver. THIS AGREEMENT AND ANY CLAIM, CONTROVERSY OR DISPUTE ARISING UNDER OR RELATED TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THE RIGHTS, DUTIES AND THE LEGAL RELATIONS AMONG THE PARTIES HERETO AND THERETO SHALL BE GOVERNED AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF TEXAS, EXCLUDING ANY CONFLICTS OF LAW RULE

A-52 | SilverBow Resources, Inc.	Proxy Statement

OR PRINCIPLE THAT MIGHT REFER CONSTRUCTION OF SUCH PROVISIONS TO THE LAWS OF ANOTHER JURISDICTION (EXCEPT THAT WITH RESPECT TO ISSUES RELATING TO THE FIDUCIARY OBLIGATIONS OF THE SILVERBOW BOARD, THE STOCKHOLDER APPROVAL AND THE STOCKHOLDERS MEETING, THE LAWS OF THE STATE OF DELAWARE SHALL GOVERN); FOR ALL PURPOSES OF THIS AGREEMENT (OTHER THAN SECTION 3.7, SECTION 5.3(j), SECTION 6.1(f), AND SECTION 14.4 WHICH SHALL GOVERN ALL DISPUTES THEREUNDER), AND FOR ALL PURPOSES OF ANY CLAIM ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY, EACH PARTY HERETO SUBMITS TO THE PERSONAL JURISDICTION OF THE FEDERAL COURTS (AND, TO THE EXTENT FEDERAL COURTS ARE NOT AVAILABLE TO THE PARTIES FOR SUCH DISPUTE, THE STATE COURTS) IN HOUSTON, TEXAS, AND HEREBY IRREVOCABLY AND UNCONDITIONALLY AGREES THAT ANY SUCH CLAIM SHALL BE HEARD AND DETERMINED IN SUCH HOUSTON, TEXAS COURT, OR TO THE EXTENT PERMITTED BY LAW, IN SUCH FEDERAL COURT. EACH PARTY HERETO IRREVOCABLY AND UNCONDITIONALLY WAIVES, TO THE FULLEST EXTENT IT MAY LEGALLY AND EFFECTIVELY DO SO (A) ANY OBJECTION WHICH IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE OF ANY CLAIM ARISING OUT OF OR IN RELATION TO THIS AGREEMENT OR ANY RELATED MATTER IN ANY FEDERAL (OR TO THE EXTENT UNAVAILABLE TO THE PARTIES FOR SUCH DISPUTE, STATE) COURT IN HOUSTON, TEXAS AND (B) THE DEFENSE OF AN INCONVENIENT FORUM TO THE MAINTENANCE OF SUCH CLAIM IN ANY SUCH COURT. EACH PARTY HERETO VOLUNTARILY, INTENTIONALLY AND IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY ACTION, SUIT OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT, THE TRANSACTION DOCUMENTS OR ANY TRANSACTION CONTEMPLATED HEREBY OR THEREBY. THE PARTIES FURTHER AGREE, TO THE EXTENT PERMITTED BY LAW, THAT A FINAL AND NON-APPEALABLE JUDGMENT AGAINST A PARTY IN ANY ACTION OR PROCEEDING CONTEMPLATED ABOVE SHALL BE CONCLUSIVE AND MAY BE ENFORCED IN ANY OTHER JURISDICTION WITHIN OR OUTSIDE THE UNITED STATES BY SUIT ON THE JUDGMENT, A CERTIFIED OR EXEMPLIFIED COPY OF WHICH SHALL BE CONCLUSIVE EVIDENCE OF THE FACT AND AMOUNT OF SUCH JUDGMENT. TO THE EXTENT THAT EITHER PARTY OR ANY OF ITS AFFILIATES HAS ACQUIRED, OR HEREAFTER MAY ACQUIRE, ANY IMMUNITY FROM JURISDICTION OF ANY COURT OR FROM ANY LEGAL PROCESS (WHETHER THROUGH SERVICE OR NOTICE, ATTACHMENT PRIOR TO JUDGMENT, ATTACHMENT IN AID OF EXECUTION, EXECUTION OR OTHERWISE) WITH RESPECT TO ITSELF OR ITS PROPERTY, SUCH PARTY (ON ITS OWN BEHALF AND ON BEHALF OF ITS AFFILIATES) HEREBY IRREVOCABLY (I) WAIVES SUCH IMMUNITY IN RESPECT OF ITS OBLIGATIONS WITH RESPECT TO THIS AGREEMENT AND (II) SUBMITS TO THE PERSONAL JURISDICTION OF ANY COURT DESCRIBED IN THIS SECTION 15.14.
15.15    Severability. If any term or other provision of this Agreement is invalid, illegal, or incapable of being enforced by any rule of Law or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any adverse manner to either Party. Upon such determination that any term or other provision is invalid, illegal, or incapable of being enforced, the Parties shall negotiate in good faith to modify this Agreement so as to effect the original intent of the Parties as closely as possible in an acceptable manner to the end that the transactions contemplated hereby are fulfilled to the extent possible.
15.16    Removal of Name. As promptly as practicable, but in any case within 60 days after the Closing Date, Buyer shall eliminate the name “Sundance” and any variants thereof from the Conveyed Interests and, except with respect to such grace period for eliminating existing usage, shall have no right to use any logos, trademarks or trade names belonging to Sellers or any of their Affiliates.
15.17    Counterparts. This Agreement may be executed in any number of counterparts, and each such counterpart hereof shall be deemed to be an original instrument, but all of such counterparts shall constitute for all purposes one agreement. Any signature hereto delivered by a Party by facsimile or other electronic transmission (including scanned documents delivered by email) shall be deemed an original signature hereto, and execution and delivery by such means shall be binding upon all Parties.
15.18    DTPA. Buyer certifies that it is not a “consumer” within the meaning of the Texas Business and Commerce Code, as amended and any similar Laws related to the protection of consumers applicable in any other jurisdictions (the “DTPA”). Buyer covenants, for itself and for and on behalf of any successor or assignee, that, if the DTPA is applicable to this Agreement, (A) AFTER CONSULTATION WITH ATTORNEYS OF BUYER’S OWN SELECTION, BUYER HEREBY VOLUNTARILY WAIVES AND RELEASES ALL OF BUYER’S RIGHTS AND REMEDIES UNDER THE DTPA AS APPLICABLE TO SELLERS AND SELLERS’ SUCCESSORS AND ASSIGNS AND (B) BUYER SHALL DEFEND AND INDEMNIFY THE SELLER INDEMNIFIED PARTIES FROM AND AGAINST ANY AND ALL CLAIMS OF OR BY ANY OF THE BUYER INDEMNIFIED PARTIES OR ANY OF THEIR SUCCESSORS AND ASSIGNS BASED IN WHOLE OR IN PART ON THE DTPA ARISING OUT OF OR IN CONNECTION WITH THIS AGREEMENT.
15.19     Specific Performance. Subject to the Parties’ remedies with respect to the termination of this Agreement prior to the Closing as set forth in Section 14.2, the Parties agree that if any of the provisions of this Agreement (other than the covenants of Sellers to be performed at Closing, including the consummation of the

Proxy Statement	SilverBow Resources, Inc. | A-53

transaction) are not performed by a Party in accordance with their specific terms, the other Party shall be entitled to specific performance of the terms hereof, in addition to any other remedy available at Law or in equity.
15.20    No Recourse. Notwithstanding anything that may be expressed or implied in this Agreement or any document, agreement, or instrument delivered contemporaneously herewith, and notwithstanding the fact that Sellers may be a corporation or limited liability company, as applicable, Buyer, by its acceptance of the benefits of this Agreement, covenants, agrees and acknowledges that no Persons other than Sellers (and their respective successors and assigns, collectively, the “Recourse Parties”) shall have any obligation hereunder and that it has no rights of recovery hereunder against, and no recourse hereunder or under any documents, agreements, or instruments delivered contemporaneously herewith or in respect of any oral representations made or alleged to be made in connection herewith or therewith against (a) any former, current or future director, officer, agent, Affiliate, manager, incorporator, controlling Person, fiduciary, representative or employee of any Seller (or any of the foregoing Persons successors or permitted assignees), (b) any former, current, or future general or limited partner, owner, manager, stockholder or member of any Seller (or any of the foregoing Persons successors or permitted assignees) or any Affiliate thereof or (c) any former, current or future director, owner, officer, agent, employee, Affiliate, manager, incorporator, controlling Person, fiduciary, representative, general or limited partner, stockholder, manager or member of any of the foregoing, but in each case not including Sellers (each, but excluding for the avoidance of doubt, the Recourse Parties, a “Party Affiliate”), whether by or through attempted piercing of the corporate veil, by or through a claim (whether in tort, contract or otherwise) by or on behalf of Sellers against the Party Affiliates, by the enforcement of any assessment or by any legal or equitable proceeding, or by virtue of any statute, regulation or other Law, or otherwise; it being expressly agreed and acknowledged that no personal liability whatsoever shall attach to, be imposed on, or otherwise be incurred by any Party Affiliate, as such, for any obligations of Sellers under this Agreement or the transactions contemplated hereby, under any documents or instruments delivered contemporaneously herewith, in respect of any oral representations made or alleged to be made in connection herewith or therewith, or for any claim (whether in tort, contract or otherwise) based on, in respect of, or by reason of, such obligations or their creation.
[Signature pages follow.]

A-54 | SilverBow Resources, Inc.	Proxy Statement

IN WITNESS WHEREOF, Sellers and Buyer have executed this Agreement on the date first above written.

SELLERS:

                    SUNDANCE ENERGY, INC.,
a Colorado corporation

By:    /s/ Eric P. McCrady
Name:    Eric P. McCrady
Title:    President & Chief Executive Officer

ARMADILLO E&P, INC.,
a Delaware corporation

By:    /s/ Eric P. McCrady
Name:    Eric P. McCrady
Title:    President & Chief Executive Officer

SEA EAGLE FORD, LLC,
a Texas limited liability company

By:    /s/ Eric P. McCrady
Name:    Eric P. McCrady
Title:    President & Chief Executive Officer

Proxy Statement	SilverBow Resources, Inc. | A-55

BUYER:

                    SILVERBOW RESOURCES OPERATING, LLC,
a Texas limited liability company

By:    /s/ Christopher M. Abundis
Name: Christopher M. Abundis
Title: Executive Vice President, CFO and General Counsel

SILVERBOW:

                    SILVERBOW RESOURCES, INC.,
a Delaware corporation

By:    /s/ Christopher M. Abundis
Name: Christopher M. Abundis
Title: Executive Vice President, CFO and General Counsel

A-56 | SilverBow Resources, Inc.	Proxy Statement

APPENDIX I
Definitions
Capitalized terms used in this Agreement shall have the meanings set forth in this Appendix I unless the context requires otherwise.
“AAA” means the American Arbitration Association.
“AAA Rules” means the Commercial Arbitration Rules of the AAA.
“Accounting Arbitrator” has the meaning set forth in Section 3.7(b).
“Adjusted Purchase Price” has the meaning set forth in Section 3.3.
“AFEs” has the meaning set forth in Section 7.16.
“Affiliate” means, with respect to any Person, any other Person that, directly or indirectly, through one or more intermediaries, controls, or is controlled by, or is under common control with, another Person. The term “control” and its derivatives with respect to any Person mean the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities, by contract or otherwise.
“Aggregate Deductible” means Eleven Million Two Hundred Thousand Dollars ($11,200,000).
“Agreement” has the meaning set forth in the first paragraph of this Agreement.
“Allocable Amount” has the meaning set forth in Section 3.10.
“Allocated Value” has the meaning set forth in Section 3.8.
“Allocation Schedule” has the meaning set forth in Section 3.10.
“Applicable Calendar Year” means, as applicable:
(a)    with respect to the one-year period beginning on January 1, 2022 through December 31, 2022, the “2022 Calendar Year”; and
(b)    with respect to the one-year period beginning on January 1, 2023 through December 31, 2023, the “2023 Calendar Year”.
“Applicable Contracts” means all Contracts to which Sellers are a party or is bound to the extent relating to any of the Conveyed Interests and (in each case) that will be binding on Buyer or any of the Conveyed Interests after the Closing, including: Material Contracts, communitization agreements; net profits agreements; production payment agreements; confidentiality agreements; bottom hole agreements; crude oil, condensate, and natural gas purchase and sale, gathering, transportation, and marketing agreements; hydrocarbon storage agreements; acreage contribution agreements; operating agreements; balancing agreements; pooling declarations or agreements; unitization agreements; processing agreements; saltwater disposal agreements; facilities or equipment leases; and other similar contracts and agreements, but exclusive of any Contracts to the extent relating to the Excluded Assets and any master service agreements.
“Applicable Environmental Defect Property” has the meaning set forth in Section 6.1(c)(ii).
“Applicable NYMEX Settlement Data Date” means the date on which settlement data necessary for calculation of the Average NYMEX WTI Crude Price for an Applicable Calendar Year is available from CME Group.
“Arbitration Notice” has the meaning set forth in Section 3.7(b).
“Armadillo” has the meaning set forth in the first paragraph of this Agreement.
“Asset Taxes” means ad valorem, property, excise, severance, production, sales, use, or similar Taxes (excluding, for the avoidance of doubt, any Income Taxes and Transfer Taxes) based upon or measured by the ownership or operation of the Conveyed Interests, the production of Hydrocarbons therefrom or the receipt of proceeds therefrom.

Proxy Statement	SilverBow Resources, Inc. | A-57

“Assignment” means an Assignment and Bill of Sale from Sellers to Buyer, pertaining to the Conveyed Interests, substantially in the form attached to this Agreement as Exhibit D.
“Assumed Hedge Counterparty” means any counterparty who will assume novation of the Seller Hedges at Closing, to be appointed by Buyer in its sole discretion prior to Closing.
“Assumed Hedges” means the Seller Hedges that are novated to Buyer at Closing in accordance with Section 9.10.
“Assumed Obligations” has the meaning set forth in Section 13.1.
“Average NYMEX WTI Crude Price” means the arithmetic average of the Monthly Settlement Prices for each consecutive calendar month during the Applicable Calendar Year.
“Bbl” means barrel of liquid Hydrocarbons.
“Burden” means any and all royalties (including lessor’s royalty), overriding royalties, production payments, net profits interests and other burdens upon, measured by or payable out of production (excluding, for the avoidance of doubt, any Taxes).
“Business Day” means any day (other than Saturday or Sunday) on which commercial banks in Houston, Texas are generally open for business.
“Buyer” has the meaning set forth in the first paragraph of this Agreement.
“Buyer Benefit Operations” means any and all (a) operations described on Schedule BBO and the AFEs attached thereto, and (b) operations proposed by any third party for which Sellers receive an AFE after the date of this Agreement and has elected to participate in accordance with the terms hereof, in each case of subparts (a) and (b), including operations conducted with respect to drilled but uncompleted Wells and regardless of whether any such operations are conducted prior to, at or after the Effective Time.
“Buyer Group” means, collectively, each of Buyer and SilverBow.
“Buyer Indemnified Parties” has the meaning set forth in Section 13.2.
“Buyer Material Adverse Effect” means a material adverse effect on the ability of SilverBow or Buyer to consummate the transactions contemplated by this Agreement and perform their respective obligations under this Agreement.
“Buyer’s Environmental Liabilities” has the meaning set forth in Section 6.1(a).
“Buyer’s Representatives” has the meaning set forth in Section 4.1(a).
“Casualty Loss” has the meaning set forth in Section 5.4(b).
“Change in Recommendation” has the meaning set forth in Section 9.12.
“Claim Notice” has the meaning set forth in Section 13.7(b).
“Closing” has the meaning set forth in Section 12.1.
“Closing Arbitrator” has the meaning set forth in Section 14.4.
“Closing Date” has the meaning set forth in Section 12.1.
“Closing Payment” has the meaning set forth in Section 3.5.
“Code” means the Internal Revenue Code of 1986, as amended, and any successor statute.
“Confidentiality Agreement” means that certain Confidentiality Agreement, dated as of June 11, 2020, as amended, by and between Sundance Energy Inc. and SilverBow.
“Consent” has the meaning set forth in Section 7.4.

A-58 | SilverBow Resources, Inc.	Proxy Statement

“Contingent Payment” means, as applicable:
(a) if the Average NYMEX WTI Crude Price for the period beginning on the Execution Date and ending on December 31, 2022 is greater than or equal to $95 per barrel, then not later than the Contingent Payment Due Date for 2022 Calendar Year Buyer shall pay (and SilverBow shall cause Buyer to pay) to Sellers, cash in the amount of Seven Million Five Hundred Thousand Dollars ($7,500,000); and
(b) if the Average NYMEX WTI Crude Price for the 2023 Calendar Year is greater than or equal to $85 per barrel, then not later than the Contingent Payment Due Date for 2023 Calendar Year Buyer shall pay (and SilverBow shall cause Buyer to pay) to Sellers, cash in the amount of Seven Million Five Hundred Thousand Dollars ($7,500,000);
provided that Seller shall only be entitled to receive Contingent Payment a maximum of one time (if applicable) for any Applicable Calendar Year. For clarity, the aggregate Contingent Payments payable pursuant to this Agreement shall not exceed the Contingent Payments Maximum Amount.
“Contingent Payment Due Date” has the meaning set forth in Section 3.1(b).
“Contingent Payments Maximum Amount” means an amount equal to Fifteen Million Dollars ($15,000,000).
“Contract” means any written or oral contract, agreement or any other legally binding arrangement, but excluding, however, any Lease, Surface Interest or other instrument creating or evidencing an interest in the Conveyed Interests or any real or immovable property related to or used in connection with the operations of any Conveyed Interests.
“Conveyed Interests” has the meaning set forth in Section 2.1.
“Cure Period” has the meaning set forth in Section 5.3(c).
“Customary Post-Closing Consents” means the consents and approvals from Governmental Authorities for the assignment of the Conveyed Interests to Buyer that are customarily obtained after the assignment of properties similar to the Conveyed Interests.
“Decommission” and “Decommissioning” means all well plugging, replugging and abandonment activities and obligations as are required by Law, any Governmental Authority or agreements.
“Decommissioning Obligations” has the meaning set forth in Section 13.1.
“Defect Claim Date” means 5:00 p.m. (Central Time) on the date that is 60 days after the Execution Date.
“Defect Escrow Account” means the account established pursuant to the Escrow Agreement to hold any Defect Escrow Amount.
“Defect Escrow Amount” means (a) the aggregate amount of Title Defect Amounts asserted by Buyer with respect to all such uncured Title Defects that were timely and properly asserted by Buyer pursuant to Section 5.3(a) of which Sellers have elected to cure or are the subject of a Title Dispute (including any dispute as to whether Sellers have cured, in whole or in part, such asserted Title Defects), plus (b) the Remediation Amounts asserted by Buyer for all such uncured Environmental Defects that were timely and properly asserted by Buyer pursuant to Section 6.1(a) and that Sellers have elected to cure or are the subject of a Disputed Environmental Matter (including any dispute as to whether Sellers have cured, in whole or in part, such asserted Environmental Defects), minus (c) the aggregate amount of Title Benefit Amounts asserted by Sellers with respect to all Title Benefits that were timely and properly asserted by Sellers pursuant to Section 5.3(b) and that Buyer and that Buyer has conceded or are the subject of a Title Dispute, in each case, as applicable, after application of the Individual Title Defect Threshold, the Individual Environmental Threshold, and (without duplication of the application thereof) the Aggregate Deductible and other limitations set forth in Section 5.3(i) or Section 6.1(e), as applicable.
“Defensible Title” means, subject to Permitted Encumbrances, title of Sellers that, as of the Effective Time and immediately prior to the Defect Claim Date and the Closing Date, has the applicable attributes set forth in clause (a) through clause (d) below, each of which is deducible of record or evidenced by documentation which, although not constituting perfect, merchantable or marketable title, is reasonably probable to be successfully defended if challenged:
(a)    with respect to each Well identified on Exhibit B, entitles Sellers to receive not less than the Net Revenue Interest set forth on Exhibit B for that Well as to the currently producing formation(s), except to

Proxy Statement	SilverBow Resources, Inc. | A-59

the extent there are (i) decreases resulting from operations where Sellers or their successor elects to become a non-consenting party or the reversion of a non-consenting working interest owner’s interest occurs, (ii) decreases resulting from the establishment or amendment of pools or units, (iii) decreases required to allow other working interest owners to make up past underproduction or pipelines to make up past under deliveries, (iv) Imbalances, and (v) as otherwise described on Exhibit B;
(b)    with respect to each Well identified on Exhibit B, obligates Sellers to bear not more than the Working Interest set forth on Exhibit B for that Well as to the currently producing formation(s), except (i) for any increase to that Working Interest that is accompanied by at least a proportionate increase in Sellers’ Net Revenue Interest, (ii) increases resulting from the establishment or amendment of pools or units, (iii) increases resulting from contribution requirements as a result of defaulting co-owners or non-consenting parties, (iv) Imbalances or (v) as otherwise described on Exhibit B;
(c)    with respect to each Lease identified on Exhibit A, entitles Sellers to not less than the Net Mineral Acres set forth on Exhibit A for such Lease (or tract thereof, if applicable) as to the Target Formations; and
(d)    is free and clear of all Encumbrances.
“Deposit” has the meaning set forth in Section 3.2.
“Deposit Escrow Account” means the account established pursuant to the Escrow Agreement to hold the Deposit.
“Designee” has the meaning set forth in Section 3.3(e).
“Dispute Date” means on or before 5:00 p.m. (Central Time) on the date that is 10 days after the expiration of the Cure Period.
“Dispute Notice” has the meaning set forth in Section 3.6.
“Disputed Closing Matters” has the meaning set forth in Section 14.4.
“Disputed Environmental Matters” has the meaning set forth in Section 6.1(f).
“DTPA” has the meaning set forth in Section 15.18.
“Effective Time” means 7:00 a.m. (Central Time) on May 1, 2022.
“email” has the meaning set forth in Section 15.6.
“Encumbrance” means any lien, mortgage, security interest, pledge, charge or similar encumbrance.
“Environmental Arbitrator” has the meaning set forth in Section 6.1(f).
“Environmental Condition” means a condition that causes a Conveyed Interest (or Sellers with respect to a Conveyed Interest) not to be in compliance with any Environmental Law. For the avoidance of doubt, (a) the fact that a Well is no longer capable of producing sufficient quantities of oil or gas to continue to be classified as a “producing well” or that such a Well should be temporarily abandoned or permanently plugged and abandoned, in each case, shall not form the basis of an Environmental Condition, (b) the fact that a pipe is temporarily not in use shall not form the basis of an Environmental Condition, (c) all losses, obligations and liabilities for plugging, decommissioning, removal of equipment, abandonment and restoration obligations of the Properties that arise by contract, lease terms, Environmental Laws or requested by any Governmental Authority shall not form the basis of an Environmental Condition, (d) any condition, contamination, liability, loss, cost, expense or claim related to NORM or asbestos shall not form the basis of an Environmental Condition, and (e) except with respect to personal property (i) that causes or has caused contamination of soil, surface water or groundwater or (ii) the use or condition of which is a violation of Environmental Law, the physical condition of any surface or subsurface personal property, including water or oil tanks, separators or other ancillary equipment, shall not form the basis of an Environmental Condition.
“Environmental Consultant” has the meaning set forth in Section 4.1(b).
“Environmental Defect” means an Environmental Condition with respect to a Conveyed Interest discovered by Buyer or Buyer’s Representatives under Article IV.
“Environmental Defect Notice” and “Environmental Defect Notices” have the meaning set forth in Section 6.1(a).

A-60 | SilverBow Resources, Inc.	Proxy Statement

“Environmental Defect Property” has the meaning set forth in Section 6.1(a).
“Environmental Indemnity Agreement” has the meaning set forth in Section 6.1(c)(iii).
“Environmental Laws” means all Laws in effect as of the Execution Date, including common law, relating to the pollution or protection of the environment, including those Laws relating to the storage, handling, and use of or exposure to Hazardous Substances and those Laws relating to the generation, processing, treatment, storage, transportation, disposal or other management thereof. The term “Environmental Laws” does not include (a) good or desirable operating practices or standards that may be employed or adopted by other oil and gas well operators or recommended by a Governmental Authority to the extent such practices or standards are not required by Law or otherwise, or (b) the Occupational Safety and Health Act of 1970, 29 U.S.C. § 651 et seq., as amended, or any other Law governing worker safety or workplace conditions.
“Escrow Agent” means Bank of America, N.A.
“Escrow Agreement” means that certain Escrow Agreement to be entered into as of the Execution Date.
“Exchange Act” means the United States Securities and Exchange Act of 1934, as amended, together with the rules and regulations of the SEC promulgated thereunder.
“Excluded Assets” means (a) all of Sellers’ corporate minute books, financial, budget, Tax records and other business records that relate to Sellers’ business generally (including the ownership and operation of the Conveyed Interests); (b) to the extent that they do not relate to (i) the Assumed Obligations for which Buyer is providing indemnification hereunder or (ii) the Buyer Benefit Operations, all trade credits, all accounts, all receivables of Sellers and all other proceeds, income or revenues of Sellers attributable to the Conveyed Interests and attributable to any period of time prior to the Effective Time; (c) to the extent that they do not relate to the Assumed Obligations for which Buyer is providing indemnification hereunder or the Buyer Benefit Operations, and except for those described in Section 2.1(l), any and all claims and causes of action of Sellers that are attributable to periods of time prior to the Effective Time (including claims for adjustments or refunds); (d) subject to Section 5.4 and to the extent that they do not relate to the Assumed Obligations for which Buyer is providing indemnification hereunder, all rights and interests of Sellers (i) under any policy or agreement of insurance or indemnity, (ii) under any bond, or (iii) to any insurance or condemnation proceeds or awards arising, in each case, from acts, omissions or events or damage to or destruction of property; (e) except to the extent of the adjustments set forth in Section 3.3(a)(i), Sellers’ rights with respect to all Hydrocarbons produced and sold from the Conveyed Interests with respect to all periods prior to the Effective Time; (f) all claims of Sellers or any of their respective Affiliates for refunds of, rights to receive funds from any Governmental Authority, or loss carry forwards or credits with respect to (i) Asset Taxes allocable to Sellers pursuant to Section 15.2(b), (ii) Income Taxes of Sellers or any of their Affiliates, or (iii) any Taxes attributable to the Excluded Assets; (g) all servers and all intangible information technology assets, including (i) computer, server, and specific software and (ii) any other intangible information technology assets; (h) to the extent that they do not relate to the Assumed Obligations for which Buyer is providing indemnification hereunder, all rights, benefits and releases of Sellers or their Affiliates under or with respect to any Contract that are attributable to periods of time prior to Closing; (i) all of Sellers’ computer software, patents, trade secrets, copyrights, names, trademarks, logos and other intellectual property; (j) all documents and instruments of Sellers that may be protected by an attorney-client privilege or any attorney work product doctrine (other than title opinions); (k) all data that cannot be disclosed to Buyer as a result of confidentiality arrangements under agreements with Third Parties; (l) all audit rights of Sellers arising under any of the Applicable Contracts or otherwise with respect to any period prior to the Effective Time or to any of the Excluded Assets, except for (i) any Imbalances assumed by Buyer or (ii) and any audit rights with respect to the Buyer Benefit Operations; (m) documents prepared or received by Sellers or their Affiliates with respect to (i) lists of prospective purchasers for such transactions compiled by Sellers, (ii) bids submitted by other prospective purchasers of the Conveyed Interests, (iii) analyses by Sellers or their Affiliates of any bids submitted by any prospective purchaser, (iv) correspondence between or among any Seller, its representatives, and any prospective purchaser other than Buyer, and (v) correspondence between any Seller or any of its representatives with respect to any of the bids, the prospective purchasers or the transactions contemplated by this Agreement; (n) all of Sellers’ assets not expressly included in the definition of “Conveyed Interests”, including those leases, Contracts, rights and other assets specifically listed on Exhibit E; (o) any debt instruments of any Seller; (p) the monies held by Sellers for which the Purchase Price was adjusted pursuant to Section 3.3(b)(vii); (q) all personnel files and records of Sellers; (r) all data contained on back-up tapes or disaster recovery tapes; and (s) all other proceeds or other sums that Sellers receive (or are entitled to receive) to the extent attributable to the resolution of the litigation matter identified as matter #1 on Schedule 7.6.
“Execution Date” has the meaning set forth in the first paragraph of this Agreement.
“Federal Securities Laws” has the meaning set forth in Section 9.11(a).
“Final Price” has the meaning set forth in Section 3.6.

Proxy Statement	SilverBow Resources, Inc. | A-61

“Final Settlement Statement” has the meaning set forth in Section 3.6.
“Financing Source” means any prospective investors or lenders involved in the Financings.
“Financings” has the meaning set forth in Section 9.13(a).
“GAAP” means generally accepted accounting principles in the United States as interpreted as of the Execution Date.
“Governmental Authority” means any federal, state, local, municipal, tribal or other government; any governmental, regulatory or administrative agency, commission, body or other authority exercising or entitled to exercise any administrative, executive, judicial, legislative, regulatory or taxing authority or power; and any court or governmental tribunal, including any tribal authority having or asserting jurisdiction.
“Governmental Bonds” has the meaning set forth in Section 9.3(a).
“Guarantee” has the meaning set forth in Section 9.3(b).
“Hazardous Substances” means any pollutants, contaminants, toxins or hazardous or extremely hazardous substances, materials, wastes, constituents, compounds, or chemicals that are regulated by any Environmental Laws due to their hazardous, toxic, dangerous or deleterious properties or characteristics, but excluding NORM.
“Hedge” means any future, derivative, swap, collar, put, call, cap, option or other contract that is intended to benefit from, relate to, or reduce or eliminate the risk of fluctuations in interest rates, basis risk or the price of commodities, including Hydrocarbons, to which Sellers or the Conveyed Interests are bound.
“Hedge Gains” means all net cash proceeds (including cash gains) attributable to any Seller Hedges that are actually received by Sellers or their Affiliates (but excluding any netting or offsets a counterparty is entitled to under such Seller Hedge from the exercise of any rights to any letters of credit, guaranties or other credit support).
“Hedge Losses” means all Liabilities, including premiums, settlement payments and losses, attributable to any Seller Hedge that are paid or payable by Sellers or their Affiliates (other than Hedge Transfer Fees).
“Hedge Transfer Fees” means any fees, costs, expenses or charges payable or required under the terms of such Assumed Hedge by Sellers or their Affiliates to any Assumed Hedge Counterparty or Transferring Hedge Counterparty as a result of the novation of any Assumed Hedge from Sellers to Buyer or from a Transferring Hedge Counterparty to Assumed Hedge Counterparty.
“Hydrocarbons” means all oil, gas, condensate, and other hydrocarbons (whether or not that hydrocarbon is in liquid or gaseous form).
“Imbalances” means all Well Imbalances and Pipeline Imbalances.
“Income Taxes” means any income, franchise and similar Taxes.
“Indemnified Party” has the meaning set forth in Section 13.7(a).
“Indemnifying Party” has the meaning set forth in Section 13.7(a).
“Indemnity Deductible” means Six Million Four Hundred Thousand Dollars ($6,400,000).
“Individual Environmental Threshold” means an amount equal to $200,000.
“Individual Title Defect Threshold” means an amount equal to $100,000.
“Interim Period” means that period of time commencing at the Effective Time and ending at 7:00 a.m. (Central Time) on the Closing Date.
“Knowledge” means, with respect to Sellers, the actual knowledge (without investigation) of the following Persons: Eric P. McCrady (President & CEO), Cathy L. Anderson (Executive Vice President, Chief Financial Officer, Treasurer), John A. Roberts (Executive Vice President) and Christopher Humber (General Counsel).
“Lands” has the meaning set forth in Section 2.1(a).

A-62 | SilverBow Resources, Inc.	Proxy Statement

“Law” means any applicable statute, law, rule, regulation, ordinance, order, code, ruling, writ, injunction, decree or other official act of or by any Governmental Authority.
“Leases” has the meaning set forth in Section 2.1(a).
“Liabilities” means any and all claims, obligations, causes of action, payments, charges, judgments, assessments, liabilities, losses, damages, penalties, fines, costs and expenses, including (a) liabilities, costs, losses and damages for personal injury, death, property damage, environmental damage, or Remediation, (b) any action, proceeding, order or suit by a Governmental Authority with respect to any of the foregoing and (c) any attorneys’ fees, legal or other expenses incurred in connection with any of the foregoing.
“Material Adverse Effect” means an event or circumstance that, individually or in the aggregate, results in a material adverse effect on the ownership, operation or value of the Conveyed Interests, taken as a whole and as currently operated as of the Execution Date or a material adverse effect on the ability of Sellers to consummate the transactions contemplated by this Agreement and perform its obligations hereunder; provided, however, that the term “Material Adverse Effect” shall not include any material adverse effect resulting from: (a) entering into this Agreement or the announcement of the transactions contemplated by this Agreement; (b) any action or omission of Sellers taken in accordance with the terms of this Agreement or with the prior consent of Buyer; (c) changes in general market, economic, financial, or political conditions (including changes in commodity prices, fuel supply or transportation markets, interests or rates), regardless of location; (d) changes in conditions or developments generally applicable to the oil and gas industry; (e) acts of God, including hurricanes, storms or other naturally occurring events; (f) acts or failures to act of a Governmental Authority; (g) civil unrest, any outbreak of disease or hostilities, epidemics, pandemics, terrorist activities or war or any similar disorder; (h) matters that are cured or no longer exist by the earlier of Closing and the termination of this Agreement; (i) any reclassification or recalculation of reserves in the ordinary course of business; (j) changes in the prices of any Hydrocarbons; (k) a change in Laws and any interpretations thereof from and after the Execution Date; (l) changes in service costs generally applicable to the oil and gas industry in the United States; (m) strikes and labor disturbances and (n) natural declines in well performance; provided that the exceptions in clauses (c) and (d) above shall apply only to the extent that such changes do not have a disproportionate impact on any Seller as compared to other Persons in the oil and gas industry related to similarly situated operations in the geographic region in which the Conveyed Interests are located.
“Material Contracts” has the meaning set forth in Section 7.7(a).
“Monthly Settlement Prices” means the arithmetic average of the published daily closing settlement price per barrel for NYMEX WTI of the first nearby month future contract (CME Group product code “CL”, or any successor product code), stated in U.S. Dollars, for each NYMEX Trading Day for the time period between, and inclusive of, the first day of the applicable calendar month during an Applicable Calendar Year until, and inclusive of, the last day of applicable calendar month during an Applicable Calendar Year.
“Net Mineral Acres” means, as computed separately with respect to each Lease identified on Exhibit A (limited to the Target Formations), (a) the gross number of mineral acres in the lands covered by that Lease multiplied by (b) the undivided fee simple mineral interest (expressed as a percentage) in the lands covered by that Lease (as determined by aggregating the fee simple mineral interests owned by each lessor of that Lease in the lands) multiplied by (c) Sellers’ undivided percentage interest that is burdened with the obligation to bear and pay costs and expenses in that Lease; provided that if the items in clause (b) or clause (c) vary as to different tracts or depths covered by such Lease, a separate calculation shall be done for each such tract or depth.
“Net Revenue Interest” means, with respect to any Well identified on Exhibit B (limited to the currently producing formation(s) and subject to the additional limitations described on Exhibit B for that Well), the interest (expressed as a percentage or decimal) in and to all Hydrocarbons produced, saved and sold from or allocated to that Well after giving effect to all Burdens.
“NORM” means naturally occurring radioactive material.
“Novation Agreements” mean, collectively, each ISDA Novation Agreement by and among the Assumed Hedge Counterparty, Sellers, Buyer and, if applicable, a Transferring Hedge Counterparty pursuant to which Sellers shall novate the Assumed Hedges to Buyer and Transferring Hedge Counterparties shall novate the Assumed Hedges to Assumed Hedge Counterparty.
“NYMEX” means the New York Mercantile Exchange.
“NYMEX Trading Day” means each day during which NYMEX is open for trading.
“NYSE” means The New York Stock Exchange, Inc.
“NYSE Proposal” has the meaning set forth in Section 9.11.

Proxy Statement	SilverBow Resources, Inc. | A-63

“Operating Expenses” means all operating expenses (including costs of insurance) and all capital expenditures incurred in the ownership and operation of the Conveyed Interests, including amounts due under Contracts, Surface Interests, and overhead costs charged by Third Party operators to the Conveyed Interests in accordance with any joint operating agreement or similar agreement, but excluding Liabilities attributable to (a) personal injury or death, property damage, or violation of any Law, (b) Decommissioning Obligations, (c) obligations with respect to Imbalances, (d) obligations to pay royalties, overriding royalties or other interest owners revenues or proceeds attributable to sales of Hydrocarbons relating to the Conveyed Interests, including those held in suspense, and (e) Taxes.
“Organizational Documents” means any charter, certificate of incorporation, certificate of formation, articles of association, partnership agreement, limited liability company agreement, bylaws, operating agreement, stockholder’s agreement, voting agreement, or similar formation or governing documents and instruments.
“Overhead Costs” means an amount equal to the sum of $3,000,000, multiplied by the number of months during the Interim Period (prorated for partial months and not to exceed seventy-five (75) days).
“Party” and “Parties” have the meaning set forth in the first paragraph of this Agreement.
“Party Affiliate” has the meaning set forth in Section 15.20.
“Permitted Encumbrances” means:
(a)    the terms and conditions of all Leases and all Burdens if the net cumulative effect of such Leases and Burdens (i) does not operate to reduce the Net Revenue Interest of Sellers with respect to any Well identified on Exhibit B (limited to the currently production formations), to an amount less than the Net Revenue Interest set forth for such Well on Exhibit B, for that Well, (ii) does not obligate Sellers to bear a Working Interest with respect to any Well identified on Exhibit B (limited to the currently production formations), in an amount greater than the Working Interest set forth on Exhibit B, for that Well (unless the Net Revenue Interest for that Well is greater than the Net Revenue Interest set forth on Exhibit B, in the same or greater proportion as any increase in such Working Interest), or (iii) does not operate to reduce the Net Mineral Acres of Sellers with respect to any Lease identified on Exhibit A (limited to the Target Formations), to an amount less than the Net Mineral Acres set forth for such Lease on Exhibit A;
(b)    Preferential Purchase Rights and Consents to assignment (including Required Consents) and similar agreements;
(c)    liens for Taxes not yet due or delinquent or, if delinquent, that are being contested in good faith;
(d)    Customary Post-Closing Consents;
(e)    except to the extent triggered prior to the Closing Date, conventional rights of reassignment;
(f)    the terms and conditions of the Surface Interests to the extent that such terms and conditions do not prevent or substantially impair the present use of such Surface Interests;
(g)    all Laws, and all rights reserved to or vested in any Governmental Authority (i) to control or regulate any Conveyed Interest in any manner; (ii) by the terms of any right, power, franchise, grant, license or permit, or by any provision of Law, to terminate such right, power, franchise, grant, license or permit or to purchase, condemn, expropriate or recapture or to designate a purchaser of any of the Conveyed Interests; (iii) to use such property in a manner which does not materially impair the use of such property for the purposes for which it is currently owned and operated; or (iv) to enforce any obligations or duties affecting the Conveyed Interests to any Governmental Authority with respect to any right, power, franchise, grant, license or permit;
(h)    rights of a common owner of any interest in Surface Interests held by Sellers and such common owner as tenants in common or through common ownership;
(i)    easements, conditions, covenants, restrictions, servitudes, permits, rights-of-way, surface leases, and other rights in the Conveyed Interests for the purpose of operations, facilities, roads, alleys, highways, railways, pipelines, transmission lines, transportation lines, distribution lines, power lines, telephone lines, removal of timber, grazing, logging operations, canals, ditches, reservoirs and other like purposes, or for the joint or common use of real estate, rights-of-way, facilities and equipment, which, in each case, do not materially impair the operation, ownership or use, or materially detract from the value, of the Conveyed Interests as currently operated, owned and used;

A-64 | SilverBow Resources, Inc.	Proxy Statement

(j)    vendors, carriers, warehousemen’s, repairmen’s, mechanics’, workmen’s, materialmen’s, construction or other like liens arising by operation of Law in the ordinary course of business or incident to the construction or improvement of any property in respect of obligations which are not yet delinquent or which are being contested in good faith by appropriate proceedings by or on behalf of Sellers;
(k)    liens created under the Conveyed Interests or operating agreements or by operation of Law in respect of obligations customary in the oil and gas industry that are not yet delinquent or that are being contested in good faith by appropriate proceedings by or on behalf of Sellers;
(l)    any Encumbrance affecting the Conveyed Interests that is discharged by Sellers at or prior to Closing;
(m)    any matters referenced and set forth on Exhibit A and Exhibit B and all matters set forth in Schedule 7.6, but solely to the extent the net cumulative effect of such matters (i) does not materially interfere with the operation or use of any of the Conveyed Interests (as currently operated and used), (ii) does not operate to reduce the Net Revenue Interest of Sellers with respect to any Well identified on Exhibit B (limited to the currently production formations), to an amount less than the Net Revenue Interest set forth for such Well on Exhibit B, for that Well, (iii) does not obligate Sellers to bear a Working Interest with respect to any Well identified on Exhibit B (limited to the currently production formations), in an amount greater than the Working Interest set forth on Exhibit B, for that Well (unless the Net Revenue Interest for that Well is greater than the Net Revenue Interest set forth on Exhibit B, in the same or greater proportion as any increase in such Working Interest), or (iv) does not operate to reduce the Net Mineral Acres of Sellers with respect to any Lease identified on Exhibit A (limited to the Target Formations), to an amount less than the Net Mineral Acres set forth for such Lease on Exhibit A;
(n)    the terms and conditions of all contracts (including the Applicable Contracts) if the net cumulative of such contracts (i) does not operate to reduce the Net Revenue Interest of Sellers with respect to any Well identified on Exhibit B (limited to the currently production formations), to an amount less than the Net Revenue Interest set forth for such Well on Exhibit B, for that Well, (ii) does not obligate Sellers to bear a Working Interest with respect to any Well identified on Exhibit B (limited to the currently production formations), in an amount greater than the Working Interest set forth on Exhibit B, for that Well (unless the Net Revenue Interest for that Well is greater than the Net Revenue Interest set forth on Exhibit B, in the same or greater proportion as any increase in such Working Interest), or (iii) does not operate to reduce the Net Mineral Acres of Sellers with respect to any Lease identified on Exhibit A (limited to the Target Formations), to an amount less than the Net Mineral Acres set forth for such Lease on Exhibit A; and
(o)    any other Encumbrance, agreements, contracts, instruments, defects or irregularities affecting the Conveyed Interests which individually or in the aggregate do not (i) materially interfere with the ownership or operation of, or materially detract from the value of, the Conveyed Interests, (ii) prevent Buyer from receiving the proceeds of production from the Conveyed Interests, (iii) does not operate to reduce the Net Revenue Interest of Sellers with respect to any Well identified on Exhibit B (limited to the currently production formations), to an amount less than the Net Revenue Interest set forth for such Well on Exhibit B, for that Well, (iv) does not obligate Sellers to bear a Working Interest with respect to any Well identified on Exhibit B (limited to the currently production formations), in an amount greater than the Working Interest set forth on Exhibit B, for that Well (unless the Net Revenue Interest for that Well is greater than the Net Revenue Interest set forth on Exhibit B, in the same or greater proportion as any increase in such Working Interest), and (v) does not operate to reduce the Net Mineral Acres of Sellers with respect to any Lease identified on Exhibit A (limited to the Target Formations), to an amount less than the Net Mineral Acres set forth for such Lease on Exhibit A.
“Person” means any individual, firm, corporation, company, partnership (general and limited), limited liability company, joint venture, association, trust, estate, unincorporated organization, Governmental Authority or any other entity.
“Personal Property” has the meaning set forth in Section 2.1(g).
“Phase I Environmental Site Assessment” means a Phase I environmental property assessment that satisfies the basic assessment requirements set forth under the current ASTM International Standard Practice for Phase I Environmental Site Assessments (Designation E1527-13) or a similar visual site assessment or review of records, reports or documents that does not involve any operation of equipment or sampling or testing activities.
“Phase II Environmental Site Assessment” has the meaning set forth in Section 4.1(b).
“Pipeline Imbalance” means any marketing imbalance between the quantity of Hydrocarbons attributable to the Conveyed Interests required to be delivered by Sellers under any Contract relating to the purchase and sale, gathering, transportation, storage, processing (including any production handling and processing at a separation facility) or marketing of Hydrocarbons and the quantity of Hydrocarbons attributable to the Conveyed Interests actually delivered by Sellers pursuant to the relevant Contract, together with any appurtenant rights and

Proxy Statement	SilverBow Resources, Inc. | A-65

obligations concerning production balancing at the delivery point into the relevant sale, gathering, transportation, storage or processing facility.
“Preferential Purchase Rights” has the meaning set forth in Section 7.9.
“Preliminary Settlement Statement” has the meaning set forth in Section 3.5.
“Properties” has the meaning set forth in Section 2.1(d).
“Proxy Statement” has the meaning set forth in Section 9.11.
“Purchase Price” has the meaning set forth in Section 3.1.
    “Records” has the meaning set forth in Section 2.1(k).
“Recourse Parties” has the meaning set forth in Section 15.20.
“Registration Rights Agreement” has the meaning set forth in Section 12.3(n).
“Release” means any depositing, spilling, leaking, pumping, pouring, placing, emitting, discarding, abandoning, emptying, discharging, injecting, escaping, leaching, dumping, or disposing of any Hazardous Substances into the environment.
“Remediation” (and its derivatives) means, with respect to an Environmental Condition, the implementation and completion of any remedial, removal, response, construction, closure, disposal or other corrective actions, including monitoring, to the extent but only to the extent required by Environmental Laws to remediate, cure, correct or remove such Environmental Condition.
“Remediation Amount” means, with respect to an Environmental Condition, the cost of the most cost-effective Remediation of such Environmental Condition. The most cost-effective Remediation shall include taking no action, leaving the condition unaddressed, periodic monitoring or the recording of notices in lieu of Remediation, if such responses are allowed under Environmental Laws.
“Representatives” means (i) any prospective purchaser of a Party or an interest in a Party; (ii) partners, employees, officers, directors, members, equity owners, and counsel of a Party or any of its Affiliates or of any of the parties listed in subsection (i) above; (iii) any consultant or agent retained by a Party or the parties listed in subsection (i) or (ii) above; and (iv) any Financing Source, including any bank, other financial institution, or entity funding, or proposing to fund, such Party’s operations in connection with the Conveyed Interests, including any consultant retained by such bank, other financial institution, or entity.
“Required Consent” has the meaning set forth in Section 5.5(a).
“Required Proxy Information” has the meaning set forth in Section 9.11(a).
“Requisite Financial Statement Information” has the meaning set forth in Section 9.14(a).
“Scheduled Closing Date” has the meaning set forth in Section 12.1.
“SEA” has the meaning set forth in the first paragraph of this Agreement.
“SEC” means the U.S. Securities and Exchange Commission.
“Securities” means any equity interests or other security of any class, any option, warrant convertible or exchangeable security (including any membership interest, equity unit, partnership interest, trust interest) or other right, however denominated, to subscribe for, purchase or otherwise acquire any equity interest or other security of any class, with or without payment of additional consideration in cash or property, either immediately or upon the occurrence of a specified date or a specified event or the satisfaction or happening of any other condition or contingency.
“Securities Act” means the Securities Act of 1933, as amended.
“Seller” and “Sellers” have the meanings set forth in the first paragraph of this Agreement.
“Seller Hedges” means all Hedges of Sellers described on Schedule 9.10.

A-66 | SilverBow Resources, Inc.	Proxy Statement

“Seller Indemnified Parties” has the meaning set forth in Section 13.3.
“SilverBow” has the meanings set forth in the first paragraph of this Agreement.
“SilverBow Board” has the meaning set forth in Section 9.11(a).
“SilverBow Board Recommendation” has the meaning set forth in Section 9.12.
“SilverBow Common Stock” means the common stock, par value $0.01 per share, of SilverBow.
“Special Warranty” has the meaning set forth in Section 5.2(a).
“Special Warranty Notice” and “Special Warranty Notices” have the meaning set forth in Section 5.2(b)(i).
“Specified Obligations” means all obligations and Liabilities, arising from, based upon, related to or associated with (i) Third Party claims attributable to Sellers’ failure to properly, timely and legally pay, in accordance with the terms of any Lease, all Burdens with respect to the Conveyed Interests due by Sellers and attributable to Sellers’ ownership of the Conveyed Interests prior to the Effective Time (other than for amounts held in suspense for which the Purchase Price is adjusted pursuant to Section 3.3(b)(vii) or any such failure for which Buyer receives the benefit); (ii) subject to Section 4.1, Third-Party claims attributable to personal injury, illness or wrongful death attributable to Sellers’ operation of the Conveyed Interests arising prior to the Closing Date and resulting from Sellers’ gross negligence or willful misconduct (net to Sellers’ interest); (iii) Asset Taxes allocable to Sellers pursuant to Section 15.2(b) (taking into account, and without duplication of, (A) such Asset Taxes effectively borne by Sellers as a result of the adjustments to the Purchase Price made pursuant to Section 3.3, Section 3.5 or Section 3.6, as applicable, and (B) payments made from one Party to the other in respect of Assets Taxes pursuant to Section 15.2(c)); (iv) Third-Party claims attributable to the offsite disposal of any Hazardous Substances, wastes, materials, and products generated by or used in connection with the ownership and operation of the Conveyed Interests to any location not on the Conveyed Interests by Sellers prior to the Effective Time, (v) any indebtedness of any Seller for borrowed money, including any such indebtedness secured by an Encumbrance on any of the Conveyed Interests, (vi) civil or administrative fines or penalties imposed against any Seller with respect to the Conveyed Interests by any Governmental Authority for actions or omissions of such Seller prior to the Closing, (vii) the employment relationship between any Seller and any of its respective present or former employees, or the termination of any such employment relationship including any severance or other amount paid or payable to any employee, and (viii) the matters set forth on Schedule 7.6.
“Specified Representations” means the representations and warranties in Section 7.1, Section 7.2, Section 7.5, and Section 7.12.
“Stockholder Approval” shall mean (a) the approval of the NYSE Proposal by the stockholders of SilverBow in accordance with the rules and regulations of the NYSE and the Organizational Documents of SilverBow and (b) the approval of any other proposals reasonably agreed by SilverBow and Sellers to be necessary or appropriate in connection with the transactions contemplated in accordance with applicable Law and the Organizational Documents of SilverBow.
“Stockholders Meeting” has the meaning set forth in Section 9.12.
“Straddle Period” means any Tax period beginning before and ending on or after the date on which the Effective Time occurs.
“Subsidiaries” means, with respect to any relevant Person as of the date the determination is being made, (a) any other Person that is controlled (directly or indirectly) by such Person or (b) any corporation, partnership, limited liability company or other entity of which any shares of capital stock or other ownership interests are owned directly or indirectly by such Person.
“Sundance” has the meaning set forth in the first paragraph of this Agreement.
“Sundance Parent” means Sundance Energy Inc., a Delaware corporation.
“Surface Interests” has the meaning set forth in Section 2.1(d).
“Survival Period” has the meaning set forth in Section 5.2(b)(i).
“SVP” has the meaning set forth in Section 9.16.
“Target Formations” [***]

Proxy Statement	SilverBow Resources, Inc. | A-67

“Tax Return” means any return, declaration, report, claim for refund, or information return or statement relating to Taxes, including any schedule or attachment thereto, and including any amendment thereof, filed with or submitted to, or required to be filed with or submitted to, any Governmental Authority.
“Taxes” means any taxes, assessments and other similar governmental charges in the nature of a tax imposed by any Governmental Authority, including income, profits, gross receipts, employment, stamp, occupation, premium, alternative or add-on minimum, ad valorem, real property, personal property, transfer, real property transfer, value added, sales, use, customs, duties, capital stock, franchise, excise, withholding, social security (or similar), unemployment, disability, payroll, windfall profit, severance, production, estimated or other tax, including any interest, penalty or addition thereto.
“Termination Fee” has the meaning set forth in Section 14.2(c).
“Third Party” means any Person other than a Party or an Affiliate of a Party.
“Third Party Claim” has the meaning set forth in Section 13.7(b).
“Title Arbitrator” has the meaning set forth in Section 5.3(j).
“Title Benefit” means, with respect to (a) each Well shown on Exhibit B, any right, circumstance or condition that operates (i) to increase the Net Revenue Interest of Sellers above that shown for such Well on Exhibit B, to the extent the same does not cause a greater than proportionate increase in Sellers’ Working Interest therein above that shown on Exhibit B, (ii) to decrease the Working Interest of Sellers in any Well below that shown for such Well on Exhibit B, to the extent the same causes a decrease in Sellers’ Working Interest that is proportionately greater than the decrease in Sellers’ Net Revenue Interest therein below that shown on Exhibit B, or (b) each Leases shown on Exhibit A, any right, circumstance or condition that operates to increase the Net Mineral Acres of Sellers above that shown for such Lease on Exhibit A.
“Title Benefit Amount” has the meaning set forth in Section 5.3(e).
“Title Benefit Notice” has the meaning set forth in Section 5.3(b).
“Title Benefit Property” has the meaning set forth in Section 5.3(b).
“Title Defect” means, with respect to each Lease set forth on Exhibit A or Well set forth on Exhibit B, any Encumbrance, defect or other matter that causes Sellers not to have Defensible Title in and to such Lease (solely with respect to the Target Formations for such Lease) or Well (solely with respect to the currently producing formation(s) of such Well); provided that the following shall not be considered Title Defects:
(a)    defects arising out of the lack of corporate or other entity authorization unless Buyer provides affirmative evidence that such corporate or other entity action was not authorized and results in another Person’s superior claim of title to the relevant Conveyed Interest;
(b)    defects based on the failure to recite marital status in a document or omission of successors or heirship or estate proceedings unless Buyer provides affirmative evidence that such failure to recite marital status or omission of successors or heirship or estate proceedings results in another Person’s superior claim of title to the relevant Conveyed Interest;
(c)    defects that have been cured by applicable Laws of limitations or prescription;
(d)    any Encumbrance or loss of title resulting from any Seller’s conduct of business in compliance with this Agreement;
(e)    defects based upon the failure to obtain any Consents;
(f)    defects arising from any change in applicable Law;
(g)    defects arising from any prior oil and gas lease relating to the lands covered by a Lease not being surrendered of record, unless Buyer provides affirmative evidence that such prior oil and gas lease is still in effect and results in another Person’s actual and superior claim of title to the Conveyed Interests in the relevant Lease or Well;
(h)    defects or irregularities resulting from or related to probate proceedings or the lack thereof, unless Buyer provides affirmative evidence that such probate proceedings or lack thereof results in another Person’s actual and superior claim of title to the relevant Conveyed Interest;

A-68 | SilverBow Resources, Inc.	Proxy Statement

(i)    defects based solely on (i) lack of information in any Seller’s files or (ii) references to an unrecorded document(s) to which neither Sellers nor any Affiliate of Sellers is a party;
(j)    defects arising out of lack of survey, unless a survey is expressly required by applicable Laws;
(k)    defects or irregularities resulting from liens, production payments, or mortgages that have expired by their own terms or the enforcement of which are barred by applicable statutes of limitation;
(l)    such Title Defects as Buyer may have expressly waived in writing pursuant to the terms of this Agreement;
(m)    with respect to any interest in the Conveyed Interests acquired through compulsory pooling, failure of the records of any Governmental Authority to reflect Sellers as the owner of any Conveyed Interests;
(n)    defects and irregularities that are cured;
(o)    (i) defects related to the failure of any non-participating royalty or mineral interest holder to ratify any unit or consent to any pooling, including the absence of any lease amendment or consent by any royalty interest or mineral interest holder authorizing the pooling of any leasehold interest, royalty interest or mineral interest and the failure of Exhibit A or Exhibit B to reflect any lease or any unleased mineral interest where the owner thereof was treated as a non-consenting cotenant during the drilling of any Well, or (ii) defects based on or arising out of the failure of Sellers to otherwise enter into, be party to, or be bound by, pooling provisions, a pooling agreement, production sharing agreement or other similar agreement with respect to any horizontal Well that crosses more than one Lease or tract, in each case, to the extent such Well (A) has been permitted by any applicable Governmental Authority or (B) the allocation of Hydrocarbons produced from such Well among such Lease or tracts is based upon any methodology that is intended to reasonably attribute to each such Lease or tract its share of such production, in each case except to the extent a Third Party has delivered a written notice of such failure;
(p)    defects based on cessation of production, insufficient production, or failure to conduct operations during any period after the completion of a well capable of production in paying quantities on any of the Properties held by production, or lands pooled, communitized or unitized therewith, except to the extent a Third Party has delivered a written notice for termination of the applicable Lease; and
(q)    any matter described in Exhibit F.
“Title Defect Amount” has the meaning set forth in Section 5.3(g).
“Title Defect Notice” and “Title Defect Notices” have the meaning set forth in Section 5.3(a).
“Title Defect Property” has the meaning set forth in Section 5.3(a).
“Title Disputes” has the meaning set forth in Section 5.3(j).
“Transaction Documents” means those documents executed pursuant to or in connection with this Agreement.
“Transaction Proposals” has the meaning set forth in Section 9.11.
“Transfer Agent” means American Stock Transfer & Trust Company, SilverBow’s duly appointed transfer agent for the Stock Consideration.
“Transfer Taxes” has the meaning set forth in Section 15.2(d).
“Transferring Hedge Counterparty” and “Transferring Hedge Counterparties” means, as the context requires, each Person listed in the “Counterparty” column of Schedule 9.10 who is a counterparty to Sellers with respect to an Assumed Hedge, other than the Assumed Hedge Counterparty.
“Transition Period” has the meaning set forth in Section 2.1(c).
“Transition Services” has the meaning set forth in Section 2.1(c).

Proxy Statement	SilverBow Resources, Inc. | A-69

“Treasury Regulations” means the regulations promulgated by the United States Department of the Treasury pursuant to and in respect of provisions of the Code. All references in this Agreement to sections of the Treasury Regulations shall include any corresponding provision or provisions of succeeding, similar, substitute, proposed or final Treasury Regulations.
“Units” has the meaning set forth in Section 2.1(c).
“Voting Agreement” has the meaning set forth in Section 9.16.
“Well” has the meaning set forth in Section 2.1(b).
“Well Imbalance” means any imbalance at the wellhead between the amount of Hydrocarbons produced from a Well and allocable to the interests of Sellers therein and the shares of production from the relevant Well to which such Seller is entitled, together with any appurtenant rights and obligations concerning future in kind or cash balancing at the wellhead.
“Working Interest” means, with respect to any Well identified on Exhibit B (limited to the currently producing formation(s) and subject to the additional limitations described on Exhibit B for that Well), the interest (expressed as a percentage or a decimal) that is burdened with the obligation to bear and pay costs and expenses of maintenance, development and operations for that Well, but, in each case, without regard to the effect of any Burdens.

A-70 | SilverBow Resources, Inc.	Proxy Statement

ANNEX B
FINANCIAL STATEMENTS OF SUNDANCE ENERGY INC. AND ITS CONSOLIDATED SUBSIDIARIES, DESCRIPTION OF BUSINESS OF SUNDANCE ENERGY INC. AND
ITS CONSOLIDATED SUBSIDIARIES (UNAUDITED) AND MANAGEMENT’S DISCUSSION AND
ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS (UNAUDITED)

Proxy Statement	SilverBow Resources, Inc. | B-1

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
To the Board of Directors of Sundance Energy Inc.
Opinion on the Financial Statements
We have audited the accompanying consolidated balance sheets of Sundance Energy Inc. and its subsidiaries (the "Company") as of December 31, 2020 (predecessor), the related consolidated statements of operations and comprehensive loss, changes in equity, and cash flows, for the period ended December 31, 2020 (predecessor), and the related notes (collectively referred to as the "financial statements"). In our opinion, the financial statements present fairly, in all material respects, the financial position of the Company as of December 31, 2020 (predecessor), and the results of its operations and its cash flows for the period ended December 31, 2020 (predecessor), in conformity with accounting principles generally accepted in the United States of America.
Going Concern
The 2020 financial statements were prepared assuming that the Company would continue as a going concern. On March 9, 2021 the Company initiated proceedings under Chapter 11 of the U.S. Bankruptcy Code, which raised substantial doubt about its ability to continue as a going concern. The Company projected it would not have sufficient cash on hand or available liquidity to repay debt, which was in default at December 31, 2020. These conditions and events raised substantial doubt about the Company’s ability to continue as a going concern at December 31, 2020. The financial statements did not include any adjustments that might have resulted from the outcome of this uncertainty.
Bankruptcy Proceedings
On March 9, 2021, the Company filed for reorganization under Chapter 11 of the U.S. Bankruptcy Code. The 2020 financial statements did not purport to reflect or provide for the consequences of the bankruptcy proceedings at December 31, 2020. In particular, such financial statements did not purport to show (1) as to assets, their realizable value on a liquidation basis or their availability to satisfy liabilities; (2) as to prepetition liabilities, the settlement amounts for allowed claims, or the status and priority thereof; (3) as to shareholder accounts, the effect of any changes that may be made in the capitalization of the Company; or (4) as to operations, the effect of any changes that may be made in its business at December 31, 2020.
Basis for Opinion
These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on the Company's financial statements based on our audit. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (PCAOB) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.
We conducted our audit in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audit, we are required to obtain an understanding of internal control over financial reporting but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.
Our audit included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audit also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audit provides a reasonable basis for our opinion.
/s/ Deloitte & Touche LLP
Denver, CO
March 31, 2021
We began serving as the Company's auditor in 2019. In 2021 we became the predecessor auditor.

B-2 | SilverBow Resources, Inc.	Proxy Statement

Report of Independent Auditors
The Board of Directors
Sundance Energy, Inc.

Report on the Audit of the Financial Statements
Opinion

We have audited the consolidated financial statements of Sundance Energy, Inc. and its subsidiaries, which comprise the consolidated balance sheet as of December 31, 2021 (Successor), and the related consolidated statements of operations and comprehensive income (loss), changes in equity, and cash flows for the period from January 1, 2021 through April 22, 2021 (Predecessor) and for the period from April 23, 2021 through December 31, 2021 (Successor), and the related notes to the consolidated financial statements.
In our opinion, the accompanying consolidated financial statements present fairly, in all material respects, the financial position of Sundance Energy, Inc. and its subsidiaries as of December 31, 2021 (Successor), and the results of their operations and their cash flows for the period from January 1, 2021 through April 22, 2021 (Predecessor) and for the period from April 23, 2021 through December 31, 2021 (Successor), in accordance with accounting principles generally accepted in the United States of America.
Basis for Opinion

We conducted our audit in accordance with auditing standards generally accepted in the United States of America (GAAS). Our responsibilities under those standards are further described in the Auditor’s Responsibilities for the Audit of the Financial Statements section of our report. We are required to be independent of Sundance Energy, Inc. and its subsidiaries and to meet our other ethical responsibilities, in accordance with the relevant ethical requirements relating to our audit. We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.
Other Matter – Assets Held for Sale

As discussed in Note 3 to the consolidated financial statements, the Company has committed to a plan to sell their oil and gas assets, and accordingly has classified these assets and related liabilities as “held for sale” within the consolidated balance sheet as of December 31, 2021 (Successor). Our opinion is not modified with respect to this matter.
Responsibilities of Management for the Financial Statements

Management is responsible for the preparation and fair presentation of these consolidated financial statements in accordance with accounting principles generally accepted in the United States of America, and for the design, implementation, and maintenance of internal control relevant to the preparation and fair presentation of financial statements that are free from material misstatement, whether due to fraud or error.
In preparing the financial statements, management is required to evaluate whether there are conditions or events, considered in the aggregate, that raise substantial doubt about Sundance Energy, Inc. and its subsidiaries’ ability to continue as a going concern within one year after the date that the financial statements are issued.
Auditor’s Responsibilities for the Audit of the Financial Statements

Our objectives are to obtain reasonable assurance about whether the consolidated financial statements as a whole are free from material misstatement, whether due to fraud or error, and to issue an auditor’s report that includes our opinion. Reasonable assurance is a high level of assurance but is not absolute assurance and therefore is not a guarantee that an audit conducted in accordance with GAAS will always detect a material misstatement when it exists. The risk of not detecting a material misstatement resulting from fraud is higher than one resulting from error, as fraud may include collusion, forgery, intentional omissions, misrepresentations, or the override of internal control. Misstatements are considered material if there is a substantial likelihood that,

Proxy Statement	SilverBow Resources, Inc. | B-3

individually or in the aggregate, they would influence the judgment made by a reasonable user based on the consolidated financial statements.
In performing an audit in accordance with GAAS, we:
•Exercise professional judgment and maintain professional skepticism throughout the audit.

•Identify and assess the risks of material misstatement of the consolidated financial statements, whether due to fraud or error, and design and perform audit procedures responsive to those risks. Such procedures include examining, on a test basis, evidence regarding the amounts and disclosures in the consolidated financial statements.

•Obtain an understanding of internal control relevant to the audit in order to design audit procedures that are appropriate in the circumstances, but not for purpose of expressing an opinion on the effectiveness of Sundance Energy, Inc. and its subsidiaries’ internal control. Accordingly, no such opinion is expressed.

•Evaluate the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluate the overall presentation of the consolidated financial statements.

•Conclude whether, in our judgment, there are conditions or events, considered in the aggregate, that raise substantial doubt about Sundance Energy, Inc. and its subsidiaries’ ability to continue as a going concern for a reasonable period of time.

We are required to communicate with those charged with governance regarding, among other matters, the planned scope and timing of the audit, significant audit findings, and certain internal control related matters that we identified during the audit.
/s/ Moss Adams LLP

Denver, Colorado
April 20, 2022

B-4 | SilverBow Resources, Inc.	Proxy Statement

SUNDANCE ENERGY INC.
CONSOLIDATED BALANCE SHEETS
(all amounts in thousands except share information)

	Successor	Predecessor
	December 31, 2021	December 31, 2020
ASSETS
Current assets:
Cash and cash equivalents	$4,674	$5,261
Accounts receivable trade and other	20,234	10,551
Derivative financial instruments	—	2,643
Income tax receivable	131	131
Other current assets	2,866	6,375
Assets held for sale	311,267	—
Total current assets	339,172	24,961
Oil and gas properties, successful efforts method	—	828,669
Less: accumulated depletion, depreciation and amortization	—	(454,764)
Total oil and gas properties, net	—	373,905
Other long-term assets:
Other property and equipment, net of accumulated depreciation of $480 and $3,525	621	1,302
Operating lease right-of-use assets	5,295	10,623
Other long-term assets	2,547	5,148
TOTAL ASSETS	$347,635	$415,939

LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIT)
Current liabilities:
Accounts payable trade	$50,081	$26,443
Current portion of long-term debt	7,500	375,115
Accrued liabilities	14,400	15,200
Derivative liabilities	10,655	401
Operating lease liabilities - current	3,613	4,374
Liabilities related to assets held for sale	5,363	—
Total current liabilities	91,612	421,533
Long-term liabilities:
Long-term debt	103,032	—
Asset retirement obligations	—	4,458
Operating lease liabilities - long term	1,685	6,291
Derivative financial instruments	7,370	—
Deferred tax liabilities	—	222
Other long-term liabilities	15	181
Total long-term liabilities	112,102	11,152
Total liabilities	203,714	432,685
Commitments and contingencies (Note 14)
Stockholders' Equity (Deficit):
Successor common stock, $0.001 value, 686,716 shares authorized; 645,513 issued and outstanding at December 31, 2021	1	—
Predecessor common stock, $0.001 value, 100,000,000 shares authorized; 6,876,422 issued and outstanding at December 31, 2020	—	7
Additional paid-in capital	175,804	633,526
Accumulated deficit	(31,884)	(649,606)
Accumulated other comprehensive loss	—	(673)
Total stockholders' equity (deficit)	143,921	(16,746)
TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIT)	$347,635	$415,939

The accompanying notes are an integral part of these consolidated financial statements

Proxy Statement	SilverBow Resources, Inc. | B-5

SUNDANCE ENERGY INC.
CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE INCOME (LOSS)
(all amounts in thousands)

	Successor	Predecessor
Revenues:	For the Period from April 23 through December 31, 2021	For the Period from January 1 through April 22, 2021	Year ended December 31, 2020
Oil sales	$68,694	$28,096	$76,533
Natural gas sales	5,784	3,826	7,887
Natural gas liquid sales	9,318	2,890	7,392
Total revenues	83,796	34,812	91,812
Operating expenses:
Lease operating and workover expense	22,849	9,794	25,206
Gathering, processing and transportation expense	15,416	2,761	20,341
Production taxes	5,614	2,369	5,442
Exploration expense	—	10	193
Depreciation, depletion and amortization expense	29,937	12,774	79,582
Impairment expense	—	—	331,877
General and administrative expense	5,899	10,770	22,141
Loss (gain) on commodity derivative financial instruments	28,140	15,546	(52,232)
Other expense (income), net	988	546	(2,784)
Total operating expenses	108,843	54,570	429,766
Loss from operations:	(25,047)	(19,758)	(337,954)
Other income (expense)
Interest expense	(6,281)	(14,508)	(39,509)
Reorganization items, net	(556)	50,738	—
Realized foreign currency loss	—	(673)	—
Total other income (expense)	(6,837)	35,557	(39,509)
Income (loss) before income taxes	(31,884)	15,799	(377,463)
Income taxes:
Current benefit	—	—	85
Deferred benefit	—	222	6,916
Total income tax benefit	—	222	7,001
Net income (loss)	$(31,884)	$16,021	$(370,462)

Comprehensive loss
Net income (loss)	$(31,884)	$16,021	$(370,462)
Other comprehensive loss:
Foreign currency translation	—	—	39
Total comprehensive income (loss)	$(31,884)	$16,021	$(370,423)

The accompanying notes are an integral part of these consolidated financial statements

B-6 | SilverBow Resources, Inc.	Proxy Statement

SUNDANCE ENERGY INC.
CONSOLIDATED STATEMENTS OF CHANGES IN EQUITY
(all amounts in thousands except share information)

			Additional Paid-In Capital	Accumulated Deficit	Accumulated other comprehensive loss	Total
	Common stock
	Shares	Amount
BALANCES - December 31, 2019 (Predecessor)	6,875,672	$7	$633,246	$(279,144)	$(712)	$353,397
Stock-based compensation	750	—	280	—	—	280
Net loss	—	—	—	(370,462)	—	(370,462)
Foreign currency translation	—	—	—	—	39	39
BALANCES - December 31, 2020 (Predecessor)	6,876,422	$7	$633,526	$(649,606)	$(673)	$(16,746)
Stock-based compensation	—	—	52	—	—	52
Net income	—	—	—	16,021	—	16,021
Foreign currency translation	—	—	—	—	673	673
BALANCES - April 22, 2021 (Predecessor)	6,876,422	$7	$633,578	$(633,585)	$—	$—
Cancellation of Predecessor equity	(6,876,422)	(7)	(633,578)	633,585	—	—
Issuance of Successor equity	645,513	1	175,804	—	—	175,805
BALANCES - April 23, 2021 (Successor)	645,513	$1	$175,804	$—	$—	$175,805
Net loss	—	—	—	(31,884)	—	(31,884)
BALANCES - December 31, 2021 (Successor)	645,513	$1	$175,804	$(31,884)	$—	$143,921

The accompanying notes are an integral part of these consolidated financial statements

Proxy Statement	SilverBow Resources, Inc. | B-7

SUNDANCE ENERGY INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS
(all amounts in thousands)

	Successor	Predecessor
	For the Period from April 23 through December 31, 2021	For the Period from January 1 through April 22, 2021	Year ended December 31, 2020
CASH FLOWS FROM OPERATING ACTIVITIES
Net income (loss)	$(31,884)	$16,021	$(370,462)
Adjustments to reconcile net loss to net cash (used in) provided by operating activities:
Depreciation, depletion and amortization expense	29,937	12,774	79,582
Impairment expense	—	—	331,877
Stock-based compensation	—	52	280
Payable-in-kind interest	—	—	2,997
Deferred income tax benefit	—	(222)	(6,916)
(Gain) loss on commodity derivative financial instruments	28,140	15,545	(52,232)
Net cash settlements received on commodity derivative contracts	(19,750)	(3,669)	49,783
Unrealized gain on interest rate swaps	—	—	(5,762)
Realized loss on foreign currency	—	673	—
Amortization of deferred debt issuance cost	996	962	3,598
Write-off of deferred debt issuance costs	—	—	1,199
Loss (gain) on disposal of oil and gas properties and corporate assets	986	299	(2,479)
Non cash reorganization expenses, net	—	(51,274)	—
Other	61	203	73
Changes in assets and liabilities:
Accounts receivable trade and other	(9,561)	838	8,160
Income tax receivable	—	—	4,597
Accounts payable trade	(2,717)	10,152	(2,828)
Accrued liabilities	(258)	1,068	(6,174)
Other assets and liabilities, net	3,162	(23)	(2,242)
Net cash (used in) provided by operating activities	(888)	3,399	33,051
CASH FLOWS FROM INVESTING ACTIVITIES
Capital expenditures for proved oil and gas properties	(23,142)	(3,838)	(54,154)
Capital expenditures for unproved oil and gas properties	—	—	(7)
Proceeds from the sale of oil and gas properties	3,025	—	—
Other property and equipment	—	(6)	(300)
Net cash used in investing activities	(20,117)	(3,844)	(54,461)
CASH FLOWS FROM FINANCING ACTIVITIES
Proceeds from borrowings	5,000	45,000	17,000
Repayments of borrowings	—	(24,450)	(1,400)
Payments of debt issuance costs	(633)	(3,749)	(1,025)

B-8 | SilverBow Resources, Inc.	Proxy Statement

Principal payments on finance lease obligations	(228)	(77)	(298)
Net cash provided by financing activities	4,139	16,724	14,277
Net change in cash and cash equivalents	(16,866)	16,279	(7,133)
CASH, CASH EQUIVALENTS AND RESTRICTED CASH
Beginning of period	21,540	5,261	12,382
Effect of exchange rates on cash	—	—	12
End of period	$4,674	$21,540	$5,261
SUPPLEMENTAL CASH FLOW DISCLOSURES
Income tax refund received	$—	$—	$4,842
Interest paid, net of amounts capitalized	$4,954	$3,497	$29,590
Operating lease right-of-use assets obtained in exchange for lease liabilities	$2,533	$112	$1,628
Financing lease right-of-use assets obtained in exchange for lease liabilities	$—	$—	$44
Cash paid for reorganization items, net	$6,141	$6,133	$—
NON-CASH INVESTING AND FINANCING ACTIVITIES
Liabilities extinguished through issuance of Successor equity	$—	$314,032	$—
Accounts payable and accrued expenses for oil and gas properties	$28,015	$5,721	$8,674

The accompanying notes are an integral part of these consolidated financial statements

Proxy Statement	SilverBow Resources, Inc. | B-9

SUNDANCE ENERGY INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
NOTE 1 – BASIS OF PRESENTATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES
Description of Operations
Sundance Energy Inc., a Delaware corporation ("Sundance" or the "Company"), is an independent oil and gas company engaged in the development, production and exploration of oil, natural gas and natural gas liquids (“NGLs”) primarily targeting the Eagle Ford in South Texas. Unless otherwise specified, all references in these notes to the “Company” are to Sundance, and its wholly-owned subsidiaries SEA Eagle Ford, LLC and Armadillo E&P, Inc., as well as Sundance Energy Australia Limited and New Standard Energy PEL570 Limited, through January 2021, at which time they were dissolved.
Basis of Preparation
The Company’s consolidated financial statements have been prepared in accordance with generally accepted accounting principles (“GAAP”) and include the accounts of the Company and its consolidated subsidiaries. All intercompany balances and transactions have been eliminated in consolidation.
Voluntary Reorganization under Chapter 11 of the United States Bankruptcy Code (the "Bankruptcy Code")
On March 9, 2021 (the “Petition Date”), the Company and all of its subsidiaries (collectively the “Debtors”) filed voluntary petitions (the cases commenced thereby, collectively, the “Chapter 11 Cases”) under Chapter 11 of the Bankruptcy Code in the United States Bankruptcy Court for the District of Texas (the “Bankruptcy Court”).  The Debtors also filed with the Bankruptcy Court the proposed Joint Prepackaged Plan of Reorganization for Sundance Energy Inc. and its Affiliate Debtors under Chapter 11 of the Bankruptcy Code (as amended, modified or supplemented from time to time, the “Plan”). On April 19, 2021, the Bankruptcy Court confirmed the Plan and on April 23, 2021 (the “Emergence Date”), the Debtors satisfied all conditions required for Plan effectiveness and emerged from the Chapter 11 Cases.
Upon emergence, the Company adopted fresh start accounting in accordance with Financial Accounting Standards Board ("FASB") ASC Topic 852 –Reorganizations (“ASC 852”), which specifies the accounting and financial reporting requirements for entities reorganizing through chapter 11 bankruptcy proceedings.  The application of fresh start accounting resulted in assets and liabilities being recorded at fair value. To the extent the Emergence Date fair value of the Company’s assets and liabilities differed from the recorded values of its assets and liabilities as reflected in the consolidated financial statements immediately prior to emergence, adjustments were recorded on the consolidated statement of operations as reorganization items, net.
Additionally, after application of fresh start accounting, the Company became a new entity for financial reporting purposes.  As a result of the implementation of the Plan and the application of fresh start accounting, the consolidated financial statements after the Emergence Date are not comparable to the consolidated financial statements before that date and the historical financial statements on or before the Emergence Date are not a reliable indicator of its financial condition and results of operations for any period after the Company’s adoption of fresh start accounting.  Refer to Note 2 for more information.  References to “Successor” refer to the Company and its financial position and results of operations after the Emergence Date.  References to “Predecessor” refer to the Company and its financial position and results of operations on or before the Emergence Date.
Going Concern
These consolidated financial statements have been prepared on a going concern basis, which contemplates the realization of assets and the satisfaction of liabilities in the normal course of business. Management believes that the Company’s emergence from the Chapter 11 proceedings and existing liquidity has resolved the substantial doubt and the related uncertainty about its ability to operate as a going concern. However, following emergence from bankruptcy, the Company continued to resolve certain outstanding claims and actions that could have a material effect on its liquidity and results of operations.
Use of Estimates
The preparation of financial statements in conformity with GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, the disclosure of contingent assets and

B-10 | SilverBow Resources, Inc.	Proxy Statement

liabilities at the date of the financial statements, and the reported amounts of revenues and expenses during the reporting period.  Items subject to such estimates and assumptions include (i) oil and natural gas reserves; (ii) impairment tests of long-lived assets; (iii) depreciation, depletion and amortization; (iv) asset retirement obligations; (v) income taxes; (vi) accrued liabilities; (vii) valuation of derivative instruments; (vii) accrued revenue and related receivables and (viii) fresh start accounting.  Although management believes these estimates are reasonable, actual results could differ from these estimates. Further, these estimates and other factors, including those outside of the Company’s control, such as the impact of lower commodity prices, may have a significant negative impact to the Company’s business, financial condition, results of operations and cash flows.
Cash and Cash Equivalents
Cash and cash equivalents consist of demand deposits and highly liquid investments which have an original maturity of three months or less. Cash and cash equivalents are maintained at financial institutions, and at times, balances may exceed federally insured limits. The Company has not experienced any losses related to such balances.
Accounts Receivable Trade and Other
Generally, the Company’s oil and gas receivables are collected within two months, and to date, the Company has not experienced any material credit losses. For receivables from joint interest owners, the Company typically has the ability to withhold future revenue disbursements to recover any non-payment of joint interest billings. The Company routinely assesses the recoverability of all material trade and other receivables to determine their collectability. At December 31, 2021 and 2020, the Company had no allowance for doubtful accounts. At December 31, 2021 and 2020 accounts receivable trade and other included the following (in thousands):

	Successor	Predecessor
	December 31, 2021	December 31, 2020
Oil, natural gas and NGL sales	$19,846	$8,614
Joint interest owners	388	213
Commodity derivative receivables and other	—	1,724
Total accounts receivable trade and other	$20,234	$10,551
Concentration of Credit Risk
The Company is exposed to credit risk in the event of nonpayment by counterparties, a significant portion of which are concentrated in energy-related industries.  The creditworthiness of customers and other counterparties is subject to continuing review.
The following tables present the percentages by purchaser that accounted for 10% or more of the Company’s total oil, natural gas and NGL sales for the years ended December 31, 2021 and 2020:

Year Ended December 31, 2021
Purchaser A	57%
Purchaser B	30%

Year Ended December 31, 2020
Purchaser A	66%
Purchaser C	22%
Oil and Gas Properties
Proved.  The Company follows the successful efforts method of accounting for its oil and gas properties.  Under this method of accounting, all property acquisition costs and development costs are capitalized when incurred and depleted on a unit-of-production basis over the remaining life of proved reserves and proved developed reserves, respectively.  Costs of drilling exploratory wells are initially capitalized but are charged to expense if the well is determined to be unsuccessful. For the periods January 1 – April 22, 2021 and April 23 -

Proxy Statement	SilverBow Resources, Inc. | B-11

December 31, 2021 and the year ended December 31, 2020 the Company recorded depletion, depreciation and amortization expense related to proved oil and gas properties of $12.5 million, $29.3 million and $78.4 million, respectively.
The Company assesses its proved oil and gas properties for impairment whenever events or circumstances indicate that the carrying value of the assets may not be recoverable.  The impairment test compares undiscounted future net cash flows of the assets to the assets’ net book value.  If the net book value exceeds future net cash flows, then the cost of the property is written down to fair value.  Fair value for oil and gas properties is generally determined based on discounted future net cash flows. For the year ended December 31, 2020, the Company recorded impairment expense related to proved oil and gas properties of $331.8 million. There was no impairment during the year ended December 31, 2021.
Net carrying values of retired, sold or abandoned properties that constitute less than a complete unit of depreciable property are charged or credited, net of proceeds, to accumulated depreciation, depletion and amortization unless doing so significantly affects the unit-of-production amortization rate, in which case a gain or loss is recognized in income.  Gains or losses from the disposal of complete units of depreciable property are recognized in results of operations.
For significant projects, interest is capitalized as part of the historical cost of developing and constructing assets. Interest is capitalized until the asset is ready for service.
Unproved.  Unproved properties consist of costs to acquire undeveloped leases as well as purchases of unproved reserves. Capitalized costs of unproved property are transferred to proved property when related proved reserves are determined and depleted on a unit-of-production basis. The Company evaluates significant unproved properties for impairment based on remaining lease term, drilling results, reservoir performance, seismic interpretation or future plans to develop acreage. There was no unproved property impairment expense during the years ended December 31, 2021 and 2020.
Other Property and Equipment
Other property and equipment consists of office furniture, computer equipment, software and vehicles, which are stated at cost and depreciated using the straight-line method over their estimated useful lives ranging from 3 to 20 years. Leasehold improvements are depreciated over the shorter of the lease term or the estimated useful life of the improvement.
Other Current Assets
    Other current assets consist of prepaid expenses and oil and equipment inventory. Prepaid expenses are recorded at cost. The Company records oil and equipment inventory at the lower of cost or net realizable value.
Assets Held for Sale
The Company classifies property as held for sale when management commits to a plan to sell the property, the plan has appropriate approvals, the sale of the property is highly probable within the next 12 months, and certain other criteria are met. At such time, the respective assets and liabilities are presented separately on the Company’s consolidated balance sheet and depletion is no longer recognized. Assets held for sale are reported at the lower of their carrying amount or their estimated fair value, less the costs to sell the assets.
Leases
The Company accounts for leases in accordance with FASB ASC Topic 842 – Leases (“ASC 842”). The Company determines whether an arrangement is, or contains, a lease based on the substance of the arrangement at its inception. If the contract is determined to be a lease, the Company classifies the lease as an operating or financing lease. Right-of-use ("ROU") assets represent our right to use the underlying assets for the lease term and the corresponding lease liabilities represent our obligations to make lease payments arising from the leases. Operating and finance lease ROU assets and liabilities are recognized at the commencement date based on the present value of the expected lease payments over the lease term. Operating lease cost is recognized on a straight-line basis over the lease term. Finance lease cost is recognized based on the effective interest method for the lease liability and straight-line amortization of the ROU asset, resulting in more cost being recognized in earlier periods. Variable lease payments are recognized in the period in which they are incurred.

B-12 | SilverBow Resources, Inc.	Proxy Statement

The Company has elected certain practical expedients available under ASC 842 including the short-term lease recognition exemption for all classes of underlying assets.  Accordingly, leases with a term of one year or less have not and will not be recognized on the consolidated balance sheets.  The Company has also elected the practical expedient to not separate lease and non-lease components such as taxes and common area maintenance charges, in certain classes of assets including its office facilities and equipment, compression equipment, land right-of-way and surface use arrangements, and employee lodging.
Most of the Company’s leasing arrangements include extension and termination options, including evergreen provisions, all of which provide the Company flexibility in retaining the underlying facilities and equipment, as well as some protection from future price variability. The Company has applied judgment to determine the lease term, which is the non-cancelable period in the contract, plus the period beyond that cancellation period that the Company believes it is reasonably certain it will need the equipment for operational purposes
Debt Issuance Costs
Debt issuance costs related to the Company’s Second Out Term Loan are included as a deduction from the carrying amount of the long-term debt in the consolidated balance sheets and are amortized to interest expense using the effective interest method over the term of the related debt.  Debt issuance costs related to the Revolving Facility are included in other long-term assets and are amortized to interest expense on a straight-line basis over the term of the facility. For the periods January 1 – April 22, 2021 and April 23- December 31, 2021, amortization of debt issuance costs totaled $1.0 million and $1.0 million, respectively. For the year ended December 31, 2020, amortization of debt issuance costs totaled $3.6 million. In the period January 1 – April 22, 2021, the Company also wrote-off $7.7 million of unamortized debt issuance costs related to the Predecessor Term Loan, which was recorded in reorganization items, net on the consolidated statement of operations.
Derivative Instruments
The Company enters into derivative contracts, primarily swaps, and costless collars, to manage its exposure to commodity price risk, and follows FASB ASC Topic 815, Derivatives and Hedging, to account for its derivative financial instruments. During 2020, and until December 2020, the Company also had interest rate swap contracts in place to mitigate its exposure to the floating interest rate charged on its long-term debt. All derivative instruments, other than those that meet the “normal purchase normal sale” exclusion, are recorded on the balance sheet as either an asset or liability measured at fair value. The Company does not apply hedge accounting to any of its outstanding derivative instruments and, as a result, changes in derivative fair values are recognized currently as an unrealized gain or loss in earnings.
Cash flows from derivatives used to manage commodity price risk and interest rate risk are classified in operating activities along with the cash flows of the underlying hedged transactions.  The Company does not enter into derivative instruments for speculative or trading purposes.  Refer to the Note 10 and Note 11 for further information.
Asset Retirement and Environmental Obligations
Asset retirement obligations relate to future costs associated with the plugging and abandonment of oil and gas wells, removal of equipment and facilities from leased acreage and returning such land to its original condition as specified by the lease or regulatory agencies.  The Company follows FASB ASC Topic 410, Asset Retirement and Environmental Obligations, to determine its asset retirement obligation amounts by calculating the present value of the estimated future cash outflows associated with its plug and abandonment obligations.  The fair value of a liability for an asset retirement obligation is recorded in the period in which it is incurred (typically when a well is spud or acquired), and the cost of such liability increases the carrying amount of the related long-lived asset by the same amount.  The liability is accreted each period through charges to depreciation, depletion and amortization expense, and the capitalized cost is depleted on a unit-of-production basis over the proved developed reserves of the related asset.  Revisions typically occur due to changes in estimated abandonment costs or well economic lives, or if federal or state regulators enact new requirements regarding the abandonment of wells, and such revisions result in adjustments to the related capitalized asset and corresponding liability.

Proxy Statement	SilverBow Resources, Inc. | B-13

Revenue Recognition
The Company recognizes revenue from the sale of oil, natural gas and NGLs in the period that the performance obligations are satisfied.  The Company’s performance obligations are primarily comprised of the delivery of oil, natural gas or NGLs at a delivery point.  Each barrel of oil, per million British Thermal Units of natural gas, or other unit of measure is separately identifiable and represents a distinct performance obligation to which the transaction price is allocated.  Performance obligations are satisfied at a point in time once control of the product has been transferred to the customer through delivery of oil, natural gas and NGLs, which differs depending on the contractual terms of each of the Company’s arrangements.
Transfer of control drives the presentation of gathering, processing, transportation, and other post-production expenses (“fees and other deductions”) within the accompanying statements of operations, and requires significant judgements. Fees and other deductions incurred prior to control transfer are recorded within the gathering, processing and transportation expense line item on the consolidated statements of operations, while fees and other deductions incurred subsequent to control transfer are recorded as a reduction of oil, natural gas, and NGL revenue. The Company has three types of contracts under which oil, gas, and NGL revenue is generated, which are summarized below:
1)The Company sells oil production at or near the wellhead and receives an agreed-upon index price from the purchaser, net of basis, quality, and transportation differentials. Under this arrangement, control transfers at or near the wellhead.
2)The Company sells unprocessed natural gas to a midstream processor at the wellhead or inlet of the midstream processing facility. The midstream processor gathers and processes the raw natural gas stream and remits proceeds to the Company from the ultimate sale of the processed NGLs and residue natural gas to third parties. In such arrangements, the midstream processor obtains control of the product at the wellhead or inlet of the facility and is considered the customer. Proceeds received for unprocessed natural gas under these arrangements are reflected as natural gas or NGL revenue and are recorded net of transportation and processing fees incurred by the midstream processor after control has transferred.
3)The Company has certain processing arrangements that include the delivery of unprocessed natural gas to the inlet of a midstream processor’s facility for processing. Upon completion of processing, the midstream processor purchases the NGLs and redelivers residue gas back to the Company in-kind. For the NGLs, control is deemed to have transferred after it has been separated from the residue gas. The midstream processor remits payment to the Company based on the proceeds it generates from selling the NGLs to other third parties. The Company recognizes the proceeds as NGL revenue. For the residue gas taken in-kind, the Company has separate sales contracts where control transfers at points downstream of the processing facility. The Company recognizes proceeds from the downstream contracts as natural gas revenue. Under these processing arrangements for both NGL and natural gas, the Company recognizes gathering, transportation, and processing fees incurred prior to control transfer as expense recorded within the gathering, processing and transportation expense line item on the consolidated statements of operations.
Revenue is recorded in the month when contractual performance obligations are satisfied. However, settlement statements from the purchasers of hydrocarbons and the related cash consideration are received within two months after production has occurred. As a result, the Company must estimate the amount of production delivered to the customer and the consideration that will ultimately be received for sale of the product. To estimate accounts receivable from contracts with customers, the Company uses knowledge of its properties, metered sales volumes, historical performance, contractual arrangements, index pricing, quality and transportation differentials, and other factors as the basis for these estimates. Variances between estimates and the actual amounts received are recorded in the month payment is received, but have not historically been material. Estimated revenue due to the Company is recorded within accounts receivable trade and other on the accompanying consolidated balance sheets until payment is received. The accounts receivable balance from contracts with customers within the accompanying balance sheet as of December 31, 2021 and 2020 was $19.9 million and $8.6 million, respectively.
Stock-Based Compensation
Equity - Settled Compensation
The Predecessor issued restricted share units (“RSUs”) pursuant to its long term incentive plan to motivate management and employees to make decisions benefiting long-term value creation, retain management and

B-14 | SilverBow Resources, Inc.	Proxy Statement

employees and reward the achievement of the Company’s long-term goals. The RSUs were generally settled based on the achievement of certain goals established by the Predecessor’s Compensation Committee and approved by its Board of Directors (the "Board"). All outstanding RSUs were cancelled on the Emergence Date.
The fair value of the equity to which employees become entitled is measured at grant date and recognized as an expense over the vesting period with a corresponding increase in equity. The Company accounts for forfeitures of RSUs as they occur. See Note 13 for further discussion of the RSUs.
Defined Contribution Plan
The Company has a defined contribution retirement plan for all employees. The plan is funded by employee contributions and discretionary Company contributions. The Company’s contributions for the years ended December 31, 2021 and 2020 were $0.4 million and $0.5 million, respectively.
Income Taxes
Income taxes are recognized based on earnings reported for tax return purposes in addition to a provision for deferred income taxes.  Deferred income taxes are accounted for using the liability method.  Under this method, deferred tax assets and liabilities are determined by applying the enacted statutory tax rates in effect at the end of a reporting period to the cumulative temporary differences between the tax bases of assets and liabilities and their reported amounts in the Company’s consolidated financial statements.  The effect on deferred taxes for a change in tax rates is recognized in income in the period that includes the enactment date.  A valuation allowance for deferred tax assets is established when it is more likely than not that some portion of the benefit from deferred tax assets will not be realized.  The Company’s uncertain tax positions must meet a more-likely-than-not realization threshold to be recognized, and any potential accrued interest and penalties related to unrecognized tax benefits are recognized within income tax expense (benefit).
Foreign Currency Transaction Gains and Losses

The U.S. dollar is the functional currency for the Company. Until January 2021, the Company had Australian domiciled subsidiaries. These subsidiaries had an Australian dollar functional currency, and asset and liability accounts denominated in foreign currencies were remeasured to their U.S. dollar equivalent at the exchange rate in effect at the end of each reporting period. Foreign currency gains and losses arising from translation are reflected in accumulated other comprehensive loss in the consolidated balance sheets. Upon termination of these entities, the balance in accumulated other comprehensive income (loss) of $0.7 million was realized in realized currency losses on the consolidated statement of operations during the Predecessor period January 1 – April 22, 2021.
Recently Issued and Adopted Accounting Standards
In December 2019, the FASB issued ASU No. 2019-12, Income Taxes (Topic 740): Simplifying the Accounting for Income Taxes (“ASU 2019-12”). ASU 2019-12 was issued to reduce the complexity of accounting for income taxes including requirements related to (i) the intra-period tax allocation exception to the incremental approach; (ii) interim-period accounting for enacted changes in tax laws; and (iii) the year-to-date loss limitation in interim-period tax accounting. The guidance is to be applied using a prospective method, excluding amendments related to franchise taxes, which should be applied on either a retrospective basis for all periods presented or a modified retrospective basis through a cumulative-effect adjustment to retained earnings as of the beginning of the fiscal year of adoption. The Company adopted ASU 2019-12 effective January 1, 2021 and it did not have a material impact on the Company’s consolidated financial statements or disclosures.
In March 2020, the FASB issued ASU No. 2020-04, Reference Rate Reform (Topic 848): Facilitation of the Effects of Reference Rate Reform on Financial Reporting (“ASU 2020-04”). ASU 2020-04 was issued to provide optional guidance for a limited period of time to ease the potential burden in accounting for (or recognizing the effects of) reference rate reform on financial reporting. The provisions of ASU 2020-04 apply only to those transactions that reference LIBOR or another reference rate expected to be discontinued due to reference rate reform.  Adoption of the provisions of ASU 2020-04 are optional and are effective from March 12, 2020 through December 31, 2022. The Company is evaluating the options provided by ASU 2020-04 and has not determined the full impact on its consolidated financial statements and related disclosures.

Proxy Statement	SilverBow Resources, Inc. | B-15

NOTE 2 — FRESH START ACCOUNTING
In connection with the Company’s emergence from bankruptcy and in accordance with ASC 852, the Company qualified for and adopted fresh start accounting on the Emergence Date.  The Company was required to adopt fresh start accounting because (i) the holders of existing voting shares of the Predecessor received less than 50% of the voting shares of the Successor and (ii) the reorganization value of the Company’s assets immediately prior to confirmation of the Plan was less than the total of post-petition liabilities and allowed claims.
In accordance with ASC 852, with the application of fresh start accounting, the Company allocated its reorganization value to its individual assets based on their estimated fair values in conformity with FASB ASC Topic 820 – Fair Value Measurement (“ASC 820”) and FASB ASC Topic 805 – Business Combinations.  Reorganization value represents the fair value of the Successor assets before considering certain liabilities and is intended to represent the approximate amount a willing buyer would pay for the Company’s assets immediately after reorganization.
Reorganization Value
Reorganization value is derived from an estimate of enterprise value, or fair value of the Company’s interest-bearing debt and stockholders’ equity. As set forth in the Plan and related disclosure statement, the enterprise value of the Successor was estimated to be between $210 million to $265 million. On the Emergence Date, the Successor Company’s estimated enterprise value was $259.6 million before the consideration of cash and cash equivalents on hand, which fell on the high of this range, largely due to the escalation of forward oil commodity prices in early 2021. The enterprise value was derived from an independent valuation which used a combination of income and market approaches to derive the fair value of the Company’s assets as of the Emergence Date.
The fair value of proved reserves was estimated using a discounted cash flows approach, which was based on the anticipated future cash flows associated with its reserves, risked by reserve category and discounted using a weighted average cost of capital rate of 15.5%-17.5%. The proved reserve locations included in this analysis were limited to wells included in the Company's five-year development plan. Future prices were based on forward strip price curves (adjusted for basis differentials). The valuation was corroborated with market-based data from other public company trading values and metrics from other recent industry transactions.
On the Emergence Date and pursuant to the Plan, the Company:

•	Amended and restated its certificate of incorporation and bylaws;
•	Cancelled all of the Predecessor’s existing outstanding common stock, after such time, the Company was no longer publicly traded;
•	Issued 645,513 shares of Successor common stock to the lenders of the Predecessor’s Term Loan to settle the liability in accordance with their pro rata share of the Predecessor Term Loan; and
•	Entered in the Exit Facilities (described in Note 7)
The holders of trade claims, administrative expense claims, other secured claims and other priority claims received payment in full in cash upon emergence or through the ordinary course of business after the Emergence Date.
The following table reconciles the Company’s enterprise value to the implied value of the Successor’s common stock as of April 23, 2021 (in thousands):

As of April 23,
2021
Enterprise value	$259,560
Plus: Cash and cash equivalents	21,540
Less: Fair value of debt	(105,295)
Fair value of Successor equity	$175,805

B-16 | SilverBow Resources, Inc.	Proxy Statement

The following table reconciles the Company’s enterprise value to its reorganization value as of April 23, 2021 (in thousands):

Enterprise value	$259,560
Plus:
Cash and cash equivalents	21,540
Accounts payable trade	36,327
Accrued liabilities	6,080
Derivative liabilities	9,635
Operating lease obligations	7,138
Asset retirement obligations	3,796
Other long-term liabilities	173
Reorganization value	$344,249

Proxy Statement	SilverBow Resources, Inc. | B-17

Condensed Consolidated Balance Sheet at Emergence
The adjustments set forth in the following condensed consolidated balance sheet as of April 23, 2021 reflect the consummation of transactions contemplated by the Plan (the “Reorganization Adjustments”) and the fair value adjustments as a result of applying fresh start reporting (the “Fresh Start Adjustments”)(in thousands).

	Predecessor	Reorganization Adjustments		Fresh Start Adjustments		Successor
ASSETS
Current assets:
Cash and cash equivalents	$16,588	$(1,100)	a	$—		$15,488
Restricted cash	21	6,031	b	—		6,052
Accounts receivable trade and other	9,712	—		—		9,712
Income tax receivable	131	—		—		131
Other current assets	6,387	(2,441)	c	—		3,946
Total current assets	32,839	2,490		—		35,329
Oil and gas properties, successful efforts method
Proved oil and gas properties	805,145	—		(511,775)	m,o	293,370
Unproved oil and gas properties	24,399	—		(24,399)	m	—
Less: accumulated depletion, depreciation and amortization	(467,317)	—		467,317	m	—
Total oil and gas properties, net	362,227	—		(68,857)		293,370
Other long-term assets:
Other property and equipment, net of accumulated depreciation	1,015	—		5	n	1,020
Operating lease right-of-use assets	9,264	—		(2,051)	n	7,213
Other long-term assets	5,327	1,990	d	—		7,317
TOTAL ASSETS	$410,672	$4,480		$(70,903)		$344,249

LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIT)
Current liabilities:
Accounts payable trade	$35,833	$494	e	$—		$36,327
Current portion of long-term debt	130,600	(130,600)	f	—		—
Debtor-in-possession credit facility	10,000	(10,000)	g	—		—
Accrued liabilities	6,076	—		4	n	6,080
Derivative liabilities	8,996	—		—		8,996
Operating lease liabilities - current	3,803	—		123	n	3,926
Total current liabilities	195,308	(140,106)		127		55,329
Long-term liabilities:
Long-term debt	—	105,295	h	—		105,295
Asset retirement obligations	4,564	—		(768)	o	3,796
Operating lease liabilities - long term	5,385	—		(2,173)	n	3,212
Derivative financial instruments	639	—		—		639
Other long-term liabilities	173	—		—		173
Total long-term liabilities	10,761	105,295		(2,941)		113,115
Liabilities subject to compromise	270,763	(270,763)	i	—		—
Total liabilities	476,832	(305,574)		(2,814)		168,444
Commitments and contingencies
Stockholders' equity (deficit):
Successor common stock	—	1	j	—		1
Predecessor common stock	7	(7)	k	—		—
Successor additional paid-in capital	—	175,804	j	—		175,804
Predecessor additional paid-in capital	633,578	(633,578)	k	—		—
Accumulated deficit	(699,745)	767,834	l	(68,089)	p	—
Total stockholders' equity (deficit)	(66,160)	310,054		(68,089)		175,805
TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIT)	$410,672	$4,480		$(70,903)		$344,249

B-18 | SilverBow Resources, Inc.	Proxy Statement

Reorganization Adjustments
a) The table below reflects the sources and uses of cash on Emergence Date pursuant to the terms of the Plan (in thousands):

Sources
Total cash received from debtor-in-possession facility ("DIP Facility")	$35,000
Borrowings under Successor Revolving Facility	76,150
Borrowings under Second Out Term Loan	30,000
Total sources of cash	141,150
Uses
Repayment of Predecessor Revolving Facility and related interest, DIP interest and fees	(131,280)
Funding of professional fee escrow	(6,031)
Payment of debt issuance cost related to Successor Revolving Facility and Second Out Term Loan	(2,216)
Payment of professional fees upon emergence	(2,723)
Total uses of cash	(142,250)
Net uses of cash	$(1,100)
(b) Reflects the funding of the professional fee escrow account.
(c) Reflects the write-off of Predecessor’s prepaid insurance policy covering former directors and officers of $2.5 million, and payment annual administrative fees to the Successor’s Revolving Facility lenders of $0.1 million.
(d) Represents financing costs related to the Successor Revolving Facility that were capitalized as debt issuance costs and will be amortized to interest expense through the maturity date of April 23, 2024.
(e) Represents pay down of professional fees and interest of $3.3 million included in accounts payable and accrual of transaction success fee of $3.8 million.
(f) Reflects the payment in full of the borrowings outstanding under the Predecessor Revolving Facility on the Emergence Date.
(g) On the Emergence Date, the Predecessor drew the remaining $35 million undrawn amount on the DIP facility. The full outstanding balance of $45 million was subsequently converted to equity.
(h) Reflects borrowings drawn on the Exit Facility on the Emergence Date, net of capitalized deferred financing fees. Refer to Note 7 for additional information on the Exit Facility.
(i) As part of the Plan, the Bankruptcy Court approved the settlement of the claims reported within liabilities subject to compromise in the Company's consolidated balance sheet at their respective allowed claim amounts. The table below summaries the disposition of liabilities subject to compromise and the related gain on settlement:

Liabilities subject to compromise pre-emergence	$270,763
Less amounts settled per the Plan:
Issuance of common stock to Predecessor Term Loan lenders	130,805
Gain on settlement of liabilities subject to compromise (1)	$139,958
(1) $1.7 million of the gain on settlement of liabilities subject to compromise was related to the cancellation of an executive and employee bonus plan and the reversal of previously accrued amounts are reflected as a reduction to general and administrative expense in the period January 1 – April 23, 2021.

(j) Reflects the issuance of Successor equity, including the issuance of 645,513 shares of common stock at par value of $0.001 value. The equity was issued to the Predecessor Term Loan lenders.
(k) Pursuant to the terms of the Plan, on the Emergence Date, all Predecessor common stock was cancelled.

Proxy Statement	SilverBow Resources, Inc. | B-19

(l) The table below reflects the cumulative impact of the reorganization adjustments discussed above:

Cancellation of Predecessor equity	$633,586
Gain on settlement of liabilities subject to compromise	139,958
Success fee incurred upon Emergence	(3,118)
DIP Exit Fee	(75)
Directors and officers insurance policy write-off	(2,517)
Net impact on accumulated deficit	$767,834
Fresh Start Adjustments
(m) Reflects adjustments to fair value of the Company's oil and natural gas properties and undeveloped properties, as well as the elimination of accumulated depletion, depreciation and amortization.
(n) Reflects the adjustments to fair value made to operating and finance lease assets and liabilities.  Upon adoption of fresh start accounting, the Company's remaining lease obligations were recalculated using the incremental borrowing rate applicable to the Company upon emergence and commensurate with the Successor's capital structure. Additionally, the Company reassessed the expected term of its leased assets.
(o)  Reflects the adjustment to fair value of the Company's asset retirement obligations including using a credit-adjusted risk-free rate as of the Emergence Date.
(p) Reflects the cumulative impact of the fresh start adjustments discussed above.
Reorganization items, net
Gains and losses that were realized or incurred between the Petition Date and the Emergence Date and as a direct result of the Chapter 11 Cases were recorded in reorganization items, net in the Company’s consolidated statements of operations.  The following table summarizes the components of reorganization items, net for the periods presented (in thousands):

	Successor	Predecessor
	For the Period from April 23 through December 31, 2021	For the Period from January 1 through April 22, 2021
Legal and professional advisory fees	$(556)	$(8,201)
Gain on liabilities subject to compromise	—	138,227
Fresh start adjustments	—	(68,089)
Write-off of unamortized debt issuance costs	—	(7,682)
Directors and officers insurance policy write-off	—	(2,517)
Other fees	—	(1,000)
Total reorganization items, net	$(556)	$50,738
NOTE 3 — ASSETS HELD FOR SALE AND DISPOSITIONS
Assets Held For Sale
The consolidated balance sheet includes assets and liabilities held for sale, comprised of the following (in thousands):

Successor
Assets held for sale:	December 31, 2021
Oil and gas properties - Eagle Ford	$311,267
Liabilities related to assets held for sale:
Asset retirement obligations	(5,363)
Net assets held for sale	$305,904

B-20 | SilverBow Resources, Inc.	Proxy Statement

In December 2021, the Company committed to a plan to sell 100% of its Eagle Ford oil and gas assets in Texas, and the Company determined it met the requirements of assets held for sale as of December 31, 2021. The assets to be sold include producing wells, proved undeveloped oil and gas locations and undeveloped properties. The Company’s owners are selling the assets in order to monetize them in the favorable price environment.
On April 13, 2022, the Company entered into a purchase and sale agreement to sell assets to SilverBow Resources, Inc ("SilverBow") (refer to Note 15 for additional information regarding the sale). The divestiture of the assets represents a strategic shift that will have a major effect on the Company’s operations and financial results. The Company determined that the expected divestiture met the disclosure requirements of discontinued operations. As these assets make up substantially all of the oil and gas properties and the asset retirement obligations on the consolidated and combined balance sheet, substantially all of the revenue and operating expenses on the consolidated statement of operations, and substantially all of the cash flows from operating and investing activities, the operating results have not been presented as discontinued operations. As of December 31, 2021, the estimated fair value less costs to sell of the assets was greater than the carrying value, which was based on the sale price per the purchase and sale agreement.
 The Exit Facilities are secured by the Company’s oil and gas properties. Upon completion of the sale, the Company expects it will be required to repay all outstanding balances under the Exit Facilities.
Dispositions
During the period January 1 – April 22, 2021 and April 23 – December 31, 2021, the Company realized a loss of $0.2 million and $1.0 million, respectively, related to the $4.2 million receivable due from the buyer of its Dimmit County assets in 2019. The buyer had disputed certain of the post-closing adjustments and litigation over this matter was finalized in late 2021. The write-down of the receivable is recorded in other expense on the consolidated statement of operations.
On June 12, 2020, the Company conveyed its interest in the petroleum exploration license 570 located in the Cooper Basin in Australia (“PEL570”) to the property’s operator. At the time of the conveyance, the Company had accrued expenses related to exploratory drilling of approximately $3.7 million. As consideration for the property, the operator settled the Company’s outstanding liability for $0.9 million. The property had previously been fully impaired, and therefore the Company recognized a gain on the conveyance of $2.7 million for the year ended December 31, 2020, which is recorded in other income (expense) on the consolidated statement of operations. As a result of the conveyance, the Company was also relieved of its commitment to fund any further exploratory drilling for PEL570.
NOTE 4 — OIL AND GAS PROPERTIES
Net capitalized costs related to the Company’s oil and gas producing activities at December 31, 2021 and 2020 are as follows (in thousands):

	Successor	Predecessor
	December 31, 2021 (1)	December 31, 2020
Oil and gas properties, successful efforts method:
Unproved	$—	$24,409
Proved	—	803,937
Work in progress	—	323
	—	828,669
Accumulated depletion, depreciation and amortization	—	(454,764)
Oil and gas properties, net	$—	$373,905
(1)As discussed in Note 3, as of December 31, 2021, the Company’s oil and gas properties were classified as held for sale.
Impairment
The Company assesses its long-lived assets, including oil and gas properties, for impairment whenever events or circumstances indicate that the carrying value of the assets may not be recoverable.  The impairment test compares undiscounted future net cash flows of the assets to the assets’ net book value.  When it is determined

Proxy Statement	SilverBow Resources, Inc. | B-21

that the estimated future net cash flows of an asset will not be sufficient to recover its carrying amount, an impairment loss must be recorded to reduce the carrying amount to its estimated fair value. The Company assesses impairment at the Eagle Ford field level.
Fair value for oil and gas properties is generally determined based on discounted future net cash flows. These judgments and assumptions include such matters as the estimation of oil and gas reserve quantities, risks associated with the different categories of oil and gas reserves, the timing of development and production, expected future commodity prices, capital expenditures, production costs, and appropriate discount rates.
The Company identified an impairment-triggering event for its oil and gas properties during the third quarter of the year ended December 31, 2020 due to the adverse change to its business climate resulting from oil and gas prices declining in 2020 and the resulting changes in its future development plan. As such, the Company performed a quantitative assessment, and the estimated undiscounted cash flows from its proved properties were less than the carrying value of its proved oil and gas properties.
The following table reflects the carrying costs and fair value of the Company’s oil and gas assets at the time of the triggering event, as well as the resulting impairment expense recognized in the consolidated statement of operations for the year ended December 31, 2020 (in thousands):

	September 30, 2020
	Carrying costs, net	Fair Value	Impairment
Proved oil and gas properties	687,397	355,594	331,803
NOTE 5 — ACCRUED LIABILITIES
The following is a summary of accrued liabilities as of December 31, 2021 and 2020 (in thousands):

	Successor	Predecessor
	December 31, 2021	December 31, 2020
Oil and natural gas properties:
Capital expenditures	$6,798	$2,407
Operating expenses	5,598	1,887
Accrued interest expense	632	6,415
General and administrative expense	1,207	4,179
Finance lease liabilities	165	312
Total accrued liabilities	$14,400	$15,200
NOTE 6 - LEASES
The Company enters into leases as lessee to conduct its normal operations. As of December 31, 2021, the Company had operating leases primarily for its use of compression equipment, land right of way and surface use arrangements, office facilities, and other production equipment. Additionally, the Company had a drilling rig operating lease for portions of 2021 (short-term) and 2020. The Company has finance leases for its use of field vehicles and office equipment. None of the Company’s lease agreements contains any material residual value guarantees.

B-22 | SilverBow Resources, Inc.	Proxy Statement

The following tables present the carrying amounts and classifications of the Company’s ROU assets (net of accumulated amortization) and estimated lease liabilities as of December 31, 2021 and 2020 (in thousands):

		Successor	Predecessor
Right-of-use assets	Balance Sheet Location	December 31, 2021	December 31, 2020
Operating lease right-of-use assets	Operating lease right-of-use assets	$5,295	$10,623
Finance lease right-of-use assets	Other property and equipment, net of accumulated depreciation	171	478
Total right-of-use assets		$5,466	$11,101

		Successor	Predecessor
Lease liabilities	Balance Sheet Location	December 31, 2021	December 31, 2020
Operating lease liabilities - current	Operating lease liabilities - current	$3,613	$4,374
Operating lease liabilities - non-current	Operating lease liabilities - non-current	1,685	6,291
Finance lease liabilities - current	Accrued expenses	163	312
Finance lease liabilities - non-current	Other long-term liabilities	14	168
Total lease liabilities		$5,475	$11,145

The Company’s leases have remaining terms between less than one year to 34 years. Most of the Company’s leases do not state or imply a discount rate.  Accordingly, the Company uses its incremental borrowing rate, which has been derived from rates expected to be available under the Company’s Revolving Facility, using available borrowing base capacity and forward curve information over periods comparable to the term of each lease.
Information regarding the Company’s lease terms and discount rates as of December 31, 2021 and 2020 are as follows:

	Successor	Predecessor
Weighted Average Remaining Lease Term (years)	December 31, 2021	December 31, 2020
Operating Leases	8.21	6.28
Finance Leases	0.89	1.82

Weighted Average Discount Rate
Operating Leases	4.42%	4.72%
Finance Leases	4.44%	4.69%

Proxy Statement	SilverBow Resources, Inc. | B-23

The following summarizes total lease cost, which includes amounts recognized on the consolidated statement of operations and other comprehensive income (loss) and amounts capitalized related to the Company’s leases (in thousands):

	Successor	Predecessor
	For the Period from April 23 through December 31, 2021	For the Period from January 1 through April 22, 2021	Year ended December 31, 2020
Operating lease cost (1)	$3,490	$1,253	$7,748

Finance lease cost:
Amortization of right-of-use assets	$236	$79	$298
Interest on lease liabilities	9	5	29
Total finance lease cost	$245	$84	$327

Short-term lease cost	$1,776	$90	$139
Variable lease cost	$35	$—	$809
(1)During 2020 operating lease cost of $2.4 million related to the Company’s drilling rig was capitalized to oil and gas properties on the consolidated balance sheet and depleted in accordance with the Company’s policies.

The following summarizes supplemental cash flow information related to the Company’s leases (in thousands):

	Successor	Predecessor
	For the Period from April 23 through December 31, 2021	For the Period from January 1 through April 22, 2021	Year ended December 31, 2020
Cash paid for amounts included in the measurement of lease liabilities
Operating cash flows from operating leases	$3,490	$1,253	$5,343
Operating cash flows from finance leases	$9	$5	$29
Investing cash flows from operating leases	$—	$—	$2,405
Financing cash flows from finance leases	$228	$77	$298

The Company’s lease obligations as of December 31, 2021 will mature as follows (in thousands):

Year Ending December 31,	Operating Leases	Finance Leases
2022	$3,740	$165
2023	827	15
2024	88	—
2025	88	—
2026	88	—
Thereafter	1,380	—
Total lease payments	6,211	180
Less: Interest	(913)	(3)
Total discounted lease payments	$5,298	$177

B-24 | SilverBow Resources, Inc.	Proxy Statement

NOTE 7 — LONG-TERM DEBT
The following is a summary of long-term debt as of December 31, 2021 and 2020 (in thousands):

	Successor	Predecessor
	December 31, 2021	December 31, 2020
Revolving Facility	$81,150	$—
Second Out Term Loan	30,000	—
DIP Facility	—	—
Predecessor Revolving Facility	—	130,600
Predecessor Term Loan	—	250,000
Total principal	111,150	380,600
Accrued paid in kind interest	—	2,997
Unamortized debt issuance costs	(618)	(8,482)
Total long-term debt	110,532	375,115
Less: current portion of long-term debt (1)	(7,500)	(375,115)
Total long-term debt, net of current portion	$103,032	$—
(1)The Exit Facilities credit agreement requires that Company repay $2.5 million of principal on the last business day of each quarter beginning the second quarter of 2022.
Exit Facilities
On the Emergence Date, the Company entered into a new first-out senior secured revolving credit facility with Toronto Dominion (Texas) LLC, as administrative agent, and the other lenders from time to time party thereto (the “Revolving Facility”) and a second-out senior secured term loan credit facility (the “Second Out Term Loan” and, together with the Revolving Credit Facility, the “Exit Facilities”) by amending and restating the company’s existing credit agreement (as so amended and restated, the “Amended and Restated Credit Agreement”). The Revolving Facility provides for revolving loans in an aggregate amount of up to $250 million, subject to borrowing base capacity. Letters of credit will be available up to the lesser of (a) $20 million and (b) the aggregate unused amount of commitments under the Revolving Facility then in effect. On the Emergence Date, the Company borrowed $30 million in term loans under the Second Out Term Loan .The Exit Facilities will mature on April 23, 2024. Beginning on the last business day of the second quarter of 2023, the Company will have to repay $2.5 million of principal on the Second Out Term Loan on a quarterly basis.  The Exit Facilities are secured by the Company’s oil and gas properties.
The Revolving Facility is subject to a borrowing base, which is redetermined at least semi-annually and depends on the volumes of the Company’s proved oil and gas reserves, commodity prices, estimated cash flows from these reserves and other information deemed relevant by the Revolving Facility lenders.  The initial borrowing base was set at $107.5 million. If, upon any downward adjustment of the borrowing base, the outstanding borrowings are in excess of the revised borrowing base, the Company may have to repay its indebtedness in excess of the borrowing base immediately, or in five equal monthly installments.
As of December 31, 2021, the Company had letters of credit of $11.8 million outstanding on the Revolving Facility, and $14.6 million of available borrowing capacity.  As of January 1, 2022, the Company’s outstanding letters of credit was reduced to $11.4 million. Subsequent to December 31, 2021, the Company made additional borrowings on the Revolving Facility of $14.9 million.
Interest under the Revolving Facility accrues at the Company’s option at either i) an adjusted LIBOR rate plus an applicable margin between 3.00% and 4.00% per annum depending the level of funds borrowed or ii) a base rate for a base rate loan plus a margin between 2% and 3% per annum depending on the level of funds borrowed. Borrowings under the Second Out Term Loan accrue interest at a floating rate at the Company’s option, which can be either an adjusted LIBOR rate plus 8.00% per annum or a base rate plus an applicable margin of 7.00% per annum.  At December 31, 2021, the stated weighted average interest rate on the Revolving Facility and Second Term Loan was 5.0%. and 9.0%, respectively. The Company pays a fee of 0.5% per annum on any unused borrowing capacity under the Revolving Facility.

Proxy Statement	SilverBow Resources, Inc. | B-25

Under the Exit Facilities, the Company is required to maintain the following financial ratios:
•a minimum Current Ratio, consisting of consolidated current assets (as defined in the agreement) including undrawn borrowing capacity to consolidated current liabilities (as defined in the Revolving Facility), of not less than 1.0 to 1.0 as of the last day of any fiscal quarter; and
•a maximum Leverage Ratio, consisting of consolidated Total Debt to adjusted consolidated EBITDAX (as defined in the Revolving Facility), of not greater than 3.5 to 1.0 as of the last day of any fiscal quarter.

In addition, under the Exit Facilities, general and administrative expenditures, as defined, is limited to $10 million per rolling 12 months (annualized for the period from the Emergence Date through December 31, 2021) and the Company had certain limits on its capital expenditures through its first borrowing base redetermination.
Debtor-in-Possession Facility
Under the Plan, the Company entered into a new up to $50 million junior priority DIP Facility provided by certain of the Predecessor Term Loan lenders. The DIP Facility provided financing for the Chapter 11 Cases. The Company expensed upfront fees of $1.0 million related to the DIP Facility, which was recorded in reorganization items, net on the consolidated statement of operations. Interest on the DIP Facility accrued interest at a rate of an adjusted LIBOR rate, plus 8%. On the Emergence Date the DIP Facility was terminated and outstanding borrowings of $45 million was converted to Successor common stock.
Predecessor Revolving Facility and Predecessor Term Loan
The Company had a syndicated Predecessor Revolving Facility with Toronto Dominion (Texas) LLC, as administrative agent, which, prior to Chapter 11 Cases, was scheduled to mature in October 2022. As of December 31, 2020 and prior to the Emergence Date, the Company had an outstanding balance of $130.6 million and outstanding letters of credit of $16.4 million, with no undrawn capacity.
The Company had a $250.0 million syndicated Predecessor Term Loan with Morgan Stanley Capital Administrators Inc., as administrative agent, which, prior to Chapter 11 Cases, was scheduled to mature in April 2023. On the Emergence Date, the Predecessor Term Loan was terminated and the outstanding borrowings of $250 million, accrued interest of $14.4 million and payable in kind interest of $4.6 million was converted to Successor common stock.
Interest Incurred on Long-Term Debt
For the period April 23 to December 31, 2021, the Successor incurred interest expense on long-term debt of $5.0 million and capitalized interest of $0.3 million. The Predecessor incurred interest expense on long-term debt of $13.2 million and $31.4 million for the period January 1 to April 22, 2021 and year ended December 31, 2020, respectively. The Predecessor capitalized interest of $0 and $0.7 million for the period January 1 to April 22, 2021 and year ended December 31, 2020, respectively.
Debt Maturity Schedule
The Company’s long-term debt as of December 31, 2021 will mature as follows (in thousands):

	2022	2023	2024	Total
Revolving Facility	$—	$—	$81,150	$81,150
Second Out Term Loan	7,500	10,000	12,500	30,000
Total	$7,500	$10,000	$93,650	$111,150
NOTE 8 — ASSET RETIREMENT OBLIGATIONS
The Company’s asset retirement obligations represent the present value of estimated future costs associated with the plugging and abandonment of oil and gas wells, removal of equipment and facilities from leased acreage, and land restoration in accordance with applicable lease terms, local, state and federal laws. The following table provides a reconciliation of the Company’s asset retirement obligations for the years ended December 31, 2021 and 2020 (in thousands):

B-26 | SilverBow Resources, Inc.	Proxy Statement

Asset retirement obligation, January 1, 2020 (Predecessor)	$3,653
Additional liability incurred	54
Obligations on assets sold	(14)
Revisions in estimated cash flows	362
Accretion expense	403
Asset retirement obligation, December 31, 2020 (Predecessor)	4,458
Accretion expense	107
Asset retirement obligation, April 23, 2021 (Predecessor)	4,565
Fresh start adjustment	(768)
Asset retirement obligation, April 23, 2021 (Successor)	3,797
Additional liability incurred	66
Revisions in estimated cash flows	1,225
Accretion expense	275
Asset retirement obligation, December 31, 2021 (Successor)(1)	$5,363
(1)The asset retirement obligation as of December 31, 2021 is classified as held for sale on the consolidated balance sheet. See Note 3 for additional information.

NOTE 9 — INCOME TAXES
Income taxes are computed using the asset and liability method. Accordingly, deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities, their respective tax bases as well as the effect of net operating losses, tax credits, and tax credit carryforwards. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the year in which the differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in income tax rates is recognized in the results of operations in the period that includes the enactment date.
The income tax provision is comprised of the following (in thousands):

	Successor	Predecessor
	For the Period from April 23 through December 31, 2021	For the Period from January 1 through April 22, 2021	Year ended December 31, 2020
Current income tax expense (benefit)
Federal	$—	$—	$(108)
State	—	—	23
Total current income tax benefit	—	—	(85)
Deferred income tax expense (benefit)
Federal	(6,578)	(5,867)	(80,084)
State	166	50	(1,749)
Foreign	—	9,828	153
Total deferred income tax expense (benefit)	(6,412)	4,011	(81,680)

Valuation Allowance
Income tax provision	6,412	(4,233)	74,764
Total income tax benefit	$—	$(222)	$(7,001)

Proxy Statement	SilverBow Resources, Inc. | B-27

A reconciliation of expected federal income taxes on income (loss) from continuing operations at statutory rates with the benefit for income taxes is presented in the following table (in thousands):

	Successor	Predecessor
	For the Period from April 23 through December 31, 2021	For the Period from January 1 through April 22, 2021	Year ended December 31, 2020
Income tax benefit at the federal statutory rate	$(6,696)	$3,365	$(79,267)
State income taxes - net of federal income tax benefits	165	4	(1,882)
Stock based compensation	—	42	122
Nondeductible expenses	18	210	35
Reorganization items	104	(11,382)
Change in valuation allowance	6,409	(4,233)	74,764
Foreign tax rates	—	—	228
Liquidation in Australian subsidiaries	—	9,828	—
Other	—	1,944	(1,001)
Total income tax benefit	$—	$(222)	$(7,001)

As of December 31, 2021 the Company had US federal NOL carryforwards of $312.1 million. The Company also has various state NOL carryforwards. The determination of the state NOL carryforwards is dependent upon apportionment percentages and state laws that can change from year to year and that can thereby impact the amount of such carryforwards. If unutilized, the majority of the federal NOLs will expire between 2033 and 2037 and the state NOLs will expire between 2021 and 2038. Any federal NOLs generated in 2018 or subsequent do not expire.
In connection with the Company's emergence from bankruptcy, the Company was required to reduce its tax attributes in accordance with Internal Revenue Code Sections 382 and 108 in lieu of recognizing taxable income for discharge of indebtedness. As a result, the Company's federal NOLs were reduced by $204.4 million.
In assessing the realizability of deferred tax assets, the Company considers whether it is more likely than not that some portion or all of the deferred tax assets will not be realized. Management considers all available evidence (both positive and negative) in determining whether a valuation allowance is required. Such evidence includes the scheduled reversal of deferred tax liabilities, available taxes in carryback periods, projected future taxable income, and tax planning strategies in making this assessment. Judgment is required in considering the relative weight of negative and positive evidence. The Company continues to monitor facts and circumstances in the reassessment of the likelihood that operating loss carryforwards, credits, and other deferred tax assets will be utilized prior to their expiration. As a result, it may be determined that a deferred tax asset valuation allowance should be established or released. Any increases or decreases in a deferred tax asset valuation allowance would impact net income through offsetting changes in income tax expense.

B-28 | SilverBow Resources, Inc.	Proxy Statement

The tax effects of temporary differences that give rise to significant components of the deferred income tax assets and deferred tax liabilities at each of the period ends is presented in the following table (in thousands):

	Successor	Predecessor
	December 31, 2021	December 31, 2020
Deferred tax assets:
Net operating loss carryforward	$71,613	$102,546
Business interest carryforward	1,231	2,797
Stock based compensation	—	31
Statutory depletion carryforward	2,891	2,902
Unrealized loss on commodity derivatives	3,892	—
Lease obligations	1,144	2,303
Property, plant and equipment	29	—
Basis of oil and gas properties	33,371	29,724
Other assets	543	1,948
Total deferred tax assets	114,714	142,251
Valuation allowance	(113,571)	(139,662)
Deferred tax assets, net	1,143	2,589

Deferred tax liabilities:
Unrealized gain on commodity derivatives	—	(484)
Property, plant and equipment	—	(33)
Lease assets	(1,143)	(2,294)
Total deferred tax liabilities	(1,143)	(2,811)
Deferred tax liabilities, net	$—	$(222)

As of December 31, 2021, the Company had no unrecognized tax benefits. The Company believes there are no new items, nor changes in facts or judgments that should impact the Company’s tax position. Given the substantial NOL carryforwards at both the federal and state levels, it is anticipated that any changes resulting from a tax examination would simply adjust the carryforwards, and would not result in significant interest expense or penalties. The Company's US federal and state tax returns filed since December 31, 2018 and December 31, 2017, respectively, remain subject to examination by tax authorities. The Company's Australian tax returns filed since December 31, 2017 also remain subject to examination.

Proxy Statement	SilverBow Resources, Inc. | B-29

NOTE 10 — DERIVATIVE FINANCIAL INSTRUMENTS
Commodity Derivatives
The Company uses derivative instruments to mitigate volatility in commodity prices.  While the use of these instruments limits the downside risk of adverse price changes, their use may also limit future cash flow from favorable price changes.  The Exit Facilities credit agreement requires the Company to hedge at least 75% of the reasonably projected oil and gas production from the Proved Reserves classified as “Developed Producing Reserves” for the first 12 months following the Exit Facility effective date, and at least 50% of the reasonably projected production from the Proved Reserves for months 13-36.
As of December 31, 2021, the Company had oil and natural gas swaps and collars in place. For collars, the Company receives the difference between the published index price and a floor price if the index price is below the floor price, or pays the difference between the ceiling price and the index price if the index price is above the ceiling price.  No amounts are paid or received if the index price is between the floor and the ceiling prices. By using a collar, the minimum and maximum prices on the underlying production are fixed.
A summary of the Company’s commodity derivative positions as of December 31, 2021 follows:

Oil Swaps - WTI (1)
Year	Volumes (Bbl)	Weighted Average Price per Bbl
2022	597,000	$61.08
2023	234,750	$53.80

Oil Collars - WTI
Year	Volumes (Bbl)	Weighted Average Price per Bbl - Floor	Weighted Average Price per Bbl - Ceiling
2022	228,000	$40.00	$66.00
2023	224,250	$42.87	$61.52
2024	134,300	$45.00	$60.72

Natural Gas Swaps	Price Swaps - HH(2)		Price Swaps - HSC(3)
Year	Volumes (MMBtu)	Weighted Average Price per MMBtu	Volumes (MMBtu)	Weighted Average Price per MMBtu
2022	1,514,600	$3.18	609,000	$2.80
2023	680,000	$2.51	240,000	$2.64
2024	265,000	$2.67
The following is a list of index prices:
(1) WTI crude oil as quoted on NYMEX.
(2)Henry Hub (“HH”) natural gas as quoted on the NYMEX.
(3)Houston Ship Channel (“HSC”) natural gas as quoted in Platt’s Inside FERC.

Offsetting of Derivative Assets and Liabilities.
The Company nets its financial derivative instrument fair value amounts executed with the same counterparty pursuant to ISDA master agreements, which provide for net settlement over the term of the contract and in the event of default or termination of the contract.  The following tables summarize the location and fair value amounts of all the Company’s derivative instruments in the consolidated balance sheets, as well as the gross recognized derivative assets, liabilities and amounts offset in the consolidated balance sheets (in thousands):

B-30 | SilverBow Resources, Inc.	Proxy Statement

		Successor
		December 31, 2021
	Balance Sheet Classification	Gross Recognized Assets/Liabilities	Gross Amounts Offset	Not Recognized Fair Value Assets/Liabilities
DERIVATIVE ASSETS:
Current:
Commodity contracts	Derivative financial instruments	$188	$(188)	$—
Total derivative assets		188		—

DERIVATIVE LIABILITIES:
Current:
Commodity contracts	Derivative financial instruments	10,843	(188)	10,655
Long-term:
Commodity contracts	Derivative financial instruments	7,370	—	7,370
Interest rate
Total derivative liabilities		$18,213		$18,025

		Predecessor
		December 31, 2020
	Balance Sheet Classification	Gross Recognized Assets/Liabilities	Gross Amounts Offset	Not Recognized Fair Value Assets/Liabilities
DERIVATIVE ASSETS:
Current:
Commodity contracts	Derivative financial instruments	$3,640	$(997)	$2,643
Long-term:
Commodity contracts	Derivative financial instruments	—	—	—
Total derivative assets		3,640		2,643

DERIVATIVE LIABILITIES:
Current:
Commodity contracts	Derivative financial instruments	1,398	(997)	401
Long-term:
Commodity contracts	Derivative financial instruments	—	—	—
Total derivative liabilities		$1,398		$401

Proxy Statement	SilverBow Resources, Inc. | B-31

		Gain (Loss) Recognized in Income
		Successor	Predecessor
Not designated as ASC 815 Hedges	Statement of Operations Classification	For the period April 23 - December 31, 2021	For the period January 1 - April 22, 2021	Year ended December 31, 2020
Commodity contracts	Loss on commodity derivative financial instruments	$(28,140)	$(15,546)	$52,232
Interest rate swap	Interest expense	—	—	(3,325)
		$(28,140)	$(15,546)	$48,907
Contingent Features in Financial Derivative Instruments.
None of the Company’s derivative instruments contain credit-risk related contingent features. Most of the counterparties to the Company’s financial derivative contracts are high credit-quality financial institutions and that are lenders under Sundance’s credit agreement. The Company generally uses credit agreement participants to hedge with, since these institutions are secured equally with the holders of Sundance’s bank debt, which eliminates the need to post collateral when Sundance is in a derivative liability position. The Company is not required to post letters of credit or corporate guarantees for its derivative counterparties in order to secure contract performance obligations.
Refer to Note 11 for additional information regarding the valuation of derivative instruments.
NOTE 11 — FAIR VALUE MEASUREMENT
The Company follows ASC 820, which establishes a three-level valuation hierarchy for disclosure of fair value measurements.  The valuation hierarchy categorizes assets and liabilities measured at fair value into one of three different levels depending on the observability of the inputs employed in the measurement.  The three levels are defined as follows:
Level 1:    Quoted prices (unadjusted) for identical assets or liabilities in active markets.
Level 2:    Inputs other than quoted prices included within Level 1 that are either directly or indirectly observable for the asset or liability, including quoted prices for similar assets or liabilities in active markets, quoted prices for identical or similar assets or liabilities in inactive markets, inputs other than quoted prices that are observable for the asset or liability and inputs that are derived from observable market data by correlation or other means.
Level 3:    Inputs for the asset or liability that are not based on observable market data (unobservable inputs).
The Level within which the financial asset or liability is classified is determined based on the lowest level of significant input to the fair value measurement. The financial assets and liabilities measured at fair value on a recurring basis in the consolidated balance sheets are grouped into the fair value hierarchy as follows (in thousands):

	Successor
	December 31, 2021
	Level 1	Level 2	Level 3	Total
Assets measured at fair value
Derivative commodity contracts	$—	$—	$—	$—
Liabilities measured at fair value
Derivative commodity contracts	—	(18,025)	—	(18,025)
Net fair value	$—	$(18,025)	$—	$(18,025)

B-32 | SilverBow Resources, Inc.	Proxy Statement

	Predecessor
	December 31, 2020
	Level 1	Level 2	Level 3	Total
Assets measured at fair value
Derivative commodity contracts	$—	$2,643	$—	$2,643
Liabilities measured at fair value
Derivative commodity contracts	—	(401)	—	(401)
Net fair value	$—	$2,242	$—	$2,242

During the years ended December 31, 2021 and 2020, there were no transfers between Level 1 and Level 2 fair value measurements, and no transfer into or out of Level 3 fair value measurements.
Measurement of Fair Value
a)Derivatives
The Company’s derivative instruments consist of commodity contracts (primarily swaps and collars) and interest rate swaps (terminated in December 2020). The Company utilizes present value techniques and option-pricing models for valuing its derivatives. Inputs to these valuation techniques include published forward prices, volatilities, and credit risk considerations, including the incorporation of published interest rates and credit spreads. All of the significant inputs are observable, either directly or indirectly; therefore, the Company’s derivative instruments are included within the Level 2 fair value hierarchy.
b)           Credit Facilities
As of December 31, 2021, the Successor had $30 million of principal debt outstanding on its Second Out Term Loan and $81.1 million of principal debt outstanding on its Revolving Facility, respectively. Both credit facilities were entered into during 2021 and their carrying value approximates fair value as of December 31, 2021.
c)           Other Financial Instruments
The carrying amounts of cash, accounts receivable, accounts payable, and accrued liabilities approximate fair value due to their short-term nature.
d)      Non-recurring Fair Value Measurements
The Company applies the provisions of the fair value measurement standard on a non-recurring basis to its non-financial assets and liabilities, including oil and gas properties.
On the Emergence Date, the Company emerged from the Chapter 11 Cases and adopted fresh start accounting, which resulted in the Company becoming a new entity for financial reporting purposes.  Upon the adoption of fresh start accounting, the Company’s assets and liabilities were recorded at their fair values as of April 23, 2021. Refer to Note 2 for a discussion of the fair value approaches used by the Company.
During the year ended December 31, 2020, the Company wrote down the value of its proved oil and gas properties to the estimated fair value, using the income approach analyses based on the net discounted future cash flows from the producing properties. Unobservable inputs (Level 3) included (1) estimates of future oil and gas production from the Company’s reserve reports, (2) commodity prices which were based on estimated future market prices with reference to forward curves as of September 30, 2020 (3) operating and development costs, (3) expected future development plans for the properties and (4) risk adjustment factors applied to proved undeveloped, probable and possible reserves and (5) discount rates representing the cost of capital.
NOTE 12 – PAYCHECK PROTECTION PROGRAM
In connection with the Paycheck Protection Program (“PPP”) established by the Coronavirus Aid, Relief, and Economic Security Act, the Company borrowed approximately $1.9 million on May 12, 2020. The full amount of the PPP loan was forgiven in May 2021.
During the year ended December 31, 2020, the Company determined that it was probable it would meet the conditions required for loan forgiveness and accounted for the PPP note as an in substance government grant. The

Proxy Statement	SilverBow Resources, Inc. | B-33

borrowings of $1.9 million were recorded as a reduction to general and administrative expenses during the year ended December 31, 2020. The receipt of the PPP note is included in operating cash flows on the consolidated statement of cash flows for the year ended December 31, 2020.
NOTE 13 — EQUITY
For the period from January 1 – April 22, 2021 and the year ended December 31, 2020, the Predecessor recognized stock-based compensation expense of $0.1 million and $0.3 million, respectively, related to RSUs.
2021 Long-Term Incentive Plan
The Successor adopted the Sundance Energy Inc. 2021 Stock Incentive Plan providing for the issuance from time to time, as approved by the new board of directors, of equity and equity-based awards, in the aggregate and on a fully-diluted basis, of up to 41,203 shares of new common stock, representing 6% of the new common stock issued or to be issued as of the Emergence Date. No awards have been granted under the 2021 Long-Term Incentive Plan.
2020 Long-Term Incentive Plan
In July 2020, the Predecessor’s stockholders approved the Sundance Energy Inc. 2020 Equity Incentive Plan (the “2020 Plan”) at the Company’s 2020 Annual Meeting of Stockholders. The 2020 Plan allowed the Predecessor’s Board to grant stock options, stock appreciation rights, restricted stock, dividend equivalents, restricted stock units and other stock or cash-based awards to the Company’s employees, consultants and directors, subject to criteria as determined by the Predecessor’s Board. The 2020 Plan provided an initial pool of 750,000 shares of the Company’s common stock for issuance. No RSUs were granted under the 2020 Plan.
The 2020 Plan served as a replacement to the long-term incentive plan of the Company’s predecessor, Sundance Energy Australia Limited (“SEAL”), which such long-term incentive plan was suspended in connection with the Company’s re-domiciliation in November 2019 to the United States from Australia. Sundance Energy Inc. assumed SEAL’s obligations with respect to the settlement of the RSUs that were granted pursuant to SEAL’s plan prior to the effective date of the re-domiciliation. Accordingly, the RSUs were settled in shares of common stock of Sundance Energy Inc. rather than ordinary shares of SEAL. All outstanding shares were cancelled as of the Emergence Date.
RSU information is summarized below:

		Weighted Average
		Fair Value at
	Number of RSUs	Grant Date
Non-vested RSUs at December 31, 2019 (Predecessor)	84,929	$22.97
Granted	—	$—
Vested	(871)	$50.38
Cancelled/forfeited	(76,958)	$22.61
Non-vested RSUs at December 31, 2020 (Predecessor)	7,100	$19.38
Cancelled/forfeited	(7,100)	$19.38
Non-vested RSUs at April 22, 2021 (Predecessor)	—	$—
NOTE 14 —COMMITMENTS AND CONTINGENCIES
Marketing, Gathering, Processing and Transportation Commitments
In 2018, the Predecessor entered into contracts with a large midstream company to gather, process, transport and market oil, NGL and natural gas production for certain acquired properties. The contracts contain a Minimum Revenue Commitment (“MRC”) that requires payment of minimum annual fees for those services. Fixed fees are expensed as incurred and settled with the purchaser on a monthly basis. If, at the end of each calendar year, the Company fails to satisfy the MRC, the Company is required to pay a shortfall. If the volumes and associated fees under a contract exceed the MRC for any contractual year, the overage can be applied to reduce the commitment under that contract, if any, in the following year. The MRC for the years ended December 31, 2021 and 2020 totaled $21.4 million and $21.8 million, respectively, and it realized deficiency fees of $13.6 million and

B-34 | SilverBow Resources, Inc.	Proxy Statement

$8.0 million, respectively. $4.4 million of the 2021 deficiency was recorded as contra revenue in oil revenue and $9.2 million was recorded as gathering, processing and transportation expense on the consolidated statement of operations.
The total remaining MRC is as follows (in thousands):

2022
Hydrocarbon gathering and handling agreement	$6,894
Crude oil and condensate purchase agreements	4,458
Total MRC	$11,352
Litigation
The Company is involved in various legal proceedings in the ordinary course of business, and recognizes a contingent liability when it is probable that a loss has been incurred and the amount of the loss can be reasonably estimated. While the outcome of these lawsuits and claims cannot be predicted with certainty, it is the opinion of management that, as of the date of this report, it is not probable that these claims and litigation will have a material adverse impact on the Company. Accordingly, no material amounts for loss contingencies associated with litigation, claims or assessments have been accrued as of December 31, 2021.
NOTE 15 —SUBSEQUENT EVENTS
On April 13, 2022, the Company entered into a purchase and sale agreement with SilverBow Resources, Inc. (the “Buyer”), to sell its oil and gas properties, for a purchase price of $354 million, consisting of cash of $225 million and 4.1 million shares of Buyer’s common stock, valued at $129 million (based on its 30-day volume weighted average price as of April 8, 2022), subject to customary adjustments. In addition, the Company may receive up to $15 million of contingent payments based on future commodity prices. If the WTI oil price averages or is greater than $95 per barrel for the period April 13- December 31, 2022, the Company would receive an additional cash payment of $7.5 million. If the WTI oil prices averages or is greater than $85 per barrel during 2023, the Company would receive an additional cash payment of $7.5 million.
The transaction has an effective date of May 1, 2022, and is subject to approval by SilverBow shareholders. The Company expects the transaction to close in July 2022.
************

Proxy Statement	SilverBow Resources, Inc. | B-35

DESCRIPTION OF BUSINESS OF SUNDANCE (UNAUDITED)
General

Sundance is a privately held, onshore independent oil and natural gas company focused on the development, production and exploration of large, repeatable resource plays in North America. Its operations consist primarily of drilling and production from unconventional horizontal wells targeting the Eagle Ford formation in South Texas. Unless otherwise specified, all references in this section to "Sundance" are to Sundance Energy Inc. and its wholly-owned subsidiaries, SEA Eagle Ford, LLC and Armadillo E&P, Inc., as well as Sundance Energy Australia Limited and New Standard Energy PEL570 Limited, through January 2021, at which time they were dissolved.
Oil and Natural Gas Properties
Description of Properties
All of Sundance’s operations and assets are located in the Eagle Ford formation in South Texas. Since entering the Eagle Ford play in 2014, Sundance has built a strong asset base that includes approximately 39,000 net acres targeting the Eagle Ford, through a combination of property acquisitions and development of proved reserves. As of December 31, 2021, Sundance operated approximately 95.7% of its net producing wells and its average working interest in its operated wells was approximately 97.5%.
Estimated Proved Reserves
The following table presents summary information regarding Sundance’s estimated net proved oil, natural gas and natural gas liquid reserves ("NGL") as of December 31, 2021 and 2020. These estimates of Sundance’s net proved reserves are based on reserve reports prepared by Ryder Scott Company, L.P., Sundance’s independent petroleum engineers, in accordance with the rules and regulations of the SEC regarding oil and natural gas reserve reporting. All of the reserves were located in the Eagle Ford.

	As of December 31,
	2021	2020
Estimated proved reserves:
Oil (MBbls)	27,594	28,898
Natural gas (MMcf)	59,796	50,145
NGL (MBbls)	9,832	8,171
Total estimated proved reserves (MBoe)	47,392	45,427
Estimated proved developed reserves:
Oil (MBbls)	9,676	12,156
Natural gas (MMcf)	15,499	22,667
NGL (MBbls)	2,525	3,401
Total estimated proved developed reserves (MBoe)	14,784	19,335
Estimated proved undeveloped reserves:
Oil (MBbls)	17,918	16,742
Natural gas (MMcf)	44,297	27,478
NGL (MBbls)	7,307	4,770
Total estimated proved undeveloped reserves (MBoe)	32,607	26,092
PV‑10 (in thousands)	$437,547	$231,094
Standardized Measure (in thousands)	$412,868	$230,804

Reserve engineering is and must be recognized as a subjective process of estimating volumes of economically recoverable oil, natural gas and NGLs that cannot be measured in an exact manner. The accuracy of any reserve estimate is a function of the quality of available data and of engineering and geological interpretation. As a result, the estimates of different engineers may vary and are subject to change with additional data. Furthermore, the results of drilling, testing and production may justify revisions of such estimates. Accordingly, reserve estimates often differ from the quantities of oil, natural gas and NGLs that are ultimately recovered.

B-36 | SilverBow Resources, Inc.	Proxy Statement

Estimates of economically recoverable oil and natural gas and of future net revenues are based on a number of variables and assumptions, all of which may vary from actual results, including geologic interpretation, operational changes, regulatory changes, environmental protection, prices and costs, and reservoir performance.
PV-10
Certain of Sundance’s oil and natural gas reserve disclosures are presented on a PV-10 basis. PV-10 is the estimated present value of the future cash flows less future development and production costs from Sundance’s proved reserves before income taxes discounted using a 10% discount rate. PV-10 may be considered a non-GAAP financial measure as defined by the SEC because it does not include the effects of future income taxes, as is required in computing the standardized measure of discounted future net cash flows (the “Standardized Measure”). Sundance believes that PV-10 is an important measure that can be used to evaluate the relative significance of Sundance’s oil and natural gas properties and is widely used by securities analysts and investors when evaluating oil and gas companies. Because many factors that are unique to each individual company impact the amount of future income taxes to be paid, Sundance believes that the use of a pre-tax measure provides greater comparability of assets when evaluating companies. Investors should be cautioned that neither PV-10 nor Standardized Measure represent an estimate of the fair market value of Sundance’s proved reserves.
The following table provides a reconciliation of PV-10 to Standardized Measure (in thousands):

	As of December 31,
	2021	2020

Standardized Measure	$412,868	$230,804
Present value of future income tax discounted at 10% (1)	24,679	290
PV‑10 of proved reserves	$437,547	$231,094
(1) As of December 31, 2021 the estimated taxable income to be generated from 2021 year-end reserves was expected to be significantly offset by net operating loss carryforwards.

Proved Undeveloped Reserves
The following table summarizes Sundance’s changes in proved undeveloped (“PUD”) reserves during the years ended December 31, 2021:

PUD Reserves
(MBOE)
As of December 31, 2020	26,092
Extensions and discoveries	11,744
Sales of reserves in place	—
Revisions of prior estimates	(2,864)
Conversion of proved undeveloped to proved developed	(2,365)
As of December 31, 2021	32,607

During the year ended December 31, 2021, Sundance incurred capital expenditures of approximately $32.8 million to convert proved undeveloped reserves to proved developed reserves. The remainder of capital expenditures for its proved properties for the period were primarily related to infrastructure and installation of artificial lift on proved developed producing reserves.

Proxy Statement	SilverBow Resources, Inc. | B-37

Acreage
Sundance had the following developed, undeveloped and total acres as of December 31, 2021:

	Developed		Undeveloped		Total
	Gross	Net	Gross	Net	Gross	Net
Eagle Ford (1)	17,051	14,933	28,539	23,826	45,590	38,759
(1) As discussed in Note 3, in Sundance’s Notes to Consolidated Financial Statements included elsewhere in this proxy statement, as of December 31, 2021, Sundance’s oil and gas properties were classified as held for sale.
Production and Pricing
The following table presents historical information about Sundance’s produced oil and gas volumes:

	Successor	Predecessor	Predecessor
	for the Period from April 23 through December 31, 2021	For the Period from January 1 through April 22, 2021	Year ended December 31, 2020
Net Sales Volumes:
Oil (MBbls)	1,034.1	520.0	2,104.8
Natural gas (MMcf)	1,564.0	899.4	3,969.0
NGL (MBbls)	303.2	121.7	539.8
Oil equivalent (MBoe)	1,597.9	791.6	3,306.1
Average daily volumes (Boe/d)	6,316	7,068	9,033
Average Sales Price
Oil (per Bbl) (1)	$66.43	$54.03	$36.36
Natural gas (per Mcf)	3.70	4.25	1.99
NGL (per MBbls)	30.73	23.74	13.69
Average equivalent price (per Boe)	52.44	43.97	27.77
Expenses (per Boe):
Lease operating and workover expense	$14.30	$12.37	$7.62
Gathering, processing and transportation expense (2)	9.65	3.49	6.15
Production tax expense	3.51	2.99	1.65
Total operating expenses	$27.46	$18.85	$15.42
(1) The realized oil price in the Successor Period and 2021 Predecessor Period includes the impact of the minimum revenue commitment deficiency fees incurred under Sundance’s crude oil and condensate purchases agreements of $2.93/Bbl and $2.67/Bbl, respectively.
(2) The Successor Period and year ended December 31, 2020, includes minimum revenue commitment deficiency fees incurred under Sundance’s hydrocarbon gathering and handling agreement of $5.77 and $2.42 per Boe, respectively.
Producing Wells
Sundance had the following producing wells as of December 31, 2021:

			Natural Gas
	Oil Wells		Wells		Total Wells
	Gross	Net	Gross	Net	Gross	Net
Eagle Ford	248	210.0	8	1.9	256	211.9
(1) As discussed in Note 3, in Sundance’s Notes to Consolidated Financial Statements included elsewhere in this proxy statement, as of December 31, 2021, Sundance’s oil and gas properties were classified as held for sale.

B-38 | SilverBow Resources, Inc.	Proxy Statement

Drilling Activity
The following table summarizes Sundance’s drilling activity for the fiscal years ended December 31, 2021 and 2020:

	Year ended December 31,
	2021		2020
	Gross	Net	Gross	Net
Development wells
Oil	8	8.0	11	8.2
Natural Gas	—	—	—	—
Dry	—	—	—	—
Total Wells	8	8.0	11	8.2

Sundance did not drill any exploratory wells during the years ended December 31, 2021 and 2020.

Proxy Statement	SilverBow Resources, Inc. | B-39

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS (UNAUDITED)
General
Sundance is an onshore independent oil and natural gas company focused on the development, production and exploration of large, repeatable resource plays in North America. Its operations are located in the Eagle Ford formation in south Texas. Unless otherwise specified, all references in this section to "Sundance" are to Sundance Energy Inc. and its wholly-owned subsidiaries, SEA Eagle Ford, LLC, and Armadillo E&P, Inc., as well as Sundance Energy Australia Limited and New Standard Energy PEL570 Limited, through January 2021, at which time they were dissolved.
After the Emergence Date, the application of fresh start accounting resulted in a new basis of accounting and Sundance becoming a new entity for financial reporting purposes. As a result, the consolidated financial statements after the Emergence Date are not comparable to the consolidated financial statements before that date and the historical financial statements on or before the Emergence Date are not a reliable indicator of Sundance’s financial condition and results of operations for any period after Sundance’s adoption of fresh start accounting. Refer to Note 2 in Sundance’s Notes to Consolidated Financial Statements included elsewhere in this Proxy Statement. References to “Successor” refer to Sundance’s financial position and results of operations after the Emergence Date. References to “Predecessor” refer to Sundance’s financial position and results of operations on or before the Emergence Date. References to “2021 Successor Period” refer to the period from April 23, 2021 through December 31, 2021. References to “2021 Predecessor Period” refer to the period January 1, 2021 through April 22, 2021. Although GAAP requires that we report on our results for the 2021 Successor Period and the 2021 Predecessor Period separately, in certain circumstances management views our 2021 operating results by combining the results of the applicable Predecessor and Successor periods in order to provide the most meaningful comparisons to current and prior periods (such combined period, the “2021 Combined Period”).
Year Ended December 31, 2021 Compared to the Year Ended December 31, 2020
Revenues and Sales Volume. The following table provides the components of Sundance’s revenues for the 2021 Successor Period, the 2021 Predecessor Period and the year ended December 31, 2020, as well as each period’s respective sales volumes:

	Successor	Predecessor	Non-GAAP	Predecessor
Revenue (In $ ’000s):	For the Period from April 23 through December 31, 2021	For the Period from January 1 through April 22, 2021	Continued Year ended December 31, 2021	Year ended December 31 2020	Change in $
Oil sales	$68,694	$28,096	$96,790	$76,533	$20,257
Natural gas sales	5,784	3,826	9,610	7,887	1,723
NGL sales	9,318	2,890	12,208	7,392	4,816
Product revenue	$83,796	$34,812	$118,608	$91,812	$26,796

	Successor	Predecessor	Non-GAAP	Predecessor
Net sales volumes:	For the Period from April 23 through December 31, 2021	For the Period from January 1 through April 22, 2021	For the Combined Period December 31, 2021	Year ended December 31, 2020	Change
Oil (Bbls)	1,034,063	520,016	1,554,079	2,104,758	(550,679)
Natural gas (Mcf)	1,563,971	899,362	2,463,333	3,969,000	(1,505,667)
NGL (Bbls)	303,200	121,729	424,929	539,828	(114,899)
Oil equivalent (Boe)	1,597,924	791,639	2,389,563	3,306,086	(916,523)
Average daily sales volumes (Boe/d)	6,316	7,068	6,547	9,033	(2,486)

For the 2021 Combined Period, total revenues increased by $26.8 million or 29% compared to 2020. The total volume of revenues produced and sold decreased by 916,523 Mboe or 28% due to normal field production decline and the timing of our 2021 drilling program. Sundance was unable to commence its 2021 drilling program until after its emergence from the Chapter 11 Cases. Sundance brought 8.0 net operated wells onto production in December 2021.

B-40 | SilverBow Resources, Inc.	Proxy Statement

Operating Expenses: The following table provides a summary of Sundance’s operating expenses on a per BOE basis:

	Successor	Predecessor	Non-GAAP	Predecessor
Selected per Boe metrics	For the Period from April 23 through December 31, 2021	For the Period from January 1 through April 22, 2021	Combined Year ended December 31, 2021	Year ended December 31, 2020	Change
Total oil, natural gas and NGL revenues (price received)	$52.44	$43.97	$49.64	$27.77	$21.87
Effect of commodity derivatives on average price	(12.36)	(4.63)	(9.80)	15.25	(25.05)
Total oil, natural gas and NGL revenues (price realized)	40.08	39.34	39.84	43.02	(3.18)
Lease operating expense (1)	(11.71)	(11.02)	(11.48)	(6.80)	(4.68)
Workover expense (1)	(2.59)	(1.35)	(2.18)	(0.82)	(1.36)
Gathering, processing and transportation expense	(9.65)	(3.49)	(7.61)	(6.15)	(1.46)
Production taxes	(3.51)	(2.99)	(3.34)	(1.65)	(1.69)
Depreciation, depletion and amortization (2)	(18.48)	(15.90)	(17.63)	(23.83)	6.20
General and administrative expense	$(3.69)	$(13.60)	$(6.98)	$(6.70)	$(0.28)
(1) Lease operating expense and workover expense are included together in lease operating and workover expenses on the consolidated statement of operations.
(2) Excludes depreciation related to corporate assets.

Lease operating and workover expense. Sundance’s lease operating and workover expense increased by $7.4 million (30%) to $32.6 million for the 2021 Combined Period from $25.2 million in the prior year, and increased $6.04 per Boe to $13.66 per Boe from $7.62 per Boe.
Gathering, processing and transportation expense (“GP&T”). GP&T decreased by $2.2 million ($1.46 per Boe) to $18.2 million ($7.61 per Boe) for the 2021 Combined Period as compared to $20.3 million ($6.15 per Boe) for the year ended December 31, 2020. Approximately $9.0 million and $12.4 million of the GP&T expense was incurred in normal course under various midstream agreements for the 2021 Combined Period and the year ended December 31, 2020, respectively, and the remainder of the expense was related to minimum revenue commitment shortfalls, as discussed below.
Certain of Sundance’s midstream agreements contain MRCs related to fees due on oil, natural gas and NGL volumes gathered, processed and/or transported. Under the terms of the contracts, if Sundance fails to pay fees equal to or greater than the MRC under any of the contracts, it is required to pay a deficiency payment equal to the shortfall. MRC commitment totaled $21.4 million and $21.8 million for the years ended December 31, 2021 and 2020, respectively. The shortfall under the hydrocarbon gathering and handling agreement totaled $9.2 million ($3.86 per Boe) and $8.0 million ($2.42 per Boe) for the 2021 Combined Period and the year ended December 31, 2020, respectively. The increase in the shortfall year over year was the result of the lower production volumes due largely to the timing of the 2021 drilling program. During the Combined Period 2021, Sundance also incurred a $4.4 million shortfall under the crude oil and condensate purchase agreements. This component of the shortfall was recorded as a reduction to oil revenue.
Production taxes. Sundance’s production taxes increased by $2.5 million (47%) to $8.0 million for the 2021 Combined Period from $5.4 million for the prior year, which was driven by its overall increase in revenue. Production taxes were 6.7% and 5.9% of total revenue for the 2021 Combined Period and 2020. In 2020, Sundance recorded a severance tax refund related to prior periods of $1.1 million (received in 2021), which lowered the effective tax rate for that period.
Depletion, depreciation and amortization expense (“DD&A”). Sundance’s DD&A expense related to proved oil and natural gas properties decreased by $36.7 million (47%) to $42.1 million for 2021 Combined Period from $78.8 million for the prior year. On a per Boe basis, DD&A decreased to $17.63 per Boe for the 2021

Proxy Statement	SilverBow Resources, Inc. | B-41

Combined Period compared to $23.83 per Boe in 2020, primarily due to the impairment write-down of proved oil and gas properties the third quarter of 2020, and the application of fresh start accounting upon emergence from the Company’s Chapter 11 Cases, under which Sundance adjusted the carrying value of its oil and gas properties down to their fair values on the Emergence Date.
Impairment expense. Sundance recorded no impairment expense for the 2021 Combined Period and $331.9 million of impairment expense for the year ended December 31, 2020.
General & Administrative expense (“G&A”). G&A decreased by $5.5 million (25%) to $16.7 million for the 2021 Combined Period as compared to $22.1 million for the prior year. The 2021 Combined Period includes legal and advisory fees of $6.9 million related to debt restructuring and pre-bankruptcy activity incurred prior to the commencement of its Chapter 11 Cases.
Gain/loss on commodity derivative financial instruments. Sundance’s commodity derivative contracts are marked to market at the end of each reporting period with the changes in fair value being recognized as gain (loss) on commodity derivative financial instruments, net. Cash flow, however, is only impacted by the monthly settlements paid to or received by the counterparty, which are also recorded as gain (loss) on commodity derivative financial instruments, net. The components of gain (loss) on commodity derivative financial instruments was as follows (in thousands):

	Successor	Predecessor	Non-GAAP	Predecessor
	For the Period from April 23 through December 31, 2021	For the Period from January 1 through April 22, 2021	Combined Year ended December 31, 2021	Year ended December 31, 2020	Change in $
Unrealized gains (losses)	$(8,390)	$(11,877)	$(20,267)	$1,803	$22,070
Realized gains (losses)	(19,750)	(3,669)	(23,419)	50,429	73,848
Total	$(28,140)	$(15,546)	$(43,686)	$52,232	$95,918

Interest expenses, net of amounts capitalized. The components of interest expense, net of amounts capitalized was as follows (in thousands):

	Successor	Predecessor	Non-GAAP	Predecessor
	For the Period from April 23 through December 31, 2021	For the Period from January 1 through April 22, 2021	Combined Year Ended December 31, 2021	Year ended December 31, 2020	Change in $
Interest expense and fees on long-term debt and other	$5,555	$13,546	$19,101	$32,099	$(12,998)
Amortization of debt issuance costs	996	962	1,958	3,598	(1,640)
Expense incurred with debt modification	—	—	—	1,199	(1,199)
Loss on interest rate swap	—	—	—	3,324	(3,324)
Capitalized interest	(270)	—	(270)	(711)	441
Total	$6,281	$14,508	$20,789	$39,509	$(18,720)

Income Tax Benefit. The components of Sundance’s provision for income tax benefit and its effective income tax rates were as follows (in thousands):

	Successor	Predecessor	Non- GAAP	Predecessor
	For the Period from April 23 through December 31, 2021	For the Period from January 1 through April 22, 2021	Combined Year ended December 31, 2021	Year ended December 31, 2020	Change in $
Current income tax benefit	$—	$—	$—	$85	$(85)
Deferred income tax benefit	—	222	222	6,916	(6,694)
Total income tax benefit	$—	$222	$222	$7,001	$(6,779)
Effective tax rate	—%	(1.4)%	1.4%	1.9%

B-42 | SilverBow Resources, Inc.	Proxy Statement

Refer to Note 9 in Sundance’s Notes to Consolidated Financial Statements for a reconciliation of the effective tax rate to the statutory rate (21%).
Other income (expense). During the 2021 Combined Period, Sundance realized a loss of $1.2 million related to the $4.2 million receivable due from the buyer of its Dimmit County assets in 2019. The buyer had disputed certain of the post-closing adjustments and litigation over this matter was finalized in late 2021.
On June 12, 2020, Sundance conveyed its interest in the petroleum exploration license 570 located in the PEL570 to the property’s operator. At the time of the conveyance, Sundance had accrued expenses related to exploratory drilling of approximately $3.7 million. As consideration for the property, the operator settled Sundance’s outstanding liability for $0.9 million. The property had previously been fully impaired, and therefore Sundance recognized a gain on the conveyance of $2.7 million for the year ended December 31, 2020, which is recorded in other income (expense) on the consolidated statement of operations. As a result of the conveyance, Sundance was also relieved of its commitment to fund any further exploratory drilling for PEL570.
Reorganization Items, Net. During the 2021 Predecessor Period, Sundance recognized a net gain of $50.7 million related to the Chapter 11 Cases consisting of (i) gains on settlement of the Predecessor Term Loan and related interest (converted to equity), (ii) fresh start accounting fair value adjustments, (iii) legal and professional advisory fees recognized between the Petition Date and the Emergence Date, (iv) the write-off of debt issuance costs associated with our Predecessor Term Loan and (v) write off of a directors and officers insurance policy. Sundance recognized an additional $0.6 million of legal and professional advisory fees in the 2021 Successor Period. Refer to Note 2 in Sundance’s Notes to Consolidated Financial Statements for additional discussion on the amounts recorded to reorganization items, net.
Liquidity and Capital Resources
Overview
On December 31, 2021, Sundance’s cash balance totaled $4.7 million and Sundance had a working capital deficit of $58.3 million (exclusive of its assets and liabilities held for sale).
Sundance’s liquidity is highly dependent on prices Sundance receives for the sale of oil, gas and NGLs that Sundance produces. Prices Sundance receives are determined by prevailing market conditions and greatly influence Sundance’s revenue, cash flow, profitability, ability to comply with financial and other covenants in its credit facilities, access to capital and future rate of growth. Sundance maintains a portfolio of derivative positions to help Sundance stabilize a portion of its expected cash flows from operations despite potential declines in the price of oil and natural gas. As of the date hereof, Sundance had oil derivatives in place covering an average of 2,812 Bbls per day for the period May 1, 2022 – December 31, 2022 at a weighted average floor price of $68.80.
Sources of Liquidity and Capital Resources
Historically, Sundance’s primary sources of liquidity have been borrowings under its credit facilities, cash flow from operations, and strategic dispositions of non-core oil and gas properties. Although Sundance cannot provide any assurance, Sundance believes cash flows from operating activities and availability under its second-out senior secured term loan credit facility ("Second Out Term Loan") and first-out senior secured revolving credit facility (the “Revolving Facility”) should be sufficient to meet its cash requirements inclusive of, but not limited to, normal operating needs, debt service obligations, planned capital expenditures and commitments for at least the next twelve months. From time to time, Sundance has also raised additional equity from investors. Sundance’s primary use of capital has been for the acquisition and development of oil and natural gas properties. At December 31, 2021, Sundance had outstanding borrowings on its Second Out Term Loan of $30.0 million and $81.1 million on the Revolving Credit Facility. At December 31, 2021, Sundance was compliance with all of the covenants under the Second Out Term Loan Facility and Revolving Facility.
Cash Flows
Cash provided by operating activities for the 2021 Combined Period was $2.5 million, a decrease of $30.5 million compared to the prior year ($33.1 million).

Proxy Statement	SilverBow Resources, Inc. | B-43

Capital Expenditures
The following table summarizes Sundance’s capital expenditures incurred (excluding changes related to its asset retirement obligation) for the 2021 Successor Period, the 2021 Predecessor Period and the year ended December 31, 2020 (in thousands):

	Successor	Predecessor	Non- GAAP	Predecessor
	For the Period from April 23 through December 31, 2021	For the Period from January 1 through April 22, 2021	Combined Year ended December 31, 2021	Year ended December 31, 2020	Change in $
Unproved	$—	$—	$—	$(15)	$15
Proved	45,942	885	46,827	40,925	5,902
Total	$45,942	$885	$46,827	$40,910	$5,917

Sundance’s capital expenditures for proved properties for the 2021 Combined Period increased 14% to $46.8 million, as compared to $40.9 million in the prior year. Capital expenditures were limited in both years under the credit agreements that were in place.
In 2021, Sundance’s drilling and completion costs totaled $37.9 million, which included costs to add 8.0 net producing wells, which were turned to sales in December 2021. Sundance also invested $6.1 million into shared facility projects and $2.4 million for artificial lift and other well enhancements on existing wells.
In 2020, Sundance’s drilling and completion costs totaled $34.8 million, which included costs to add 8.2 net producing wells, which were turned to sales in February 2020 (2.0 net operated wells) late June 2020 (4.0 net operated wells) and December (2.0 net operated wells). Sundance also invested $2.2 million into shared facility projects and $2.2 million for artificial lift and other well enhancements on existing wells.
Critical Accounting Policies and Estimates
Critical accounting policies are those that reflect significant judgments and uncertainties and that could potentially result in materially different results under different assumptions and conditions. For a detailed description of Sundance’s accounting policies, refer to Note 1 in Sundance’s Notes to the Consolidated Financial Statements included in this proxy statement for additional discussion on Sundance's significant accounting policies.

B-44 | SilverBow Resources, Inc.	Proxy Statement

ANNEX C

FAIRNESS OPINION OF BARCLAYS CAPITAL INC.

Proxy Statement	SilverBow Resources, Inc. | C-1

745 Seventh Avenue New York, NY 10019 United States

April 13, 2022

Board of Directors
SilverBow Resources, Inc.
920 Memorial City Way, Suite 850
Houston, Texas 77024

Members of the Board of Directors:
We understand that SilverBow Resources, Inc. (the “Company”) intends to enter into a transaction (the “Proposed Transaction”) with Sundance Energy, Inc. (“Sundance Energy”), Armadillo E&P, Inc. (“Armadillo”), SEA Eagle Ford, LLC (“SEA” and together with Sundance and Armadillo, collectively, “Sellers”), and SilverBow Resources Operating, LLC (“Buyer”), pursuant to which Buyer will purchase all of Sellers’ right, title and interest in and to certain oil and gas properties and related assets and contracts (such assets and contracts, collectively, “Sundance”) as specified in the Purchase and Sale Agreement, dated April 13, 2022, entered into by and among Sellers, Buyer and the Company (the “Agreement”) for an aggregate consideration consisting of (a) $225 million in cash (the “Cash Consideration”), (b) 4,148,472 shares of common stock (“Company Common Stock”), par value $0.01 per share, of the Company (the “Stock Consideration”) and (c) up to an additional $15 million in cash upon the satisfaction of certain conditions (the “Contingent Consideration” and, together with the Cash Consideration and the Stock Consideration, the “Merger Consideration”), in each case, subject to adjustment (as to which we express no opinion) as set forth in the Agreement. The terms and conditions of the Proposed Transaction are set forth in more detail in the Agreement. The summary of the Proposed Transaction set forth above is qualified in its entirety by the terms of the Agreement.
We have been requested by the Board of Directors of the Company to render our opinion with respect to the fairness, from a financial point of view, to the Company of the Merger Consideration to be paid by the Buyer in the Proposed Transaction. We have not been requested to opine as to, and our opinion does not in any manner address, the Company’s underlying business decision to proceed with or effect the Proposed Transaction or the likelihood of consummation of the Proposed Transaction. In addition, we express no opinion on, and our opinion does not in any manner address, the fairness of the amount or the nature of any compensation to any officers, directors or employees of any parties to the Proposed Transaction, or any class of such persons, relative to the consideration paid in the Proposed Transaction or otherwise. Our opinion does not address the relative merits of the Proposed Transaction as compared to any other transaction or business strategy in which the Company might engage.
In arriving at our opinion, we reviewed and analyzed: (1) the Agreement and the specific terms of the Proposed Transaction; (2) publicly available information concerning the Company and Sundance Energy that we believe to be relevant to our analysis, including the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2021, the Company’s March 2022 Corporate Investor Presentation and Sundance Energy’s Annual Report on Form 10-K for the fiscal year ended December 31, 2020; (3) financial and operating information with respect to the business, operations and prospects of the Company furnished to us by the Company, including financial projections of the Company prepared by management of the Company (the “Company Projections”); (4) financial and operating information with respect to the business, operations and prospects of Sundance Energy furnished to us by the Company, including financial projections of Sundance prepared by management of the Company and approved for our use by the Company (the “Sundance Projections”); (5) financial and operating information with respect to the business, operations and prospects of the Company pro forma for the consummation of the Proposed Transaction furnished to us by the Company, including financial projections prepared by management of the Company (the "Pro Forma Projections"); (6) the projected pro forma impact of the Proposed Transaction on the future financial performance of the Company, including cost savings, operating synergies and other strategic benefits expected by the management of the Company to result from a combination of the businesses (the "Expected Synergies"); (7) estimates of proved, probable and possible oil and gas reserves and resources for the Company as prepared by management of the Company and furnished to us by the Company (the “Company Resources Estimates”); (8) estimates of proved, probable and possible oil and gas

C-2 | SilverBow Resources, Inc.	Proxy Statement

reserves and resources for Sundance as prepared by the management of Sundance and as adjusted by management of the Company and furnished to us by the Company (such adjusted estimates, the “Sundance Resources Estimates”); (9) estimates of proved, probable and possible oil and gas reserves and resources for the Company pro forma for the consummation of the Proposed Transaction prepared by management of the Company and furnished to us by the Company (the “Pro Forma Resources Estimates”); (10) published estimates of independent research analysts with respect to the future financial performance and price targets of the Company; (11) commodity price assumptions and the outlook for future commodity prices published by independent information service providers and approved for our use by the Company (the “Pricing Assumptions”); (12) a trading history of the Company’s common stock from April 6, 2021 to April 6, 2022 and a comparison of that trading history with those of other companies that we deemed relevant; (13) a comparison of the financial terms of the Proposed Transaction with the financial terms of certain other recent transactions that we deemed relevant; (14) a comparison of the historical financial results and present financial condition of the Company and Sundance with each other and with those of other companies that we deemed relevant; (15) the relative contributions of the Company and Sundance to the historical and future financial performance of the combined company on a pro forma basis; and (16) an analysis of the Company’s liquidity profile on a stand-alone and pro forma basis. In addition, we have had discussions with the management of the Company and Sundance Energy concerning Sundance Energy’s business, operations, assets, liabilities, financial condition and prospects and with the management of the Company concerning its business, operations, assets, liabilities, financial condition and prospects and have undertaken such other studies, analyses and investigations as we deemed appropriate.
In arriving at our opinion, we have assumed and relied upon the accuracy and completeness of the financial and other information used by us without any independent verification of such information (and have not assumed responsibility or liability for any independent verification of such information) and have further relied upon the assurances of the management of the Company that they are not aware of any facts or circumstances that would make such information inaccurate or misleading. With respect to the Company Projections, the Sundance Projections and the Pro Forma Projections, upon the advice of the Company, we have assumed that such projections have been reasonably prepared on a basis reflecting the best currently available estimates and judgments of the management of the Company as to the future financial performance of the Company, Sundance and the Company pro forma for the consummation of the Proposed Transaction, respectively, and that the Company, Sundance and the Company pro forma will perform substantially in accordance with such projections. With respect to the Company Resources Estimates, we have discussed this report with the management of the Company and upon the advice and at the direction of the Company, we have assumed that the Company Resources Estimates are a reasonable basis on which to evaluate the Company’s oil and gas resources. With respect to the Sundance Resources Estimates, we have discussed this report with the management of the Company and upon the advice and at the direction of the Company, we have assumed that the Sundance Resources Estimates are a reasonable basis on which to evaluate Sundance’s oil and gas resources. With respect to the Pro Forma Resources Estimates, we have discussed this report with the management of the Company and upon the advice and at the direction of the Company, we have assumed that the Pro Forma Resources Estimates are a reasonable basis on which to evaluate the Company’s oil and gas resources pro forma for the consummation of the Proposed Transaction. Furthermore, upon the advice of the Company, we have assumed that the amounts and timing of the Expected Synergies are reasonable and that the Expected Synergies will be realized in accordance with such estimates. Upon the advice and at the direction of the Company, we have also assumed that the Pricing Assumptions are a reasonable basis on which to evaluate the future commodity pricing environment. We assume no responsibility for and we express no view as to any such projections or estimates or the assumptions on which they are based. Upon the advice of the Company, we have assumed that all of the Contingent Consideration that is to be paid pursuant to the Agreement will become payable. We assume no responsibility for and we express no view as to the likelihood of the achievement or satisfaction of the conditions necessary for the Contingent Consideration to become payable in accordance with the Agreement. In arriving at our opinion, we have not conducted a physical inspection of the properties and facilities of the Company or Sundance Energy and have not made or obtained any evaluations or appraisals of the assets or liabilities of the Company or Sundance Energy. Our opinion necessarily is based upon market, economic, regulatory and other conditions as they exist on, and can be evaluated as of, the date of this letter. We assume no responsibility for updating or revising our opinion based on events or circumstances that may occur after the date of this letter. We express no opinion as to the prices at which the Company Common Stock would trade following the announcement or consummation of the Proposed Transaction.
We have assumed the accuracy of the representations and warranties contained in the Agreement and all agreements related thereto. We have also assumed, upon the advice of the Company, that all material

Proxy Statement	SilverBow Resources, Inc. | C-3

governmental, regulatory and third party approvals, consents and releases for the Proposed Transaction will be obtained within the constraints contemplated by the Agreement and that the Proposed Transaction will be consummated in accordance with the terms of the Agreement without waiver, modification or amendment of any material term, condition or agreement thereof. We do not express any opinion as to any tax or other consequences that might result from the Proposed Transaction, nor does our opinion address any legal, tax, regulatory or accounting matters, as to which we understand that the Company has obtained such advice as it deemed necessary from qualified professionals.
Based upon and subject to the foregoing, we are of the opinion as of the date hereof that, from a financial point of view, the consideration to be paid by the Buyer in the Proposed Transaction is fair to the Company.
We have acted as financial advisor to the Company in connection with the Proposed Transaction and will receive fees for our services a portion of which is payable upon rendering this opinion and a substantial portion of which is contingent upon the consummation of the Proposed Transaction. In addition, the Company has agreed to reimburse a portion of our expenses and indemnify us for certain liabilities that may arise out of our engagement.   We have performed various investment banking services for the Company in the past, and expect to perform such services in the future, and have received, and expect to receive, customary fees for such services. We have not received investment banking fees from the Company or from Sundance Energy for the period beginning January 1, 2020 through the date hereof.
In addition, we and our affiliates in the past have provided, currently are providing, or in the future may provide, investment banking services to Morgan Stanley Capital Group Inc., Angelo Gordon & Co., L.P., Apollo Global Management, Inc., Ares Management Corporation (the “Sundance Stockholders”), Strategic Value Partners, LLC (the “Company Sponsor”) and certain of their respective affiliates and portfolio companies and have received or in the future may receive customary fees for rendering such services, including (i) having acted or acting as financial advisor to the Sundance Stockholders, the Company Sponsor and certain of their respective portfolio companies and affiliates in connection with certain mergers and acquisition transactions; (ii) having acted or acting as arranger, bookrunnner and/or lender for the Sundance Stockholders, the Company Sponsor and certain of their respective portfolio companies and affiliates in connection with the financing for various acquisition transactions; and (iii) having acted or acting as underwriter, initial purchaser and placement agent for various equity and debt offerings undertaking by the Sundance Stockholders, the Company Sponsor and certain of their respective portfolio companies and affiliates.
Barclays Capital Inc., its subsidiaries and its affiliates engage in a wide range of businesses from investment and commercial banking, lending, asset management and other financial and non-financial services. In the ordinary course of our business, we and our affiliates may actively trade and effect transactions in the equity, debt and/or other securities (and any derivatives thereof) and financial instruments (including loans and other obligations) of the Company, Sundance Energy and their respective affiliates for our own account and for the accounts of our customers and, accordingly, may at any time hold long or short positions and investments in such securities and financial instruments.

This opinion, the issuance of which has been approved by our Fairness Opinion Committee, is for the use and benefit of the Board of Directors of the Company and is rendered to the Board of Directors in connection with its consideration of the Proposed Transaction. This opinion is not intended to be and does not constitute a recommendation to any stockholder of the Company as to how such stockholder should vote with respect to the Proposed Transaction.

Very truly yours,
/s/ Barclays Capital Inc.
BARCLAYS CAPITAL INC.

C-4 | SilverBow Resources, Inc.	Proxy Statement

ANNEX D
VOTING AGREEMENT

Proxy Statement	SilverBow Resources, Inc. | D-1

Certain identified information has been excluded from this annex because it is both not material and is the type that the registrant treats as private or confidential.

VOTING AGREEMENT
This VOTING AGREEMENT (the “Voting Agreement”), dated as of April 13, 2022, is entered into by and between SilverBow Resources, Inc., a Delaware corporation (“SilverBow”), and SVMF 71 LLC, a Delaware limited liability company (the “Holder”).
W I T N E S S E T H:
WHEREAS, concurrently with the execution of this Voting Agreement, SilverBow and SilverBow Resources Operating, LLC, a Texas limited liability company and wholly-owned subsidiary of SilverBow, as buyers, will enter into that certain Purchase and Sale Agreement, dated as of the date hereof, with Sundance Energy, Inc., a Colorado corporation, Armadillo E&P, Inc., a Delaware corporation, and SEA Eagle Ford, LLC, a Texas limited liability company (collectivity, the “Sundance Entities”), as sellers (the “Purchase Agreement”);
WHEREAS, capitalized terms used in this Voting Agreement that are not defined in this Voting Agreement shall have the meanings given such terms in the Purchase Agreement;
WHEREAS, SilverBow has agreed, pursuant to and in accordance with the Purchase Agreement, to seek approval of the Transaction Proposals; and
WHEREAS, on the terms and subject to the conditions contained in this Voting Agreement, the Holder has agreed to support and vote in favor of the Transaction Proposals at any meeting held for voting on such proposals.
NOW, THEREFORE, in consideration of the premises and the mutual agreements herein contained, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:
1.    Holder Support. Prior to the Termination Date (as defined below), at the Stockholders Meeting or any other duly called meeting of the stockholders of SilverBow, or at any postponement or adjournment thereof, and in any action by written consent of the stockholders of SilverBow requested by the SilverBow Board or undertaken as contemplated by the Purchase Agreement, the Holder irrevocably and unconditionally agrees it shall:
(a)     (i) if a meeting is held, appear at each such meeting in person or by proxy or otherwise call all shares of SilverBow Common Stock beneficially owned by it to be counted as present thereat for purposes of calculating a quorum and (ii) vote (or cause to be voted), or execute and deliver a written consent (or cause a written consent to be executed and delivered) covering, all shares of SilverBow Common Stock beneficially owned by it in favor of each Transaction Proposal. Nothing in this Section 1 will prevent a representative of the Holder serving on the Board of Directors of SilverBow or any of its Affiliates from taking any action while acting in such person’s capacity as a director in accordance with his or her fiduciary duties as a director.
(b)    vote against (i) any other transaction, proposal or agreement in opposition to the adoption of a Transaction Proposal or in competition with a Transaction Proposal; and (ii) any other action that would reasonably be expected to prevent any of the transactions contemplated by the Purchase Agreement or this Voting Agreement. If the Holder is the beneficial owner, but not the holder of record, of any SilverBow Common Stock, the Holder agrees to take all actions reasonably necessary to cause the holder of record and any nominees to vote (or exercise a consent with respect to) all of such the SilverBow Common Stock in accordance with this Section 1.
2.    Notice of Certain Transfers; Prohibitions on Other Voting Agreements. The Holder shall, and shall cause its Affiliates to, provide reasonable advance notice to SilverBow prior to entering into a binding agreement to sell a material number of shares of SilverBow Common Stock in any single transaction or series of related transactions prior to the record date for the Stockholders Meeting. Notwithstanding the foregoing, none of the SilverBow Common Stock may be subjected to any voting trust, proxy or other agreement, arrangement or restriction with respect to voting, in each case, that is inconsistent with this Voting Agreement. Further, in the event of any transfer by Holder of SilverBow Common Stock to any of its Affiliates (and not, for the avoidance of doubt, to any other Person), any such transferee Affiliate shall promptly execute a joinder to this Voting Agreement and assume the same obligations as the Holder hereunder with respect to the shares of SilverBow Common Stock so transferred.

D-2 | SilverBow Resources, Inc.	Proxy Statement

3.    Holder Representations and Warranties. The Holder hereby represents and warrants as of the date hereof that (a) the Holder (i) is the beneficial and record owner of the shares of SilverBow Common Stock set forth opposite its name on Exhibit A hereto and has voting and dispositive power with respect to such shares, (ii) is duly organized, validly existing and in good standing under the laws of Delaware, (iii) has all requisite power and authority to execute and deliver this Voting Agreement and to consummate the transactions contemplated hereby and to perform all of its obligations hereunder, (b) the execution and delivery of this Voting Agreement has been, and the consummation of the transactions contemplated hereby have been, duly authorized by all requisite action by the Holder, (c) this Voting Agreement has been duly and validly executed and delivered by the Holder and, assuming this Voting Agreement has been duly authorized, executed and delivered by the other parties hereto, this Voting Agreement constitutes, and upon its execution will constitute, a legal, valid and binding obligation of the Holder enforceable against it in accordance with its terms, except as the enforceability may be limited by applicable laws relating to bankruptcy, insolvency, reorganization, moratorium or other similar legal requirement relating to or affecting creditors’ rights generally and except as the enforceability is subject to general principles of equity (regardless of whether enforceability is considered in a proceeding in equity or at law) and (d) the execution and delivery by the Holder of this Voting Agreement does not, and the performance of the Holder’s obligations hereunder does not, (i) violate any provision of any law applicable to the Holder, (ii) violate any order, judgment or decree applicable to the Holder or any of its Affiliates, (iii) other than the filing of an amended Schedule 13D with the SEC, require the Holder or any of its Affiliates to obtain any consent, approval, authorization or permit of, or to make any filing with or notification to, any person or governmental entity, or (iv) conflict with, or result in a breach or default under, any agreement or instrument to which the Holder or any of its Affiliates is a party or any term or condition of its certificate of formation, limited liability company agreement or comparable organizational document.
4.    Entire Agreement. This Voting Agreement constitutes the entire agreement and understanding of the parties hereto in respect of the subject matter hereof and supersedes all prior understandings, agreements, or representations by or among the parties hereto, written or oral, to the extent they relate in any way to the subject matter hereof or the transactions contemplated hereby. This Voting Agreement may not be changed, amended, modified or waived (other than to correct a typographical error) as to any particular provision, except by a written instrument executed by all parties hereto, provided, however that no such changes, amendments, modifications or waivers may be effected with respect to sections 1, 6, 9 or 10 hereof without the written consent of the Sundance Entities. If, and whenever on or after the date hereof during the term of this Voting Agreement, SilverBow enters into or amends, modifies or waives any term, condition or other provision of any voting agreement entered into by any other stockholder of SilverBow in connection with the transactions contemplated by the Purchase Agreement that is more favorable to such other stockholder than those terms, conditions or other provisions included in this Voting Agreement with respect to the Holder, then (i) SilverBow shall provide written notice thereof to the Holder promptly following the occurrence thereof and (ii) the terms, conditions and other provisions of this Voting Agreement shall be, without any further action by the Holder or SilverBow, automatically amended and modified in an economically and legally equivalent manner such that the Holder shall receive the benefit of the more favorable terms, conditions and other provisions set forth in such other voting agreement; provided that upon written notice to SilverBow within ten (10) Business Days following receipt of notice from SilverBow of such voting agreement or amendment, modification or waiver, the Holder may elect not to accept the benefit of any such terms, conditions or other provisions, in which event the terms, conditions or other provisions contained in this Voting Agreement shall continue to apply to the Holder. The foregoing shall apply similarly and equally to each new voting agreement and amendment, modification or waiver of any voting agreement entered into with any SilverBow stockholder in connection with the transactions contemplated by the Purchase Agreement.
5.    Successors and Assigns. No party hereto may assign either this Voting Agreement or any of its rights, interests, or obligations hereunder without the prior written consent of the other parties. Any purported assignment in violation of this paragraph shall be void and ineffectual and shall not operate to transfer or assign any interest or title to the purported assignee. Subject to Section 2, for the avoidance of doubt, nothing contained in this Voting Agreement shall prohibit or otherwise restrict the Holder from selling, transferring or otherwise disposing any shares of SilverBow Common Stock.
6.    Third Party Beneficiaries. Nothing in this Voting Agreement shall be construed to confer upon, or give to, any person or corporation other than the parties hereto any right, remedy or claim under or by reason of this Voting Agreement or of any covenant, condition, stipulation, promise or agreement hereof, and all covenants, conditions, stipulations, promises and agreements contained in this Voting Agreement shall be for the sole and exclusive benefit of the parties hereto and their successors, heirs, personal representatives and assigns and permitted transferees; provided, however, that each of the Sundance Entities has relied on and is an express third party beneficiary of this Voting Agreement and shall be entitled to exercise all the available rights and remedies to specifically enforce this Voting Agreement, subject to the terms and conditions hereof. SilverBow and Holder hereby acknowledge that the Sundance Entities have relied upon the delivery of this Voting Agreement to enter into the Purchase Agreement.

Proxy Statement	SilverBow Resources, Inc. | D-3

7.    Counterparts. This Voting Agreement may be executed in any number of original or electronically delivered counterparts and each of such counterparts shall for all purposes be deemed to be an original, and all such counterparts shall together constitute but one and the same instrument.
8.    Notices. Any notice, consent or request to be given in connection with any of the terms or provisions of this Voting Agreement shall be in writing and shall be sent by express mail or similar private courier service, by certified mail (return receipt requested), by hand delivery or e-mail to the address indicated on the signature pages hereto.
9.    Termination. This Voting Agreement shall automatically terminate, and have no further force and effect upon the earlier of (i) termination of the Purchase Agreement in accordance with its terms, (ii) the consummation of the transactions contemplated by the Purchase Agreement, (iii) the date of any modification, waiver or amendment to the Purchase Agreement that increases the consideration payable thereunder or that would otherwise be adverse to the Holder and (iv) a Change in Recommendation by the SilverBow Board in accordance with the terms of the Purchase Agreement (the earliest of the foregoing clauses (i) through (iv), the “Termination Date”).
10.    Specific Performance. The parties hereto agree that irreparable damage may occur in the event that any of the provisions of this Voting Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that (i) the parties hereto shall be entitled to seek an injunction or injunctions to prevent breaches of this Voting Agreement and to enforce specifically the terms and provisions of this Voting Agreement, this being in addition to any other remedy to which they are entitled under the terms of this Voting Agreement at law or in equity and (ii) in no event shall SilverBow have the ability to recover monetary damages in respect of any breach or failure to perform any of the terms or provisions of this Voting Agreement on the part of the Holder.
11.    Severability. This Voting Agreement shall be deemed severable, and the invalidity or unenforceability of any term or provision hereof shall not affect the validity or enforceability of this Voting Agreement or of any other term or provision hereof. Furthermore, in lieu of any such invalid or unenforceable term or provision, the parties hereto intend that there shall be added as a part of this Voting Agreement a provision as similar in terms to such invalid or unenforceable provision as may be possible and be valid and enforceable.
12.    Governing Law. This Voting Agreement, the rights of the parties hereunder, and all Actions arising in whole or in part under or in connection herewith, shall be governed by and construed in accordance with the internal Laws of the State of Delaware, without giving effect to any choice of law or conflict of law provision or rule (whether of the State of Delaware or any other jurisdiction) that would cause the application of the Law of any jurisdiction other than the State of Delaware. The parties hereto expressly incorporate by reference Section 15.14 (Governing Law; Jurisdiction; Venue; Jury Waiver) of the Purchase Agreement to apply to this Voting Agreement mutatis mutandis, with references to the Purchase Agreement therein deemed to reference this Voting Agreement and references to the “Parties” thereunder deemed to reference the parties hereto.
[Signature pages follow.]

D-4 | SilverBow Resources, Inc.	Proxy Statement

IN WITNESS WHEREOF, the parties hereto have executed this Voting Agreement as of the date first written above.
SILVERBOW RESOURCES, INC.

By:    /s/ Christopher M. Abundis
Name: Christopher M. Abundis
Title: Executive Vice President, CFO and General Counsel
Address:
920 Memorial City Way, Suite 850
Houston, Texas 77024
Attention: Chris Abundis
Email: [***] with a copy (which shall not constitute notice) to: [***]

Proxy Statement	SilverBow Resources, Inc. | D-5

SVMF 71 LLC

By:     /s/ James Dougherty
Name:     James Dougherty
Title:    Authorized Signatory

Address:
100 West Putnam Avenue
Greenwich, Connecticut 06830
E-mail: [***]

D-6 | SilverBow Resources, Inc.	Proxy Statement

Acknowledged and agreed as of the date first written above:

SUNDANCE ENERGY, INC.

By:     /s/ Chris Humber
Name: Chris Humber
Title: EVP & GC

ARMADILLO E&P, INC.

By:     /s/ Chris Humber
Name: Chris Humber
Title: EVP & GC

SEA EAGLE FORD, LLC

By:     /s/ Chris Humber
Name: Chris Humber
Title: EVP & GC

Proxy Statement	SilverBow Resources, Inc. | D-7

Exhibit A

Holder	Shares of SilverBow Common Stock
SVMF 71 LLC	4,476,462

D-8 | SilverBow Resources, Inc.	Proxy Statement

ANNEX E
FORM OF REGISTRATION RIGHTS AGREEMENT

Proxy Statement	SilverBow Resources, Inc. | E-1

Certain identified information has been excluded from this annex because it is both not material and is the type that the registrant treats as private or confidential.

REGISTRATION RIGHTS AGREEMENT

This Registration Rights Agreement (this “Agreement”) is made and entered into as of [●], by and among SilverBow Resources, Inc., a Delaware corporation (the “Company”), and each of the other parties listed on the signature pages hereof (each, an “Initial Holder,” collectively the “Initial Holders,” and, together with the Company, the “Parties”). Capitalized terms used herein but not otherwise defined shall have the meanings ascribed to them in the Purchase Agreement (defined below).
WHEREAS, this Agreement is made in connection with the closing of the issuance and sale of Stock Consideration pursuant to the terms and conditions of the Purchase and Sale Agreement, dated as of April 13, 2022 (the “Purchase Agreement”), by and among the Company, SilverBow Resources Operating, LLC, a Texas limited liability company, Sundance Energy Inc., a Colorado corporation, Armadillo E&P, Inc., a Delaware corporation and SEA Eagle Ford, LLC, a Texas limited liability company; and
WHEREAS, the Company has agreed to provide the registration and other rights set forth in this Agreement for the benefit of the Holders (defined below) pursuant to the terms and conditions of the Purchase Agreement.
NOW THEREFORE, in consideration of the mutual covenants and agreements set forth herein and for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged by each party hereto, the Parties hereby agree as follows:
1.    Definitions. As used in this Agreement, the following terms have the meanings indicated:
“Affiliate” of any specified Person means any other Person which, directly or indirectly, is in control of, is controlled by, or is under common control with, such specified Person. For purposes of this definition, “control” of a Person means the power, direct or indirect, to direct or cause the direction of the management and policies of such Person, whether through ownership of voting securities, by contract or otherwise; and the terms “controlling” and “controlled” have meanings correlative to the foregoing.
“Agreement” has the meaning set forth in the preamble.
“Automatic Shelf Registration Statement” means an “automatic shelf registration statement” as defined under Rule 405 promulgated under the Securities Act.
“Blackout Period” has the meaning set forth in Section 3(n).
“Board” means the board of directors of the Company.
“Business Day” means any day other than a Saturday, Sunday or any other day on which banking institutions in the State of Texas or the State of New York are authorized or required to be closed.
“Commission” means the Securities and Exchange Commission or any other federal agency then administering the Securities Act or Exchange Act.
“Common Stock” means the common stock, par value $0.01 per share, of the Company.
“Company” has the meaning set forth in the preamble.
“Company Securities” means any equity interest of any class or series in the Company.
“Demand Notice” has the meaning set forth in Section 2(b)(i).
“Demand Registration” has the meaning set forth in Section 2(b)(i).

E-2 | SilverBow Resources, Inc.	Proxy Statement

“Effective Date” means the time and date that a Registration Statement is first declared effective by the Commission or otherwise becomes effective.
“Effectiveness Period” has the meaning set forth in Section 2(a)(iii).
“Equity Percentage” means, for any Person, the percentage produced by dividing the number of shares of Common Stock owned by such Person by the total number of shares of Common Stock that are outstanding at such time.
“Exchange Act” means the Securities Exchange Act of 1934, as amended from time to time, and the rules and regulations of the Commission promulgated thereunder.
“Holder” means (a) each Initial Holder and (b) any person who becomes a party to this Agreement pursuant to Section 8(e) as a Permitted Transferee. A Holder shall cease to be a Holder hereunder at such time as it ceases to hold any Registrable Securities.
“Holder Indemnified Person” has the meaning set forth in Section 6(a).
“Initial Holder” has the meaning set forth in the preamble.
“Initiating Holders” means the Holders delivering the Demand Notice or the Underwritten Offering Notice, as applicable.
“Losses” has the meaning set forth in Section 6(a).
“Material Adverse Change” means (i) any general suspension of trading in, or limitation on prices for, securities on any national securities exchange or in the over-the-counter market in the United States; (ii) the declaration of a banking moratorium or any suspension of payments in respect of banks in the United States; (iii) a material outbreak or escalation of armed hostilities or other international or national calamity involving the United States or the declaration by the United States of a national emergency or war or a change in national or international financial, political or economic conditions; and (iv) any event, change, circumstance or effect that is or is reasonably likely to be materially adverse to the business, properties, assets, liabilities, condition (financial or otherwise), operations, results of operations or prospects of the Company and its subsidiaries taken as a whole.
“Minimum Amount” has the meaning set forth in Section 2(b).
“Opt-Out Notice” has the meaning set forth in Section 2(e).
“Parties” has the meaning set forth in the preamble.
“Permitted Transferee” means (a) with respect to any Initial Holder, any of the direct or indirect partners, shareholders or members of such Initial Holder or any trust, family partnership or family limited liability company, the beneficiaries, partners or members of which are an Initial Holder and (b) any Affiliate of a Holder.
“Person” means an individual, corporation, partnership, trust, incorporated or unincorporated association, joint venture, limited liability company, joint stock company, estate, trust, government (or an agency or subdivision thereof) or other entity of any kind.
“Piggyback Notice” has the meaning set forth in Section 2(d).
“Piggyback Registration” has the meaning set forth in Section 2(d).
“Proceeding” means any action, claim, suit, proceeding or investigation (including a preliminary investigation or partial proceeding, such as a deposition) pending or, to the knowledge of the Company, to be threatened.
“Prospectus” means the prospectus included in a Registration Statement (including a prospectus that includes any information previously omitted from a prospectus filed as part of an effective Registration Statement

Proxy Statement	SilverBow Resources, Inc. | E-3

in reliance upon Rule 430A, Rule 430B or Rule 430C promulgated under the Securities Act), as amended or supplemented by any prospectus supplement, with respect to the terms of the offering of any portion of the Registrable Securities covered by such Registration Statement and all other amendments and supplements to the Prospectus, including post-effective amendments, and all material incorporated by reference or deemed to be incorporated by reference in such Prospectus.
“Purchase Agreement” has the meaning set forth in the recitals.
“Registrable Securities” means, collectively, (i) the Stock Consideration, (ii) any additional shares of Common Stock paid, issued or distributed in respect of any such shares by way of a stock dividend or distribution, or in connection with a combination of shares, and any security into which such Common Stock shall have been converted or exchanged in connection with a recapitalization, reorganization, reclassification, merger, consolidation, exchange, distribution or otherwise; provided, however, that Registrable Securities shall not include: (i) any shares of Common Stock that have been registered under the Securities Act and disposed of pursuant to an effective Registration Statement or otherwise transferred to a Person who is not entitled to the registration and other rights hereunder; (ii) any shares of Common Stock that have been sold or transferred by any Holder thereof pursuant to Rule 144 (or any similar provision then in force under the Securities Act) and the transferee thereof does not receive “restricted securities” as defined in Rule 144; (iii) after the second anniversary of the Effective Date, any shares of Common Stock that may be sold or transferred by any Holder thereof pursuant to Rule 144 (or any similar provision then in force under the Securities Act) or pursuant to any other exemption from the registration requirements of the Securities Act without volume limitations or other restrictions; and (iv) any shares of Common Stock that cease to be outstanding (whether as a result of repurchase and cancellation, conversion or otherwise).
“Registration Expenses” has the meaning set forth in Section 5.
“Registration Statement” means a registration statement of the Company in the form required to register the resale of the Registrable Securities under the Securities Act and other applicable law, and including any Prospectus, amendments and supplements to each such registration statement or Prospectus, including pre- and post-effective amendments, all exhibits thereto, and all material incorporated by reference or deemed to be incorporated by reference in such registration statement.
“Requested Underwritten Offering” has the meaning set forth in Section 2(c).
“Rule 144” means Rule 144 promulgated by the Commission pursuant to the Securities Act, as such rule may be amended from time to time.
“Rule 405” means Rule 405 promulgated by the Commission pursuant to the Securities Act, as such rule may be amended from time to time.
“Rule 415” means Rule 415 promulgated by the Commission pursuant to the Securities Act, as such rule may be amended from time to time.
“Rule 424” means Rule 424 promulgated by the Commission pursuant to the Securities Act, as such rule may be amended from time to time.
“Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations of the Commission promulgated thereunder.
“Selling Expenses” means all underwriting discounts, selling commissions and stock transfer taxes applicable to the sale of Registrable Securities and fees and disbursements of counsel for the Holders.
“Shelf Registration Statement” means a Registration Statement of the Company filed with the Commission on Form S-3 (or any successor form or other appropriate form under the Securities Act) covering the Registrable Securities, as applicable, for an offering to be made on a continuous or delayed basis pursuant to Rule 415 (or any similar rule that may be adopted by the Commission), including without limitation any such Registration Statement filed pursuant to Section 2(a), and all amendments and supplements to such Shelf

E-4 | SilverBow Resources, Inc.	Proxy Statement

Registration Statement, including post-effective amendments, in each case including the Prospectus contained therein, all exhibits thereto and any document incorporated by reference therein.
“Stock Consideration” has the meaning given to such term in the Purchase Agreement.
“Suspension Period” has the meaning set forth in Section 8(b).
“Trading Market” means the principal national securities exchange on which Registrable Securities are listed.
“Underwritten Offering” means an underwritten offering of Common Stock for cash (whether a Requested Underwritten Offering or in connection with a public offering of Common Stock by the Company, a public offering of Common Stock by stockholders, or both, but excluding an offering relating solely to an employee benefit plan, an offering relating to a transaction on Form S-4 or S-8 or an offering on any registration statement form that does not permit secondary sales).
“Underwritten Offering Notice” has the meaning set forth in Section 2(c).
“WKSI” means a “well known seasoned issuer” as defined under Rule 405 under the Securities Act.
Unless the context requires otherwise: (a) any pronoun used in this Agreement shall include the corresponding masculine, feminine or neuter forms; (b) references to Sections refer to Sections of this Agreement; (c) the terms “include,” “includes,” “including” and words of like import shall be deemed to be followed by the words “without limitation”; (d) the terms “hereof,” “herein” or “hereunder” refer to this Agreement as a whole and not to any particular provision of this Agreement; (e) unless the context otherwise requires, the term “or” is not exclusive and shall have the inclusive meaning of “and/or”; (f) defined terms herein will apply equally to both the singular and plural forms and derivative forms of defined terms will have correlative meanings; (g) references to any law or statute shall include all rules and regulations promulgated thereunder, and references to any law or statute shall be construed as including any legal and statutory provisions consolidating, amending, succeeding or replacing the applicable law or statute; (h) references to any Person include such Person’s successors and permitted assigns; and (i) references to “days” are to calendar days unless otherwise indicated.
2.  Registration.
(a)  Shelf Registration
(i)    Within five Business Days after the date hereof, the Company shall prepare and file a Registration Statement under the Securities Act to permit the public resale by the Holders of all Registrable Securities from time to time as permitted by Rule 415 under the Securities Act and subject to the terms and conditions specified in this Section 2(a). The Company shall use commercially reasonable efforts to cause any such Shelf Registration Statement to become or be declared effective as soon as practicable after the filing thereof, including by filing an Automatic Shelf Registration Statement that becomes effective upon filing with the Commission in accordance with Rule 462(e) under the Securities Act to the extent the Company is then a WKSI. Promptly following the Effective Date of the Shelf Registration Statement, the Company shall notify the Holders of the effectiveness of such Registration Statement.
(ii)    The Shelf Registration Statement shall be on Form S-3 or, if Form S-3 is not then available to the Company, on Form S-1 or such other form of registration statement as is then available to effect a registration for resale of such Registrable Securities and shall contain a Prospectus in such form as to permit any Holder to sell such Registrable Securities pursuant to Rule 415 under the Securities Act (or any successor or similar rule adopted by the Commission then in effect) at any time beginning on the Effective Date for such Registration Statement. The Shelf Registration Statement shall provide for the resale pursuant to any method or combination of methods legally available to the Holders, including providing for a distribution to, and resale by, the direct and indirect members, stockholders or partners of such Holder (each, a “Member Distribution”) and (ii) the Company shall, at the reasonable request of such Holder if seeking to effect a Member Distribution, file any prospectus supplement or post-effective amendments and otherwise take any action reasonably necessary to include such language, if such language was not included in the initial Shelf Registration Statement, or revise such language if deemed reasonably necessary by such investor Holder to effect any such Member Distribution.

Proxy Statement	SilverBow Resources, Inc. | E-5

(iii)    The Company shall use commercially reasonable efforts to cause the Shelf Registration Statement to remain continuously effective, and to be supplemented and amended to the extent necessary to ensure that the Shelf Registration Statement is available or, if not available, that another Registration Statement is available, for the resale by the Holders of all Registrable Securities as permitted by Rule 415 under the Securities Act and subject to the terms, conditions and restrictions of this Agreement, until the date on which all of the Registrable Securities have been sold (the “Effectiveness Period”).
(iv)    At the time it becomes effective, (A) the Shelf Registration Statement (including the documents incorporated therein by reference) will comply as to form in all material respects with all applicable requirements of the Securities Act and the Exchange Act and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading and (B) in the case of any Prospectus contained in the Shelf Registration Statement, such Prospectus will not include any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which such statements are made, not misleading.
(b)  Demand Registration.
(i)    To the extent the Registrable Securities are not included on a Registration Statement filed under Section 1(a) above, any Holder or group of Holders shall have the option and right, exercisable by delivering a written notice to the Company (a “Demand Notice”), to require the Company to, pursuant to the terms of and subject to the limitations contained in this Agreement, prepare and file with the Commission a Registration Statement registering the offering and sale of the number and type of Registrable Securities on the terms and conditions specified in the Demand Notice, which may include sales on a delayed or continuous basis pursuant to a Shelf Registration Statement pursuant to Rule 415 (a “Demand Registration”); provided, however, that in no event shall any eligible Holder be entitled to exercise more than two Demand Registrations for its Registrable Securities. The Demand Notice must set forth the name and address of the Initiating Holders, the number of Registrable Securities that the Initiating Holders intend to include in such Demand Registration and the intended methods of disposition thereof. Notwithstanding anything to the contrary herein, in no event shall the Company be required to effectuate a Demand Registration for Registrable Securities representing an Equity Percentage of less than 5% (the “Minimum Amount”).
(ii)    Within five Business Days of the receipt of the Demand Notice, the Company shall, subject to the limitations of this Section 2(b), file a Registration Statement in accordance with the terms and conditions of the Demand Notice, which Registration Statement shall cover all of the Registrable Securities to be included in the Demand Registration. The Company shall use commercially reasonable best efforts to cause such Registration Statement to be declared and remain effective under the Securities Act during the Effectiveness Period.
(iii)    Subject to the other limitations contained in this Agreement, the Company is not obligated hereunder to effect (A) a Demand Registration within 180 days of the closing of any Underwritten Offering or such longer period of time as may be set forth in the underwriters’ lock-up agreement for the Underwritten Offering (provided such Underwritten Offering is completed), (B) a subsequent Demand Registration pursuant to a Demand Notice if a Registration Statement covering all of the Registrable Securities held by the Holder providing such Demand Notice shall have become effective under the Securities Act and remains effective under the Securities Act and is sufficient to permit offers and sales of the number and type of Registrable Securities on the terms and conditions specified in the Demand Notice in accordance with the intended timing and method or methods of distribution thereof specified in the Demand Notice or (C) more than one Demand Registration or Underwritten Offering every 180 days. No Demand Registration shall be deemed to have occurred for purposes of this Section 2(b)(iii) if the Registration Statement relating thereto does not become effective or is not maintained effective for the period required pursuant to Section 2(b)(ii), in which case the Initiating Holders shall be entitled to an additional Demand Registration in lieu thereof.
(iv)    An Initiating Holder and any other Holder that has requested its Registrable Securities be included in a Demand Registration may withdraw all or any portion of its Registrable Securities included in a Demand Registration from such Demand Registration at any time prior to the effectiveness of the applicable Registration Statement. Upon delivery of a notice by the Initiating Holders to the effect that the Initiating Holders are withdrawing all or an amount such that the remaining amount is below the Minimum Amount of their Registrable Securities to be included in a Demand Registration, the Company may, at its option, cease all efforts to secure effectiveness of the applicable Registration Statement. Such registration shall be deemed a Demand Registration

E-6 | SilverBow Resources, Inc.	Proxy Statement

unless (i) each Initiating Holder shall have paid or reimbursed the Company for its pro rata share of all commercially reasonable and documented out-of-pocket fees and expenses incurred by the Company in connection with the withdrawn registration of such Registrable Securities (based on the number of securities such Initiating Holder sought to register, as compared to the total number of securities included in such Demand Registration) or (ii) the withdrawal is made (A) following the occurrence of a Material Adverse Change or (B) because the registration would require disclosure of material information that the Company has a bona fide business purpose for preserving as confidential.
(v)    Subject to the limitations contained in this Agreement, the Company shall effect any Demand Registration on Form S-3 or, if Form S-3 is not then available to the Company, on Form S-1 or such other form of registration statement as is then available to effect a registration for resale of such Registrable Securities and shall contain a prospectus in such form as to permit any Holder to sell such Registrable Securities pursuant to Rule 415 under the Securities Act (or any successor or similar rule adopted by the Commission then in effect) at any time beginning on the Effective Date for such Registration Statement. The Registration Statement shall provide for the resale pursuant to any method or combination of methods legally available to the Holders. In the event the Company becomes, and is at the time of its receipt of a Demand Notice, a WKSI, the Demand Registration for any offering and selling of Registrable Securities shall be effected pursuant to an Automatic Shelf Registration Statement, which shall be on Form S-3 or any equivalent or successor form under the Securities Act (if available to the Company). If at any time a Registration Statement on Form S-3 is effective and a Holder provides written notice to the Company that it intends to effect an offering of all or part of the Registrable Securities included on such Registration Statement, the Company will amend or supplement such Registration Statement as soon as reasonably practicable as may be necessary in order to enable such offering to take place.
(vi)    Without limiting Section 3, in connection with any Demand Registration pursuant to and in accordance with this Section 2(b), the Company shall (A) promptly prepare and file or cause to be prepared and filed (1) such additional forms, amendments, supplements, prospectuses, certificates, letters, opinions and other documents, as may be necessary or advisable to register or qualify the securities subject to such Demand Registration, including under the securities laws of such states as the Holders shall reasonably request; provided, however, that no such qualification shall be required in any jurisdiction where, as a result thereof, the Company would become subject to general service of process or to taxation or qualification to do business in such jurisdiction solely as a result of registration and (2) such forms, amendments, supplements, prospectuses, certificates, letters, opinions and other documents as may be necessary to apply for listing or to list the Registrable Securities subject to such Demand Registration on the Trading Market and (B) do any and all other acts and things that may be commercially reasonably necessary or appropriate or reasonably requested by the Holders to enable the Holders to consummate a public sale of such Registrable Securities in accordance with the intended timing and method or methods of distribution thereof.
(vii)    In the event a Holder transfers Registrable Securities included on a Registration Statement and such Registrable Securities remain Registrable Securities following such transfer, at the request of such Holder, the Company shall amend or supplement such Registration Statement as may be necessary in order to enable such transferee to offer and sell such Registrable Securities pursuant to such Registration Statement; provided that in no event shall the Company be required to file a post-effective amendment to the Registration Statement unless the Company has received written consent therefor from stockholders for whom securities have been registered on (but not yet sold under) such Registration Statement, other than such Holder, Affiliates of such Holder or transferees of such Holder and the Company receives a written request from the subsequent transferee, requesting that its shares of Common Stock be included in the Registration Statement, with all information reasonably requested by the Company.
(c)    Requested Underwritten Offering.
(i)    Any Holder or group of Holders for whom Registrable Securities have been included in a Shelf Registration Statement covering such Registrable Securities, or any Holder or group of Holders effectuating a Demand Registration pursuant to the terms of Section 2(b), shall have the option and right, exercisable by delivering written notice to the Company of its intention to distribute Registrable Securities by means of an Underwritten Offering (an “Underwritten Offering Notice”), to require the Company, pursuant to the terms of and subject to the limitations of this Agreement, to effectuate a distribution of any or all of its Registrable Securities by means of an Underwritten Offering pursuant to an effective Registration Statement covering such Registrable Securities (or pursuant to an effective Automatic Shelf Registration Statement) (a “Requested Underwritten

Proxy Statement	SilverBow Resources, Inc. | E-7

Offering”); provided, however, that that in no event shall (A) any Holder or group of affiliated Holders be entitled to exercise a Requested Underwritten Offering for its Registrable Securities unless it reasonably expects the proceeds from the sale of Registrable Securities in any such Underwritten Offering (before the deduction of underwriting discounts) to exceed $20 million in the aggregate, (B) any Holder or group of affiliated Holders be entitled to exercise more than three Requested Underwritten Offerings for its Registrable Securities and (C) the Company be required to effect more than one Underwritten Offering or Demand Registration every 180 days (provided, that any such 180 day period shall not be extended due to the existing of any lock-up agreement for a longer period (other than any such lock-up restricting the Company’s ability to effect an Unwritten Offering for any such longer period), notwithstanding anything to the contrary in Section 2(b)(iii)). The managing underwriter or managing underwriters of a Requested Underwritten Offering shall be designated by the Initiating Holders (provided, however, that the designated managing underwriter or managing underwriters shall be reasonably acceptable to the Company). Any Requested Underwritten Offering shall constitute a Demand Registration of the Initiating Holders for purposes of Section 2(b)(iii), unless an Underwritten Offering Notice relating to a Demand Registration is delivered to the Company concurrent with a related Demand Notice.
(ii)    If the managing underwriter or underwriters of a proposed Underwritten Offering of the Registrable Securities (or, in the case of a Demand Registration not being underwritten, the Initiating Holders), advise the Company that, in its or their opinion, the number of securities requested to be included in such Underwritten Offering or Demand Registration, as applicable, exceeds the number which can be sold in such offering without being likely to have a significant adverse effect on the price, timing or distribution of the securities offered or the market for the securities offered, the securities to be included in such Demand Registration shall be allocated, (A) first, to the Holders (including any Initiating Holders) that have requested to participate in such Demand Registration based on the relative number of Registrable Securities then held by such Holders; (B) second, and only if all the securities referred to in clause (A) have been included in such registration, to the Company up to the number of securities that the Company proposes to include in such registration that, in the opinion of the managing underwriter or underwriters (or the Initiating Holders, as the case may be) can be sold without having such adverse effect and (C) third, and only if all of the securities referred to in clause (B) have been included in such registration, up to the number of securities that in the opinion of the managing underwriter or underwriters (or the Initiating Holders, as the case may be), can be sold without having such adverse effect.
(d)    Piggyback Registration.
(i)    If the Company shall at any time propose to conduct an Underwritten Offering, the Company shall promptly notify the Holders of such proposal reasonably in advance of (and in any event at least five Business Days before) the commencement of the offering, which notice will set forth the principal terms and conditions of the issuance, including the proposed offering price (or range of offering prices), the anticipated filing date of the Registration Statement and the number of shares of Common Stock that are proposed to be registered (the “Piggyback Notice”); provided, however, notwithstanding any other provision of this Agreement, if the managing underwriter or managing underwriters of an Underwritten Offering other than a Requested Underwritten Offering advise the Company that in their reasonable opinion that the inclusion of any of the Holder’s Registrable Securities requested for inclusion in the subject Underwritten Offering (and any related registration, if applicable) would likely have an adverse effect in any material respect on the price, timing or distribution of Common Stock proposed to be included in such Underwritten Offering, the Company shall have no obligation to provide a Piggyback Notice to the Holder and the Holder shall have no right to include any Registrable Securities in such Underwritten Offering (and any related registration, if applicable). The Piggyback Notice shall offer the Holders the opportunity to include for registration in such Underwritten Offering (and any related registration, if applicable) the number of Registrable Securities as they may request (a “Piggyback Registration”); provided, however, that in the event that the Company proposes to effectuate the subject Underwritten Offering pursuant to an effective Shelf Registration Statement of the Company other than an Automatic Shelf Registration Statement, only Registrable Securities of the Holders which are subject to an effective Shelf Registration Statement may be included in such Piggyback Registration. The Company shall use commercially reasonable efforts to include in each such Piggyback Registration such Registrable Securities for which the Company has received written requests for inclusion therein within three Business Days after sending the Piggyback Notice. If a Holder decides not to include all of its Registrable Securities in any Registration Statement thereafter filed by the Company, such Holder shall nevertheless continue to have the right to include any Registrable Securities in any subsequent Registration Statement or Registration Statements as may be filed by the Company with respect to offerings of Common Stock, all upon the terms and conditions set forth herein.

E-8 | SilverBow Resources, Inc.	Proxy Statement

(ii)    If the managing underwriter or managing underwriters of an Underwritten Offering advise the Company and the Holder who has requested its Registrable Securities be included in such offering following a Piggyback Notice that, in their commercially reasonable opinion, the inclusion of all of the Holder’s Registrable Securities requested for inclusion in the subject Registration Statement (and any other Common Stock proposed to be included in such offering) would likely have an adverse effect in any material respect on the price, timing or distribution of Common Stock proposed to be included in such offering by the Company, the Company shall include in such Underwritten Offering only that number of shares of Common Stock proposed to be included in such Underwritten Offering that, in the commercially reasonable opinion of the managing underwriter or managing underwriters, will not have such effect, with such number to be allocated as follows: (A) first, (1) in the case of a Requested Underwritten Offering, to the Holders that have requested to participate in such Requested Underwritten Offering based on the number of Registrable Securities such Holders are entitled to include in such Requested Underwritten Offering and, if there remains availability for additional shares of Common Stock to be included in such registration, to the Company, or (2) in the case of any other Underwritten Offerings, to the Company, (B) if there remains availability for additional shares of Common Stock to be included in such registration, second pro-rata among all Holders desiring to register Registrable Securities based on the number of Registrable Securities such Holder is entitled to include in such registration and, if applicable, to any other Holders on whose behalf the Company filed such Registration Statement and (C) if there remains availability for additional shares of Common Stock to be included in such registration, third pro-rata among all other Holders of Common Stock who may be seeking to register such Common Stock based on the number of Common Stock such Holder is entitled to include in such registration. If a Holder disapproves of the terms of any such Underwritten Offering, such Holder may elect to withdraw therefrom by written notice to the Company and the managing underwriter(s) delivered on or prior to the time of the commencement of such offering. Any Registrable Securities withdrawn from such underwriting shall be excluded and withdrawn from the registration.
(iii)    The Company shall have the right to terminate or withdraw any registration initiated by it under this Section 2(d) at any time in its sole discretion whether or not any Holder has elected to include Registrable Securities in such Registration Statement. The Registration Expenses of such withdrawn registration shall be borne by the Company in accordance with Section 5 hereof.
(iv)    A Holder shall have the right to withdraw all or part of its request for inclusion of its Registrable Securities in a Piggyback Registration by giving written notice to the Company of its request to withdraw; provided, that (i) such request must be made in writing prior to the effectiveness of such Registration Statement and (ii) such withdrawal shall be irrevocable and, after making such withdrawal, such Holder shall no longer have any right to include Registrable Securities in the Piggyback Registration as to which such withdrawal was made.
(v)    No registration of Registrable Securities effected pursuant to a request under this Section 2(d) be deemed to have been effected pursuant to Section 2(b) or shall relieve the Company of its obligations under Section 2(b).
(e)    Opt-Out Notices.
(i)    Any Holder may deliver written notice (an “Opt-Out Notice”) to the Company requesting that such Holder not receive notice from the Company of the proposed filing of any Underwritten Offering or the withdrawal of any Underwritten Offering or any event that would lead to a Suspension Period as contemplated by Section 3(e) and Section 3(n); provided, however, that such Holder may later revoke any such Opt-Out Notice in writing; provided, further, that if the Company has provided a Demand Notice or a Piggyback Notice at the time a Holder revokes its Opt-Out Notice, such revocation shall not extend any applicable response period. Following receipt of an Opt-Out Notice from a Holder (unless subsequently revoked), the Company shall not deliver any notice to such Holder pursuant to Section 2(b), Section 2(c) or Section 2(d), as applicable, and such Holder shall no longer be entitled to the rights associated with any such notice and each time prior to a Holder’s intended use of an effective Registration Statement, such Holder will notify the Company in writing at least two Business Days in advance of such intended use, and if a notice of a Suspension Period was previously delivered (or would have been delivered but for the provisions of this Section 2(e)) and the Suspension Period remains in effect, the Company will so notify such Holder, within one Business Day of such Holder’s notification to the Company, by delivering to such Holder a copy of such previous notice of such Suspension Period, and thereafter will provide such Holder with the related notice of the conclusion of such Suspension Period immediately upon its availability.

Proxy Statement	SilverBow Resources, Inc. | E-9

3.    Registration and Underwritten Offering Procedures.
The procedures to be followed by the Company and any Holder or group of Holders electing to sell Registrable Securities in a Registration Statement pursuant to this Agreement, and the respective rights and obligations of the Company and the Holders, with respect to the preparation, filing and effectiveness of such Registration Statement and the effectuation of any Underwritten Offering, are as follows:
(a)    Registration Statement Holder Comments.
In connection with any Registration Statement under this Agreement, the Company will, at least three Business Days prior to the anticipated filing of the Registration Statement and any related Prospectus or any amendment or supplement thereto (other than, after effectiveness of the Registration Statement, any filing made under the Exchange Act that is incorporated by reference into the Registration Statement), (i) furnish to the Holders copies of all such documents prior to filing, or notice that such filing has been made and the document is available on EDGAR and (ii) use commercially reasonable efforts to address in each such document when so filed with the Commission such comments relating to itself or its intended manner of distribution (only) as the Holders reasonably shall propose prior to the filing thereof.
(b)    Piggyback Registration and Underwritten Offering Holder Comments.
In connection with a Piggyback Registration or a Requested Underwritten Offering, the Company will, at least three Business Days prior to the anticipated filing of any initial Registration Statement that identifies the Holders and any related Prospectus or any amendment or supplement thereto (other than amendments and supplements that do not materially alter the previous disclosure or do nothing more than name the Holders and provide information with respect thereto), as applicable, (i) furnish to the Holders copies of any such Registration Statement or related Prospectus or amendment or supplement thereto that identify the Holders and any related Prospectus or any amendment or supplement thereto (other than amendments and supplements that do not materially alter the previous disclosure or do nothing more than name the Holders and provide information with respect thereto) prior to filing, or notice that such filing has been made and the document is available on EDGAR and (ii) use commercially reasonable efforts to address in each such document when so filed with the Commission such comments relating to itself or its intended manner of distribution (only) as the Holders reasonably shall propose prior to the filing thereof.
(c)    Maintain Effectiveness.
The Company will use commercially reasonable efforts to as promptly as reasonably practicable (i) prepare and file with the Commission such amendments, including post-effective amendments, and supplements to each Registration Statement and the Prospectus used in connection therewith as may be necessary under applicable law to keep such Registration Statement continuously effective with respect to the disposition of all Registrable Securities covered thereby for its Effectiveness Period and, subject to the limitations contained in this Agreement, prepare and file with the Commission such additional Registration Statements in order to register for resale under the Securities Act all of the Registrable Securities held by the Holders; (ii) cause the related Prospectus to be amended or supplemented by any required prospectus supplement, and as so supplemented or amended to be filed pursuant to Rule 424; and (iii) respond to any comments received from the Commission with respect to each Registration Statement or any amendment thereto and, as promptly as reasonably practicable provide the Holders true and complete copies of all correspondence from and to the Commission relating to such Registration Statement that pertains to a Holder as a selling stockholder but not any comments that would result in the disclosure to a Holder of material and non-public information concerning the Company.
(d)    Compliance with Securities Laws.
The Company will comply in all material respects with the provisions of the Securities Act and the Exchange Act with respect to the Registration Statements and the disposition of all Registrable Securities covered by each Registration Statement.

E-10 | SilverBow Resources, Inc.	Proxy Statement

(e)    Notice.
The Company will notify any Holder that is included in a Registration Statement as promptly as reasonably practicable: (i)(A) when a Prospectus or any prospectus supplement or post-effective amendment to a Registration Statement in which a Holder is included has been filed, or notice that such filing has been made and the document is available on EDGAR; (B) when the Commission notifies the Company whether there will be a “review” of the applicable Registration Statement and whenever the Commission comments in writing on such Registration Statement (in which case the Company shall provide true and complete copies thereof and all written responses thereto to a Holder that pertains to such Holder as a selling stockholder); and (C) with respect to each applicable Registration Statement or any post-effective amendment thereto, when the same has been declared effective; (ii) of any request by the Commission or any other federal or state governmental authority for amendments or supplements to such Registration Statement or Prospectus or for additional information that pertains to a Holder as a seller of Registrable Securities; (iii) of the issuance by the Commission of any stop order suspending the effectiveness of such Registration Statement covering any or all of the Registrable Securities or the initiation of any Proceedings for that purpose; (iv) of the receipt by the Company of any notification with respect to the suspension of the qualification or exemption from qualification of any of the Registrable Securities for sale in any jurisdiction, or the initiation or threatening of any Proceeding for such purpose; and (v) of the occurrence of any event or passage of time that makes any statement made in such Registration Statement or Prospectus or any document incorporated or deemed to be incorporated therein by reference untrue in any material respect or that requires any revisions to such Registration Statement, Prospectus or other documents so that, in the case of such Registration Statement or the Prospectus, as the case may be, it will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading (provided, however, that no notice by the Company shall be required pursuant to this clause (v) in the event that the Company either promptly files a prospectus supplement to update the Prospectus or a Form 8-K or other appropriate Exchange Act report that is incorporated by reference into the Registration Statement, which in either case, contains the requisite information that results in such Registration Statement no longer containing any untrue statement of material fact or omitting to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading).
(f)    Avoidance of Stop Orders and Suspension of Qualification.
The Company will use commercially reasonable efforts to avoid the issuance of or, if issued, obtain the withdrawal of (i) any order suspending the effectiveness of a Registration Statement, or (ii) any suspension of the qualification (or exemption from qualification) of any of the Registrable Securities for sale in any jurisdiction, as promptly as reasonably practicable, or if any such order or suspension is made effective during any Blackout Period or Suspension Period, as promptly as reasonably practicable after such Blackout Period or Suspension Period is over.
(g)    Delivery of Registration Statement.
During the Effectiveness Period, the Company will furnish to the Holders, without charge, at least one conformed copy of each Registration Statement and each amendment thereto and all exhibits to the extent requested by the Holders (including those incorporated by reference) promptly after the filing of such documents with the Commission; provided, that the Company will not have any obligation to provide any document pursuant to this clause that is available on the Commission’s EDGAR system.
(h)    Delivery of Prospectus.
The Company will promptly deliver to the Holders, without charge, as many copies of each Prospectus or Prospectuses (including each form of prospectus) authorized by the Company for use and each amendment or supplement thereto as the Holders may reasonably request during the Effectiveness Period; provided, that the Company will not have any obligation to provide any document pursuant to this clause that is available on the Commission’s EDGAR system. Subject to the terms of this Agreement, including Section 8(b), the Company consents to the use of such Prospectus and each amendment or supplement thereto by the selling Holder in connection with the offering and sale of the Registrable Securities covered by such Prospectus and any amendment or supplement thereto.

Proxy Statement	SilverBow Resources, Inc. | E-11

(i)    Certificates; Cooperation.
    The legend on any Registrable Securities covered by this Agreement shall be removed if (i) such Registrable Securities are validly sold or distributed pursuant to an effective registration statement in accordance with the Plan of Distribution set forth therein, (ii) such Registrable Securities may be sold by the Holder thereof free of restrictions pursuant to Rule 144(b) under the Securities Act or (iii) such Registrable Securities are being sold, assigned or otherwise transferred pursuant to Rule 144 under the Securities Act; provided, that with respect to clause (i), (ii) or (iii) above, the Holder of such Registrable Securities has provided all necessary documentation and evidence as may reasonably be required by the Company to confirm that the legend may be removed under applicable securities law. The Company shall cooperate with the applicable Holder of Registrable Securities covered by this Agreement to effect removal of the legend on such shares pursuant to this Section 3(i) as soon as reasonably practicable after delivery of notice from such Holder that the conditions to removal are satisfied (together with any documentation required to be delivered by such Holder pursuant to the immediately preceding sentence), which may include, among other things, causing to be delivered an opinion of the Company’s counsel to the Company’s transfer agent in a form and substance reasonably satisfactory to the transfer agent. The Company shall bear all transfer agent fees and fees of the Company’s counsel associated with the removal of a legend pursuant to this Section 3(i). Additionally, in connection with any non-marketed, non-underwritten offering taking the form of a block trade to a financial institution, “qualified institutional buyer” (as defined in Rule 144A under the Securities Act) or institutional “accredited investor” (as defined in Rule 501(a) of Regulation D under the Securities Act) or other disposition of Registrable Securities by any Holder, the Company agrees to use its commercially reasonable efforts to timely furnish any information or take any actions reasonably requested by the Holders in connection with such a block trade, including the delivery of customary comfort letters, customary legal opinions and customary underwriter due diligence, in each case subject to receipt by the Company, its auditors and legal counsel of representation and documentation by such Persons to permit the delivery of such comfort letter and legal opinions.
(j)    Required Supplements and Amendments.
Upon the occurrence of any event contemplated by Section 3(e)(v), as promptly as reasonably practicable, the Company will prepare a supplement or amendment, including a post-effective amendment, if required by applicable law, to the affected Registration Statement or a supplement to the related Prospectus or any document incorporated or deemed to be incorporated therein by reference, and file any other required document so that, as thereafter delivered, no Registration Statement nor any Prospectus will contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.
(k)    Duties of Holders.
With respect to Underwritten Offerings, (i) the right of a Holder to include its Registrable Securities in an Underwritten Offering shall be conditioned upon such Holder’s participation in the process and required delivery of information for such underwriting and the inclusion of such Holder’s Registrable Securities in the underwriting to the extent provided herein, (ii) a Holder participating in such Underwritten Offering agrees to enter into an underwriting agreement in customary form and sell the Holder’s Registrable Securities on the basis provided in any underwriting arrangements approved by the Persons entitled to select the managing underwriter or managing underwriters hereunder and (iii) a Holder participating in such Underwritten Offering agrees to complete and execute all questionnaires, powers of attorney, indemnities, underwriting agreements and other documents reasonably required under the terms of such underwriting arrangements. The Company hereby agrees with the Holders that, in connection with any Underwritten Offering in accordance with the terms hereof, it will negotiate in good faith and execute all indemnities, underwriting agreements and other documents reasonably required under the terms of such underwriting arrangements, including using all commercially reasonable efforts to procure customary legal opinions, auditor “comfort” letters and reports of independent petroleum engineers of the Company relating to the oil and gas reserves of the Company to be included in the Registration Statement if the Company has had its reserves prepared, audited or reviewed by an independent petroleum engineer. In the event a Holder seeks to complete an Underwritten Offering, for a commercially reasonable period prior to the filing of any Registration Statement and throughout the Effectiveness Period, the Company will make available upon commercially reasonable notice at the Company’s principal place of business or such other commercially reasonable place for inspection during normal business hours by the managing underwriter or managing underwriters selected in accordance with this Section 3(k) such financial and other information and books and

E-12 | SilverBow Resources, Inc.	Proxy Statement

records of the Company, and cause the appropriate officers, employees, counsel and independent certified public accountants of the Company to respond to such inquiries, as shall be reasonably necessary (and in the case of counsel, not violate an attorney client privilege in such counsel’s reasonable belief) to conduct a reasonable investigation within the meaning of Section 11 of the Securities Act.
(l)    Availability of Officers and Employees.
In connection with any Requested Underwritten Offering, the Company will use commercially reasonable efforts to cause appropriate officers and employees to be available, on a customary basis and upon commercially reasonable notice, to meet with prospective investors in presentations, meetings and road shows.
(m)    Holder Provision of Information.
The Holders agree to furnish to the Company the information required to be contained in any Demand Notice and any other information regarding the Holders and the distribution of such securities as the Company reasonably determines is required to be included in any Registration Statement or any prospectus or prospectus supplement relating to an Underwritten Offering, and if a Holder does not do so after prompt written request by the Company, then the Company will not be required to register any shares of Common Stock of such Holder in a Registration Statement.
(n)    Suspension and Postponement.
Notwithstanding any other provision of this Agreement, the Company shall not be required to file a Registration Statement (or any amendment thereto) or effect a Requested Underwritten Offering (or, if the Company has filed a Shelf Registration Statement and has included Registrable Securities therein, the Company shall be entitled to suspend the offer and sale of Registrable Securities pursuant to such Registration Statement) for a period of up to 60 days, (i) if the Board determines that a postponement is in the best interest of the Company and its stockholders generally due to a pending transaction involving the Company (including a pending securities offering by the Company), (ii) if the Board determines such registration would render the Company unable to comply with applicable securities laws, (iii) if the Board determines such registration would require disclosure of material information that the Company has a bona fide business purpose for preserving as confidential, (iv) upon issuance by the Commission of a stop order suspending the effectiveness of any Registration Statement under Section 8(d) or 8(e) of the Securities Act, (v) if the Company elects at such time to offer Common Stock or other equity securities of the Company to (A) fund a merger, third-party tender offer or other business combination, acquisition of assets or similar transaction or (B) meet rating agency and other capital funding requirements, (vi) if the Company is pursuing a primary underwritten offering of Common Stock pursuant to a Registration Statement, or (vii) if any other material development would materially and adversely interfere with any such Demand Registration or Shelf Registration (any such period, a “Blackout Period”); provided, however, that in no event shall any Blackout Period together with any Suspension Period collectively exceed an aggregate of 90 days in any 12-month period.
4.    No Inconsistent Agreements; Additional Rights. The Company shall not hereafter enter into, and is not currently a party to, any agreement with respect to its securities that is inconsistent in any material respect with the rights granted to the Holders of Registerable Securities by this Agreement.
5.    Registration Expenses. All expenses incident to the Parties’ performance of or compliance with their respective obligations under this Agreement or otherwise in connection with any Demand Registration, Requested Underwritten Offering or Piggyback Registration (in each case, excluding any Selling Expenses) (“Registration Expenses”) shall be borne by the Company, whether or not any Registrable Securities are sold pursuant to a Registration Statement. Registration Expenses shall include, without limitation, (i) all registration and filing fees (including fees and expenses (A) with respect to filings required to be made with the Trading Market and (B) in compliance with applicable state securities or “blue sky” laws), (ii) printing expenses (including expenses of printing certificates for Company Securities and of printing Prospectuses if the printing of Prospectuses is reasonably requested by the Holders of Registrable Securities included in the Registration Statement), (iii) messenger, telephone and delivery expenses, (iv) fees and disbursements of counsel, auditors, accountants and independent petroleum engineers for the Company, (v) Securities Act liability insurance, if the Company so desires such insurance, (vi) fees and expenses of all other Persons retained by the Company in connection with the consummation of the transactions contemplated by this Agreement and (vii) all expenses relating to marketing

Proxy Statement	SilverBow Resources, Inc. | E-13

the sale of the Registrable Securities, including expenses related to conducting a “road show.” In addition, the Company shall be responsible for all of its expenses incurred in connection with the consummation of the transactions contemplated by this Agreement (including expenses payable to third parties and including all salaries and expenses of their officers and employees performing legal or accounting duties), the expense of any annual audit and the fees and expenses incurred in connection with the listing of the Registrable Securities on the Trading Market.
6.    Indemnification.
(a)    The Company shall indemnify and hold harmless each Holder, its Affiliates and each of their respective officers and directors and any agent thereof (each a “Holder Indemnified Person”), to the fullest extent permitted by applicable law, from and against any and all losses, claims, damages, liabilities, joint or several, costs (including commercially reasonable costs of preparation and commercially reasonable external counsel’s attorneys’ fees) and expenses, judgments, fines, penalties, interest, settlements or other amounts arising from any and all claims, demands, actions, suits or proceedings, whether civil, criminal, administrative or investigative (collectively, “Claims”), with which any Holder Indemnified Person may be involved, or is threatened to be involved, as a party or otherwise, under the Securities Act or otherwise (collectively, “Losses”), as incurred, arising out of or relating to any untrue or alleged untrue statement of a material fact contained in any Registration Statement under which any Registrable Securities were registered, in any preliminary prospectus or in any summary or final prospectus or free writing prospectus (if such free writing prospectus was authorized for use by the Company) or in any amendment or supplement thereto (if used during the period the Company is required to keep the Registration Statement current), or arising out of, based upon or resulting from the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements made therein, in the light of the circumstances in which they were made, not misleading; provided, however, that the Company shall not be liable to any Holder Indemnified Person to the extent that (i) any such Claim arises out of, is based upon or results from an untrue or alleged untrue statement or omission or alleged omission made in such Registration Statement, such preliminary, summary or final prospectus or free writing prospectus or such amendment or supplement, in reliance upon and in conformity with written information furnished to the Company by or on behalf of such Holder Indemnified Person or any underwriter specifically for use in the preparation thereof, (ii) the Holder Indemnified Person continued to use a Registration Statement or Prospectus after the Company notified such Holder Indemnified Person to cease such use pursuant to Section 8(b) or (iii) the Company provided a corrected, supplemented or amended Registration Statement or Prospectus pursuant to Section 3(j) but the Holder Indemnified Person continued to use the then outdated or uncorrected Registration Statement or Prospectus. The Company shall notify the applicable Holder promptly of the institution, threat or assertion of any Claim of which the Company is aware in connection with the transactions contemplated by this Agreement. This indemnity shall be in addition to any liability the Company may otherwise have. Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of the applicable Holder or any indemnified party and shall survive the transfer of such securities by the applicable Holder. Notwithstanding anything to the contrary herein, this Section 6 shall survive any termination or expiration of this Agreement indefinitely.
(b)    In connection with any Registration Statement in which a Holder participates, such Holder shall, severally and not jointly, indemnify and hold harmless the Company, its Affiliates and each of their respective officers, directors and any agent thereof to the fullest extent permitted by applicable law, from and against any and all Losses as incurred, arising out of or relating to any untrue or alleged untrue statement of a material fact contained in any such Registration Statement, in any preliminary prospectus (if used prior to the Effective Date of such Registration Statement), or in any summary or final prospectus or free writing prospectus or in any amendment or supplement thereto (if used during the period the Company is required to keep the Registration Statement current), or arising out of, based upon or resulting from the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements made therein, in the light of the circumstances in which they were made, not misleading, but only to the extent that the same are made in reliance and in conformity with information relating to such Holder furnished in writing to the Company by such Holder for use therein. This indemnity shall be in addition to any liability such Holder may otherwise have. Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of the Company or any indemnified party. In no event shall the liability of any selling Holder of Registrable Securities hereunder be greater in amount than the dollar amount of the proceeds received by such Holder under the sale of the Registrable Securities giving rise to such indemnification obligation.

E-14 | SilverBow Resources, Inc.	Proxy Statement

(c)    Any Person entitled to indemnification hereunder shall (i) give prompt written notice to the indemnifying party of any Claim with respect to which it seeks indemnification and (ii) unless in such indemnified party’s reasonable judgment a conflict of interest between such indemnified and indemnifying parties may exist with respect to such Claim or there may be reasonable defenses available to the indemnified party that are different from or additional to those available to the indemnifying party, permit such indemnifying party to assume the defense of such Claim with counsel reasonably satisfactory to the indemnified party. If such defense is assumed, the indemnifying party shall not be subject to any liability for any settlement made by the indemnified party without its consent (but such consent will not be unreasonably withheld). An indemnifying party who is not entitled to, or elects not to, assume the defense of a Claim shall not be obligated to pay the fees and expenses of more than one counsel (in addition to any local counsel) for all parties indemnified by such indemnifying party with respect to such Claim, unless in the reasonable judgment of any indemnified party there may be one or more legal or equitable defenses available to such indemnified party that are in addition to or may conflict with those available to another indemnified party with respect to such Claim. Failure to give prompt written notice shall not release the indemnifying party from its obligations hereunder.
(d)    If the indemnification provided for in this Section 6 is held by a court of competent jurisdiction to be unavailable to an indemnified party with respect to any Losses referred to herein, the indemnifying party, in lieu of indemnifying such indemnified party thereunder, shall to the extent permitted by applicable law contribute to the amount paid or payable by such indemnified party as a result of such Losses in such proportion as is appropriate to reflect the relative fault of the indemnifying party, on the one hand, and of the indemnified party, on the other, in connection with the untrue or alleged untrue statement of a material fact or the omission to state a material fact that resulted in such Losses, as well as any other relevant equitable considerations. The relative fault of the indemnifying party and of the indemnified party shall be determined by a court of law by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission to state a material fact relates to information supplied by the indemnifying party or by the indemnified party and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission; provided, that in no event shall any contribution by a Holder hereunder exceed the net proceeds from the offering received by such Holder.
7.    Facilitation of Sales Pursuant to Rule 144. To the extent it shall be required to do so under the Exchange Act, the Company shall timely file the reports required to be filed by it under the Exchange Act or the Securities Act (including the reports under Sections 13 and 15(d) of the Exchange Act referred to in subparagraph (c)(1) of Rule 144), and shall take such further action as the Holders may reasonably request, all to the extent required from time to time to enable the Holders to sell Registrable Securities without registration under the Securities Act within the limitations of the exemption provided by Rule 144. Upon the request of a Holder in connection with such Holder’s sale pursuant to Rule 144, the Company shall deliver to such Holder a written statement as to whether it has complied with such requirements.
8.    Miscellaneous.
(a)    Remedies. In the event of a breach by the Company of any of its obligations under this Agreement, the Holders, in addition to being entitled to exercise all rights granted by law and under this Agreement, including recovery of damages, will be entitled to specific performance of its rights under this Agreement. The Company agrees that monetary damages would not provide adequate compensation for any losses incurred by reason of a breach by it of any of the provisions of this Agreement.
(b)    Discontinued Disposition. Each Holder agrees that, upon receipt of a notice from the Company of the occurrence of any event of the kind described in clauses (ii) through (v) of Section 3(e) or (i) through (vi) of Section 3(n), each Holder will forthwith discontinue disposition of such Registrable Securities under the Registration Statement until each Holder’s receipt of the copies of the supplemental Prospectus or amended Registration Statement as contemplated by Section 3(j) or until it is advised in writing by the Company that the use of the applicable Prospectus may be resumed, and, in either case, has received copies of any additional or supplemental filings that are incorporated or deemed to be incorporated by reference in such Prospectus or Registration Statement (a “Suspension Period”). The Company may provide appropriate stop orders to enforce the provisions of this Section 8(b).
(c)    Amendments and Waivers. No provision of this Agreement may be waived or amended except in a written instrument signed by the Company and the Holders. No waiver of any default with respect to any

Proxy Statement	SilverBow Resources, Inc. | E-15

provision, condition or requirement of this Agreement shall be deemed to be a continuing waiver in the future or a waiver of any subsequent default or a waiver of any other provision, condition or requirement hereof, nor shall any delay or omission of any Party to exercise any right hereunder in any manner impair the exercise of any such right.
(d)    Notices. Any and all notices or other communications or deliveries required or permitted to be provided hereunder shall be in writing and shall be deemed given and effective on the earliest of (i) the date of transmission, if such notice or communication is delivered via facsimile or electronic mail as specified in this Section 8(d) prior to 5:00 p.m. Central Time on a Business Day, (ii) the Business Day after the date of transmission, if such notice or communication is delivered via facsimile or electronic mail as specified in this Agreement later than 5:00 p.m. Central Time on any date and earlier than 11:59 p.m. Central Time on such date, (iii) the Business Day following the date of mailing, if sent by nationally recognized overnight courier service or (iv) upon actual receipt by the Party to whom such notice is required to be given. The address for such notices and communications shall be as follows:

If to the Company:
SilverBow Resources, Inc.
Attention: Chris Abundis
920 Memorial City Way, Suite 850
Houston, Texas 77024
Electronic mail: [***]
With a copy to (which shall not constitute notice):

Gibson, Dunn & Crutcher LLP
811 Main St., Ste. 3000
Houston, Texas 77002
Attention: Hillary Holmes
     Gerald Spedale
Email: [***]

If to the Holders:
Sundance Energy Inc.
1050 17th Street, Suite 700
Denver, Colorado 80265
Attention: General Counsel
Email: [***]
With a copy to (which shall not constitute notice):

Kirkland & Ellis LLP
609 Main St., Suite 4700
Houston, TX 77002
Attention: Julian J. Seiguer, P.C.
     Bryan D. Flannery
Email: [***]

(e)    Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the Parties hereto and their respective heirs, executors, administrators, successors, legal representatives and permitted assigns. Except as provided in this Section 8(e), this Agreement, and any rights or obligations hereunder, may not be assigned without the prior written consent of the Company and the Holders. Notwithstanding anything in the foregoing to the contrary, the registration rights of the Holders pursuant to this Agreement with respect to all or any portion of its Registrable Securities may be transferred or assigned without such consent (but only with all related obligations) with respect to such Registrable Securities (and any Registrable Securities issued as a dividend or other distribution with respect to, in exchange for or in replacement of such Registrable Securities) by the Holders to one or more Permitted Transferees; provided (i) [either (A)] (x) such transfer or assignment is to an Affiliate of an Initial Holder or (y) the amount of Registrable Securities transferred or assigned shall represent an Equity Percentage of at least 5% and such transfer or assignment

E-16 | SilverBow Resources, Inc.	Proxy Statement

represents the transfer or assignment of all of the Holder’s Common Stock[ or (B) such transfer or assignment is made in connection with a Member Distribution by any Seller]1, (ii) the Company is, within a commercially reasonable time after such transfer, furnished with written notice of the name and address and, if applicable, the Affiliate status, of such transferee or assignee and the Registrable Securities with respect to which such registration rights are being assigned and (iii) such transferee or assignee agrees in writing to be bound by and subject to the terms set forth in this Agreement. The Company may not assign its rights or obligations hereunder without the prior written consent of the Holders.
(f)    No Third Party Beneficiaries. Nothing in this Agreement, whether express or implied, shall be construed to give any Person, other than the parties hereto or their respective successors and permitted assigns, any legal or equitable right, remedy, claim or benefit under or in respect of this Agreement.
(g)    Execution and Counterparts. This Agreement may be executed in any number of counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same Agreement. In the event that any signature is delivered by facsimile or electronic mail transmission, such signature shall create a valid binding obligation of the Party executing (or on whose behalf such signature is executed) the same with the same force and effect as if such signature delivered by facsimile or electronic mail transmission were the original thereof.
(h)    Governing Law; Consent to Jurisdiction; Waiver of Jury Trial. This Agreement shall be governed by, and construed in accordance with, the internal laws of the State of New York. Each of the Parties irrevocably submits to the exclusive jurisdiction of the courts of the State of New York located in the Borough of Manhattan in the City of New York and the United States District Court for the Southern District of New York for the purpose of any suit, action, proceeding or judgment relating to or arising out of this Agreement and the transactions contemplated hereby. Service of process in connection with any such suit, action or proceeding may be served on each Party anywhere in the world by the same methods as are specified for the giving of notices under this Agreement. Each of the Parties irrevocably waives any objection to the laying of venue of any such suit, action or proceeding brought in such courts and irrevocably waives any claim that any such suit, action or proceeding brought in any such court has been brought in an inconvenient forum. EACH OF THE PARTIES HEREBY WAIVES ANY RIGHT TO REQUEST A TRIAL BY JURY IN ANY LITIGATION WITH RESPECT TO THIS AGREEMENT AND REPRESENTS THAT COUNSEL HAS BEEN CONSULTED SPECIFICALLY AS TO THIS WAIVER.
(i)    Cumulative Remedies. The remedies provided herein are cumulative and not exclusive of any remedies provided by law.
(j)    Severability. If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction to be invalid, illegal, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions set forth herein shall remain in full force and effect and shall in no way be affected, impaired or invalidated, and the Parties shall use their commercially reasonable efforts to find and employ an alternative means to achieve the same or substantially the same result as that contemplated by such term, provision, covenant or restriction. It is hereby stipulated and declared to be the intention of the Parties that they would have executed the remaining terms, provisions, covenants and restrictions without including any of such that may be hereafter declared invalid, illegal, void or unenforceable.
(k)    Entire Agreement. This Agreement constitutes the entire agreement among the Parties with respect to the subject matter hereof and supersedes all prior contracts or agreements with respect to the subject matter hereof and the matters addressed or governed hereby, whether oral or written.
(l)    Termination. The rights and obligations of the Company and of each Holder under this Agreement, other than those obligations contained in Section 6, shall terminate with respect to the Company and a Holder on the first date upon which such Holder no longer beneficially owns any Registrable Securities.
[THIS SPACE LEFT BLANK INTENTIONALLY]

____________________
1NTD: To be included if the shares are issued to the Sellers rather than their equity holders.

Proxy Statement	SilverBow Resources, Inc. | E-17

SCAN TO
VIEW MATERIALS & VOTE

VOTE BY INTERNET - www.proxyvote.com or scan the QR Barcode above
Use the Internet to transmit your voting instructions and for electronic delivery of information. Vote by 11:59 p.m. Eastern Time on June 20, 2022. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

During The Meeting - Go to **www.virtualshareholdermeeting.com/SBOW2022SM**
You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions. Vote by 11:59 p.m. Eastern Time on June 20, 2022. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

The Board of Directors recommends you vote FOR the following proposal:

	For	Against	Abstain
1. The approval of the issuance of the shares of Common Stock upon the consummation of the Transaction as described in our proxy statement.	☐	☐	☐

NOTE: Such other business as may properly come before the meeting or any adjournment thereof.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

00005/2261_1 R1.0.0.24

SILVERBOW RESOURCES, INC.
Special Meeting of Shareholders
June 21, 2022 11:00 AM CDT
This proxy is solicited by the Board of Directors

The shareholder(s) hereby appoint(s) Sean C. Woolverton, Christopher M. Abundis and Steven W. Adam, or any of them, as proxies, each with the power to appoint his substitute, and hereby authorize(s) them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of common stock of SILVERBOW RESOURCES, INC. that the shareholder(s) is/are entitled to vote at the Special Meeting of Shareholders to be held at 11:00 AM, CDT on June 21, 2022, via live webcast at www.virtualshareholdermeeting.com/SBOW2022SM, and any adjournment or postponement thereof.

This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors' recommendations.

0000572261_2 R1.0.0.24

Continued and to be signed on reverse side